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Prospectus Supplement TABLE OF CONTENTS

Filed Pursuant to Rule 424(b)(2)
Registration No.: 333-248831

The information in this prospectus supplement is not complete and may be changed. This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus Supplement dated February 23, 2021

PROSPECTUS SUPPLEMENT
(To Prospectus dated September 16, 2020)

$

2.150% Notes due 2026

                  We are offering $            in aggregate principal amount of 2.150% notes due 2026, which we refer to as the Notes. The Notes will mature on July 15, 2026. We will pay interest on the Notes on January 15 and July 15 of each year, beginning July 15, 2021. The Notes offered hereby are a further issuance of the 2.150% notes due 2026 that we issued on January 13, 2021 in the aggregate principal amount of $650,000,000 (the "existing 2026 Notes"). The Notes offered hereby will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes offered hereby, the outstanding aggregate principal amount of our 2.150% notes due 2026 will be $            . Unless the context otherwise requires, references herein to the "Notes" or the "2026 Notes" include the Notes offered hereby and the existing 2026 Notes.

                  We may redeem the Notes in whole or in part at any time or from time to time at the redemption price discussed under the caption "Description of Notes—Optional Redemption" in this prospectus supplement. In addition, holders of the Notes can require us to repurchase the Notes at 100% of their principal amount upon the occurrence of a Change of Control Repurchase Event (as defined herein). The Notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

                  The Notes are our direct senior unsecured obligations and rank pari passu, or equally, with all outstanding and future unsecured unsubordinated indebtedness issued by Ares Capital Corporation.

                  Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first lien senior secured loans (including "unitranche" loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. To a lesser extent, we also make common equity investments.

                  We are externally managed by our investment adviser, Ares Capital Management LLC, a subsidiary of Ares Management Corporation, a publicly traded, leading global alternative investment manager. Ares Operations LLC, a subsidiary of Ares Management Corporation, provides certain administrative and other services necessary for us to operate.

                  Investing in the Notes involves risks that are described in the "Risk Factors" section beginning on page S-12 of this prospectus supplement and page 20 of the accompanying prospectus, including the risk of leverage.

                  This prospectus supplement and the accompanying prospectus concisely provide important information about us that you should know before investing in the Notes. Please read this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, before you invest and keep it for future reference. We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). This information is available free of charge by calling us collect at (310) 201-4200 or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information. The information on the websites referred to herein is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

	Per Note		Total
Public offering price(1)		%	$
Underwriting discount (sales load)		%	$
Proceeds, before expenses, to Ares Capital Corporation(2)		%	$

(1)
The public offering price set forth above does not include accrued interest of $            in the aggregate from January 13, 2021 up to, but not including, the date of delivery, which will be paid by the purchasers of the Notes offered hereby. On July 15, 2021, we will pay this pre-issuance accrued interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date.

(2)
Before deducting expenses payable by us related to this offering, estimated at $            .

                  THE NOTES ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  Delivery of the Notes offered hereby in book-entry form only through The Depository Trust Company will be made on or about February             , 2021

BofA Securities	J.P. Morgan	SMBC Nikko	Wells Fargo Securities

The date of this prospectus supplement is February     , 2021.

              You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, or any other information to which we have referred you. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus is accurate only as of the date on the front cover of this prospectus supplement or the accompanying prospectus, as applicable. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement may add, update or change information contained in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will apply and will supersede that information in the accompanying prospectus.

Prospectus Supplement

Prospectus

S-i

S-ii

FORWARD-LOOKING STATEMENTS

              Some of the statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein, involve a number of risks and uncertainties, including statements concerning:

  •
  our, or our portfolio companies', future business, operations, operating results or prospects;

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  the return or impact of current and future investments;

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  the impact of global health epidemics, such as the current novel coronavirus ("COVID-19") pandemic, on our or our portfolio companies' business and the global economy;

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  the impact of a protracted decline in the liquidity of credit markets on our business;

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  the impact of the elimination of the London Interbank Offered Rate ("LIBOR") on our operating results;

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  the impact of fluctuations in interest rates on our business;

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  the impact of changes in laws or regulations (including the interpretation thereof), including the Tax Cuts and Jobs Act, the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act") and the subsequent stimulus package passed by Congress and signed into law in December 2020, governing our operations or the operations of our portfolio companies or the operations of our competitors;

  •
  the expiration of the SEC's temporary, conditional relief and subsequent no action position, in each case with respect to allowing co-investments with certain other funds managed by the investment adviser or its affiliates;

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  the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

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  our ability to recover unrealized losses;

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  our ability to successfully invest any capital raised in this offering;

  •
  market conditions and our ability to access alternative debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;

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  our contractual arrangements and relationships with third parties, including parties to our co-investment program;

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  the general economy and its impact on the industries in which we invest;

  •
  uncertainty surrounding the financial stability of the United States, Europe and China;

  •
  the social, geopolitical, financial, trade and legal implications of Brexit;

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  Middle East turmoil and the potential for volatility in energy prices and its impact on the industries in which we invest;

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  the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;

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  our expected financings and investments;

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  our ability to successfully complete and integrate any acquisitions;

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  the outcome and impact of any litigation;

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  the adequacy of our cash resources and working capital;

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  the timing, form and amount of any dividend distributions;

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  the timing of cash flows, if any, from the operations of our portfolio companies; and

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  the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments.

              We use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in "Risk Factors" in this prospectus supplement and in the accompanying prospectus and the other information included in this prospectus supplement and the accompanying prospectus, including the documents we incorporate by reference herein and therein.

              You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the date of this prospectus supplement or the accompanying prospectus, as applicable, including any documents incorporated by reference. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

 THE COMPANY

              This summary highlights some of the information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under "Risk Factors" in this prospectus supplement and in the accompanying prospectus and the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Except where the context suggests otherwise, the terms "we," "us," "our," "the Company" and "Ares Capital" refer to Ares Capital Corporation and its consolidated subsidiaries; "Ares Capital Management" and "our investment adviser" refer to Ares Capital Management LLC; "Ares Operations" and "our administrator" refer to Ares Operations LLC; and "Ares" and "Ares Management" refer to Ares Management Corporation and its affiliated companies (other than portfolio companies of its affiliated funds).

Overview

              Ares Capital, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company, or a "BDC," under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or the "Investment Company Act." We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering on October 8, 2004. As of December 31, 2020, we were the largest BDC in the United States with approximately $16.2 billion of total assets.

              We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management, a publicly traded, leading global alternative investment manager, pursuant to our investment advisory and management agreement. Our administrator, Ares Operations, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.

              Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger or smaller companies. We generally use the term "middle-market" to refer to companies with annual EBITDA between $10 million and $250 million. As used herein, EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.

              We invest primarily in first lien senior secured loans (including "unitranche" loans, which are loans that combine both senior and subordinated debt, generally in a first lien position), and second lien senior secured loans. In addition to senior secured loans, we also invest in subordinated debt (sometimes referred to as mezzanine debt), which in some cases includes an equity component, and preferred equity. First and second lien senior secured loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. Subordinated debt and preferred equity are subordinated to senior loans and are generally unsecured. Our investments in corporate borrowers generally range between $30 million and $500 million each and investments in project finance/power generation projects generally range between $10 million and $200 million. However, the investment sizes may be more or less than these ranges and may vary based on, among other things, our capital availability, the composition of our portfolio and general micro- and macro-economic factors.

              To a lesser extent, we also make common equity investments, which have generally been non-control equity investments of less than $20 million (usually in conjunction with a concurrent debt investment). However, we may increase the size or change the nature of these investments.

              The proportion of these types of investments will change over time given our views on, among other things, the economic and credit environment in which we are operating. In pursuit of our investment objective, we generally seek to self- originate investments and lead the investment process.

              The instruments in which we invest typically are not rated by any rating agency, but we believe that if such instruments were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service, lower than "BBB–" by Fitch Ratings or lower than "BBB–" by Standard & Poor's Ratings Services), which, under the guidelines established by these entities, is an indication of having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as "high yield bonds" or "junk bonds." We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by any nationally recognized statistical rating organization.

              We believe that our investment adviser, Ares Capital Management, is able to leverage the current investment platform, resources and existing relationships of Ares Management with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investment opportunities. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for over 20 years and its partners have an average of approximately 25 years of experience in leveraged finance, private equity, distressed debt, commercial real estate finance, investment banking and capital markets. We have access to Ares' investment professionals and administrative professionals, who provide assistance in accounting, finance, legal, compliance, operations, information technology and investor relations. As of December 31, 2020, Ares had over 525 investment professionals and over 925 administrative professionals.

              While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans and subordinated debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See "Regulation" in the accompanying prospectus. Specifically, as part of this 30% basket, we may invest in entities that are not considered "eligible portfolio companies" (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

Senior Direct Lending Program

              We have established a joint venture with Varagon Capital Partners ("Varagon") to make certain first lien senior secured loans, including certain stretch senior and unitranche loans, primarily to U.S. middle-market companies. Varagon was formed in 2013 as a lending platform by American International Group, Inc. (NYSE: AIG) and other partners. The joint venture is called the Senior Direct Lending Program, LLC (the "SDLP"). The SDLP may generally commit and hold individual loans of up to $350 million. We may directly co-invest with the SDLP to accommodate larger transactions. The SDLP is capitalized as transactions are completed and all portfolio decisions and generally all other decisions in respect of the SDLP must be approved by an investment committee of the SDLP consisting of representatives of ours and Varagon (with approval from a representative of each required).

              We provide capital to the SDLP in the form of subordinated certificates (the "SDLP Certificates"), and Varagon and its clients provide capital to the SDLP in the form of senior notes, intermediate funding notes and the SDLP Certificates. As of December 31, 2020, we and a client of Varagon owned 87.5% and 12.5%, respectively, of the outstanding SDLP Certificates.

              As of December 31, 2020, we and Varagon and its clients had agreed to make capital available to the SDLP of $6.2 billion in the aggregate, of which $4.8 billion has been funded. As of December 31, 2020, we agreed to make available to the SDLP (subject to the approval of the SDLP as described above) $1.4 billion, of which $1.1 billion was funded. As of December 31, 2020, the SDLP had commitments to fund delayed draw loans to certain of its portfolio companies of $152 million, which had been approved by the investment committee of the SDLP as described above, of which $37 million was committed by us. For more information on the SDLP, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program" in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 10, 2021.

Ivy Hill Asset Management, L.P.

              As of December 31, 2020, our portfolio company, IHAM, an SEC-registered investment adviser, managed 21 vehicles and served as the sub-manager/sub-servicer for two other vehicles (such vehicles, the "IHAM Vehicles"). As of December 31, 2020, IHAM had assets under management of approximately $6.4 billion. As of December 31, 2020, the amortized cost and fair value of our investment in IHAM was $541 million and $628 million, respectively. In connection with IHAM's registration as a registered investment adviser, on March 30, 2012, we received exemptive relief from the SEC allowing us to, subject to certain conditions, own directly or indirectly up to 100% of IHAM's outstanding equity interests and make additional investments in IHAM. From time to time, IHAM or certain IHAM Vehicles may purchase investments from us or sell investments to us, in each case for a price equal to the fair market value of such investments determined at the time of such transactions.

Ares Capital Management LLC

              Ares Capital Management, our investment adviser, is served by an origination, investment and portfolio management team of approximately 120 U.S.-based investment professionals as of December 31, 2020 and led by certain partners of the Ares Credit Group: Kipp deVeer, Mitchell Goldstein and Michael Smith. Ares Capital Management leverages off of Ares' investment platform and benefits from the significant capital markets, trading and research expertise of Ares' investment professionals. Ares Capital Management's investment committee has nine members primarily comprised of certain of the U.S.-based partners of the Ares Credit Group.

Recent Developments

              In February 2021, we completed a public equity offering (the "February 2021 Offering") pursuant to which we sold 13.5 million shares of common stock at a price of $17.85 per share to the participating underwriters, resulting in net proceeds to us of approximately $240.5 million, after deducting discounts and commissions and estimated offering expenses. We used the net proceeds of the February 2021 Offering to repay certain outstanding indebtedness under our credit facilities. We may reborrow under our credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objectives.

              In February 2021, we notified The Bank of New York, the trustee (the "2047 Notes Trustee") for our 6.875% Senior Notes due 2047 (the "2047 Notes"), of our election to redeem the approximately $230 million aggregate principal amount of the 2047 Notes outstanding, and instructed the 2047 Notes Trustee to provide notice of such redemption to the holders of the 2047 Notes in accordance with the terms of the indenture governing the 2047 Notes. We expect the redemption to be completed on March 25, 2021.

              From January 1, 2021 through February 19, 2021, we made new investment commitments of approximately $773 million, of which $594 million were funded. Of these new commitments, 90% were in first lien senior secured loans, 7% were in senior subordinated loans, and 3% were in second lien senior secured loans. Of the approximately $773 million of new investment commitments, 88% were floating rate, 11% were fixed rate and 1% was on non-accrual status. The weighted average yield of debt and other income producing securities funded during the period at amortized cost was 7.8%. We may seek to sell all or a portion of these new investment commitments, although there can be no assurance that we will be able to do so.

              From January 1, 2021 through February 19, 2021, we exited approximately $1.6 billion of investment commitments, including $277 million of loans sold to IHAM or certain vehicles managed by IHAM. Of the total investment commitments exited, 51% were first lien senior secured loans, 26% were second lien senior secured loans, 10% were preferred equity securities, 8% were senior subordinated loans, 4% were subordinated certificates of the SDLP and 1% were other equity securities. Of the approximately $1.6 billion of exited investment commitments, 84% were floating rate, 14% were fixed rate, 1% were on non-accrual status and 1% were non-interest bearing. The weighted average yield of debt and other income producing securities exited or repaid during the period at amortized cost was 9.2%, and the weighted average yield on total investments exited or repaid during the period at amortized cost was 9.0%. On the approximately $1.6 billion of investment commitments exited from January 1, 2021 through February 19, 2021, we recognized total net realized gains of approximately $21 million. There were no realized gains or losses recognized from the sale of loans to IHAM or certain vehicles managed by IHAM.

              In addition, as of February 19, 2021, we had an investment backlog and pipeline of approximately $725 million and $225 million, respectively. Investment backlog includes transactions approved by our investment adviser's investment committee and/or for which a formal mandate, letter of intent or a signed commitment have been issued, and therefore we believe are likely to close. Investment pipeline includes transactions where due diligence and analysis are in process, but no formal mandate, letter of intent or signed commitment have been issued. The consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, we may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. We cannot assure you that we will make any of these investments or that we will sell all or any portion of these investments.

Our Corporate Information

              Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, telephone number (310) 201-4200, and our principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167, telephone number (212) 750-7300.

 SPECIFIC TERMS OF THE NOTES AND THE OFFERING

              This prospectus supplement sets forth certain terms of the Notes that we are offering pursuant to this prospectus supplement and supplements the accompanying prospectus that is attached to the back of this prospectus supplement. This section outlines the specific legal and financial terms of the Notes. You should read this section together with the more general description of the Notes under the heading "Description of Notes" in this prospectus supplement and in the accompanying prospectus under the heading "Description of Our Debt Securities" before investing in the Notes. Capitalized terms used in this prospectus supplement and not otherwise defined shall have the meanings ascribed to them in the accompanying prospectus or in the indenture governing the Notes (as amended from time to time, the "indenture").

Issuer	Ares Capital Corporation
Title of the Securities	2.150% Notes due 2026
Initial Aggregate Principal Amount Being Offered	$

The Notes offered hereby are a further issuance of the existing 2026 Notes. The Notes offered hereby will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Upon the issuance of the Notes offered hereby, the outstanding principal amount of our 2.150% Notes due 2026 will be $        .

Initial Public Offering Price	% of the aggregate principal amount of Notes, plus the Aggregate Accrued Interest on the Notes.
Aggregate Accrued Interest	$ of accrued and unpaid interest from January 13, 2021 up to, but not including, the date of delivery.
Interest Rate	2.150%
Yield to Maturity	%
Trade Date	February , 2021
Issue Date	February , 2021
Maturity Date	July 15, 2026
Interest Payment Dates	January 15 and July 15, commencing July 15, 2021.

Ranking of Notes

The Notes are our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated, or junior, in right of payment to the Notes. The Notes rank pari passu, or equally, in right of payment with all of our existing and future senior liabilities that are not so subordinated, or junior, effectively subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness, and structurally subordinated, or junior, to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities.

As of February 19, 2021, our total consolidated indebtedness was approximately $8.1 billion principal amount, of which approximately $745 million was secured indebtedness at the Ares Capital level, approximately $905 million was indebtedness of our consolidated subsidiaries and approximately $6.4 billion was unsecured indebtedness of Ares Capital. After giving effect to the issuance of the Notes and assuming the proceeds therefrom are used to repay outstanding borrowings under our $3.617 billion revolving credit facility (the "Revolving Credit Facility"), the $1.525 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC ("Ares Capital CP") (the "Revolving Funding Facility"), the $725 million revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC ("ACJB LLC") (the "SMBC Funding Facility"), and/or the $300 million revolving funding facility of our consolidated subsidiary, ARCC FB Funding LLC ("AFB") (the "BNP Funding Facility" and together with the Revolving Credit Facility, the Revolving Funding Facility and the SMBC Funding Facility, the "Facilities"), our total consolidated indebtedness would have been approximately $        billion principal amount as of February 19, 2021. See "Capitalization" and "The Company—Recent Developments."

Denominations	We will issue the Notes in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Optional Redemption

We may redeem some or all of the Notes at any time, or from time to time, at a redemption price equal to the greater of (1) 100% of the principal amount of the Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate plus 30 basis points, plus, in each case, accrued and unpaid interest to the redemption date; provided, however, that if we redeem any Notes on or after June 15, 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

Sinking Fund	The Notes will not be subject to any sinking fund. A sinking fund is a reserve fund accumulated over a period of time for the retirement of debt.
Offer to Purchase upon a Change of Control Repurchase Event

If a Change of Control Repurchase Event (as defined herein) occurs prior to maturity, holders will have the right, at their option, to require us to repurchase for cash some or all of the Notes at a repurchase price equal to 100% of the principal amount of the Notes being repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

Legal Defeasance

The Notes are subject to legal defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under "Description of Notes—Satisfaction and Discharge; Defeasance," we can legally release ourselves from all payment and other obligations on the Notes.

Covenant Defeasance

The Notes are subject to covenant defeasance by us, which means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel as described herein under "Description of Notes—Satisfaction and Discharge; Defeasance," we will be released from some of the restrictive covenants in the indenture.

Form of Notes

The Notes will be represented by global securities that will be deposited and registered in the name of The Depository Trust Company ("DTC") or its nominee. This means that, except in limited circumstances, you will not receive certificates for the Notes. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the Notes through either DTC, if they are a participant, or indirectly through organizations that are participants in DTC.

Trustee, Paying Agent, Registrar and Transfer Agent	U.S. Bank National Association
Events of Default

If an event of default (as described herein under "Description of Notes") on the Notes occurs, the principal amount of the Notes, plus accrued and unpaid interest, may be declared immediately due and payable, subject to conditions set forth in the indenture. These amounts automatically become due and payable in the case of certain types of bankruptcy or insolvency events involving us.

Other Covenants	In addition to the covenants described in the accompanying prospectus, the following covenants shall apply to the Notes:

•

We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions, giving effect to any exemptive relief granted to us by the SEC.

•

If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with applicable United States generally accepted accounting principles ("GAAP").

Trading Market

While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. Although the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. See "Underwriting." Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.

Global Clearance and Settlement Procedures

Interests in the Notes will trade in DTC's Same Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. None of the Company, the trustee or the paying agent will have any responsibility for the performance by DTC or its participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Governing Law	The Notes and the indenture are governed by and construed in accordance with the laws of the State of New York.

RISK FACTORS

              You should carefully consider the risk factors described below and under the caption "Risk Factors" in the accompanying prospectus, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected.

RISKS RELATING TO THE NOTES

The Notes are unsecured and therefore are effectively subordinated to any secured indebtedness we have currently incurred or may incur in the future.

              The Notes are not secured by any of our assets or any of the assets of our subsidiaries. As a result, the Notes are effectively subordinated, or junior, to any secured indebtedness we or our subsidiaries have currently incurred and may incur in the future (or any indebtedness that is initially unsecured to which we subsequently grant security) to the extent of the value of the assets securing such indebtedness. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of any of our existing or future secured indebtedness and the secured indebtedness of our subsidiaries may assert rights against the assets pledged to secure that indebtedness in order to receive full payment of their indebtedness before the assets may be used to pay other creditors, including the holders of the Notes. As of December 31, 2020, we had $1,180 million aggregate principal amount of outstanding indebtedness under the Revolving Credit Facility. The Revolving Credit Facility is secured by certain assets in our portfolio and excludes investments held by Ares Capital CP under the Revolving Funding Facility, those held by ACJB LLC under the SMBC Funding Facility, those held by AFB LLC under the BNP Funding Facility and certain other investments; the indebtedness thereunder is therefore effectively senior to the Notes to the extent of the value of such assets.

The Notes are structurally subordinated to the indebtedness and other liabilities of our subsidiaries.

              The Notes are obligations exclusively of Ares Capital and not of any of our subsidiaries. None of our subsidiaries is a guarantor of the Notes and the Notes are not required to be guaranteed by any subsidiaries we may acquire or create in the future. A significant portion of the indebtedness required to be consolidated on our balance sheet is held through subsidiary financing vehicles and secured by certain assets of such subsidiaries. For example, the secured indebtedness with respect to the Revolving Funding Facility, the SMBC Funding Facility and the BNP Funding Facility is held through our consolidated subsidiaries, Ares Capital CP, ACJB LLC and AFB LLC, respectively. The assets of such subsidiaries are not directly available to satisfy the claims of our creditors, including holders of the Notes. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources—Debt Capital Activities" in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 10, 2021 and incorporated by reference herein, for more detail on the Revolving Funding Facility, the SMBC Funding Facility and the BNP Funding Facility.

              Except to the extent we are a creditor with recognized claims against our subsidiaries, all claims of creditors (including trade creditors) and holders of preferred stock, if any, of our subsidiaries will have priority over our equity interests in such subsidiaries (and therefore the claims of our creditors, including holders of the Notes) with respect to the assets of such subsidiaries. Even if we are recognized as a creditor of one or more of our subsidiaries, our claims would still be effectively subordinated to any security interests in the assets of any such subsidiary and to any indebtedness or other liabilities of any such subsidiary senior to our claims. Consequently, the Notes will be structurally subordinated to all indebtedness and other liabilities (including trade payables) of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish as financing vehicles or otherwise. As of December 31, 2020, we had $1,028 million aggregate principal amount of outstanding indebtedness under the Revolving Funding Facility, $453 million aggregate principal amount of outstanding indebtedness under the SMBC Funding Facility and $150 million aggregate principal amount of outstanding indebtedness under the BNP Funding Facility. All of such indebtedness is structurally senior to the Notes. In addition, our subsidiaries may incur substantial additional indebtedness in the future, all of which would be structurally senior to the Notes.

The indenture governing the Notes contains limited protection for holders of the Notes.

              The indenture governing the Notes offers limited protection to holders of the Notes. The terms of the indenture and the Notes do not restrict our or any of our subsidiaries' ability to engage in, or otherwise be a party to, a variety of corporate transactions, circumstances or events that could have an adverse impact on your investment in the Notes. In particular, the terms of the indenture and the Notes do not place any restrictions on our or our subsidiaries' ability to:

  •
  issue securities or otherwise incur additional indebtedness or other obligations, including (1) any indebtedness or other obligations that would be equal in right of payment to the Notes, (2) any indebtedness or other obligations that would be secured and therefore rank effectively senior in right of payment to the Notes to the extent of the values of the assets securing such debt, (3) indebtedness of ours that is guaranteed by one or more of our subsidiaries and which therefore is structurally senior to the Notes and (4) securities, indebtedness or obligations issued or incurred by our subsidiaries that would be senior to our equity interests in our subsidiaries and therefore rank structurally senior to the Notes with respect to the assets of our subsidiaries, in each case other than an incurrence of indebtedness or other obligation that would cause a violation of Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions (giving effect to any exemptive relief granted to us by the SEC);

  •
  pay dividends on, or purchase or redeem or make any payments in respect of, capital stock or other securities ranking junior in right of payment to the Notes;

  •
  sell assets (other than certain limited restrictions on our ability to consolidate, merge or sell all or substantially all of our assets);

  •
  create liens (including liens on the shares of our subsidiaries) or enter into sale and leaseback transactions;

  •
  enter into transactions with affiliates;

  •
  make investments; or

  •
  create restrictions on the payment of dividends or other amounts to us from our subsidiaries.

              Furthermore, the terms of the indenture and the Notes do not protect holders of the Notes in the event that we experience changes (including significant adverse changes) in our financial condition, results of operations or credit ratings, as they do not require that we or our subsidiaries adhere to any financial tests or ratios or specified levels of net worth, revenues, income, cash flow, or liquidity.

              Our ability to recapitalize, incur additional debt and take a number of other actions that are not limited by the terms of the Notes may have important consequences for you as a holder of the Notes, including making it more difficult for us to satisfy our obligations with respect to the Notes or negatively affecting the trading value of the Notes.

              Certain of our current debt instruments include more protections for their holders than the indenture and the Notes. See in the accompanying prospectus "Risk Factors—Risks Relating to Our Business—In addition to regulatory requirements that restrict our ability to raise capital, the Facilities, the Convertible Unsecured Notes, and the Unsecured Notes contain various covenants that, if not complied with, could accelerate repayment under the Facilities, the Convertible Unsecured Notes, and the Unsecured Notes, thereby materially and adversely affecting our liquidity, financial condition and results of operations." In addition, other debt we issue or incur in the future could contain more protections for its holders than the indenture and the Notes, including additional covenants and events of default. The issuance or incurrence of any such debt with incremental protections could affect the market for and trading levels and prices of the Notes.

We may not be able to repurchase the Notes upon a Change of Control Repurchase Event.

              Upon the occurrence of a Change of Control Repurchase Event, as defined in the indenture, as supplemented, subject to certain conditions, we will be required to offer to repurchase all outstanding Notes at 100% of their principal amount, plus accrued and unpaid interest. The source of funds for that purchase of Notes will be our available cash or cash generated from our operations or other potential sources, including borrowings, investment repayments, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Facilities at that time and to terminate the Facilities. In addition, the indentures governing our $388 million aggregate principal amount of unsecured convertible notes that mature on February 1, 2022 (the "2022 Convertible Notes"), our $403 million aggregate principal amount of unsecured convertible notes that mature on March 1, 2024 (the "2024 Convertible Notes" and together with the 2022 Convertible Notes, the "Convertible Unsecured Notes"), our $600 million aggregate principal amount of unsecured notes that mature on January 19, 2022 (the "2022 Notes"), our $750 million aggregate principal amount of unsecured notes that mature on February 10, 2023 (the "2023 Notes"), our $900 million aggregate principal amount of unsecured notes that mature on June 10, 2024 (the "2024 Notes"), our $600 million aggregate principal amount of unsecured notes that mature on March 1, 2025 (the "March 2025 Notes"), our $750 million aggregate principal amount of unsecured notes that mature on July 15, 2025 (the "July 2025 Notes"), and our $1.15 billion aggregate principal amount of unsecured notes that mature on January 15, 2026 (the "January 2026 Notes" and together with the 2022 Notes, the 2023 Notes, the 2024 Notes, the March 2025 Notes and the July 2025 Notes, the "Investment Grade Notes") contain a provision that would require us to offer to purchase the Convertible Unsecured Notes and the Investment Grade Notes upon the occurrence of a fundamental change or a change of control repurchase event, as applicable. A failure to purchase any tendered Convertible Unsecured Notes or the Investment Grade Notes would constitute an event of default under the indentures for the Convertible Unsecured Notes or the Investment Grade Notes, as applicable, which would, in turn, constitute a default under the Facilities and the indenture. Our future debt instruments also may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase all the Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt. See "Description of Notes—Offer to Repurchase Upon a Change of Control Repurchase Event."

While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active trading market for the Notes will be maintained.

              While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. Although the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue market making activities at their sole discretion at any time without notice. In addition, any market-making activity will be subject to limits imposed by law. The liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally or other factors. Accordingly, we cannot assure you that an active trading market for the Notes will be maintained, that you will be able to sell your Notes at a particular time or that the price you receive when you sell will be favorable. If an active trading market is not maintained, the market price and liquidity of the Notes may be adversely affected. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system.

A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes could cause the liquidity or market value of the Notes to decline significantly.

              The Notes are rated by several rating agencies. These credit ratings may not reflect the potential impact of risks relating to the structure or marketing of the Notes. Credit ratings are not a recommendation to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. There can be no assurance that any of the ratings assigned to the Notes by such agencies will remain for any given period of time or that such ratings will not be lowered or withdrawn entirely by such agencies if in their judgment future circumstances relating to the basis of the rating, such as adverse changes in our company, so warrant. Neither we nor any underwriter undertakes any obligation to maintain the ratings or to advise holders of Notes of any changes in ratings. A downgrade, suspension or withdrawal of the rating assigned by a rating agency to the Notes could cause the liquidity or market value of the Notes to decline significantly.

Any adverse rating of the Notes may cause their trading price to fall.

              If a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

Our credit ratings may not reflect all risks of an investment in the Notes.

              Our credit ratings are an assessment by third parties of our ability to pay our obligations. Consequently, real or anticipated changes in our credit ratings will generally affect the market value of the Notes. Our credit ratings, however, may not reflect the potential impact of risks related to market conditions generally or other factors discussed above on the market value of or trading market for the Notes.

Because the Notes will initially be held in book-entry form, holders of the Notes must rely on DTC's procedures to exercise their rights and remedies.

              We will initially issue the Notes in the form of one or more "global notes" registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See "Description of Notes—Book-Entry,

Settlement and Clearance." Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the Notes. Instead, DTC or its nominee will be the sole holder of the Notes. Payments of principal, interest and other amounts on global notes will be made to the paying agent, who will remit the payments to DTC. We expect that DTC will then credit those payments to the DTC participant accounts that hold book-entry interests in the global notes and that those participants will credit the payments to indirect DTC participants. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders of the Notes. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis.

 USE OF PROCEEDS

              We estimate that the net proceeds we will receive from the sale of the Notes in this offering will be approximately $             million, after deducting the underwriting discount of approximately $             million payable by us and estimated offering expenses of approximately $             million payable by us.

              We expect to use the net proceeds of this offering to repay outstanding indebtedness under the Revolving Credit Facility ($745 million aggregate principal amount outstanding as of February 19, 2021), the $1.525 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC (the "Revolving Funding Facility") ($583 million aggregate principal amount outstanding as of February 19, 2021), the $725 million revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC (the "SMBC Funding Facility") ($322 million aggregate principal amount outstanding as of February 19, 2021) and/or the $300 million revolving credit facility of our consolidated subsidiary, ARCC FB Funding LLC (the "BNP Funding Facility") (no amounts outstanding as of February 19, 2021).

              The interest charged on the indebtedness incurred under the Revolving Credit Facility is based on LIBOR (one-, two-, three- or six-month) plus an applicable spread of either 1.75% or 1.875% or an "alternate base rate" (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of either 0.75% or 0.875%, in each case, determined monthly based on the total amount of the borrowing base relative to the total commitments of the Revolving Credit Facility and other debt, if any, secured by the same collateral as the Revolving Credit Facility. As of February 19, 2021, the one-, two-, three- and six-month LIBOR was 0.12%, 0.15%, 0.18% and 0.20%, respectively. The stated maturity date for $3.45 billion of commitments under the Revolving Credit Facility is March 30, 2025 and the stated maturity date for $171 million of commitments under the Revolving Credit Facility is March 30, 2024. The interest rate charged on the indebtedness incurred under the Revolving Funding Facility is based on LIBOR plus 2.00% per annum or a "base rate" (as defined in the agreements governing the Revolving Funding Facility) plus 1.00% per annum. The stated maturity date of the Revolving Funding Facility is January 31, 2025 (subject to extension exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the SMBC Funding Facility is based on an applicable spread of either 1.75% or 2.00% over LIBOR or 0.75% or 1.00% over a "base rate" (as defined in the agreements governing the SMBC Funding Facility), in each case, determined monthly based on the amount of the average borrowings outstanding under the SMBC Funding Facility. The stated maturity date of the SMBC Funding Facility is September 10, 2024 (subject to two one-year extension options exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the BNP Funding Facility is based on an applicable spread generally between 2.65% to 3.15% over LIBOR or a "base rate" (as defined in the agreements governing the BNP Funding Facility), with a weighted average margin floor for all classes of advances of 2.75% during the reinvestment period and 3.25% following the reinvestment period. The stated maturity date of the BNP Funding Facility is June 11, 2025 (subject to a one-year extension option exercisable upon mutual consent).

              Affiliates of certain of the underwriters are lenders under the Revolving Credit Facility, the Revolving Funding Facility and/or the SMBC Funding Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility and/or the SMBC Funding Facility.

              We may reborrow under the credit facilities described above for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective.

              Investing in portfolio companies could include investments in our investment backlog and pipeline that, as of February 19, 2021, were approximately $725 million and $225 million, respectively.

Please note that the consummation of any of the investments in this backlog and pipeline depends upon, among other things, one or more of the following: satisfactory completion of our due diligence investigation of the prospective portfolio company, our acceptance of the terms and structure of such investment and the execution and delivery of satisfactory transaction documentation. In addition, we may sell all or a portion of these investments and certain of these investments may result in the repayment of existing investments. We cannot assure you that we will make any of these investments or that we will sell all or any portion of these investments.

CAPITALIZATION

              The following table sets forth our actual capitalization at December 31, 2020. You should read this table together with "Use of Proceeds" described in this prospectus supplement and our most recent balance sheet included in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 10, 2021 and incorporated by reference herein.

As of December 31, 2020 (dollar amounts in millions except per share amounts)
Cash and cash equivalents (including restricted cash)	$326

Debt(1)
Revolving Credit Facility	$1,180
Revolving Funding Facility	1,028
SMBC Funding Facility	453
BNP Funding Facility	150
2022 Convertible Notes	388
2024 Convertible Notes	403
2022 Notes	600
2023 Notes	750
2024 Notes	900
March 2025 Notes	600
July 2025 Notes	750
January 2026 Notes	1,150
2047 Notes	230

Total Debt	8,582
Stockholders' Equity(2)
Common stock, par value $0.001 per share, 600,000,000 common shares authorized, and 422,853,247 common shares issued and outstanding	—
Capital in excess of par value	7,656
Accumulated overdistributed earnings	(480)

Total stockholders' equity	7,176

Total capitalization	$15,758

(1)
The above table reflects the principal amount of indebtedness outstanding as of December 31, 2020. In January 2021, we issued $650 million aggregate principal amount of the existing 2026 Notes, the net proceeds of which were used to pay down certain outstanding indebtedness under our credit facilities. As of February 19, 2021, indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and the BNP Funding Facility were $745 million, $583 million, $322 million and $0, respectively. The net proceeds from this offering are expected to be used to pay down outstanding indebtedness, if any, under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and/or the BNP Funding Facility. We may reborrow under these credit facilities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. See "Use of Proceeds."

(2)
See "The Company—Recent Developments" for more information on the Company's recent offering of shares of common stock.

 SENIOR SECURITIES

              Information about our senior securities (including preferred stock, debt securities and other indebtedness) is shown in the following tables as of the end of the last ten fiscal years and as of December 31, 2020. The "—"indicates information that the SEC expressly does not require to be disclosed for certain types of senior securities.

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1) (in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
Revolving Credit Facility
Fiscal 2020	$1,180	$1,824	$—	N/A
Fiscal 2019	$2,250	$2,042	$—	N/A
Fiscal 2018	$1,064	$2,362	$—	N/A
Fiscal 2017	$395	$2,415	$—	N/A
Fiscal 2016	$571	$2,296	$—	N/A
Fiscal 2015	$515	$2,213	$—	N/A
Fiscal 2014	$170	$2,292	$—	N/A
Fiscal 2013	$—	$—	$—	N/A
Fiscal 2012	$—	$—	$—	N/A
Fiscal 2011	$395	$2,393	$—	N/A
Revolving Funding Facility
Fiscal 2020	$1,024	$1,824	$—	N/A
Fiscal 2019	$638	$2,042	$—	N/A
Fiscal 2018	$520	$2,362	$—	N/A
Fiscal 2017	$600	$2,415	$—	N/A
Fiscal 2016	$155	$2,296	$—	N/A
Fiscal 2015	$250	$2,213	$—	N/A
Fiscal 2014	$324	$2,292	$—	N/A
Fiscal 2013	$185	$2,547	$—	N/A
Fiscal 2012	$300	$2,721	$—	N/A
Fiscal 2011	$463	$2,393	$—	N/A
SMBC Revolving Funding Facility
Fiscal 2020	$453	$1,824	$—	N/A
Fiscal 2019	$301	$2,042	$—	N/A
Fiscal 2018	$245	$2,362	$—	N/A
Fiscal 2017	$60	$2,415	$—	N/A
Fiscal 2016	$105	$2,296	$—	N/A
Fiscal 2015	$110	$2,213	$—	N/A
Fiscal 2014	$62	$2,292	$—	N/A
Fiscal 2013	$—	$—	$—	N/A
Fiscal 2012	$—	$—	$—	N/A
BNP Funding Facility
Fiscal 2020	$150	$1,824	$—	N/A
SBA Debentures
Fiscal 2017	$—	$—	$—	N/A
Fiscal 2016	$25	$2,296	$—	N/A
Fiscal 2015	$22	$2,213	$—	N/A
Debt Securitization
Fiscal 2011	$78	$2,393	$—	N/A

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1) (in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
February 2016 Convertible Notes
Fiscal 2015	$575	$2,213	$—	N/A
Fiscal 2014	$575	$2,292	$—	N/A
Fiscal 2013	$575	$2,547	$—	N/A
Fiscal 2012	$575	$2,721	$—	N/A
Fiscal 2011	$575	$2,393	$—	N/A
June 2016 Convertible Notes
Fiscal 2015	$230	$2,213	$—	N/A
Fiscal 2014	$230	$2,292	$—	N/A
Fiscal 2013	$230	$2,547	$—	N/A
Fiscal 2012	$230	$2,721	$—	N/A
Fiscal 2011	$230	$2,393	$—	N/A
2017 Convertible Notes
Fiscal 2016	$163	$2,296	$—	N/A
Fiscal 2015	$163	$2,213	$—	N/A
Fiscal 2014	$1623	$2,292	$—	N/A
Fiscal 2013	$163	$2,547	$—	N/A
Fiscal 2012	$163	$2,721	$—	N/A
2018 Convertible Notes
Fiscal 2017	$270	$2,415	$—	N/A
Fiscal 2016	$270	$2,296	$—	N/A
Fiscal 2015	$270	$2,213	$—	N/A
Fiscal 2014	$270	$2,292	$—	N/A
Fiscal 2013	$270	$2,547	$—	N/A
Fiscal 2012	$270	$2,721	$—	N/A
2019 Convertible Notes
Fiscal 2018	$300	$2,362	$—	N/A
Fiscal 2017	$300	$2,415	$—	N/A
Fiscal 2016	$300	$2,296	$—	N/A
Fiscal 2015	$300	$2,213	$—	N/A
Fiscal 2014	$300	$2,292	$—	N/A
Fiscal 2013	$300	$2,547	$—	N/A
2022 Convertible Notes
Fiscal 2020	$388	$1,824	$—	N/A
Fiscal 2019	$388	$2,042	$—	N/A
Fiscal 2018	$388	$2,362	$—	N/A
Fiscal 2017	$388	$2,415	$—	N/A
2024 Convertible Notes
Fiscal 2020	$403	$1,824	$—	N/A
Fiscal 2019	$403	$2,042	$—	N/A
2018 Notes
Fiscal 2017	$750	$2,415	$—	N/A
Fiscal 2016	$750	$2,296	$—	N/A
Fiscal 2015	$750	$2,213	$—	N/A
Fiscal 2014	$750	$2,292	$—	N/A
Fiscal 2013	$600	$2,547	$—	N/A

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1) (in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
2020 Notes
Fiscal 2019	$—	$—	$—	N/A
Fiscal 2018	$600	$2,362	$—	N/A
Fiscal 2017	$600	$2,415	$—	N/A
Fiscal 2016	$600	$2,296	$—	N/A
Fiscal 2015	$600	$2,213	$—	N/A
Fiscal 2014	$400	$2,292	$—	N/A
2022 Notes
Fiscal 2020	$388	$1,824	$—	N/A
Fiscal 2019	$600	$2,042	$—	N/A
Fiscal 2018	$600	$2,362	$—	N/A
Fiscal 2017	$600	$2,415	$—	N/A
Fiscal 2016	$600	$2,296	$—	N/A
February 2022 Notes
Fiscal 2014	$144	$2,292	$—	$1,024
Fiscal 2013	$144	$2,547	$—	$1,043
Fiscal 2012	$144	$2,721	$—	$1,035
October 2022 Notes
Fiscal 2016	$183	$2,296	$—	$1,017
Fiscal 2015	$183	$2,213	$—	$1,011
Fiscal 2014	$183	$2,292	$—	$1,013
Fiscal 2013	$183	$2,547	$—	$993
Fiscal 2012	$183	$2,721	$—	$986
2040 Notes
Fiscal 2014	$200	$2,292	$—	$1,040
Fiscal 2013	$200	$2,547	$—	$1,038
Fiscal 2012	$200	$2,721	$—	$1,041
Fiscal 2011	$200	$2,393	$—	$984
Fiscal 2010	$200	$3,079	$—	$952
2023 Notes
Fiscal 2020	$750	$1,824	$—	N/A
Fiscal 2019	$750	$2,042	$—	N/A
Fiscal 2018	$750	$2,362	$—	N/A
Fiscal 2017	$750	$2,415	$—	N/A
2024 Notes
Fiscal 2020	$900	$1,824	$—	N/A
Fiscal 2019	$900	$2,042	$—	N/A
March 2025 Notes
Fiscal 2020	$600	$1,824	$—	N/A
Fiscal 2019	$600	$2,042	$—	N/A
Fiscal 2018	$600	$2,362	$—	N/A
July 2025 Notes
Fiscal 2020	$750	$1,824	$—	N/A

Class and Year	Total Amount Outstanding Exclusive of Treasury Securities(1) (in millions)	Asset Coverage Per Unit(2)	Involuntary Liquidating Preference Per Unit(3)	Average Market Value Per Unit(4)
January 2026 Notes
Fiscal 2020	$1,150	$1,824	$—	N/A
2047 Notes
Fiscal 2020	$230	$1,824	$—	$1,008
Fiscal 2019	$230	$2,042	$—	$1,033
Fiscal 2018	$230	$2,362	$—	$1,013
Fiscal 2017	$230	$2,415	$—	$1,021
Fiscal 2016	$230	$2,296	$—	$1,015
Fiscal 2015	$230	$2,213	$—	$1,011
Fiscal 2014	$230	$2,292	$—	$985
Fiscal 2013	$230	$2,547	$—	$972
Fiscal 2012	$230	$2,721	$—	$978
Fiscal 2011	$230	$2,393	$—	$917

(1)
Total amount of each class of senior securities outstanding at principal value at the end of the period presented.

(2)
The asset coverage ratio for a class of senior securities representing indebtedness is calculated as our consolidated total assets, less all liabilities and indebtedness not represented by senior securities, divided by total senior securities representing indebtedness. This asset coverage ratio is multiplied by $1,000 to determine the "Asset Coverage Per Unit" (including for the February 2022 Notes, the October 2022 Notes, the 2040 Notes and the 2047 Notes, which were issued in $25 increments). In June 2016, Ares Capital received exemptive relief from the SEC allowing it to modify the asset coverage requirements to exclude debentures issued by Ares Venture Finance, L.P and guaranteed by the Small Business Administration (the "SBA"), subject to the issuance of a capital commitment by the SBA and other customary procedures (the "SBA Debentures") from this calculation. As such, the asset coverage ratio beginning with Fiscal 2016 excludes the SBA Debentures. Certain prior year amounts have been reclassified to conform to the 2016 and 2017 presentation. In particular, unamortized debt issuance costs were previously included in other assets and were reclassified to long-term debt as a result of the adoption of ASU 2015-03, Interest—Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs during the first quarter of 2016.

(3)
The amount to which such class of senior security would be entitled upon our involuntary liquidation in preference to any security junior to it.

(4)
Not applicable, except for with respect to the February 2022 Notes, the October 2022 Notes, the 2040 Notes and the 2047 Notes, as other senior securities are not registered for public trading on a stock exchange. The average market value per unit for each of the February 2022 Notes, the October 2022 Notes, the 2040 Notes and the 2047 Notes is based on the average daily prices of such notes and is expressed per $1,000 of indebtedness (including for the February 2022 Notes, the October 2022 Notes, the 2040 Notes and the 2047 Notes, which were issued in $25 increments).

DESCRIPTION OF NOTES

              The following description of the particular terms of the 2.150% Notes due 2026 supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the debt securities set forth in the accompanying prospectus.

              On January 13, 2021, we issued $650 million in aggregate principal amount of the 2.150% notes due 2026 (the "existing 2026 Notes") under a base indenture (the "base indenture") dated as of October 21, 2010, between us and U.S. Bank National Association, as trustee (the "trustee"), as supplemented by the Thirteenth Supplemental Indenture between us and the trustee, dated as of January 13, 2021 (the "supplemental indenture"). As used in this section, all references to the "indenture" mean the base indenture as supplemented by the supplemental indenture.

              We may issue additional Notes ("additional Notes") from time to time under the indenture, subject to the terms and conditions of the indenture, and the Notes offered hereby will constitute additional Notes for purposes of the indenture. The $             million aggregate principal amount of additional Notes offered hereby will be treated as a single series with the existing 2026 Notes under the indenture and will have the same terms as the existing 2026 Notes. The Notes offered hereby will have the same CUSIP number and will be fungible and rank equally with the existing 2026 Notes. Unless the context otherwise requires, for all purposes of this "Description of Notes," references to the "Notes" or the "2026 Notes" include the Notes offered hereby, the existing 2026 Notes and any further additional Notes that may be issued from time to time under the indenture. The terms of the Notes include those expressly set forth in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended, or the TIA.

              The following description is a summary of the material provisions of the Notes and the indenture and does not purport to be complete. This summary is subject to and is qualified by reference to all the provisions of the Notes and the indenture, including the definitions of certain terms used in the indenture. We urge you to read these documents because they, and not this description, define your rights as a holder of the Notes.

              For purposes of this description, references to "we," "our" and "us" refer only to Ares Capital and not to any of its current or future subsidiaries and references to "subsidiaries" refer only to our consolidated subsidiaries and exclude any investments held by Ares Capital in the ordinary course of business which are not, under GAAP, consolidated on the financial statements of Ares Capital and its subsidiaries.

General

              The Notes:

  •
  will be our general unsecured, senior obligations;

  •
  were initially issued in an aggregate principal amount of $650 million, not including the $             million aggregate principal amount of Notes being offered hereby;

  •
  will mature on July 15, 2026, unless earlier redeemed or repurchased, as discussed below;

  •
  will bear cash interest from January 13, 2021 at an annual rate of 2.150% payable semi-annually on January 15 and July 15 of each year, beginning on July 15, 2021;

  •
  will be subject to redemption at our option as described under "—Optional Redemption;"

  •
  will be subject to repurchase by us at the option of the holders following a Change of Control Repurchase Event (as defined below under "—Offer to Repurchase Upon a Change of Control Repurchase Event"), at a repurchase price equal to 100% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the date of repurchase;

  •
  will be issued in denominations of $2,000 and integral multiples of $1,000 thereof; and

  •
  will be represented by one or more registered Notes in global form, but in certain limited circumstances may be represented by Notes in definitive form. See "—Book-Entry, Settlement and Clearance."

              The indenture does not limit the amount of debt that may be issued by us or our subsidiaries under the indenture or otherwise. The indenture does not contain any financial covenants and does not restrict us from paying dividends or issuing or repurchasing our other securities. Other than restrictions described under "—Offer to Repurchase Upon a Change of Control Repurchase Event" and "—Merger, Consolidation or Sale of Assets" below, the indenture does not contain any covenants or other provisions designed to afford holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such holders.

              We may, without the consent of the holders, issue additional Notes under the indenture with the same terms (except for the issue date, public offering price and, if applicable, the initial interest payment date) and with the same CUSIP numbers as the Notes offered hereby in an unlimited aggregate principal amount; provided that such additional Notes must be part of the same issue as the Notes offered hereby for U.S. federal income tax purposes. The $             million aggregate principal amount of Notes offered hereby will be issued as additional Notes under the indenture.

              We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

              We will pay the principal of, and interest on, the Notes in global form registered in the name of or held by DTC or its nominee in immediately available funds to DTC or its nominee, as the case may be, as the registered holder of such Global Note (as defined below).

              Payment of principal of (and premium, if any) and any such interest on the Notes will be made at the corporate trust office of the trustee in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at our option payment of interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the security register.

              A holder of Notes may transfer or exchange Notes at the office of the registrar in accordance with the indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the indenture.

              The registered holder of a Note will be treated as its owner for all purposes.

Interest

              The Notes offered hereby will bear cash interest at a rate of 2.150% per year until maturity. Interest on the Notes offered hereby will accrue from January 13, 2021 or from the most recent date on which interest has been paid or duly provided for. Interest on the Notes offered hereby will be payable semiannually in arrears on January 15 and July 15 of each year, beginning on July 15, 2021.

              Interest will be paid to the person in whose name a Note is registered at 5:00 p.m. New York City time (the "close of business") on January 1 or July 1, as the case may be, immediately preceding the relevant interest payment date. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months.

              If any interest payment date, redemption date, the maturity date or any earlier required repurchase date upon a Change of Control Repurchase Event (defined below) of a Note falls on a day that is not a business day, the required payment will be made on the next succeeding business day and no interest on such payment will accrue in respect of the delay. The term "business day" means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York or the city in which the corporate trust office is located are authorized or obligated by law or executive order to close.

Ranking

              The Notes are our general unsecured obligations that rank senior in right of payment to all of our future indebtedness that is expressly subordinated, or junior, in right of payment to the Notes. The Notes rank pari passu, or equally, in right of payment with all of our existing and future liabilities that are not so subordinated, or junior. The Notes effectively rank subordinated, or junior, to any of our secured indebtedness (including unsecured indebtedness that we later secure) to the extent of the value of the assets securing such indebtedness. The Notes rank structurally subordinated, or junior, to all existing and future indebtedness (including trade payables) incurred by our subsidiaries, financing vehicles or similar facilities. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all indebtedness under such secured debt has been repaid in full from such assets. We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the Notes then outstanding.

              As of February 19, 2021, our total consolidated indebtedness was approximately $8.1 billion aggregate principal amount outstanding, of which approximately $745 million was secured indebtedness at the Ares Capital level, approximately $905 million was indebtedness of our consolidated subsidiaries and approximately $6.4 billion was unsecured indebtedness of Ares Capital. After giving effect to the issuance of the Notes, and assuming the proceeds therefrom are used to repay outstanding borrowings under the Facilities, our total consolidated indebtedness would have been approximately $             billion aggregate principal amount outstanding as of February 19, 2021. See "Capitalization."

Optional Redemption

              We may redeem some or all of the Notes at any time, or from time to time. If we choose to redeem any Notes prior to maturity, we will pay a redemption price equal to the greater of the following amounts, plus, in each case, accrued and unpaid interest to the redemption date:

  •
  100% of the principal amount of the Notes to be redeemed, or

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the Notes to be redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30- day months) using the applicable Treasury Rate plus 30 basis points;

provided, however, that if we redeem any Notes on or after June 15, 2026 (the date falling one month prior to the maturity date of the Notes), the redemption price for the Notes will be equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

              If we choose to redeem any Notes, we will deliver a notice of redemption to holders of Notes not less than 30 nor more than 60 days before the redemption date. If we are redeeming less than all of the Notes, the particular Notes to be redeemed will be selected in accordance with the applicable procedures of the trustee and, so long as the Notes are registered to DTC or its nominee, DTC; provided, however, that no such partial redemption shall reduce the portion of the principal amount of a Note not redeemed to less than $2,000. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions of the Notes called for redemption.

              For purposes of calculating the redemption price in connection with the redemption of the Notes, on any redemption date, the following terms have the meanings set forth below:

              "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield-to-maturity of the Comparable Treasury Issue (computed as of the third business day immediately preceding the redemption), assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The redemption price and the Treasury Rate will be determined by us.

              "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financing practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes being redeemed.

              "Comparable Treasury Price" means (1) the average of the remaining Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Quotation Agent obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

              "Quotation Agent" means a Reference Treasury Dealer selected by us.

              "Reference Treasury Dealer" means each of (1) BofA Securities, Inc., (2) J.P. Morgan Securities LLC, (3) a primary U.S. government securities dealer selected by SMBC Nikko Securities America, Inc., or (4) Wells Fargo Securities, LLC, or their respective affiliates which are primary U.S. government securities dealers and their respective successors; provided, however, that if any of the foregoing or their affiliates shall cease to be a primary U.S. government securities dealer in the United States (a "Primary Treasury Dealer"), we shall select another Primary Treasury Dealer.

              "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Quotation Agent, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Quotation Agent by such Reference Treasury Dealer at 3:30 p.m. New York time on the third business day preceding such redemption date.

              All determinations made by any Reference Treasury Dealer, including the Quotation Agent, with respect to determining the redemption price will be final and binding absent manifest error.

Offer to Repurchase Upon a Change of Control Repurchase Event

              If a Change of Control Repurchase Event occurs, unless we have exercised our right to redeem the Notes in full, we will make an offer to each holder of Notes to repurchase all or any part (in minimum denominations of $2,000 and integral multiples of $1,000 principal amount) of that holder's Notes at a repurchase price in cash equal to 100% of the aggregate principal amount of Notes repurchased plus any accrued and unpaid interest on the Notes repurchased to the date of purchase. Within 30 days following any Change of Control Repurchase Event or, at our option, prior to any

Change of Control, but after the public announcement of the Change of Control, we will mail a notice to each holder describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event and offering to repurchase Notes on the payment date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed. The notice shall, if mailed prior to the date of consummation of the Change of Control, state that the offer to purchase is conditioned on the Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice. We will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Repurchase Event provisions of the Notes, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Repurchase Event provisions of the Notes by virtue of such conflict.

              On the Change of Control Repurchase Event payment date, subject to extension if necessary to comply with the provisions of the Investment Company Act, we will, to the extent lawful:

  (1)
  accept for payment all Notes or portions of Notes properly tendered pursuant to our offer;

  (2)
  deposit with the paying agent an amount equal to the aggregate purchase price in respect of all Notes or portions of Notes properly tendered; and

  (3)
  deliver or cause to be delivered to the trustee the Notes properly accepted, together with an officers' certificate stating the aggregate principal amount of Notes being purchased by us.

              The paying agent will promptly remit to each holder of Notes properly tendered the purchase price for the Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book-entry) to each holder a new Note equal in principal amount to any unpurchased portion of any Notes surrendered; provided that each new Note will be in a minimum principal amount of $2,000 or an integral multiple of $1,000 in excess thereof.

              We will not be required to make an offer to repurchase the Notes upon a Change of Control Repurchase Event if a third party makes an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by us and such third party purchases all Notes properly tendered and not withdrawn under its offer.

              The source of funds that will be required to repurchase Notes in the event of a Change of Control Repurchase Event will be our available cash or cash generated from our operations or other potential sources, including funds provided by a purchaser in the Change of Control transaction, borrowings, sales of assets or sales of equity. We cannot assure you that sufficient funds from such sources will be available at the time of any Change of Control Repurchase Event to make required repurchases of Notes tendered. The terms of our Facilities provide that certain change of control events will constitute an event of default thereunder entitling the lenders to accelerate any indebtedness outstanding under the Facilities at that time and to terminate the Facilities. In addition, the indentures governing our Convertible Unsecured Notes and our Investment Grade Notes contain a provision that would require us to offer to purchase the Convertible Unsecured Notes or the Investment Grade Notes upon the occurrence of a fundamental change or a change of control repurchase event, as applicable. A failure to purchase any tendered Convertible Unsecured Notes or the Investment Grade Notes would constitute an event of default under the indentures for the Convertible Unsecured Notes or the Investment Grade Notes, as applicable, which would, in turn, constitute a default under the Facilities and the indenture. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources" in our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 10, 2021 and incorporated by reference herein for a general discussion of our indebtedness. Our future debt instruments may contain similar restrictions and provisions. If the holders of the Notes exercise their right to require us to repurchase Notes upon a Change of Control Repurchase Event, the financial effect of this repurchase could cause a default under our future debt instruments, even if the Change of Control Repurchase Event itself would not cause a default. It is possible that we will not have sufficient funds at the time of the Change of Control Repurchase Event to make the required repurchase of the Notes and/or our other debt. See "Risk Factors—Risks Relating to the Notes—We may not be able to repurchase the Notes upon a Change of Control Repurchase Event."

              The definition of "Change of Control" includes a phrase relating to the direct or indirect sale, transfer, conveyance or other disposition of "all or substantially all" of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise, established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase the Notes as a result of a sale, transfer, conveyance or other disposition of less than all of our assets and the assets of our subsidiaries taken as a whole to another person or group may be uncertain.

              For purposes of the Notes:

              "Below Investment Grade Rating Event" means the Notes are downgraded below Investment Grade by all three Rating Agencies on any date from the date of the public notice of an arrangement that results in a Change of Control until the end of the 60-day period following public notice of the occurrence of a Change of Control (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies); provided that a Below Investment Grade Rating Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Rating Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the trustee in writing at its request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the Below Investment Grade Rating Event).

              "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation) in one or a series of related transactions, of all or substantially all of the assets of Ares Capital and its Controlled Subsidiaries taken as a whole to any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act), other than to any Permitted Holders; provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Ares Capital or its Controlled Subsidiaries shall not be deemed to be any such sale, lease, transfer, conveyance or disposition;

  (2)
  the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" or "group" (as those terms are used in Section 13(d)(3) of the Exchange Act) (other than any Permitted Holders) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the outstanding Voting Stock of Ares Capital, measured by voting power rather than number of shares; or

  (3)
  the approval by Ares Capital's stockholders of any plan or proposal relating to the liquidation or dissolution of Ares Capital.

              "Change of Control Repurchase Event" means the occurrence of a Change of Control and a Below Investment Grade Rating Event.

              "Controlled Subsidiary" means any subsidiary of Ares Capital, 50% or more of the outstanding equity interests of which are owned by Ares Capital and its direct or indirect subsidiaries and of which Ares Capital possesses, directly or indirectly, the power to direct or cause the direction of the management or policies, whether through the ownership of voting equity interests, by agreement or otherwise.

              "Fitch" means Fitch, Inc., also known as Fitch Ratings, or any successor thereto.

              "Investment Grade" means a rating of BBB– or better by Fitch (or its equivalent under any successor rating categories of Fitch), Baa3 or better by Moody's (or its equivalent under any successor rating categories of Moody's) and BBB– or better by S&P (or its equivalent under any successor rating categories of S&P) (or, in each case, if such Rating Agency ceases to rate the Notes for reasons outside of our control, the equivalent investment grade credit rating from any Rating Agency selected by us as a replacement Rating Agency).

              "Moody's" means Moody's Investor Services, Inc., or any successor thereto.

              "Permitted Holders" means (i) us, (ii) one or more of our Controlled Subsidiaries and (iii) Ares Capital Management LLC or any affiliate of Ares Capital Management LLC that is organized under the laws of a jurisdiction located in the United States of America and in the business of managing or advising clients.

              "Rating Agency" means:

  (1)
  each of Fitch, Moody's and S&P; and

  (2)
  if any of Fitch, Moody's or S&P ceases to rate the Notes or fails to make a rating of the Notes publicly available for reasons outside of our control, a "nationally recognized statistical rating organization" as defined in Section (3)(a)(62) of the Exchange Act selected by us as a replacement agency for Fitch, Moody's and/or S&P, as the case may be.

              "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill, Inc., or any successor thereto.

              "Voting Stock" as applied to stock of any person, means shares, interests, participations or other equivalents in the equity interest (however designated) in such person having ordinary voting power for the election of a majority of the directors (or the equivalent) of such person, other than shares, interests, participations or other equivalents having such power only by reason of the occurrence of a contingency.

Covenants

              In addition to the covenants described in the base indenture, the following covenants shall apply to the Notes. To the extent of any conflict or inconsistency between the base indenture and the following covenants, the following covenants shall govern:

Merger, Consolidation or Sale of Assets

              The indenture provides that we will not merge or consolidate with or into any other person (other than a merger of a wholly owned subsidiary into us), or sell, transfer, lease, convey or otherwise dispose of all or substantially all our property (provided that, for the avoidance of doubt, a pledge of assets pursuant to any secured debt instrument of Ares Capital or its Controlled Subsidiaries shall not be deemed to be any such sale, transfer, lease, conveyance or disposition) in any one transaction or series of related transactions unless:

  •
  we are the surviving person (the "Surviving Person") or the Surviving Person (if other than us) formed by such merger or consolidation or to which such sale, transfer, lease, conveyance or disposition is made shall be a corporation or limited liability company organized and existing under the laws of the United States of America or any state or territory thereof;

  •
  the Surviving Person (if other than us) expressly assumes, by supplemental indenture in form reasonably satisfactory to the trustee, executed and delivered to the trustee by such Surviving Person, the due and punctual payment of the principal of, and premium, if any, and interest on, all the Notes outstanding, and the due and punctual performance and observance of all the covenants and conditions of the indenture to be performed by us;

  •
  immediately before and immediately after giving effect to such transaction or series of related transactions, no default or event of default shall have occurred and be continuing; and

  •
  we shall deliver, or cause to be delivered, to the trustee, an officers' certificate and an opinion of counsel, each stating that such transaction and the supplemental indenture, if any, in respect thereto, comply with this covenant and that all conditions precedent in the indenture relating to such transaction have been complied with.

              For the purposes of this covenant, the sale, transfer, lease, conveyance or other disposition of all the property of one or more of our subsidiaries, which property, if held by us instead of such subsidiaries, would constitute all or substantially all of our property on a consolidated basis, shall be deemed to be the transfer of all or substantially all of our property.

              Although there is a limited body of case law interpreting the phrase "substantially all", there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve "all or substantially all" of the properties or assets of a person. As a result, it may be unclear as to whether the merger, consolidation or sale of assets covenant would apply to a particular transaction as described above absent a decision by a court of competent jurisdiction. Although these types of transactions are permitted under the indenture, certain of the foregoing transactions could constitute a Change of Control that results in a Change of Control Repurchase Event permitting each holder to require us to repurchase the Notes of such holder as described above.

              An assumption by any person of obligations under the Notes and the indenture might be deemed for U.S. federal income tax purposes to be an exchange of the Notes for new Notes by the holders thereof, resulting in recognition of gain or loss for such purposes and possibly other adverse tax consequences to the holders. Holders should consult their own tax advisors regarding the tax consequences of such an assumption.

Other Covenants

  •
  We agree that for the period of time during which the Notes are outstanding, we will not violate, whether or not we are subject to, Section 18(a)(1)(A) as modified by Section 61(a) of the Investment Company Act or any successor provisions, as such obligation may be amended or superseded, giving effect to any exemptive relief that may be granted to us by the SEC.

  •
  If, at any time, we are not subject to the reporting requirements of Sections 13 or 15(d) of the Exchange Act to file any periodic reports with the SEC, we agree to furnish to holders of the Notes and the trustee, for the period of time during which the Notes are outstanding, our audited annual consolidated financial statements, within 90 days of our fiscal year end, and unaudited interim consolidated financial statements, within 45 days of our fiscal quarter end (other than our fourth fiscal quarter). All such financial statements will be prepared, in all material respects, in accordance with GAAP, as applicable.

Events of Default

              Each of the following is an event of default:

  (1)
  default in the payment of any interest upon any Note when due and payable and the default continues for a period of 30 days;

  (2)
  default in the payment of the principal of (or premium, if any, on) any Note when it becomes due and payable at its maturity including upon any redemption date or required repurchase date;

  (3)
  our failure for 60 consecutive days after written notice from the trustee or the holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or indenture;

  (4)
  default by us or any of our significant subsidiaries, as defined in Article 1, Rule 1-02 of Regulation S-X under the Exchange Act (but excluding any subsidiary which is (a) a non-recourse or limited recourse subsidiary, (b) a bankruptcy remote special purpose vehicle or (c) is not consolidated with Ares Capital for purposes of GAAP), with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $100 million in the aggregate of us and/or any such subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable or (ii) constituting a failure to pay the principal or interest of any such debt when due and payable at its stated maturity, upon required repurchase, upon declaration of acceleration or otherwise, unless, in either case, such indebtedness is discharged, or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure is given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the Notes then outstanding;

  (5)
  Pursuant to Section 18(a)(1)(C)(ii) and Section 61 of the Investment Company Act, on the last business day of each of 24 consecutive calendar months, any class of securities shall have an asset coverage (as such term is used in the Investment Company Act) of less than 100%; or

  (6)
  certain events of bankruptcy, insolvency, or reorganization involving us occur and remain undischarged or unstayed for a period of 60 days.

              If an event of default occurs and is continuing, then and in every such case (other than an event of default specified in item (6) above) the trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the entire principal amount of Notes to be due and immediately payable, by a notice in writing to us (and to the trustee if given by the holders), and upon any such declaration such principal or specified portion thereof shall become immediately due and payable. Notwithstanding the foregoing, in the case of the events of bankruptcy, insolvency or reorganization described in item (6) above, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

              At any time after a declaration of acceleration with respect to the Notes has been made and before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding Notes, by written notice to us and the trustee, may rescind and annul such declaration and its consequences if (i) we have paid or deposited with the trustee a sum sufficient to pay all overdue installments of interest, if any, on all outstanding Notes, the principal of (and premium, if any, on) all outstanding Notes that have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Notes, to the extent that payment of such interest is lawful interest upon overdue installments of interest at the rate or rates borne by or provided for in such Notes, and all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel, and (ii) all events of default with respect to the Notes, other than the nonpayment of the principal of (or premium, if any, on) or interest on such Notes that have become due solely by such declaration of acceleration, have been cured or waived. No such rescission will affect any subsequent default or impair any right consequent thereon.

              No holder of Notes will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture, unless

  (i)
  such holder has previously given written notice to the trustee of a continuing event of default with respect to the Notes,

  (ii)
  the holders of not less than 25% in principal amount of the outstanding Notes shall have made written request to the trustee to institute proceedings in respect of such event of default;

  (iii)
  such holder or holders have offered to the trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

  (iv)
  the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

  (v)
  no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding Notes.

              Notwithstanding any other provision in the indenture, the holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any, on) and interest, if any, on such Note on the stated maturity or maturity expressed in such Note (or, in the case of redemption, on the redemption date or, in the case of repayment at the option of the holders, on the repayment date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such holder.

              The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indenture at the request or direction of any of the holders of the Notes unless such holders shall have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to the foregoing, the holders of a majority in principal amount of the outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the Notes, provided that (i) such direction shall not be in conflict with any rule of law or with this indenture, (ii) the trustee may take any other action deemed proper by the trustee that is not inconsistent with such direction and (iii) the trustee need not take any action that it determines in good faith may involve it in personal liability or be unjustly prejudicial to the holders of Notes not consenting.

              The holders of not less than a majority in principal amount of the outstanding Notes may on behalf of the holders of all of the Notes waive any past default under the indenture with respect to the Notes and its consequences, except a default (i) in the payment of (or premium, if any, on) or interest, if any, on any Note, or (ii) in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding Note affected. Upon any such waiver, such default shall cease to exist, and any event of default arising therefrom shall be deemed to have been cured, for every purpose, but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto.

              We are required to deliver to the trustee, within 120 days after the end of each fiscal year, an officers' certificate stating that to the knowledge of the signers whether we are in default in the performance of any of the terms, provisions or conditions of the indenture.

              Within 90 days after the occurrence of any default under the indenture with respect to the Notes, the trustee shall transmit notice of such default known to the trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any, on) or interest, if any, on any Note, the trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors of the trustee in good faith determines that withholding of such notice is in the interest of the holders of the Notes.

Satisfaction and Discharge; Defeasance

              We may satisfy and discharge our obligations under the indenture by delivering to the securities registrar for cancellation all outstanding Notes or by depositing with the trustee or delivering to the holders, as applicable, after the Notes have become due and payable, or otherwise, moneys sufficient to pay all of the outstanding Notes and paying all other sums payable under the indenture by us. Such discharge is subject to terms contained in the indenture.

              In addition, the Notes are subject to defeasance and covenant defeasance, in each case, in accordance with the terms of the indenture. Defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due date and (ii) delivering to the trustee an opinion of counsel stating that (a) we have received from, or there has been published by, the Internal Revenue Service (the "IRS") a ruling, or (b) since the date of execution of the indenture, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon, the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred, we can legally release ourselves from all payment and other obligations on the Notes. Covenant defeasance means that, subject to the satisfaction of certain conditions, including, but not limited to, (i) depositing in trust for the benefit of the holders of the Notes a combination of money and/or U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the Notes on their various due dates and (ii) delivering to the trustee an opinion of counsel to the effect that the holders of the Notes and any coupons appertaining thereto will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred, we will be released from some of the restrictive covenants in the indenture.

No Personal Liability of Directors, Officers, Employees and Stockholders

              No past, present or future director, officer, employee, incorporator or stockholder of ours, as such, will have any liability for any obligations of ours under the indenture or the Notes or for any claim based on, in respect of, or by reason of, such obligations or their creation. By accepting any Note, each holder of the Notes will be deemed to waive and release all such liability, and such waiver and release are part of the consideration for the issuance of the Notes.

Trustee

              U.S. Bank National Association is the trustee, security registrar and paying agent. U.S. Bank National Association, in each of its capacities, including without limitation as trustee, security registrar and paying agent, assumes no responsibility for the accuracy or completeness of the information concerning us or our affiliates or any other party contained in this prospectus supplement and accompanying prospectus or the related documents or for any failure by us or any other party to disclose events that may have occurred and may affect the significance or accuracy of such information, or for any information provided to it by us, including but not limited to settlement amounts and any other information.

              We may maintain banking relationships in the ordinary course of business with the trustee and its affiliates.

Governing Law

              The indenture provides that it and the Notes shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws that would cause the application of laws of another jurisdiction.

Book-Entry, Settlement and Clearance

Global Notes

              The Notes will be initially issued in the form of one or more registered Notes in global form, without interest coupons (the "Global Notes"). Upon issuance, each of the Global Notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

              Ownership of beneficial interests in a Global Note will be limited to persons who have accounts with DTC ("DTC participants") or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

  •
  upon deposit of a Global Note with DTC's custodian, DTC will credit portions of the principal amount of the Global Note to the accounts of the DTC participants designated by the underwriters; and

  •
  ownership of beneficial interests in a Global Note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the Global Note).

              Beneficial interests in Global Notes may not be exchanged for Notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for Global Notes

              All interests in the Global Notes will be subject to the operations and procedures of DTC. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters are responsible for those operations or procedures.

              DTC has advised us that it is:

  •
  a limited purpose trust company organized under the laws of the State of New York;

  •
  a "banking organization" within the meaning of the New York State Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered under Section 17A of the Exchange Act.

              DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC's participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC's system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

              So long as DTC's nominee is the registered owner of a Global Note, that nominee will be considered the sole owner or holder of the Notes represented by that Global Note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a Global Note:

  •
  will not be entitled to have Notes represented by the Global Note registered in their names;

  •
  will not receive or be entitled to receive physical, certificated Notes; and

  •
  will not be considered the owners or holders of the Notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

              As a result, each investor who owns a beneficial interest in a Global Note must rely on the procedures of DTC to exercise any rights of a holder of Notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest).

              Payments of principal and interest with respect to the Notes represented by a Global Note will be made by the trustee to DTC's nominee as the registered holder of the Global Note. Neither we nor the trustee will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a Global Note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

              Payments by participants and indirect participants in DTC to the owners of beneficial interests in a Global Note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

              Transfers between participants in DTC will be effected under DTC's procedures and will be settled in same-day funds.

Certificated Notes

              Notes in physical, certificated form will be issued and delivered to each person that DTC identifies as a beneficial owner of the related Notes only if:

  •
  DTC notifies us at any time that it is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within 90 days;

  •
  DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days;

  •
  we, in our sole discretion, permit the exchange of any beneficial interest in a global note for one or more physical, certificated Notes at the request of the owner of such beneficial interest; or

  •
  an event of default with respect to the Notes has occurred and is continuing and such beneficial owner requests that its Notes be issued in physical, certificated form.

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion is a general summary of the material U.S. federal income tax considerations applicable to an investment in the Notes. This summary does not purport to be a complete description of the income tax considerations applicable to such an investment. The discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations promulgated under the Code, and administrative and judicial interpretations, each as of the date of this prospectus supplement and all of which are subject to change, potentially with retroactive effect. Investors should consult their own tax advisors with respect to tax considerations that pertain to their investment in the Notes.

              This discussion deals only with Notes held as capital assets within the meaning of Section 1221 of the Code and does not purport to deal with persons in special tax situations, such as financial institutions, insurance companies, controlled foreign corporations, passive foreign investment companies and regulated investment companies (and shareholders of such corporations), dealers in securities or currencies, traders in securities, former citizens of the United States, persons holding the Notes as a hedge against currency risks or as a position in a "straddle," "hedge," "constructive sale transaction" or "conversion transaction" for tax purposes, entities that are tax-exempt for U.S. federal income tax purposes, retirement plans, individual retirement accounts, tax-deferred accounts, persons subject to the alternative minimum tax, pass-through entities (including partnerships and entities and arrangements classified as partnerships for U.S. federal income tax purposes) and beneficial owners of pass-through entities, persons whose functional currency is not the U.S. dollar or persons subject to the special tax accounting rules under Section 451(b) of the Code. It also does not deal with beneficial owners of the Notes other than original purchasers of the Notes who acquire the Notes in this offering at the price of the Notes that appears on the front of this offering memorandum (which excludes accrued interest from January 13, 2021). Moreover, this discussion does not address the effect of the "unearned" net investment income surtax. Investors considering purchasing the Notes should consult their own tax advisors concerning the application of the U.S. federal tax laws to their individual circumstances, as well as any consequences to such investors relating to purchasing, owning and disposing of the Notes under the laws of any other taxing jurisdiction.

              For purposes of this discussion, the term "U.S. Holder" means a beneficial owner of a Note that is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) a trust (a) subject to the control of one or more U.S. persons and the primary supervision of a court in the United States, or (b) that has a valid election (under applicable Treasury Regulations) to be treated as a U.S. person, or (iv) an estate the income of which is subject to U.S. federal income taxation regardless of its source. The term "non-U.S. Holder" means a beneficial owner of a Note that is neither a U.S. Holder nor a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes). We have not sought and will not seek any ruling from the IRS regarding the Notes. This summary does not discuss any aspects of U.S. federal estate or gift tax, or any non-U.S., state or local tax. This summary does not discuss the special treatment under U.S. federal income tax laws that could result if we invested in tax-exempt securities or certain other investment assets.

              If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds any Notes, the U.S. federal income tax treatment of a partner of the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. Partnerships holding Notes, and persons holding interests in such partnerships, should each consult their own tax advisors as to the consequences of investing in the Notes in their individual circumstances.

              We intend to treat, for U.S. federal income tax purposes, the issuance of the Notes offered hereby as a "qualified reopening" of the existing 2026 Notes which were issued on January 13, 2021 with an "issue price" equal to 99.593% of their principal amount and which will mature on July 15, 2026. Accordingly, we intend to treat the Notes offered hereby as having the same "issue date" and the same "issue price" as the existing 2026 Notes for U.S. federal income tax purposes. Since the existing 2026 Notes were issued with an "issue price" equal to 99.593% of their principal amount, the existing 2026 Notes were issued without original issue discount ("OID"); accordingly, the Notes offered hereby are treated as issued without OID. The remainder of this discussion assumes that the issuance of the Notes offered hereby will be treated as a qualified reopening for U.S. federal income tax purposes.

Taxation of Note Holders

              Taxation of U.S. Holders.    If you are not a U.S. Holder, this section does not apply to you. Please see "—Taxation of Non-U.S. Holders", below.

              Payments or accruals of "qualified stated interest" on a Note generally will be taxable to a U.S. Holder as ordinary interest income at the time such payments are received (actually or constructively) or accrued, in accordance with the U.S. Holder's regular method of tax accounting. Qualified stated interest is stated interest that is unconditionally payable in cash or in property (other than debt instruments of the issuer) at least annually at a single fixed rate.

              Interest on the Notes offered hereby will accrue from January 13, 2021 up to, but not including, the date of delivery and will be paid by the purchasers of the Notes offered hereby (the "Pre-Issuance Accrued Stated Interest"). On July 15, 2021, we will pay this Pre-Issuance Accrued Stated Interest to the holders of the Notes offered hereby as of the applicable record date along with interest accrued on the Notes offered hereby from the date of delivery to such interest payment date. Pursuant to applicable U.S. Treasury Regulations, we intend to treat a portion of the first stated interest payment on the Notes offered hereby as a return to U.S. Holders of an amount equal to the Pre-Issuance Accrued Stated Interest on such Notes paid by such U.S. Holders, and not as an amount payable on such Notes. As a result of such treatment, U.S. Holders should be able to treat the receipt of such Pre-Issuance Accrued Stated Interest as a non-taxable return of capital, rather than as taxable interest income on the Notes offered hereby. U.S. Holders should consult with their own tax advisors regarding the tax treatment of Pre-Issuance Accrued Stated Interest.

              If a U.S. Holder purchases a Note offered hereby for an amount (excluding any amount that is treated as Pre-Issuance Accrued Stated Interest as described above under "—Taxation of U.S. Holders—Pre-Issuance Accrued Stated Interest") in excess of the amount payable at maturity of the Note (other than payments of stated interest), such a U.S. Holder will have bond premium with respect to such Note in an amount equal to the excess of the U.S. Holder's purchase price over the amount payable at maturity of such Notes (or an earlier call date if it results in a smaller amortizable bond premium). It may be possible for a U.S. Holder to elect to amortize the amount of any bond premium on such a Note using the constant yield method over the remaining term of the Note (or until an earlier call date, as applicable). However, because we may call the Notes under certain circumstances at a price in excess of their stated principal amount (see "Description of Notes—Optional Redemption"), such amortization may be reduced and/or deferred. Any amortized amount of bond premium for a taxable year generally will offset stated interest income otherwise required to be included in respect of the Note during such taxable year. The election to amortize bond premium on a constant yield method, once made, also will apply to all other debt obligations with bond premium that a U.S. Holder holds at the beginning of, or acquires during or after, the first taxable year to which the election applies and may not be revoked without the consent of the IRS. As a result, if a U.S. Holder has previously made an election to amortize bond premium and such election has not been validly revoked, a U.S. Holder will be required to amortize any bond premium on a Note offered hereby in the manner described in this paragraph. If a U.S. Holder has not previously made and does not elect to amortize any bond premium in respect of a Note offered hereby, then the bond premium thereon will decrease the gain or increase the loss such U.S. Holder would otherwise recognize on the disposition of the Notes. U.S. Holders are urged to consult their own tax advisors regarding this election and the tax consequences of holding a Note with bond premium.

              Upon the sale, exchange, redemption, retirement or other disposition of a Note, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or retirement (excluding amounts representing accrued and unpaid interest, which are treated as ordinary income) and the U.S. Holder's adjusted tax basis in the Note. A U.S. Holder's adjusted tax basis in a Note generally will equal the U.S. Holder's initial investment in the Note. Capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period in the Note was more than one year. Long-term capital gains generally are taxed at reduced rates for individuals and certain other non-corporate U.S. Holders. The deductibility of capital losses is subject to limitations.

              Taxation of Non-U.S. Holders.    If you are not a non-U.S. Holder, this section does not apply to you. Please see "—Taxation of U.S. Holders", above.

              A non-U.S. Holder generally will not be subject to U.S. federal income or withholding taxes on payments of principal or interest on a Note provided that (i) income on the Note is not effectively connected with the conduct by the non-U.S. Holder of a trade or business within the United States, (ii) in the case of interest income, the recipient is not a bank receiving interest described in Section 881(c)(3)(A) of the Code, (iii) the non-U.S. Holder does not own (actually or constructively) 10% or more of the total combined voting power of all classes of stock of the Company, and (iv) the U.S. payor of the interest (including us, or any intermediary who pays the interest on our behalf) does not have actual knowledge or reason to know that a holder is a United States person and such non-U.S. Holder provides a statement on a properly completed and executed IRS Form W-8BEN, W-8BEN-E or other applicable form signed under penalties of perjury that includes, among other requirements, its taxpayer identification number, name and address and certifies that it is not a United States person in compliance with applicable requirements, or satisfies documentary evidence requirements for establishing that it is a non-U.S. Holder.

              A non-U.S. Holder that is not exempt from tax under these rules generally will be subject to U.S. federal income tax withholding on payments of interest on the Notes at a rate of 30% unless (i) the income is effectively connected with the conduct of a U.S. trade or business, in which case the interest generally will be subject to U.S. federal income tax on a net income basis as applicable to U.S. Holders generally (unless an applicable income tax treaty provides otherwise) and such non-U.S. Holder would be required in lieu of the certifications described above to provide a properly executed IRS Form W-8ECI, or (ii) an applicable income tax treaty provides for a lower rate of, or exemption from, withholding tax. To claim the benefit of an income tax treaty or to claim exemption from withholding because income is effectively connected with a U.S. trade or business, the non-U.S. Holder must timely provide the appropriate, properly executed IRS forms. These forms may be required to be periodically updated.

              In the case of a non-U.S. Holder that is a corporation and that receives income that is effectively connected with the conduct of a U.S. trade or business, such income may also be subject to a branch profits tax (which is generally imposed on a non-U.S. corporation on the actual or deemed repatriation from the United States of earnings and profits attributable to a U.S. trade or business) at a 30% rate. The branch profits tax may not apply (or may apply at a reduced rate) if the non-U.S. Holder is a qualified resident of a country with which the United States has an income tax treaty.

              Generally, a non-U.S. Holder will not be subject to U.S. federal income or withholding taxes on any amount that constitutes capital gain upon the sale, exchange, redemption, retirement or other disposition of a Note, provided the gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. Holder (and, if required by an applicable income tax treaty, is not attributable to a United States "permanent establishment" maintained by the non-U.S. Holder). Non-U.S. Holders should consult their own tax advisors with regard to whether taxes will be imposed on capital gain in their individual circumstances.

              Information Reporting and Backup Withholding.    A U.S. Holder (other than an "exempt recipient," including a corporation and certain other persons who, when required, demonstrate their exempt status) may be subject to backup withholding on, and to information reporting requirements with respect to, payments of principal or interest on, and proceeds from the sale, exchange, redemption or retirement of, the Notes. In general, if a non-corporate U.S. Holder subject to information reporting fails to furnish a correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements, backup withholding at the applicable rate may apply. Non-U.S. Holders generally are exempt from information reporting and backup withholding, provided, if necessary, that they demonstrate their qualification for exemption. Any amounts withheld under the backup withholding rules from a payment to a beneficial owner generally would be allowed as a refund or a credit against such beneficial owner's U.S. federal income tax provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

              Withholding taxes may be imposed under the provisions of the Code generally known as the Foreign Account Tax Compliance Act, or FATCA, on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest on, or (subject to proposed U.S. Treasury Regulations as discussed below) gross proceeds from the sale or disposition of, the Notes paid to a "foreign financial institution" or a "nonfinancial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner (by providing an IRS Form W-8BEN-E or other applicable IRS form) or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E or other applicable IRS form). If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts and withhold 30% on payments to non-compliant foreign financial institutions and certain other account holders. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify these requirements. Accordingly, the entity through which the Notes are held will affect the determination of whether such withholding is required.

              Information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a non-U.S. Holder is a resident under the provisions of an applicable income tax treaty or agreement.

              Under the applicable Treasury regulations, withholding under FATCA generally applies to payments of interest on the Notes from such Notes' date of issuance. Currently effective, proposed U.S. Treasury Regulations have been issued that, when finalized, will provide for the repeal of the 30% withholding tax that would have applied to all payments of gross proceeds from the sale, exchange or disposition of stock, bonds, or other property that could give rise to dividends or interest. In the preamble to the proposed U.S. Treasury Regulations, the government provided that taxpayers may rely upon this repeal until the issuance of final U.S. Treasury Regulations. Non-U.S. Holders are urged to consult with their tax advisors regarding the application of FATCA to their ownership of the Notes. The FATCA withholding tax will apply to all withholdable payments without regard to whether the beneficial owner of the payment would otherwise be entitled to an exemption from imposition of withholding tax pursuant to an applicable tax treaty with the United States or U.S. domestic law. If payment of this withholding tax is made, holders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such interest or proceeds will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction, if any. We will not pay additional amounts to holders of the Notes in respect of any amounts withheld.

              Prospective holders should consult their own tax advisors regarding the potential application of withholding under FATCA to their investment in the Notes.

              Investors should consult their own tax advisors with respect to the particular tax consequences of an investment in the Notes in their individual circumstances, including the possible effect of any pending legislation or proposed regulations.

UNDERWRITING

              BofA Securities, Inc., J.P. Morgan Securities LLC, SMBC Nikko Securities America, Inc., and Wells Fargo Securities, LLC are acting as representatives of each of the underwriters named below. Subject to the terms and conditions set forth in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and each of the underwriters has agreed, severally and not jointly, to purchase from us, the aggregate principal amount of Notes set forth opposite its name below.

Name of Underwriter	Aggregate Principal Amount of Securities to be Purchased
BofA Securities, Inc.	$
J.P. Morgan Securities LLC
SMBC Nikko Securities America, Inc.
Wells Fargo Securities, LLC

Total	$

              Subject to the terms and conditions set forth in the purchase agreement, the underwriters have agreed, severally and not jointly, to purchase all of the Notes sold under the purchase agreement if any of these Notes are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

              We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act"), or to contribute to payments the underwriters may be required to make in respect of those liabilities.

              The underwriters are offering the Notes, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the Notes, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer's certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.

Commissions and Discounts

              The following table shows the total underwriting discounts that we are to pay to the underwriters in connection with this offering.

	Per Note		Total
Public offering price		%	$
Underwriting discount (sales load)		%	$
Proceeds, before expenses, to us		%	$

              The public offering price set forth above does not include accrued interest of $            in the aggregate from January 13, 2021 up to, but not including, the date of delivery.

              The underwriters propose to offer some of the Notes to the public at the public offering price set forth on the cover page of this prospectus supplement and may offer the Notes to certain other Financial Industry Regulatory Authority (FINRA) members at the public offering price less a concession not in excess of        % of the aggregate principal amount of the Notes. The underwriters may allow, and the dealers may reallow, a discount not in excess of        % of the aggregate principal amount of the Notes. After the initial offering of the Notes to the public, the public offering price and such concessions may be changed. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

              The expenses of the offering, not including the underwriting discount, are estimated at approximately $            and are payable by us.

No Sales of Similar Securities

              Subject to certain exceptions, we have agreed not to directly or indirectly, offer, pledge, sell, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of any debt securities issued or guaranteed by the Company or any securities convertible into or exercisable or exchangeable for debt securities issued or guaranteed by the Company or file any registration statement under the Securities Act with respect to any of the foregoing until the settlement date of this offering without first obtaining the written consent of the representatives. This consent may be given at any time without public notice.

Listing

              While a trading market developed after issuing the existing 2026 Notes, we cannot assure you that an active and liquid market for the Notes will be maintained. Although the underwriters have informed us that they intend to continue to make a market in the Notes, as permitted by applicable laws and regulations, they are not obligated to do so and may discontinue any such market making activities at any time without notice. The Notes are not listed on any securities exchange or quoted on any automated dealer quotation system, and we do not intend to apply for a listing of the Notes on any securities exchange or any automated dealer quotation system. Accordingly, we cannot assure you that a liquid market for the Notes will develop or be maintained. If an active public trading market for the Notes is not maintained, the market price and liquidity of the Notes may be adversely affected.

Price Stabilization, Short Positions

              In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater principal amount of Notes than they are required to purchase in the offering. The underwriters must close out any short position by purchasing Notes in the open market. A short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Notes in the open market after pricing that could adversely affect investors who purchase in the offering.

              Similar to other purchase transactions, the underwriters' purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of the Notes or preventing or retarding a decline in the market price of the Notes. As a result, the price of the Notes may be higher than the price that might otherwise exist in the open market.

              The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short covering transactions.

              Any of these activities may cause the price of the Notes to be higher than the price that otherwise would exist in the open market in the absence of such transactions. These transactions may be affected in the over-the-counter market or otherwise and, if commenced, may be discontinued at any time without any notice relating thereto.

              Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Notes. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Electronic Offer, Sale and Distribution of Notes

              The underwriters may make prospectuses available in electronic (PDF) format. A prospectus in electronic (PDF) format may be made available on a web site maintained by the underwriters, and the underwriters may distribute such prospectuses electronically. The underwriters may allocate a limited principal amount of the Notes for sale to their online brokerage customers.

Other Relationships

              The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have provided in the past and may provide from time to time in the future in the ordinary course of their business certain commercial banking, financial advisory, investment banking and other services to Ares and its affiliates and managed funds and Ares Capital or our portfolio companies for which they have received or will be entitled to receive separate fees. In particular, the underwriters or their affiliates may execute transactions with Ares Capital or on behalf of Ares Capital, Ares or any of our or their portfolio companies, affiliates and/or managed funds. In addition, the underwriters or their affiliates may act as arrangers, underwriters or placement agents for companies whose securities are sold to or whose loans are syndicated to Ares, Ares Capital or Ares Capital Management and their affiliates and managed funds.

              Affiliates of certain of the underwriters may be limited partners of private investment funds affiliated with our investment adviser, Ares Capital Management.

              The underwriters or their affiliates may also trade in our securities, securities of our portfolio companies or other financial instruments related thereto for their own accounts or for the account of others and may extend loans or financing directly or through derivative transactions to Ares, Ares Capital, Ares Capital Management or any of our portfolio companies.

              We may purchase securities of third parties from the underwriters or their affiliates after the offering. However, we have not entered into any agreement or arrangement regarding the acquisition of any such securities, and we may not purchase any such securities. We would only purchase any such securities if—among other things—we identified securities that satisfied our investment needs and completed our due diligence review of such securities.

              After the date of this prospectus supplement, the underwriters and their affiliates may from time to time obtain information regarding specific portfolio companies or us that may not be available to the general public. Any such information is obtained by the underwriters and their affiliates in the ordinary course of their business and not in connection with the offering of the Notes. In addition, after the offering period for the sale of the Notes, the underwriters or their affiliates may develop analyses or opinions related to Ares, Ares Capital or our portfolio companies and buy or sell interests in one or more of our portfolio companies on behalf of their proprietary or client accounts and may engage in competitive activities. There is no obligation on behalf of these parties to disclose their respective analyses, opinions or purchase and sale activities regarding any portfolio company or regarding Ares Capital to our noteholders or any other persons.

              In the ordinary course of their business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters and their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Notes. Any such credit default swaps or short positions could adversely affect future trading prices of the Notes. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

              Affiliates of certain of the underwriters serve as agents and/or lenders under our credit facilities or other debt instruments (including the Revolving Credit Facility, the Revolving Funding Facility and the SMBC Funding Facility) and may also be lenders to private investment funds managed by IHAM. JPMorgan Chase Bank, N.A., an affiliate of J.P. Morgan Securities LLC, is the administrative agent under our Revolving Credit Facility. BofA Securities, Inc. (assignee of Merrill Lynch, Pierce, Fenner & Smith Incorporated), JPMorgan Chase Bank, N.A. and Sumitomo Mitsui Banking Corporation, an affiliate of SMBC Nikko Securities America, Inc., are joint bookrunners and joint lead arrangers for our Revolving Credit Facility. Bank of America, N.A., an affiliate of BofA Securities, Inc., and Sumitomo Mitsui Banking Corporation are syndication agents with respect to our Revolving Credit Facility. Wells Fargo Securities, LLC is the agent under the Revolving Funding Facility. Sumitomo Mitsui Banking Corporation is the agent under the SMBC Funding Facility. Certain of the underwriters and their affiliates were underwriters in connection with our initial public offering and our subsequent common stock offerings, debt offerings and rights offering, for which they received customary fees.

              Proceeds of this offering will be used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility, the SMBC Funding Facility and/or the BNP Funding Facility. Affiliates of BofA Securities, Inc., J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc. are lenders under the Revolving Credit Facility. Affiliates of BofA Securities, Inc and Wells Fargo Securities, LLC are lenders under the Revolving Funding Facility. An affiliate of SMBC Nikko Securities America, Inc. is a lender under the SMBC Funding Facility. Accordingly, affiliates of certain of the underwriters may receive more than 5% of the proceeds of this offering to the extent such proceeds are used to repay or repurchase outstanding indebtedness under the Revolving Credit Facility, the Revolving Funding Facility and/or the SMBC Funding Facility.

              The principal business address of BofA Securities, Inc. is One Bryant Park, New York, NY 10036. The principal business address of J.P. Morgan Securities LLC is 383 Madison Avenue, New York, New York 10179. The principal business address of SMBC Nikko Securities America, Inc. is 277 Park Avenue, New York, New York 10172. The principal business address of Wells Fargo Securities, LLC is 550 South Tryon Street, Charlotte, NC 28202.

Notice to Prospective Investors in the European Economic Area

              The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area ("EEA"). For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, "MiFID II"); or

  (ii)
  a customer within the meaning of Directive (EU) 2016/97 (as amended, the "Insurance Distribution Directive"), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

  (iii)
  not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the "Prospectus Regulation"); and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

              Consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the "PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in any member state of the EEA will be made pursuant to an exemption under the Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the Prospectus Regulation.

Notice to Prospective Investors in the United Kingdom

              The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:

  (a)
  the expression "retail investor" means a person who is one (or more) of the following:

  (i)
  a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 ("EUWA"); or

  (ii)
  a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (as amended, the "FSMA") of the United Kingdom and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

  (iii)
  not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA (the "UK Prospectus Regulation"); and

  (b)
  the expression "offer" includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes.

              Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the "UK PRIIPs Regulation") for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and therefore offering or selling the Notes or otherwise making them available to any retail investor in the UK may be unlawful under the UK PRIIPs Regulation. This prospectus supplement has been prepared on the basis that any offer of Notes in the UK will be made pursuant to an exemption under the UK Prospectus Regulation from the requirement to publish a prospectus for offers of Notes. Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of the UK Prospectus Regulation.

              This prospectus supplement and the accompanying prospectus and any other material in relation to the Notes is only being distributed to, and is directed only at, persons in the United Kingdom who are "qualified investors" (as defined in the UK Prospectus Regulation who are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the "Order"), or (ii) high net worth entities or other persons falling within Articles 49(2)(a) to (d) of the Order, or (iii) persons to whom it would otherwise be lawful to distribute it, all such persons together being referred to as "Relevant Persons". The Notes are only available to, and any invitation, offer or agreement to subscribe, purchase or otherwise acquire such Notes will be engaged in only with, Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by any recipients to any other person in the United Kingdom. Any person in the United Kingdom that is not a Relevant Person should not act or rely on this prospectus supplement and the accompanying prospectus or their contents. The Notes are not being offered to the public in the United Kingdom.

              In addition, in the United Kingdom, each underwriter has represented and agreed the Notes may not be offered other than by an underwriter that:

  •
  has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Notes in circumstances in which Section 21(1) of the FSMA does not apply to us; and

  •
  has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

              The Notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

              Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

              Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

LEGAL MATTERS

              Certain legal matters in connection with the offering will be passed upon for us by Kirkland & Ellis LLP, Los Angeles, California and New York, New York, Eversheds Sutherland (US) LLP, Washington, D.C. and Venable LLP, Baltimore, Maryland. Kirkland & Ellis LLP has from time to time represented the underwriters, Ares and Ares Capital Management on unrelated matters. Certain legal matters in connection with the offering will be passed upon for the underwriters by Freshfields Bruckhaus Deringer US LLP.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              This prospectus supplement is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus supplement. Any reports filed by us with the SEC subsequent to the date of this prospectus supplement will automatically update and, where applicable, supersede any information contained in this prospectus supplement or incorporated by reference herein.

              We incorporate by reference into this prospectus supplement our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement until all of the securities offered by this prospectus supplement and the accompanying prospectus have been sold or we otherwise terminate the offering of these securities; provided, however, that information "furnished" under Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC that is not deemed filed is not incorporated by reference in this prospectus supplement.

              This prospectus supplement incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on February 10, 2021;

  •
  those portions of our definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on March 30, 2020, that are incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2019; and

  •
  our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 13, 2021, February 16, 2021 and February 23, 2021.

              See "Available Information" in the accompanying prospectus for information on how to obtain a copy of these filings.

PROSPECTUS

Common Stock
Preferred Stock
Debt Securities
Subscription Rights
Warrants
Units

                Ares Capital Corporation is a specialty finance company that is a closed-end, non-diversified management investment company incorporated in Maryland. We have elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in first lien senior secured loans (including "unitranche" loans, which are loans that combine both senior and mezzanine debt, generally in a first lien position), second lien senior secured loans and mezzanine debt, which in some cases includes an equity component. To a lesser extent, we also make preferred and/or common equity investments.

                We are externally managed by our investment adviser, Ares Capital Management LLC, a subsidiary of Ares Management Corporation, a publicly traded, leading global alternative investment manager. Ares Operations LLC, a subsidiary of Ares Management Corporation, provides certain administrative and other services necessary for us to operate.

                Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." On September 14, 2020 the last reported sales price of our common stock on The NASDAQ Global Select Market was $14.25, per share. The net asset value per share of our common stock at June 30, 2020 (the last date prior to the date of this prospectus on which we determined net asset value) was $15.83.

                Investing in our securities involves risks that are described in the "Risk Factors" section beginning on page 20 of this prospectus, including the risk of leverage.

                We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, which we refer to, collectively, as the "securities." The preferred stock, debt securities, subscription rights and warrants (including as part of a unit) offered hereby may be convertible or exchangeable into shares of our common stock. The securities may be offered at prices and on terms to be described in one or more supplements to this prospectus. In the event we offer common stock, the offering price per share of our common stock less any underwriting commissions or discounts will generally not be less than the net asset value per share of our common stock at the time we make the offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such circumstances as the U.S. Securities and Exchange Commission (the "SEC") may permit. This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The accompanying prospectus supplement and any related free writing prospectus may also add, update, or change information contained in this prospectus. You should carefully read this prospectus, the accompanying prospectus supplement, any related free writing prospectus and the documents incorporated by reference herein, before investing in our securities and keep them for future reference. We file annual, quarterly and current reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. The SEC also maintains a website at www.sec.gov that contains such information. The information on the websites referred to herein is not incorporated by reference into this prospectus or the accompanying prospectus supplement.

                Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement.

The date of this prospectus is September 16, 2020.

              You should rely only on the information contained in this prospectus, the accompanying prospectus supplement, any related free writing prospectus, the documents incorporated by reference in this prospectus and the applicable prospectus supplement, or any other information to which we have referred you. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in, or incorporated by reference in, this prospectus, the accompanying prospectus supplement or any such free writing prospectus is, or will be, accurate only as of the dates on their respective covers. Our business, financial condition, results of operations and prospects may have changed since any such date.

i

 ABOUT THIS PROSPECTUS

              This prospectus is part of an automatic "shelf" registration statement that we have filed with the SEC, as a "well-known seasoned issuer" as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. The securities may be offered at prices and on terms described in one or more supplements to this prospectus. This prospectus provides you with a general description of the securities that we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Such prospectus supplement and/or free writing prospectus (collectively referred to hereinafter as the "prospectus supplement") may also add, update or change information contained in this prospectus or in the documents we incorporate by reference herein. This prospectus and the prospectus supplement, together with any documents incorporated by reference herein, will include all material information relating to the applicable offering. Please carefully read this prospectus and the prospectus supplement, together with any documents incorporated by reference in this prospectus and the applicable prospectus supplement, any exhibits and the additional information described under the headings "Available Information," "Incorporation of Certain Information By Reference," "Prospectus Summary" and "Risk Factors" before you make an investment decision.

ii

PROSPECTUS SUMMARY

              This summary highlights some of the information contained elsewhere in this prospectus. It is not complete and may not contain all of the information that you may want to consider. You should read carefully the more detailed information set forth under "Risk Factors" and the other information included or incorporated by reference in this prospectus and the accompanying prospectus supplement. Except where the context suggests otherwise, the terms "we," "us," "our," "the Company" and "Ares Capital" refer to Ares Capital Corporation and its consolidated subsidiaries; "Ares Capital Management" and "our investment adviser" refer to Ares Capital Management LLC; "Ares Operations" and "our administrator" refer to Ares Operations LLC; and "Ares" and "Ares Management" refer to Ares Management Corporation (NYSE: ARES) and its affiliated companies (other than portfolio companies of its affiliated funds).

 THE COMPANY

Overview

              Ares Capital, a Maryland corporation, is a specialty finance company that is a closed-end, non-diversified management investment company. We have elected to be regulated as a business development company, or a "BDC," under the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder or the "Investment Company Act." We were founded on April 16, 2004, were initially funded on June 23, 2004 and completed our initial public offering ("IPO") on October 8, 2004. As of June 30, 2020, we were the largest BDC in the United States with approximately $14.5 billion of total assets.

              We are externally managed by our investment adviser, Ares Capital Management, a subsidiary of Ares Management, a publicly traded, leading global alternative investment manager, pursuant to our investment advisory and management agreement. Our administrator, Ares Operations, a subsidiary of Ares Management, provides certain administrative and other services necessary for us to operate.

              Our investment objective is to generate both current income and capital appreciation through debt and equity investments. We invest primarily in U.S. middle-market companies, where we believe the supply of primary capital is limited and the investment opportunities are most attractive. However, we may from time to time invest in larger or smaller companies. We generally use the term "middle-market" to refer to companies with annual EBITDA between $10 million and $250 million. As used herein, EBITDA represents net income before net interest expense, income tax expense, depreciation and amortization.

              We invest primarily in first lien senior secured loans (including "unitranche" loans, which are loans that combine both senior and mezzanine debt, generally in a first lien position), second lien senior secured loans and mezzanine debt, which in some cases includes an equity component. First and second lien senior secured loans generally are senior debt instruments that rank ahead of subordinated debt of a given portfolio company. Mezzanine debt is subordinated to senior loans and is generally unsecured. Our investments in corporate borrowers generally range between $30 million and $500 million each and investments in project finance/power generation projects generally range between $10 million and $200 million. However, the investment sizes may be more or less than these ranges and may vary based on, among other things, our capital availability, the composition of our portfolio and general micro-and macro-economic factors.

              To a lesser extent, we also make preferred and/or common equity investments, which have generally been non-control equity investments of less than $20 million (usually in conjunction with a concurrent debt investment). However, we may increase the size or change the nature of these investments.

              The proportion of these types of investments will change over time given our views on, among other things, the economic and credit environment in which we are operating. In pursuit of our investment objective we generally seek to self-originate investments and lead the investment process, which may result in us making commitments with respect to indebtedness or securities of a potential portfolio company in excess of our final investment. In such situations, while we may initially agree to fund up to a certain dollar amount of an investment, we may subsequently syndicate or sell a portion of such amount (including, without limitation, to vehicles managed by our portfolio company, Ivy Hill Asset Management, L.P. ("IHAM")), such that we are left with a smaller investment than what was reflected in our original commitment. In addition to originating investments, we may also acquire investments in the secondary market (including purchases of a portfolio of investments).

              The first and second lien senior secured loans in which we invest generally have stated terms of three to 10 years and the mezzanine debt investments in which we invest generally have stated terms of up to 10 years, but the expected average life of such first and second lien loans and mezzanine debt is generally between three and seven years. However, we may invest in loans and securities with any maturity or duration. The instruments in which we invest typically are not rated by any rating agency, but we believe that if such instruments were rated, they would be below investment grade (rated lower than "Baa3" by Moody's Investors Service, lower than "BBB–" by Fitch Ratings or lower than "BBB–" by Standard & Poor's Ratings Services), which, under the guidelines established by these entities, is an indication of having predominantly speculative characteristics with respect to the issuer's capacity to pay interest and repay principal. Bonds that are rated below investment grade are sometimes referred to as "high yield bonds" or "junk bonds." We may invest without limit in debt or other securities of any rating, as well as debt or other securities that have not been rated by any nationally recognized statistical rating organization.

              We believe that our investment adviser, Ares Capital Management, is able to leverage the current investment platform, resources and existing relationships of Ares Management with financial sponsors, financial institutions, hedge funds and other investment firms to provide us with attractive investment opportunities. In addition to deal flow, the Ares investment platform assists our investment adviser in analyzing, structuring and monitoring investments. Ares has been in existence for over 20 years and its partners have experience in leveraged finance, private equity, distressed debt, commercial real estate finance, investment banking and capital markets. We have access to Ares' investment professionals and administrative professionals, who provide assistance in accounting, finance, legal, compliance, operations, information technology and investor relations.

              While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See "Regulation" below. Specifically, as part of this 30% basket, we may invest in entities that are not considered "eligible portfolio companies" (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

              See "Business" in our most recent Annual Report on Form 10-K for additional information about us.

Risk Factors

              Investing in Ares Capital involves risks. The following is a summary of the principal risks that you should carefully consider before investing in our securities. In addition, see "Risk Factors" beginning on page 20 and in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q incorporated by reference herein for a more detailed discussion of the principal risks as well as certain other risks you should carefully consider before deciding to invest in our securities.

  •
  The capital markets may experience periods of disruption and instability. Such market conditions may materially and adversely affect debt and equity capital markets, which may have a negative impact on our business and operations.

  •
  Uncertainty about the financial stability of the United States, China and several countries in Europe could have a significant adverse effect on our business, financial condition and results of operations.

  •
  A failure on our part to maintain our status as a BDC may significantly reduce our operating flexibility and a failure to maintain our status as a regulated investment company ("RIC") may subject us to additional corporate-level income taxes.

  •
  We are dependent upon certain key personnel of Ares for our future success and upon their access to other Ares investment professionals.

  •
  Our ability to grow depends on our ability to raise capital.

  •
  We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us.

  •
  Effective on June 21, 2019, our asset coverage requirement was reduced from 200% to 150%, which may increase the risk of investing with us.

  •
  We operate in a highly competitive market for investment opportunities.

  •
  There are significant potential conflicts of interest that could impact our investment returns.

  •
  We are exposed to risks associated with changes in interest rates.

  •
  Most of our portfolio investments are not publicly traded and, as a result, the fair value of these investments may not be readily determinable. Additionally, to the extent that we need liquidity and need to sell assets, the lack of liquidity in our investments may adversely affect our business.

  •
  Our financial condition and results of operations could be negatively affected if a significant investment fails to perform as expected.

  •
  Declines in market prices and liquidity in the corporate debt markets can result in significant net unrealized depreciation of our portfolio, which in turn would reduce our net asset value.

  •
  Economic recessions or downturns, including as a result of the novel coronavirus pandemic, could impair our portfolio companies and harm our operating results.

  •
  Our investments, which are primarily in middle-market companies, may be risky and we could lose all or part of our investment.

  •
  Our portfolio companies may be highly leveraged.

  •
  Our credit ratings may not reflect all risks of an investment in our debt securities.

  •
  Our shares of common stock may trade at a price above or below net asset value. If our common stock trades at a discount to net asset value, our ability to raise capital may be limited.

Our Corporate Information

              Our administrative offices are located at 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, telephone number (310) 201-4200, and our principal executive offices are located at 245 Park Avenue, 44th Floor, New York, New York 10167, telephone number (212) 750-7300.

 OFFERINGS

              We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock, warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, on terms to be determined at the time of the offering. We will offer our securities at prices and on terms to be set forth in one or more supplements to this prospectus. The offering price per share of our common stock, less any underwriting commissions or discounts, generally will not be less than the net asset value per share of our common stock at the time of an offering. However, we may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit. Any such issuance of shares of our common stock below net asset value may be dilutive to the net asset value of our common stock. See "Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes" in our most recent Annual Report on Form 10-K as well as "Risk Factors" included in this prospectus.

              We may offer our securities directly to one or more purchasers, including existing stockholders in a rights offering, through agents that we designate from time to time or to or through underwriters or dealers. The prospectus supplement relating to each offering will identify any agents or underwriters involved in the sale of our securities, and will set forth any applicable purchase price, fee, commission or discount arrangement between us and our agents or underwriters or among our underwriters or the basis upon which such amount may be calculated. See "Plan of Distribution" below. We may not sell any of our securities through agents, underwriters or dealers without delivery of a prospectus supplement describing the method and terms of the offering of our securities.

              Set forth below is additional information regarding offerings of our securities:

Use of proceeds	Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include, among other things, (a) investing in portfolio companies in accordance with our investment objective and (b) repaying indebtedness. Each supplement to this prospectus relating to an offering will more fully identify the use of the proceeds from such offering. See "Use of Proceeds" below.
Distributions
We currently intend to pay dividends or make other distributions to our stockholders on a quarterly basis out of assets legally available for distribution. We may also pay additional dividends or make additional distributions to our stockholders from time to time. Our quarterly and additional dividends or distributions, if any, will be determined by our board of directors. For more information, see "Price Range of Common Stock and Distributions" below.

Taxation	We have elected to be treated as a RIC for U.S. federal income tax purposes. As a RIC, we generally will not pay U.S. federal corporate-level income taxes on any income and gain that we distribute to our stockholders as dividends on a timely basis. Among other things, in order to maintain our RIC status, we must meet specified source of income and asset diversification requirements and distribute annually generally an amount equal to at least 90% of our investment company taxable income, out of assets legally available for distribution. See "Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC" and "We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income" in our most recent Annual Report on Form 10-K and "Price Range of Common Stock and Distributions" below.
Dividend reinvestment plan
We have a dividend reinvestment plan for our stockholders. This is an "opt out" dividend reinvestment plan. As a result, if we declare a cash dividend, then stockholders' dividends will be automatically reinvested in additional shares of our common stock, unless they specifically "opt out" of the dividend reinvestment plan so as to receive cash. Stockholders whose cash dividends are reinvested in additional shares of our common stock will be subject to the same U.S. federal, state and local tax consequences as stockholders who elect to receive their dividends in cash. See "Dividend Reinvestment Plan" below.
The NASDAQ Global Select Market symbol	"ARCC"
Anti-takeover provisions
Our board of directors is divided into three classes of directors serving staggered three-year terms. This structure is intended to provide us with a greater likelihood of continuity of management, which may be necessary for us to realize the full value of our investments. A staggered board of directors also may serve to deter hostile takeovers or proxy contests, as may certain other measures adopted by us. See "Description of Our Capital Stock" below.

Leverage	We borrow funds to make additional investments. We use this practice, which is known as "leverage," to attempt to increase returns to our stockholders, but it involves significant risks. See "Risk Factors, " "Senior Securities" and "Regulation—Indebtedness and Senior Securities" below. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e. we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources" in our most recent Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources" in our most recent Quarterly Report on Form 10-Q. The amount of leverage that we employ at any particular time will depend on our investment adviser's and our board of directors' assessments of market and other factors at the time of any proposed borrowing.
Management arrangements
Ares Capital Management serves as our investment adviser. Ares Operations serves as our administrator. For a description of Ares Capital Management, Ares Operations, Ares and our contractual arrangements with these companies, see "Business" in our most recent Annual Report on Form 10-K under the captions "Investment Advisory and Management Agreement," and "Administration Agreement."
Available information
We are required to file periodic reports, proxy statements and other information with the SEC. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this prospectus. Such information is also available from the EDGAR database on the SEC's website at www.sec.gov.
Incorporation of certain information by reference
This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any supplement thereto is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. See "Incorporation of Certain Information by Reference" below.

FEES AND EXPENSES

              The following table is intended to assist you in understanding the costs and expenses that an investor in our common stock will bear, directly or indirectly, based on the assumptions set forth below. We caution you that some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this table contains a reference to our fees or expenses, we will pay such fees and expenses out of our net assets and, consequently, stockholders will indirectly bear such fees or expenses as investors in Ares Capital.

Stockholder transaction expenses (as a percentage of offering price):
Sales load	—	(1)
Offering expenses	—	(2)
Dividend reinvestment plan expenses	Up to $15 Transaction Fee	(3)

Total stockholder transaction expenses paid	—	(4)

Annual expenses (as a percentage of consolidated net assets attributable to common stock)(5):
Base management fees	3.27%	(6)
Income based fees and capital gains incentive fees	1.63%	(7)
Interest payments on borrowed funds	4.58%	(8)
Other expenses	0.79%	(9)
Acquired fund fees and expenses	2.25%	(10)

Total annual expenses	12.52%	(11)

(1)
In the event that the securities to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will disclose the applicable sales load (underwriting discount or commission). Purchases of shares of our common stock on the secondary market are not subject to sales charges but may be subject to brokerage commissions or other charges. The table does not include any sales load that stockholders may have paid in connection with their purchase of shares of our common stock.

(2)
The related prospectus supplement will disclose the estimated amount of offering expenses, the offering price and the offering expenses borne by us as a percentage of the offering price.

(3)
The expenses of the dividend reinvestment plan are included in "Other expenses." The plan administrator's fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant's account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds. See "Dividend Reinvestment Plan" below for more information.

(4)
The related prospectus supplement will disclose the offering price and the total stockholder transaction expenses as a percentage of the offering price.

(5)
The "consolidated net assets attributable to common stock" used to calculate the percentages in this table is our average net assets of $6.9 billion for the six months ended June 30, 2020.

(6)
Our base management fee is calculated at an annual rate of 1.5% based on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds) at the end of the two most recently completed calendar quarters; provided, however, the base management fee is calculated at an annual rate of 1.0% on the average value of our total assets (other than cash or cash equivalents but including assets purchased with borrowed funds)

  that exceeds the product of (A) 200% and (B) our net asset value at the end of the most recently completed calendar quarter. See "Business" in our most recent Annual Report on Form 10-K under the caption "Investment Advisory and Management Agreement."

(7)
This item represents our investment adviser's income based fees and capital gains incentive fees estimated by annualizing income based fees for the six months ended June 30, 2020, and the capital gains incentive fee expense accrued in accordance with U.S. generally accepted accounting principles ("GAAP") for the six months ended June 30, 2020, even though no capital gains incentive fee was actually payable under the investment advisory and management agreement as of June 30, 2020.

GAAP requires that the capital gains incentive fee accrual consider the cumulative aggregate unrealized capital appreciation in the calculation, as a capital gains incentive fee would be payable if such unrealized capital appreciation were realized, even though such unrealized capital appreciation is not permitted to be considered in calculating the fee actually payable under the Investment Company Act or the investment advisory and management agreement. This GAAP accrual is calculated using the aggregate cumulative realized capital gains and losses and aggregate cumulative unrealized capital depreciation included in the calculation of the capital gains incentive fee actually payable under the investment advisory and management agreement plus the aggregate cumulative unrealized capital appreciation. If such amount is positive at the end of a period, then GAAP requires us to record a capital gains incentive fee equal to 20% of such cumulative amount, less the aggregate amount of actual capital gains incentive fees paid or capital gains incentive fees accrued under GAAP in all prior periods. The resulting accrual for any capital gains incentive fee under GAAP in a given period may result in an additional expense if such cumulative amount is greater than in the prior period or a reversal of previously recorded expense if such cumulative amount is less than in the prior period. If such cumulative amount is negative, then there is no accrual. There can be no assurance that such unrealized capital appreciation will be realized in the future or that the amount accrued for will ultimately be paid.

For purposes of this table, we have assumed that these fees will be payable (in the case of the capital gains incentive fee) and that they will remain constant, although they are based on our performance and will not be paid unless we achieve certain goals. We expect to invest or otherwise utilize all of the net proceeds from securities registered under the registration statement of which this prospectus is a part pursuant to a particular prospectus supplement within three months of the date of the offering pursuant to such prospectus supplement and may have capital gains and interest income that could result in the payment of these fees to our investment adviser in the first year after completion of offerings pursuant to this prospectus. Since our IPO through June 30, 2020, the average quarterly fees accrued related to income based fees and capital gains incentive fees (including capital gains incentive fees accrued under GAAP even though they may not be payable) have been approximately 0.60% of our weighted average net assets for such period (2.42% on an annualized basis). For more detailed information on the calculation of our income based fees and capital gains incentive fees, please see below. For more detailed information about income based fees and capital gains incentive fees previously incurred by us, please see Note 3 to our consolidated financial statements for the year ended December 31, 2019 and the six months ended June 30, 2020.

Income based fees are payable quarterly in arrears in an amount equal to 20% of our pre-incentive fee net investment income (including interest that is accrued but not yet received in cash), subject to a 1.75% quarterly (7.0% annualized) hurdle rate and a "catch-up" provision measured as of the end of each calendar quarter. Under this provision, in any calendar quarter, our investment adviser receives no income based fees until our net investment income equals the hurdle rate of 1.75% but then receives, as a "catch-up," 100% of our pre-incentive fee net investment income with respect to that portion of such pre-incentive fee net investment income, if any, that exceeds the hurdle rate but is less than 2.1875%. The effect of this provision is that, if pre-incentive fee net investment income exceeds 2.1875% in any calendar quarter, our investment adviser will receive 20% of our pre-incentive fee net investment income as if a hurdle rate did not apply.

Capital gains incentive fees are payable annually in arrears in an amount equal to 20% of our realized capital gains on a cumulative basis from inception through the end of the year, if any, computed net of all realized capital losses and unrealized capital depreciation on a cumulative basis, less the aggregate amount of capital gains incentive fees paid in all prior years.

We will defer cash payment of any income based fees and capital gains incentive fees otherwise earned by our investment adviser if, during the most recent four full calendar quarter period ending on or prior to the date such payment is to be made, the sum of (a) our aggregate distributions to our stockholders and (b) our change in net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period) is less than 7.0% of our net assets (defined as total assets less indebtedness) at the beginning of such period. Any deferred income based fees and capital gains incentive fees are carried over for payment in subsequent calculation periods to the extent such payment is payable under the investment advisory and management agreement.

These calculations will be adjusted for any share issuances or repurchases.

See "Business" in our most recent Annual Report on Form 10-K under the caption "Investment Advisory and Management Agreement."

(8)
"Interest payments on borrowed funds" represents our interest expenses estimated by annualizing our actual interest and credit facility expenses incurred for the six months ended June 30, 2020. During the six months ended June 30, 2020, our average outstanding borrowings were approximately $7.7 billion and cash paid for interest expense was $126 million. We had outstanding borrowings of approximately $7.5 billion (with a carrying value of approximately $7.4 billion) as of June 30, 2020. This item is based on the assumption that our borrowings and interest costs after an offering will remain similar to those prior to such offering. The amount of leverage that we may employ at any particular time will depend on, among other things, our investment adviser's and our board of directors' assessment of market and other factors at the time of any proposed borrowing. See "Risk Factors—Risks Relating to Our Business—We borrow money, which magnifies the potential for gain or loss on amounts invested and may increase the risk of investing with us" in our most recent Annual Report on Form 10-K. We are currently allowed to borrow amounts such that our asset coverage, as calculated pursuant to the Investment Company Act, equals at least 150% after such borrowing (i.e. we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources" in our most recent Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Financial Condition, Liquidity and Capital Resources" in our most recent Quarterly Report on Form 10-Q.

(9)
Includes our overhead expenses, including payments under our administration agreement based on our allocable portion of overhead and other expenses incurred by Ares Operations in performing its obligations under the administration agreement, and income taxes. Such expenses are estimated by annualizing actual "Other expenses" for the six months ended June 30, 2020. The holders of shares of our common stock (and not the holders of our debt securities or preferred stock, if any) indirectly bear the cost associated with our annual expenses. See "Business" in our most recent Annual Report on Form 10-K under the caption "Administration Agreement."

(10)
Our stockholders indirectly bear the expenses of underlying funds or other investment vehicles that would be investment companies under section 3(a) of the Investment Company Act but for the exceptions to that definition provided for in sections 3(c)(1) and 3(c)(7) of the Investment Company Act ("Acquired Funds") in which we invest. Such underlying funds or other investment vehicles are referred to in this prospectus as "Acquired Funds." This amount is estimated based on the estimated annual fees and operating expenses of Acquired Funds in which the Company is invested as of June 30, 2020. Certain of these Acquired Funds are subject to management fees, which generally range from 1% to 2.5% of total net assets, or incentive fees, which generally range between 15% and 25% of net profits. When applicable, fees and operating expenses estimates are based on historic fees and operating expenses for the Acquired Funds. For those Acquired Funds with little or no operating history, fees and operating expenses are estimates based on expected fees and operating expenses stated in the Acquired Funds' offering memorandum, private placement memorandum or other similar communication without giving effect to any performance. Future fees and operating expenses for these Acquired Funds may be substantially higher or lower because certain fees and operating expenses are based on the performance of the Acquired Funds, which may fluctuate over time. Also included with the amount is an estimate of the annual fees and operating expenses of the SDLP. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program" and Note 4 to our consolidated financial statements in our most recent Annual Report on Form 10-K and "Management's Discussion and Analysis of Financial Condition and Results of Operations—Portfolio and Investment Activity—Senior Direct Lending Program" in our most recent Quarterly Report on Form 10-Q for more information on the SDLP. The annual fees and operating expenses of the SDLP were estimated based on the funded portfolio of the SDLP as of June 30, 2020 and include interest payments on the senior notes and intermediate funding notes provided by Varagon and its clients, which represent 89% of such expenses.

(11)
"Total annual expenses" as a percentage of consolidated net assets attributable to common stock are higher than the total annual expenses percentage would be for a company that is not leveraged. We borrow money to leverage and increase our total assets. The SEC requires that the "Total annual expenses" percentage be calculated as a percentage of net assets (defined as total assets less indebtedness and before taking into account any income based fees or capital gains incentive fees accrued during the period), rather than the total assets, including assets that have been funded with borrowed monies.

Example

              The following example demonstrates the projected dollar amount of total cumulative expenses over various periods with respect to a hypothetical investment in our common stock. In calculating the following expense amounts, we have assumed that we would have no additional leverage, that none of our assets are cash or cash equivalents and that our annual operating expenses would remain at the levels set forth in the table above. Income based fees and the capital gains incentive fees under the investment advisory and management agreement, which, assuming a 5% annual return, would either not be payable or have an insignificant impact on the expense amounts shown below, are not included in the example, except as specifically set forth below. Transaction expenses are not included in the following example. In the event that shares to which this prospectus relates are sold to or through underwriters, a corresponding prospectus supplement will restate this example to reflect the applicable sales load.

	1 year	3 years	5 years	10 years
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return (none of which is subject to the capital gains incentive fee)(1)	$112	$315	$493	$852
You would pay the following expenses on a $1,000 common stock investment, assuming a 5% annual return resulting entirely from net realized capital gains (all of which is subject to the capital gains incentive fee)(2)	$122	$341	$533	$912

(1)
Assumes that we will not realize any capital gains computed net of all realized capital losses and unrealized capital depreciation.

(2)
Assumes no unrealized capital depreciation and a 5% annual return resulting entirely from net realized capital gains and not otherwise deferrable under the terms of the investment advisory and management agreement and therefore subject to the capital gains incentive fee.

              The foregoing table is to assist you in understanding the various costs and expenses that an investor in our common stock will bear directly or indirectly. While the example assumes, as required by the SEC, a 5% annual return, our performance will vary and may result in a return greater or less than 5%. If we were to achieve sufficient returns on our investments, including through the realization of capital gains, to trigger income based fees or capital gains incentive fees of a material amount, our expenses, and returns to our investors, would be higher. In addition, while the example assumes reinvestment of all dividends and distributions at net asset value, if our board of directors authorizes and we declare a cash dividend, participants in our dividend reinvestment plan who have not otherwise elected to receive cash will receive a number of shares of our common stock determined by dividing the total dollar amount of the dividend payable to a participant by the market price per share of our common stock at the close of trading on the valuation date for the dividend. See "Dividend Reinvestment Plan" below for additional information regarding our dividend reinvestment plan.

              This example and the expenses in the table above should not be considered a representation of our future expenses as actual expenses (including the cost of debt, if any, and other expenses) that we may incur in the future and such actual expenses may be greater or less than those shown.

 FINANCIAL HIGHLIGHTS

              The following table of financial highlights is intended to help a prospective investor understand the Company's financial performance for the periods shown. The financial data set forth in the following table as of and for the years ended December 31, 2019, 2018, 2017, 2016, 2015, 2014, 2013, 2012, 2011 and 2010 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose reports thereon are incorporated by reference in this prospectus, certain documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC, which may be obtained from www.sec.gov or upon request. The financial data set forth in the following table as of and for the six months ended June 30, 2020 is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim period. Interim results as of and for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. You should read these financial highlights in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in this prospectus, any documents incorporated by reference in this prospectus or the accompanying prospectus supplement, or our Annual Reports on Form 10-K filed with the SEC.

	As of and for the six months ended June 30, 2020	As of and for the year ended
Per Share Data:		December 31, 2019	December 31, 2018	December 31, 2017	December 31, 2016
Net asset value, beginning of period(1)	$17.32	$17.12	$16.65	$16.45	$16.46
Issuances of common stock	—	0.02	—	(0.01)	—
Issuances of convertible notes	—	—	—	0.04	—
Repurchases of common stock	0.09	—	—	—	—
Net investment income for period(2)	0.94	1.90	1.63	1.20	1.57
Gain on the Allied Acquisition(3)	—	—	—	—	—
Deemed contribution from Ares Capital Management(4)	—	—	—	0.13	—
Net realized and unrealized gains (losses) for period(2)	(1.72)	(0.04)	0.38	0.36	(0.06)

Net increase (decrease) in stockholders' equity	(0.69)	1.88	2.01	1.72	1.51
Distributions from net investment income	(0.80)	(1.68)	(1.54)	(1.45)	(1.26)
Distributions from net realized gains	—	—	—	(0.07)	(0.26)

Total distributions to stockholders(5)	(0.80)	(1.68)	(1.54)	(1.52)	(1.52)

Net asset value at end of period(1)	$15.83	$17.32	$17.12	$16.65	$16.45

Per share market value at end of period	$14.45	$18.65	$15.58	$15.72	$16.49
Total return based on market value(6)	(18.23)%	30.49%	8.91%	4.55%	26.39%
Total return based on net asset value(7)	(5.82)%	12.14%	12.10%	10.53%	9.15%
Shares outstanding at end of period (millions)	423	431	426	426	314
Ratio/Supplemental Data:
Net assets at end of period (millions)	$6,691	$7,467	$7,300	$7,098	$5,165
Ratio of operating expenses to average net assets(8)(9)	14.47%	9.92%	8.63%	9.45%	9.59%
Ratio of net investment income to average net assets(8)(10)	18.50%	11.01%	9.60%	7.65%	9.58%
Portfolio turnover rate(8)	38%	38%	54%	51%	39%

	As of and for the year ended
Per Share Data:	December 31, 2015	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011	December 31, 2010
Net asset value, beginning of period(1)	$16.82	$16.46	$16.04	$15.34	$14.92	$11.44
Issuances of common stock	0.01	—	0.16	0.05	—	0.95
Issuances of convertible notes	—	—	—	0.04	0.27	—
Repurchases of common stock	(0.01)	—	—	—	—	—
Net investment income for period(2)	1.62	1.43	1.61	1.52	1.38	1.23
Gain on the Allied Acquisition(3)	—	—	—	—	—	1.11
Deemed contribution from Ares Capital Management(4)	—	—	—	—	—	—
Net realized and unrealized gains (losses) for period(2)	(0.41)	0.50	0.22	0.69	0.18	1.59

Net increase in stockholders' equity	1.21	1.93	1.99	2.30	1.83	4.88
Distributions from net investment income	(1.56)	(1.57)	(1.57)	(1.56)	(1.16)	(1.40)
Distributions from net realized gains	(0.01)	—	—	(0.04)	(0.25)	—

Total distributions to stockholders(5)	(1.57)	(1.57)	(1.57)	(1.60)	(1.41)	(1.40)

Net asset value at end of period(1)	$16.46	$16.82	$16.46	$16.04	$15.34	$14.92

Per share market value at end of period	$14.25	$15.61	$17.77	$17.50	$15.45	$16.48
Total return based on market value(6)	1.35%	(3.32)%	10.51%	23.62%	2.31%	43.61%
Total return based on net asset value(7)	7.16%	11.79%	11.41%	14.34%	10.45%	31.61%
Shares outstanding at end of period (millions)	314	314	298	249	205	204
Ratio/Supplemental Data:
Net assets at end of period (millions)	$5,173	$5,284	$4,904	$3,988	$3,147	$3,051
Ratio of operating expenses to average net assets(8)(9)	9.51%	10.46%	10.03%	10.70%	10.94%	11.02%
Ratio of net investment income to average net assets(8)(10)	9.75%	8.71%	9.86%	9.62%	8.97%	9.07%
Portfolio turnover rate(8)	42%	39%	27%	45%	53%	45%

(1)
The net assets used equals the total stockholders' equity on the consolidated balance sheet.

(2)
Weighted average basic per share data.

(3)
This amount reflects the gain on the Company's acquisition of Allied Capital Corporation.

(4)
See Note 16 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 12, 2020 and incorporated by reference herein, for additional information.

(5)
Includes additional dividends of (a) $0.08 per share for the year ended December 31, 2019, (b) $0.05 per share for the year ended December 31, 2015, (c) $0.05 per share for the year ended December 31, 2014, (d) $0.05 per share for the year ended December 31, 2013 and (e) $0.10 per share for the year ended December 31, 2012.

(6)
For the six months ended June 30, 2020, the total return based on market value equaled the decrease of the ending market value at June 30, 2020 of $14.45 per share from the ending market value at December 31, 2019 of $18.65 per share plus the declared and payable dividends of $0.80 per share for the six months ended June 30, 2020, divided by the market value at December 31, 2019. For the year ended December 31, 2019, the total return based on market value equaled the increase of the ending market value at December 31, 2019 of $18.65 per share from the ending market value at December 31, 2018 of $15.58 per share plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the market value at December 31, 2018. For the year ended December 31, 2018, the total return based on market value equaled the decrease of the ending market value at December 31, 2018 of $15.58 per share from the ending market value at December 31, 2017 of $15.72 per share plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the market value at December 31, 2017. For the year ended December 31, 2017, the total return based on market value equaled the decrease of the ending market value at December 31, 2017 of $15.72 per share from the ending market value at December 31, 2016 of $16.49 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the market value at December 31, 2016. For the year ended December 31, 2016, the total return based on market value equaled the increase of the ending market value at December 31, 2016 of $16.49 per share from the ending market value at December 31, 2015 of $14.25 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the market value at December 31, 2015. For the year ended December 31, 2015, the total return based on market value equaled the decrease of the ending market value at December 31, 2015 of $14.25 per share from the ending market value at December 31, 2014 of $15.61 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the market value at December 31, 2014. For the year ended December 31, 2014, the total return based on market value equaled the decrease of the ending market value at December 31, 2014 of $15.61 per share from the ending market value at December 31, 2013 of $17.77 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2014, divided by the market value at December 31, 2013. For the year ended December 31, 2013, the total return based on market value equaled the increase of the ending market value at December 31, 2013 of $17.77 per share from the ending market value at December 31, 2012 of $17.50 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2013, divided by the market value at December 31, 2012. For the year ended December 31, 2012, the total return based on market value equaled the increase of the ending market value at December 31, 2012 of $17.50 per share from the ending market value at December 31, 2011 of $15.45 per share plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2012, divided by the market value at December 31, 2011. For the year ended December 31, 2011, the total return based on market value for the year ended December 31, 2011 equaled the decrease of the ending market value at December 30, 2011 of $15.45 per share from the ending market value at December 31, 2010 of $16.48 per share plus the declared and payable dividends of $1.41 per share for the year ended December 31, 2011, divided by the market value at December 31, 2010. For the year ended December 31, 2010, the total return based on market value for the year ended December 31, 2010 equaled the increase of the ending market value at December 31, 2010 of $16.48 per share over the ending market value at December 31, 2009 of $12.45 per share plus the declared dividends of $1.40 per share for the year ended December 31, 2010, divided by the market value at December 31, 2009. Total return based on market value is not annualized with respect to the financial highlights as of and for the fiscal years ended December 31, 2013, 2012, 2011 and 2010. The Company's shares fluctuate in value. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(7)
For the six months ended June 30, 2020, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $0.80 per share for the six months ended June 30, 2020, divided by the beginning net asset value for the period. For the year ended December 31, 2019, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the beginning net asset value for the period. For the year ended December 31, 2018, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the beginning net asset value for the period. For the year ended December 31, 2017, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the beginning net asset value for the period. For the year ended December 31, 2016, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the beginning net asset value for the period. For the year ended December 31, 2015, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the beginning net asset value for the period. For the year ended December 31, 2014, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2014, divided by the beginning net asset value for the period. For the year ended December 31, 2013, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2013, divided by the beginning net asset value for the period. For the year ended December 31, 2012, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.60 per share for the year ended December 31, 2012 divided by the beginning net asset value for the period. For the year ended December 31, 2011, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.41 per share for the year ended December 31, 2011 divided by the beginning net asset value for the period. For the year ended December 31, 2010, the total return based on net asset value equaled the change in net asset value during the period plus the declared dividends of $1.40 per share for the year ended December 31, 2010 divided by the beginning net asset value for the period. These calculations are adjusted for shares issued in connection with the dividend reinvestment plan, the issuance of common stock in connection with any equity offerings and the equity components of any convertible notes issued during the period, as applicable. Total return based on net asset value is not annualized with respect to the financial highlights as of and for the fiscal years ended December 31, 2013, 2012, 2011 and 2010. The Company's performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(8)
The ratios reflect an annualized amount.

(9)
For the six months ended June 30, 2020, the ratio of operating expenses to average net assets consisted of 4.99% of base management fees, 1.25% of income based fees and capital gains incentive fees, 7.31% of the cost of borrowing and 0.92% of other operating expenses. For the year ended December 31, 2019, the ratio of operating expenses to average net assets consisted of 2.78% of base management fees, 2.23% of income based fees and capital gains incentive fees, net of the Fee Waiver (as defined below) (2.64% of income based fees and capital gains incentive fees excluding the Fee Waiver), 3.94%

  of the cost of borrowing and 0.97% of other operating expenses. For the year ended December 31, 2018, the ratio of operating expenses to average net assets consisted of 2.49% of base management fees, 2.24% of income based fees and capital gains incentive fees, net of the Fee Waiver (2.79% of income based fees and capital gains incentive fees excluding the Fee Waiver), 3.33% of the cost of borrowing and 0.57% of other operating expenses. For the year ended December 31, 2017, the ratio of operating expenses to average net assets consisted of 2.57% of base management fees, 2.18% of income based fees and capital gains incentive fees, net of the Fee Waiver (2.32% of income based fees and capital gains incentive fees excluding the Fee Waiver), 3.37% of the cost of borrowing and 1.33% of other operating expenses. For the year ended December 31, 2016, the ratio of operating expenses to average net assets consisted of 2.64% of base management fees, 2.29% of income based fees and capital gains incentive fees, 3.58% of the cost of borrowing and 1.08% of other operating expenses. For the year ended December 31, 2015, the ratio of operating expenses to average net assets consisted of 2.55% of base management fees, 2.31% of income based fees and capital gains incentive fees, 4.32% of the cost of borrowing and 0.33% of other operating expenses. For the year ended December 31, 2014, the ratio of operating expenses to average net assets consisted of 2.51% of base management fees, 2.90% of income based fees and capital gains incentive fees, 4.24% of the cost of borrowing and 0.81% of other operating expenses. For the year ended December 31, 2013, the ratio of operating expenses to average net assets consisted of 2.40% of base management fees, 2.80% of income based fees and capital gains incentive fees, 3.94% of the cost of borrowing and 0.89% of other operating expenses. For the year ended December 31, 2012, the ratio of operating expenses to average net assets consisted of 2.38% of base management fees, 3.50% of income based fees and capital gains incentive fees, 3.94% of the cost of borrowing and other operating expenses of 0.88%. For the year ended December 31, 2011, the ratio of operating expenses to average net assets consisted of 2.27% of base management fees, 3.57% of income based fees and capital gains incentive fees, 3.89% of the cost of borrowing and other operating expenses of 1.21%. For the year ended December 31, 2010, the ratio of operating expenses to average net assets consisted of 2.19% of base management fees, 3.23% of income based fees and capital gains incentive fees, 3.34% of the cost of borrowing and other operating expenses of 2.27%. These ratios reflect annualized amounts. In connection with our acquisition of American Capital, Ltd., our investment adviser agreed to waive certain income based fees from us for each of the first ten calendar quarters beginning with the second quarter of 2017 and ending with the third quarter of 2019 (the "Fee Waiver").

(10)
The ratio of net investment income to average net assets excludes income taxes related to realized gains and losses.

 SELECTED CONDENSED CONSOLIDATED FINANCIAL DATA OF ARES CAPITAL

              The following selected financial and other data as of and for the years ended December 31, 2019, 2018, 2017, 2016 and 2015 are derived from our consolidated financial statements, which have been audited by KPMG LLP, an independent registered public accounting firm whose report thereon is incorporated by reference in this prospectus. The selected financial and other data as of and for the six months ended June 30, 2020 and June 30, 2019 and other quarterly financial information is derived from our unaudited financial statements, but in the opinion of management, reflects all adjustments (consisting only of normal recurring adjustments) that are necessary to present fairly the results of such interim periods. Interim results as of and for the six months ended June 30, 2020 are not necessarily indicative of the results that may be expected for the year ending December 31, 2020. The data should be read in conjunction with our consolidated financial statements and notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and "Senior Securities" in our most recent Annual Report on Form 10-K.

ARES CAPITAL CORPORATION AND SUBSIDIARIES
SELECTED FINANCIAL DATA
As of and For the Six Months Ended June 30, 2020 and June 30, 2019 and
As of and For the Years Ended December 31, 2019, 2018, 2017, 2016 and 2015
(dollar amounts in millions, except per share data and as otherwise indicated)

	As of and For the Six Months Ended June 30,		As of and For the Years Ended December 31,
	2020	2019	2019	2018	2017	2016	2015
	(unaudited)	(unaudited)
Total Investment Income	$719	$755	$1,528	$1,337	$1,160	$1,012	$1,025
Total Expenses, Net of Waiver of Income Based Fees	312	338	701	624	630	497	499

Net Investment Income Before Income Taxes	407	417	827	713	530	515	526
Income Tax Expense, Including Excise Tax	8	8	16	19	19	21	18

Net Investment Income	399	409	811	694	511	494	508
Net Realized and Unrealized Gains (Losses) on Investments, Foreign Currencies and Other Transactions and Extinguishment of Debt	(734)	5	(18)	164	156	(20)	(129)

Net Increase (Decrease) in Stockholders' Equity Resulting from Operations	$(335)	$414	$793	$858	$667	$474	$379

Per Share Data:
Net Increase (Decrease) in Stockholders' Equity Resulting from Operations:
Basic	$(0.79)	$0.97	$1.86	$2.01	$1.57	$1.51	$1.20
Diluted	$(0.79)	$0.97	$1.86	$2.01	$1.57	$1.51	$1.20
Cash Dividends Declared and Payable(1)	$0.80	$0.84	$1.68	$1.54	$1.52	$1.52	$1.57
Net Asset Value	$15.83	$17.27	$17.32	$17.12	$16.65	$16.45	$16.46
Total Assets(2)	$14,517	$13,846	$14,905	$12,895	$12,347	$9,245	$9,507
Total Debt (Carrying Value)(2)	$7,398	$6,024	$6,971	$5,214	$4,854	$3,874	$4,114
Total Debt (Principal Amount)	$7,488	$6,124	$7,060	$5,297	$4,943	$3,951	$4,197
Total Stockholders' Equity	$6,691	$7,368	$7,467	$7,300	$7,098	$5,165	$5,173
Other Data:
Number of Portfolio Companies at Period End(3)	352	345	354	344	314	218	218
Principal Amount of Investments Purchased(4)	$2,713	$3,190	$6,829	$7,176	$7,263	$3,490	$3,905
Principal Amount of Investments Acquired as part of the American Capital Acquisition on January 3, 2017	$—	$—	$—	$—	$2,543	$—	$—
Principal Amount of Investments Sold and Repayments	$2,663	$2,628	$5,098	$6,440	$7,107	$3,655	$3,651
Total Return Based on Market Value(5)	(18.2)%	20.5%	30.5%	8.9%	4.5%	26.4%	1.3%
Total Return Based on Net Asset Value(6)	(5.8)%	5.8%	12.1%	12.1%	10.5%	9.2%	7.2%
Weighted Average Yield of Debt and Other Income Producing Securities at Fair Value(7)	9.3%	10.5%	9.7%	10.3%	9.8%	9.4%	10.3%
Weighted Average Yield of Debt and Other Income Producing Securities at Amortized Cost(7)	8.9%	10.4%	9.6%	10.2%	9.7%	9.3%	10.1%
Weighted Average Yield of Total Investments at Fair Value(8)	8.3%	9.5%	8.7%	9.3%	8.7%	8.5%	9.2%
Weighted Average Yield of Total Investments at Amortized Cost(8)	7.7%	9.2%	8.6%	9.0%	8.7%	8.3%	9.1%

(1)
Includes an additional dividend of $0.04 per share paid in the six months ended June 30, 2019, an additional $0.08 per share paid in the year ended December 31, 2019 and an additional dividend of $0.05 per share paid in the year ended December 31, 2015.

(2)
Certain prior year amounts have been reclassified to conform to the 2016 presentation. In particular, unamortized debt issuance costs were previously included in other assets and were reclassified to long-term debt as a result of the adoption of Accounting Standards Update ("ASU") 2015-03, Interest—Imputation of Interest (Topic 835): Simplifying the Presentation of Debt Issuance Costs, during the first quarter of 2016.

(3)
Includes commitments to portfolio companies for which funding had yet to occur.

(4)
Excludes $2.5 billion of investments acquired as part of the American Capital Acquisition on January 3, 2017.

(5)
For the six months ended June 30, 2020, the total return based on market value equaled the decrease of the ending market value at June 30, 2020 of $14.45 per share from the ending market value at December 31, 2019 of $18.65 per share plus the declared and payable dividends of $0.80 per share for the six months ended June 30, 2020, divided by the market value at December 31, 2019. For the six months ended June 30, 2019, the total return based on market value equaled the increase of the ending market value at June 30, 2019 of $17.94 per share from the ending market value at December 31, 2018 of $15.58 per share plus the declared and payable dividends of $0.84 per share for the six months ended June 30, 2019, divided by the market value at December 31, 2018. For the year ended December 31, 2019, the total return based on market value equaled the increase of the ending market value at December 31, 2019 of $18.65 per share from the ending market value at December 31, 2018 of $15.58 per share plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the market value at December 31, 2018. For the year ended December 31, 2018, the total return based on market value equaled the decrease of the ending market value at December 31, 2018 of $15.58 per share from the ending market value at December 31, 2017 of $15.72 per share plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the market value at December 31, 2017. For the year ended December 31, 2017, the total return based on market value equaled the decrease of the ending market value at December 31, 2017 of $15.72 per share from the ending market value at December 31, 2016 of $16.49 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the market value at December 31, 2016. For the year ended December 31, 2016, the total return based on market value equaled the increase of the ending market value at December 31, 2016 of $16.49 per share from the ending market value at December 31, 2015 of $14.25 per share plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the market value at December 31, 2015. For the year ended December 31, 2015, the total return based on market value equaled the decrease of the ending market value at December 31, 2015 of $14.25 per share from the ending market value at December 31, 2014 of $15.61 per share plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the market value at December 31, 2014. Our shares fluctuate in value. Our performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(6)
For the six months ended June 30, 2020, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $0.80 per share for the six months ended June 30, 2020, divided by the beginning net asset value for the period. For the six months ended June 30, 2019, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $0.84 per share for the six months ended June 30, 2019, divided by the beginning net asset value for the period. For the year ended December 31, 2019, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.68 per share for the year ended December 31, 2019, divided by the beginning net asset value for the period. For the year ended December 31, 2018, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.54 per share for the year ended December 31, 2018, divided by the beginning net asset value for the period. For the year ended December 31, 2017, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2017, divided by the beginning net asset value for the period. For the year ended December 31, 2016, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.52 per share for the year ended December 31, 2016, divided by the beginning net asset value for the period. For the year ended December 31, 2015, the total return based on net asset value equaled the change in net asset value during the period plus the declared and payable dividends of $1.57 per share for the year ended December 31, 2015, divided by the beginning net asset value for the period. These calculations are adjusted for shares issued in connection with the dividend reinvestment plan and the issuance of common stock in connection with any equity offerings and the equity components of any convertible notes issued during the period. Our performance changes over time and currently may be different than that shown. Past performance is no guarantee of future results.

(7)
"Weighted average yield of debt and other income producing securities" is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities, divided by (b) the total accruing debt and other income producing securities at amortized cost or at fair value, as applicable.

(8)
"Weighted average yield on total investments" is computed as (a) the annual stated interest rate or yield earned plus the net annual amortization of original issue discount and market discount or premium earned on accruing debt and other income producing securities, divided by (b) the total investments at amortized cost or at fair value, as applicable.

 SELECTED QUARTERLY DATA (Unaudited)
(dollar amounts in millions, except per share data)

	2020
	Q2	Q1
Total investment income	$350	$369
Net investment income before net realized and unrealized gains and income based fees and capital gains incentive fees, net of waiver of income based fees	$206	$220
Income based fees and capital gains incentive fees, net of waiver of income based fees	$41	$(14)
Net investment income before net realized and unrealized gains (losses)	$165	$234
Net realized and unrealized gains (losses)	$112	$(846)
Net increase (decrease) in stockholders' equity resulting from operations	$277	$(612)
Basic and diluted earnings per common share	$0.65	$(1.42)
Net asset value per share as of the end of the quarter	$15.83	$15.58

	2019
	Q4	Q3	Q2	Q1
Total investment income	$386	$387	$382	$373
Net investment income before net realized and unrealized gains and income based fees and capital gains incentive fees, net of waiver of income based fees	$241	$243	$246	$241
Income based fees and capital gains incentive fees, net of waiver of income based fees	$51	$31	$38	$40
Net investment income before net realized and unrealized gains (losses)	$190	$212	$208	$201
Net realized and unrealized gains (losses)	$14	$(37)	$(8)	$13
Net increase in stockholders' equity resulting from operations	$204	$175	$200	$214
Basic and diluted earnings per common share	$0.48	$0.41	$0.47	$0.50
Net asset value per share as of the end of the quarter	$17.32	$17.26	$17.27	$17.21

	2018
	Q4	Q3	Q2	Q1
Total investment income	$345	$342	$333	$317
Net investment income before net realized and unrealized gains and income based fees and capital gains incentive fees, net of waiver of income based fees	$229	$225	$210	$192
Income based fees and capital gains incentive fees, net of waiver of income based fees	$26	$40	$48	$48
Net investment income before net realized and unrealized gains (losses)	$203	$185	$162	$144
Net realized and unrealized gains (losses)	$(50)	$24	$92	$98
Net increase in stockholders' equity resulting from operations	$153	$209	$254	$242
Basic and diluted earnings per common share	$0.36	$0.49	$0.60	$0.57
Net asset value per share as of the end of the quarter	$17.12	$17.16	$17.05	$16.84

RISK FACTORS

              You should carefully consider the risk factors described below, and in the section titled "Risk Factors" in the applicable prospectus supplement and any related free writing prospectus, and the risks discussed in the section titled "Item 1A. Risk Factors" in our Annual Report on Form 10-K, the section titled "Item 1A. Risk Factors," which are incorporated by reference herein, in our most recent Quarterly Report on Form 10-Q, which are incorporated by reference herein, and any subsequent filings we have made with the SEC that are incorporated by reference into this prospectus or any prospectus supplement, together with all of the other information included in this prospectus, the accompanying prospectus supplement and any documents incorporated by reference herein, including our consolidated financial statements and the related notes thereto, before you decide whether to make an investment in our securities. The risks set out below and described in such documents are not the only risks we face. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results. If any of the following events occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the net asset value of our common stock and the trading price, if any, of our securities could decline, and you may lose all or part of your investment.

Investors in offerings of our common stock will likely incur immediate dilution upon the closing of such offering.

              We generally expect the public offering price of any offering of shares of our common stock to be higher than the book value per share of our outstanding common stock (unless we offer shares pursuant to a rights offering or after obtaining prior approval for such issuance from our stockholders and our independent directors). Accordingly, investors purchasing shares of our common stock in offerings pursuant to this prospectus may pay a price per share that exceeds the tangible book value per share after such offering.

Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares.

              In the event we issue subscription rights, stockholders who do not fully exercise their subscription rights should expect that they will, at the completion of a rights offering pursuant to this prospectus, own a smaller proportional interest in us than would otherwise be the case if they fully exercised their rights. We cannot state precisely the amount of any such dilution in share ownership because we do not know at this time what proportion of the shares will be purchased as a result of such rights offering.

              In addition, if the subscription price is less than the net asset value per share of our common stock, then our stockholders would experience an immediate dilution of the aggregate net asset value of their shares as a result of the offering. The amount of any decrease in net asset value is not predictable because it is not known at this time what the subscription price and net asset value per share will be on the expiration date of a rights offering or what proportion of the shares will be purchased as a result of such rights offering. Such dilution could be substantial. See "Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—The net asset value per share of our common stock may be diluted if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock" in our most recent Annual Report on Form 10-K and "Sales of Common Stock Below Net Asset Value" below.

We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in high-quality short-term investments, which will generate lower rates of return than those expected from the interest generated on first and second lien senior secured loans and mezzanine debt.

              We may initially invest a portion of the net proceeds of offerings pursuant to this prospectus primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our shares may decline.

Our stockholders may receive shares of our common stock as dividends, which could result in adverse cash flow consequences to them.

              In order to satisfy the Annual Distribution Requirement applicable to RICs, we have the ability to declare a large portion of a dividend in shares of our common stock instead of in cash. As long as a portion of such dividend is paid in cash (which portion could be as low as 20% (or 10% for distributions made on or before December 31, 2020)) and certain requirements are met, the entire distribution would be treated as a dividend for U.S. federal income tax purposes. As a result, a stockholder would be taxed on 100% of the fair market value of the shares received as part of the dividend on the date a stockholder received it in the same manner as a cash dividend, even though most of the dividend was paid in shares of our common stock.

We cannot predict how tax reform legislation will affect us, our investments, or our stockholders, and any such legislation could adversely affect our business.

              Legislative or other actions relating to taxes could have a negative effect on us. The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the Internal Revenue Service ("IRS") and the U.S. Treasury Department. In December 2017, the U.S. House of Representatives and U.S. Senate passed tax reform legislation the Tax Cuts and Jobs Act, which the President signed into law. Such legislation has made many changes to the Code, including significant changes to the taxation of business entities, the deductibility of interest expense, and the tax treatment of capital investment. We cannot predict with certainty how any changes in the tax laws might affect us, our stockholders, or our portfolio investments. New legislation and any U.S. Treasury regulations, administrative interpretations or court decisions interpreting such legislation could significantly and negatively affect our ability to qualify for tax treatment as a RIC or the U.S. federal income tax consequences to us and our stockholders of such qualification, or could have other adverse consequences. Stockholders are urged to consult with their tax advisor regarding tax legislative, regulatory, or administrative developments and proposals and their potential effect on an investment in our securities.

FORWARD-LOOKING STATEMENTS

              Some of the statements included or incorporated by reference in this prospectus and the accompanying prospectus supplement, constitute forward-looking statements, which relate to future events or our future performance or financial condition. The forward-looking statements contained in this prospectus and the accompanying prospectus supplement, including the documents we incorporate by reference herein and therein, involve a number of risks and uncertainties, including statements concerning:

  •
  our, or our portfolio companies', future business, operations, operating results or prospects;

  •
  the return or impact of current and future investments;

  •
  the impact of global health epidemics, such as the current novel coronavirus pandemic, on our or our portfolio companies' business and the global economy;

  •
  the impact of a protracted decline in the liquidity of credit markets on our business;

  •
  the impact of the elimination of the London Interbank Offered Rate ("LIBOR") on our operating results;

  •
  the impact of fluctuations in interest rates on our business;

  •
  the impact of changes in laws or regulations (including the interpretation thereof), including the Tax Cuts and Jobs Act and the Coronavirus Aid, Relief and Economic Security Act (the "CARES Act"), governing our operations or the operations of our portfolio companies or the operations of our competitors;

  •
  the expiration of the SEC exemptive order allowing co-investments with certain other funds managed by the investment adviser or its affiliates;

  •
  the valuation of our investments in portfolio companies, particularly those having no liquid trading market;

  •
  our ability to recover unrealized losses;

  •
  our ability to successfully invest any capital raised in an offering;

  •
  market conditions and our ability to access alternative debt markets and additional debt and equity capital and our ability to manage our capital resources effectively;

  •
  our contractual arrangements and relationships with third parties, including parties to our co-investment program;

  •
  the general economy and its impact on the industries in which we invest;

  •
  uncertainty surrounding the financial stability of the United States, Europe and China;

  •
  the social, geopolitical, financial, trade and legal implications of Brexit;

  •
  Middle East turmoil and the potential for volatility in energy prices and its impact on the industries in which we invest;

  •
  the financial condition of our current and prospective portfolio companies and their ability to achieve their objectives;

  •
  our expected financings and investments;

  •
  our ability to successfully complete and integrate any acquisitions;

  •
  the outcome and impact of any litigation;

  •
  the adequacy of our cash resources and working capital;

  •
  the timing, form and amount of any dividend distributions;

  •
  the timing of cash flows, if any, from the operations of our portfolio companies; and

  •
  the ability of our investment adviser to locate suitable investments for us and to monitor and administer our investments.

              We use words such as "anticipates," "believes," "expects," "intends," "will," "should," "may" and similar expressions to identify forward-looking statements, although not all forward-looking statements include these words. Our actual results and condition could differ materially from those implied or expressed in the forward-looking statements for any reason, including the factors set forth in "Risk Factors" and the other information included in this prospectus and the accompanying prospectus supplement, including the documents we incorporate by reference herein and therein.

              You should not place undue reliance on these forward-looking statements, which are based on information available to us as of the date of this prospectus or the prospectus supplement, as applicable, including any documents incorporated by reference. Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise.

 USE OF PROCEEDS

              Unless otherwise specified in a prospectus supplement, we intend to use the net proceeds from the sale of our securities for general corporate purposes, which include investing in portfolio companies in accordance with our investment objective. We also expect to use the net proceeds of an offering to repay or repurchase outstanding indebtedness, if any, which may include indebtedness ($7.4 billion aggregate principal amount outstanding as of August 31, 2020) under (a) our $3.617 billion revolving credit facility (the "Revolving Credit Facility") ($1.1 billion outstanding as of August 31, 2020), (b) the $1.525 billion revolving funding facility of our consolidated subsidiary Ares Capital CP Funding LLC (the "Revolving Funding Facility") ($613 million outstanding as of August 31, 2020), (c) the $725 million revolving funding facility of our consolidated subsidiary, Ares Capital JB Funding LLC (the "SMBC Funding Facility") ($363 million outstanding as of August 31, 2020), (d) the $300 million revolving credit facility of our wholly owned subsidiary, ARCC FB Funding LLC (the "BNP Funding Facility") (no amounts outstanding as of August 31, 2020) (e) our $388 million in aggregate principal amount of unsecured convertible notes that mature on February 1, 2022 (the "2022 Convertible Notes") ($388 million aggregate principal amount outstanding as of August 31, 2020), (f) our $403 million in aggregate amount of unsecured convertible notes that mature on March 1, 2024 (the "2024 Convertible Notes" and together with the 2022 Convertible Notes, the "Convertible Unsecured Notes")) ($403 million aggregate principal amount outstanding as of August 31, 2020), (g) our $600 million in aggregate principal amount of unsecured notes that mature on January 19, 2022 (the "2022 Notes") ($600 million aggregate principal amount outstanding as of August 31, 2020), (h) our $750 in aggregate principal amount of unsecured notes that mature on February 10, 2023 (the "2023 Notes") ($750 million aggregate principal amount outstanding as of August 31, 2020), (i) our $900 million aggregate principal amount of unsecured notes that mature on June 10, 2024 (the "2024 Notes") ($900 million aggregate principal amount outstanding as of August 31, 2020), (j) our $600 million aggregate principal amount of unsecured notes that mature on March 1, 2025 (the "March 2025 Notes") ($600 million aggregate principal amount outstanding as of August 31, 2020), (k) our $750 million aggregate principal amount of unsecured notes that mature on July 15, 2025 (the "July 2025 Notes") ($750 million aggregate principal amount outstanding as of August 31, 2020, (l) our $750 million aggregate principal amount of unsecured notes that mature on January 25, 2026 (the "2026 Notes") and (m) our $230 million in aggregate principal amount of unsecured notes that mature on April 15, 2047 (the "2047 Notes" and together with the 2022 Notes, the 2023 Notes, the 2024 Notes, the March 2025 Notes, July 2025 Notes and 2026 Notes, the "Unsecured Notes") ($230 million aggregate principal amount outstanding as of August 31, 2020). See "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

              The interest charged on the indebtedness incurred under the Revolving Credit Facility is based on LIBOR (one-, two-, three- or six-month) plus an applicable spread of either 1.75% or 1.875% or an "alternate base rate" (as defined in the agreements governing the Revolving Credit Facility) plus an applicable spread of either 0.75% or 0.875%, in each case, determined monthly based on the total amount of the borrowing base relative to the total commitments of the Revolving Credit Facility and other debt, if any, secured by the same collateral as the Revolving Credit Facility. As of July 29, 2020, the one-, two-, three- and six-month LIBOR was 0.16%, 0.21%, 0.26% and 0.32%, respectively. The stated maturity date for $3.45 billion of commitments under the Revolving Credit Facility is March 30, 2025 and the stated maturity date for $171 million of commitments under the Revolving Credit Facility is March 30, 2024. The interest rate charged on the indebtedness incurred under the Revolving Funding Facility is based on LIBOR plus 2.00% per annum or a "base rate" (as defined in the agreements governing the Revolving Funding Facility) plus 1.00% per annum. The stated maturity date of the Revolving Funding Facility is January 31, 2025 (subject to extension exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the SMBC Funding Facility is based on an applicable spread of either 1.75% or 2.00% over LIBOR or 0.75% or 1.00% over a "base rate" (as defined in the agreements governing the SMBC Funding Facility), in each case, determined monthly based on the amount of the average borrowings outstanding under the SMBC Funding Facility. The stated maturity date of the SMBC Funding Facility is September 10, 2024 (subject to two one-year extension options exercisable upon mutual consent). The interest rate charged on the indebtedness incurred under the BNP Funding Facility is based on an applicable spread generally between 2.65% to 3.15% over LIBOR or a "base rate" (as defined in the agreements governing the BNP Funding Facility), with a weighted average margin floor for all classes of advances of 2.75% during the reinvestment period and 3.25% following the reinvestment period. The stated maturity date of the BNP Funding Facility is June 11, 2025 (subject to a one-year extension option exercisable upon mutual consent).

              The interest charged on the Convertible Unsecured Notes and the Unsecured Notes is as follows: (a) 3.75% in the case of the 2022 Convertible Notes, (b) 4.625% in the case of the 2024 Convertible Notes, (c) 3.625% in the case of the 2022 Notes, (d) 3.500% in the case of the 2023 Notes, (e) 4.250% in the case of the March 2025 Notes, (f) 3.250% in the case of the July 2025 Notes, (g) 3.875% in the case of the 2026 Notes and (h) 6.875% in the case of the 2047 Notes. The 2022 Convertible Notes and the 2024 Convertible Notes mature on February 1, 2022 and March 1, 2024, respectively. The 2022 Notes, the 2023 Notes, the March 2025 Notes, the July 2025 Notes, the 2026 Notes and the 2047 Notes mature on January 19, 2022, February 10, 2023, March 1, 2025, July 15, 2025, January 15, 2026 and April 15, 2047, respectively. The supplement to this prospectus relating to an offering may more fully identify the use of the proceeds from such offering.

              We anticipate that substantially all of the net proceeds of an offering of securities pursuant to this prospectus and its related prospectus supplement will be used for the above purposes within three months of any such offering, depending on the availability of appropriate investment opportunities consistent with our investment objective, but no longer than within six months of any such offerings.

              While our primary focus is to generate current income and capital appreciation through investments in first and second lien senior secured loans and mezzanine debt and, to a lesser extent, equity securities of eligible portfolio companies, we also may invest up to 30% of our portfolio in non-qualifying assets, as permitted by the Investment Company Act. See "Regulation" below. Specifically, as part of this 30% basket, we may invest in entities that are not considered "eligible portfolio companies" (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act. Pending such investments, we will invest a portion of the net proceeds primarily in cash, cash equivalents, U.S. government securities and other high-quality short-term investments. These securities generally earn yields substantially lower than the income that we anticipate receiving once we are fully invested in accordance with our investment objective. As a result, we may not, for a time, be able to achieve our investment objective and/or we may need to, for a time, decrease the amount of any dividend that we may pay to our stockholders to a level that is substantially lower than the level that we expect to pay when the net proceeds of offerings are fully invested in accordance with our investment objective. If we do not realize yields in excess of our expenses, we may incur operating losses and the market price of our common stock and debt securities may decline. See "Regulation—Temporary Investments" below for additional information about temporary investments we may make while waiting to make longer-term investments in pursuit of our investment objective.

 PRICE RANGE OF COMMON STOCK AND DISTRIBUTIONS

              Our common stock is traded on The NASDAQ Global Select Market under the symbol "ARCC." Our common stock has historically traded at prices both above and below our net asset value per share. It is not possible to predict whether our common stock will trade at, above or below net asset value. See "Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—Our shares of common stock have traded at a discount from net asset value and may do so again in the future, which could limit our ability to raise additional equity capital" in our most recent Annual Report on Form 10-K.

              The following table sets forth, for the first two quarters of the year ending December 31, 2020 and each fiscal quarter for the fiscal years ended December 31, 2019 and 2018, the net asset value per share of our common stock, the range of high and low closing sales prices of our common stock, the closing sales price as a premium (discount) to net asset value and the dividends or distributions declared by us. On September 14, 2020, the last reported closing sales price of our common stock on The NASDAQ Global Select Market was $14.25 per share, which represented a discount of approximately 9.98% to the net asset value per share reported by us as of June 30, 2020.

				High Sales Price Premium (Discount) to Net Asset Value(2)	Low Sales Price Premium (Discount) to Net Asset Value(2)
		Price Range				Cash Dividend Per Share(3)
	Net Asset Value(1)
		High	Low
Year ended December 31, 2018
First Quarter	$16.84	$16.28	$15.25	(3.33)%	(9.44)%	$0.38
Second Quarter	$17.05	$17.09	$15.90	0.23%	(6.75)%	$0.38
Third Quarter	$17.16	$17.51	$16.45	2.04%	(4.14)%	$0.39
Fourth Quarter	$17.12	$17.58	$14.71	2.69%	(14.08)%	$0.39
Year ended December 31, 2019
First Quarter	$17.21	$17.48	$15.28	1.57%	(11.21)%	$0.48	(4)
Second Quarter	$17.27	$18.12	$17.22	4.92%	(0.29)%	$0.40
Third Quarter	$17.26	$19.19	$17.99	11.18%	4.23%	$0.40
Fourth Quarter	$17.32	$19.02	$18.10	9.82%	4.50%	$0.40
Year ended December 31, 2020
First Quarter	$15.58	$19.23	$8.08	23.43%	(48.14)%	$0.40
Second Quarter	$15.83	$16.20	$9.13	2.34%	(42.32)%	$0.40
Third Quarter (through September 14, 2020)	*	$15.02	$13.66	*	*	$0.40

(1)
Net asset value per share is determined as of the last day in the relevant quarter and therefore may not reflect the net asset value per share on the date of the high and low closing sales prices. The net asset values shown are based on outstanding shares at the end of the relevant quarter.

(2)
Calculated as the respective high or low closing sales price less net asset value, divided by net asset value (in each case, as of the applicable quarter).

(3)
Represents the dividend or distribution declared in the relevant quarter.

(4)
Consists of a quarterly dividend of $0.40 per share and additional dividends of $0.02 per share, all of which were declared in the first quarter of 2019, paid on March 29, 2019, June 28, 2019, September 30, 2019 and December 27, 2019 to stockholders of record as of March 15, 2019, June 14, 2019, September 16, 2019 and December 16, 2019, respectively, subject to the satisfaction of certain Maryland Law requirements.

*
Net asset value has not yet been calculated for this period.

              We currently intend to distribute dividends or make distributions to our stockholders on a quarterly basis out of assets legally available for distribution. We may also distribute additional dividends or make additional distributions to our stockholders from time to time. Our quarterly and additional dividends or distributions, if any, will be determined by our board of directors.

              The following table summarizes our dividends or distributions declared and payable for the fiscal years ended December 31, 2018 and 2019 and the first three quarters of the year ending December 31, 2020:

Date Declared	Record Date	Payment Date	Amount
February 13, 2018	March 15, 2018	March 30, 2018	$0.38
May 2, 2018	June 15, 2018	June 29, 2018	$0.38
August 1, 2018	September 14, 2018	September 28, 2018	$0.39
October 31, 2018	December 14, 2018	December 28, 2018	$0.39

Total dividends declared and payable for 2018			$1.54

February 12, 2019	March 15, 2019	March 29, 2019	$0.40
February 12, 2019	March 15, 2019	March 29, 2019	$0.02	(1)
February 12, 2019	June 14, 2019	June 28, 2019	$0.02	(1)
February 12, 2019	September 16, 2019	September 30, 2019	$0.02	(1)
February 12, 2019	December 16, 2019	December 27, 2019	$0.02	(1)
April 30, 2019	June 14, 2019	June 28, 2019	$0.40
July 30, 2019	September 16, 2019	September 30, 2019	$0.40
October 30, 2019	December 16, 2019	December 30, 2019	$0.40

Total dividends declared and payable for 2019			$1.68

February 12, 2020	March 16, 2020	March 31, 2020	$0.40
May 5, 2020	June 15, 2020	June 30, 2020	$0.40
August 4, 2020	September 15, 2020	September 30, 2020	$0.40

Total dividends declared and payable for 2020			$1.20

(1)
Represents an additional dividend.

              Of the $1.68 per share in dividends declared and payable for the year ended December 31, 2019, $1.68 per share was comprised of ordinary income and no amounts were comprised of long-term capital gains. Of the $1.54 per share in dividends declared and payable for the year ended December 31, 2018, $1.54 per share was comprised of ordinary income and no amounts were comprised of long-term capital gains.

              To maintain our RIC status under the Code, we must timely distribute an amount equal to at least 90% of our investment company taxable income (as defined by the Code, which generally includes net ordinary income and net short term capital gains) to our stockholders. In addition, we generally will be required to pay an excise tax equal to 4% on certain undistributed taxable income unless we distribute in a timely manner an amount at least equal to the sum of (i) 98% of our ordinary income recognized during a calendar year, (ii) 98.2% of our capital gain net income, as defined by the Code, recognized for the one year period ending October 31st in that calendar year, and (iii) any income recognized, but not distributed, in preceding years (to the extent that income tax was not imposed on such amounts). The taxable income on which we pay excise tax is generally distributed to our stockholders in the next tax year. Depending on the level of taxable income earned in a tax year, we may choose to carry forward such taxable income for distribution in the following year, and pay any applicable excise tax. For the three and six months ended June 30, 2020, we recorded a net excise tax expense of $3 million and $7 million, respectively. For the years ended December 31, 2019 and 2018, we recorded a net excise tax expense of $15 million and $14 million, respectively. We cannot assure you that we will achieve results that will permit the payment of any cash distributions. We maintain an "opt out" dividend reinvestment plan for our common stockholders. As a result, if we declare a cash dividend, stockholders' cash dividends will be automatically reinvested in additional shares of our common stock, unless they specifically "opt out" of the dividend reinvestment plan so as to receive cash dividends. See "Dividend Reinvestment Plan" below.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

              The information contained under the captions "Management's Discussion and Analysis of Financial Condition and Results of Operations" of our most recent Annual Report on Form 10-K and of our most recent Quarterly Report on Form 10-Q are incorporated by reference herein.

 SENIOR SECURITIES

              Information about our senior securities (including preferred stock, debt securities and other indebtedness) as of the end of the last ten fiscal years is located in "Market for Registrant's Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities" of our most recent Annual Report on Form 10-K, which is incorporated by reference herein. The report of our independent registered public accounting firm on the senior securities table as of December 31, 2019 is included in our most recent Annual report on Form 10-K and is incorporated by reference herein.

 BUSINESS

              The information contained under the caption "Business" of our most recent Annual Report on Form 10-K is incorporated by reference herein.

 PORTFOLIO COMPANIES

              The following table describes each of the businesses included in our portfolio and reflects data as of June 30, 2020. Percentages shown for class of investment securities held by us represent percentage of the class owned and do not necessarily represent voting ownership. Percentages shown for equity securities, other than warrants or options, represent the actual percentage of the class of security held before dilution. Percentages shown for warrants and options held represent the percentage of class of security we may own assuming we exercise our warrants or options before dilution.

              We have indicated by footnote portfolio companies (a) where we directly or indirectly own more than 25% of the outstanding voting securities of such portfolio company and, therefore, are presumed to be "controlled" by us under the Investment Company Act and (b) where we directly or indirectly own 5% to 25% of the outstanding voting securities of such portfolio company or where we hold one or more seats on the portfolio company's board of directors and, therefore, are deemed to be an "affiliated person" under the Investment Company Act. We directly or indirectly own less than 5% of the outstanding voting securities of all other portfolio companies (or have no other affiliations with such portfolio companies) listed on the table. We offer to make significant managerial assistance to certain of our portfolio companies. Where we do not hold a seat on the portfolio company's board of directors, we may receive rights to observe such board meetings.

              Where we have indicated by footnote the amount of undrawn commitments to portfolio companies to fund various revolving and delayed draw senior secured and subordinated loans, such undrawn commitments are presented net of (i) standby letters of credit treated as drawn commitments because they are issued and outstanding, (ii) commitments substantially at our discretion and (iii) commitments that are unavailable due to borrowing base or other covenant restrictions.

PORTFOLIO COMPANIES
As of June 30, 2020
(dollar amounts in millions)
(Unaudited)

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
1A Smart Start, LLC 500 E Dallas Road	Provider of ignition interlock devices	First lien senior secured revolving loan	5.62% (Libor + 4.50%/Q)	8/21/2020		3.4	(6)
Suite 100
Grapevine, TX 76051
42 North Dental, LLC (fka Gentle Communications, LLC)	Dental services provider	First lien senior secured revolving loan	8.50% (Base Rate + 5.25%/Q)	5/27/2022		3.0	(7)
200 5th Avenue		First lien senior secured	7.57% (Libor + 6.25%/Q)	5/27/2022		1.6	(7)
Suite 3		revolving loan
Waltham, MA 02451
A.U.L. Corp.	Provider of vehicle service	First lien senior secured		6/5/2023		—	(8)
1250 Main Street	contracts and limited	revolving loan
Suite 300	warranties for passenger
Napa, CA 94559	vehicles
Absolute Dental Management LLC and	Dental services provider	First lien senior secured loan		1/5/2022		14.3
ADM Equity, LLC		First lien senior secured loan	8.50% (Libor + 6.75% Cash,	1/5/2022		0.8
526 South Tonopah Drive			0.75% PIK/Q)
Suite 200		Class A preferred units			8.46%	—
Las Vegas, NV 89106		Class A common units			8.46%	—
ACAS Equity Holdings Corporation(4)(5)	Investment company	Common stock			100.00%	—
2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Accommodations Plus Technologies LLC and Accommodations Plus Technologies	Provider of outsourced crew accommodations and logistics	First lien senior secured revolving loan	6.00% (Libor + 5.00%/Q)	5/11/2023		3.6	(9)
Holdings LLC 265 Broadhollow Road	management solutions to the airline industry	Class A common units			0.10%	4.1
Melville, NY 11747
Acessa Health Inc. (fka HALT Medical, Inc.)	Medical supply provider	Common stock			1.18%	—
121 Sand Creek Road
Suite B
Brentwood, CA 94513
Achilles Acquisition LLC	Benefits broker and	First lien senior secured		10/11/2023		—	(10)
200 Galleria Parkway	outsourced workflow	revolving loan
Atlanta, GA 30339	automation platform provider for brokers	First lien senior secured loan	4.19% (Libor + 4.00%/Q)	10/13/2025		0.7
ADCS Billings Intermediate Holdings, LLC	Dermatology practice	First lien senior secured	6.75% (Libor + 5.75%/Q)	5/18/2022		4.8	(11)
151 South Lane		revolving loan
Suite 300
Maitland, FL 32751
ADF Capital, Inc., ADF Restaurant	Restaurant owner and	First lien senior secured loan				—
Group, LLC, and ARG Restaurant	operator	First lien senior secured loan				—
Holdings, Inc.(4)		Promissory note			1.86%	—
165 Passaic Avenue		Warrant			95.00%	—	(2)
Fairfield, NJ 07004
ADG, LLC and RC IV GEDC Investor LLC	Dental services provider	First lien senior secured revolving loan	6.32% (Libor + 2.50% Cash, 2.75% PIK/M)	9/28/2022		11.8	(12)
29777 Telegraph Road		Second lien senior secured loan		3/28/2024		68.4
Suite 3000 Southfeild, MI 48304		Membership units			0.92%	—
AEP Holdings, Inc. and Arrowhead Holdco	Distributor of	First lien senior secured loan	7.00% (Libor + 6.00%/Q)	8/31/2021		25.7
Company	non-discretionary, mission-	Common stock			1.17%	2.3
3787 95th Avenue	critical aftermarket
Blaine, MN 55104	replacement parts
Aero Operating LLC	Service provider of snow	First lien senior secured loan	8.00% (Libor + 6.50%/Q)	2/9/2026		35.3
30 Sagamore Hill Drive	removal and melting service
Port Washington, NY 11050	for airports and marine
	terminals
AffiniPay Midco, LLC and AffiniPay Intermediate Holdings, LLC	Payment processing solution provider	First lien senior secured revolving loan	6.75% (Libor + 5.50%/Q)	3/2/2026		1.7	(13)
6200 Bridge Point Parkway		First lien senior secured loan	6.75% (Libor + 5.50%/Q)	3/2/2026		62.9
Austin, TX 78730		Senior subordinated loan	12.75% PIK	2/28/2028		21.8

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Aimbridge Acquisition Co., Inc.	Hotel operator	Second lien senior secured loan	8.93% (Libor + 7.50%/Q)	2/1/2027		20.0
5851 Legacy Circle
Suite 400
Plano, TX 75024
Air Medical Group Holdings, Inc. and Air	Emergency air medical	First lien senior secured loan	4.25% (Libor + 3.25%/Q)	4/28/2022		1.6
Medical Buyer Corp.	services provider	Senior subordinated loan	8.88% (Libor + 7.88%/Q)	3/13/2026		182.7
209 Highway 121 Bypass		Warrant			0.08%	1.4	(2)
Suite 21 Lewisville, TX 75067
Alcami Corporation and ACM Holdings I, LLC	Outsourced drug development services	First lien senior secured revolving loan	4.07% (Libor + 3.75%/Q)	7/12/2023		9.3	(14)
2320 Scientific Park Drive	provider	First lien senior secured loan	5.84% (Libor + 4.25%/Q)	7/14/2025		26.4
Wilmington, NC 28405		Second lien senior secured loan	9.59% (Libor + 8.00%/Q)	7/13/2026		62.8
		Common units			9.20%	12.5
Alera Group Intermediate Holdings, Inc.	Insurance service provider	Second lien senior secured loan	8.68% (Libor + 8.50%/Q)	3/5/2026		25.6
3 Parkway North		Second lien senior secured loan	8.68% (Libor + 8.50%/Q)	3/5/2026		23.9
Deerfield, IL 60015
Alteon Health, LLC	Provider of physician	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	9/1/2022		2.5
350 Motor Parkway	management services
Suite 309
Hauppauge, NY 11788
AMCP Clean Intermediate, LLC 150 East 42nd Street	Provider of janitorial and facilities management services	First lien senior secured revolving loan	6.51% (Libor + 5.50%/Q)	10/1/2024		3.1	(15)
New York, NY 10017
American Residential Services L.L.C.	Heating, ventilation and air	Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	12/31/2022		70.8
965 Ridge Lake Blvd	conditioning services provider
Memphis, TN 38120
American Seafoods Group LLC and	Harvester and processor of	Class A units			0.24%	0.2
American Seafoods Partners LLC 2025 First Avenue	seafood	Warrant			3.36%	20.7	(2)
Suite 900
Seattle, WA 98121
Amynta Agency Borrower Inc. and Amynta Warranty Borrower Inc.	Insurance service provider	First lien senior secured loan	4.68% (Libor + 4.50%/Q)	2/28/2025		12.0
60 Broad Street
New York, NY 10004
Anaqua Parent Holdings, Inc. & Astorg VII Co-Invest Anaqua(5)	Provider of IP management lifecycle software	First lien senior secured revolving loan	6.25% (Libor + 5.25%/Q)	10/8/2025		—	(16)
2 31 St. James Ave		First lien senior secured loan	5.50% (Euribor + 5.50%/Q)	4/10/2026		4.6
Suite 1100		Limited partnership units			0.75%	6.9
Boston, MA 02116
Apex Clean Energy Holdings, LLC	Developer, builder and owner	First lien senior secured loan	7.75% (Libor + 6.75%/Q)	9/26/2022		81.0
310 4th Street, N.E	of utility-scale wind and solar	First lien senior secured loan	7.86% (Libor + 6.75%/Q)	9/26/2022		19.3
Suite 200	power facilities
Charlottesville, VA 22902
APG Intermediate Holdings Corporation and APG Holdings, LLC(3)	Aircraft performance software provider	First lien senior secured revolving loan	6.75% (Libor + 5.25%/Q)	1/3/2025		—	(17)
4348 Woodlands Boulevard		First lien senior secured loan		1/3/2025		—	(18)
Suite 200		First lien senior secured loan	6.75% (Libor + 5.25%/Q)	1/3/2025		12.6
Castle Rock, CO 80104		First lien senior secured loan	6.75% (Libor + 5.25%/Q)	1/3/2025		0.8
		Class A membership units			8.31%	10.8
Apptio, Inc. 11100 NE 8th Street	Provider of cloud-based technology business	First lien senior secured revolving loan		1/10/2025		—	(19)
Suite 600	management solutions	First lien senior secured loan	8.25% (Libor + 7.25%/Q)	1/10/2025		60.9
Bellevue, WA 98004
AQ Sunshine, Inc. 11215 N Community House Rd	Specialized insurance broker	First lien senior secured revolving loan	6.78% (Libor + 5.75%/Q)	4/15/2024		0.1	(20)
#100		First lien senior secured loan		4/15/2025		—	(21)
Charlotte, NC 28277		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	4/15/2025		8.0
Ardonagh Midco 2 plc and	Insurance broker and	First lien senior secured loan		7/14/2026		—	(22)
Ardonagh Midco 3 plc	underwriting servicer	First lien senior secured loan		7/14/2026		—	(23)
44 Esplanade St		First lien senior secured loan		7/14/2026		—	(24)
Helier, Jersey JE4 9WU Jersey		Senior subordinated loan	11.50%	1/15/2027		—
Ares IIIR/IVR CLO Ltd.(5)	Investment vehicle	Subordinated notes		4/16/2021		0.1
P.O. Box 1093 South Church Street
GT Queensgate House
George Town, Grand Cayman
Cayman Islands

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Athenahealth, Inc., VVC Holding Corp., Virence Intermediate Holding Corp., and	Revenue cycle management provider to the physician	First lien senior secured revolving loan		2/12/2024		—	(25)
Virence Holdings LLC	practices and acute care	Second lien senior secured loan	8.82% (Libor + 8.50%/Q)	2/11/2027		206.1
311 Arsenal Street	hospitals	Senior preferred stock	11.31% PIK (Libor + 11.13%/M)		20.30%	141.2
Watertown, MA 02472		Class A interests			0.40%	12.8
Atlas Intermediate III, L.L.C. 4 Tri Harbor Ct	Specialty chemicals distributor	First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	4/29/2025		0.1	(26)
Port Washington, NY 11050
Avetta, LLC	Supply chain risk	Second lien senior secured loan	6.75% (Libor + 5.75%/Q)	4/10/2024		2.0	(27)
17671 Cowan	management SaaS platform
Suite 150	for global enterprise clients
Irvine, CA 92614
Badger Sportswear Acquisition, Inc.	Provider of team uniforms	Second lien senior secured loan	11.00% (Libor + 9.75%/Q)	3/11/2024		45.4
111 Badger Lane	and athletic wear
Statesville, NC 28625
Beacon RNG LLC	Owner of natural gas	Class B units			57.57%	38.2
7913 Westpark Drive	facilities
Suite 101
Mclean, VA 22102
Bearcat Buyer, Inc. and Bearcat Parent, Inc.	Provider of central	First lien senior secured		7/9/2024		—	(28)
7063 Columbia Gateway Drive	institutional review boards	revolving loan
Suite 110	over clinical trials	First lien senior secured loan	5.25% (Libor + 4.25%/Q)	7/9/2026		30.4
Columbia, MD 21046		First lien senior secured loan	5.25% (Libor + 4.25%/Q)	7/9/2026		16.9
		Second lien senior secured loan		7/9/2027		—	(29)
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	7/9/2027		63.5
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	7/9/2027		5.2
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	7/9/2027		12.6
		Class B common units			0.56%	6.2
Belfor Holdings, Inc. 185 Oakland Avenue	Disaster recovery services provider	First lien senior secured revolving loan		4/4/2024		—	(30)
Suite 150
Birmingham, MI 48009
Birch Permian, LLC 909 Fannin St Suite 1350 Houston, TX 77010	Operator of private exploration oil and production company	Second lien senior secured loan	9.83% (Libor + 8.00%/Q)	4/12/2023		68.9
Blue Angel Buyer 1, LLC and Blue Angel Holdco, LLC(3)	Distributor of OEM appliance aftermarket parts	First lien senior secured revolving loan		1/2/2025		—	(31)
One City Palace		First lien senior secured loan	5.64% (Libor + 4.50%/Q)	1/2/2026		5.3
St. Louis, MO 63141		Class A preferred units	8.00% PIK		5.45%	6.3
Blue Campaigns Intermediate Holding Corp. and Elevate Parent, Inc.	Provider of fundraising and organizing efforts and digital	First lien senior secured revolving loan	8.50% (Libor + 6.75%/Q)	8/18/2023		2.3	(32)
(dba EveryAction)	services to non-profits and	First lien senior secured loan	8.50% (Libor + 6.75%/Q)	8/18/2023		40.4
1445 New York Avenue. NW	political campaigns	Series A preferred stock			1.60%	1.9
Suite 200 Washington DC, DC 20005
Blue Wolf Capital Fund II, L.P.(3)(5)	Investment partnership	Limited partnership interest			8.50%	4.0
48 Wall Street
31st Floor
New York, NY 10005
Bowhunter Holdings, LLC	Provider of branded archery	Common units			3.20%	—
110 Beasley Road	and bowhunting accessories
Cartersville, GA 30120
Bragg Live Food Products, LLC and SPC Investment Co., L.P.(3)	Health food company	First lien senior secured revolving loan		3/11/2024		—	(33)
PO Box 7		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	3/11/2024		31.1
Santa Barbara, CA 93102		Common units			8.80%	13.9
BW Landco LLC(4)	Real estate developer	Membership interest			100.00%	30.8
6700 Alexander Bell Drive
Suite 300
Columbia, MD 21046
Cadence Aerospace, LLC 2600 94th Street SW	Aerospace precision components manufacturer	First lien senior secured revolving loan	7.50% (Libor + 6.50%/Q)	11/14/2022		13.1	(34)
Suite 150		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/14/2023		29.1
Everett, WA 98204		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/14/2023		9.1
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/14/2023		11.1
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/14/2023		7.3
CallMiner, Inc.	Provider of cloud-based	Warrant			1.83%	—	(2)
200 West Street	conversational analytics
Waltham, MA 02452	solutions

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Capstone Logistics Acquisition, Inc. 6525 The Corners Parkway Suite 520 Peachtree Corners, GA 30092	Outsourced supply chain solutions provider to operators of distribution centers	First lien senior secured revolving loan	4.68% (Libor + 4.50%/Q)	4/7/2021		0.2	(35)
Carlyle Global Market Strategies CLO 2015-3(5)	Investment vehicle	Subordinated notes	28.70%	7/28/2028		5.5
190 Elgin Avenue
George Town, Grand Cayman KY1-9005
Cayman Islands
CB Trestles OpCo, LLC 5935 Darwin Ct	Apparel retailer	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	10/26/2024		25.5	(36)
Carlsbad, CA 92008		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/26/2024		20.8
CCS-CMGC Holdings, Inc. 1283 Murfreesboro Rd	Correctional facility healthcare operator	First lien senior secured revolving loan		10/1/2023		—	(37)
Suite 500		First lien senior secured loan	6.45% (Libor + 5.50%/Q)	10/1/2025		32.1
Nashville, TN 37217
Center for Autism and Related Disorders, LLC 21600 Oxnard Street Suite 1800	Autism treatment and services provider specializing in applied behavior analysis therapy	First lien senior secured revolving loan	4.89% (Libor + 4.50%/Q)	11/21/2023		7.2	(38)
Woodland Hills, CA 91367
Centric Brands Inc. (fka Differential Brands Group Inc.)(5)	Designer, marketer and distributor of licensed and	First lien senior secured revolving loan	8.75% (Base Rate + 5.50%/Q)	5/18/2021		1.9	(39)
350 5th Avenue 6th Floor	owned apparel	First lien senior secured revolving loan	7.50% (Libor + 6.50%/Q)	5/18/2021		2.0	(39)
New York, NY 10118		First lien senior secured loan	9.50% PIK (Libor + 8.00%/Q)	10/30/2023		48.4
		Common stock			4.33%	—
ChargePoint, Inc.	Developer and operator of	Warrant			3.70%	3.0	(2)
1692 Dell Avenue	electric vehicle charging
Campbell, CA 95008	stations
Chariot Acquisition, LLC	Manufacturer of aftermarket	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	9/30/2021		25.8
3510 Port Jacksonville Pkwy	golf cart parts and accessories
Jacksonville, FL 32226
Cheyenne Petroleum Company Limited Partnership, CPC 2001 LLC and Mill Shoals LLC	Private oil exploration and production company	Second lien senior secured loan	10.50% (Libor + 8.50%/Q)	1/10/2024		49.3
14000 Quail Springs Pkwy
Suite 2200
Oklahoma City, OK 73134
CHG PPC Parent LLC	Diversified food products	Second lien senior secured loan	7.68% (Libor + 7.50%/Q)	3/30/2026		58.6
2201 Broadway	manufacturer	Second lien senior secured loan	7.93% (Libor + 7.75%/Q)	3/30/2026		33.1
San Antonio, TX 78215
Cipriani USA, Inc.	Manager and operator of	First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		2.7
110 E 42nd Street	banquet facilities, restaurants,	First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		10.9
New York, NY	hotels and other leisure	First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		13.5
	properties	First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		18.0
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		2.7
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		4.4
		First lien senior secured loan	11.75% (Libor + 10.75%/Q)	5/30/2023		61.4
Clearwater Analytics, LLC 777 W. Main Street Suite 900 Boise, ID 83702	Provider of integrated cloud-based investment portfolio management, accounting, reporting and analytics software	First lien senior secured revolving loan		9/1/2022		—	(40)
CMW Parent LLC (fka Black Arrow, Inc.)	Multiplatform media firm	Series A units			0.00%	—
65 North San Pedro
San Jose, CA 95110
CoLTs 2005-1 Ltd.(4)(5)	Investment vehicle	Preferred shares				—
P.O. Box 908 Mary Street
GT Walker House
George Town, Grand Cayman
Cayman Islands
CoLTs 2005-2 Ltd.(4)(5)	Investment vehicle	Preferred shares				—
P.O. Box 908 Mary Street
GT Walker House
George Town, Grand Cayman
Cayman Islands

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Commercial Credit Group, Inc.	Commercial equipment	Senior subordinated loan	11.00% (Libor + 9.75%/M)	8/31/2022		17.0
227 Waste trade Street	finance and leasing company
Suite 1450
Charlotte, NC 28202
Comprehensive EyeCare Partners, LLC 1256 Main Street	Vision care practice management company	First lien senior secured revolving loan	6.00% (Libor + 4.75%/Q)	2/14/2024		1.6	(41)
Suite 256		First lien senior secured loan		2/14/2024		—	(42)
South Lake, TX 76092		First lien senior secured loan	5.75% (Libor + 4.50%/Q)	2/14/2024		5.0
		First lien senior secured loan	7.00% (Base Rate + 3.75%/Q)	2/14/2024		1.0
		First lien senior secured loan	6.00% (Libor + 4.75%/Q)	2/14/2024		2.2
Concert Golf Partners Holdco LLC 345 1 Coastal Oak	Golf club owner and operator	First lien senior secured revolving loan	5.50% (Libor + 4.50%/Q)	8/20/2025		0.1	(43)
Newport Beach, CA 92657		First lien senior secured loan		8/20/2025		—	(44)
		First lien senior secured loan	5.50% (Libor + 4.50%/Q)	8/20/2025		17.7
		First lien senior secured loan	5.50% (Libor + 4.50%/Q)	8/20/2025		1.1
Consumer Health Parent LLC	Developer and marketer of	Preferred units			0.94%	2.3
8515 E. Anderson Dr.	over-the-counter cold remedy	Series A units			0.94%	—
Scottsdale, AZ 85255	products
Convey Health Solutions, Inc.	Healthcare workforce	First lien senior secured loan	7.01% (Libor + 5.25%/Q)	9/4/2026		3.1
345 100 SE 3rd Ave	management software	First lien senior secured loan	10.35% (Libor + 9.00%/Q)	9/4/2026		2.4
26th Floor	provider
Fort Lauderdale, FL 33394
Cority Software Inc., IQS, Inc. and Project Falcon Parent, Inc.(5)	Provider of environmental, health and safety software to	First lien senior secured revolving loan		7/2/2025		—	(45)
250 Bloor St E	track compliance data	First lien senior secured loan	7.21% (Libor + 5.75%/Q)	7/2/2026		6.3
9th Floor		First lien senior secured loan	7.21% (Libor + 5.75%/Q)	7/2/2026		4.4
Toronto, ON M4W 1E6		Preferred equity	9.00% PIK		0.06%	0.2
Canada		Common equity			0.06%	0.2
Cozzini Bros., Inc. and BH-Sharp Holdings LP	Provider of commercial knife sharpening and cutlery	First lien senior secured revolving loan	10.07% (Libor + 4.50% Cash, 4.50% PIK/Q)	3/10/2023		0.2	(46)
350 Howard Avenue Des Plaines, IL 60018	services in the restaurant industry	First lien senior secured loan	10.07% (Libor + 4.50% Cash, 4.50% PIK/Q)	3/10/2023		10.5
		Common units			3.24%	1.1
CPV Maryland Holding Company II, LLC	Gas turbine power generation	Senior subordinated loan		12/31/2020		54.4
c/o Competitive Power Ventures, Inc. 8403 Colesville Road	facilities operator
Suite 915
Silver Spring, MD 20910
Creation Holdings Inc.(5) 8999 Fraserton Court	Manufacturer of electrical systems	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	8/15/2024		8.4	(47)
Burnaby, BC V5J 5H8		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	8/15/2025		17.0
Canada		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	8/15/2025		6.4
CREST Exeter Street Solar 2004-1(5)	Investment vehicle	Preferred shares				—
P.O. Box 908 Mary Street
GT Walker House
George Town, Grand Cayman
Cayman Islands
Crown Health Care Laundry Services, LLC and Crown Laundry Holdings, LLC(3)	Provider of outsourced healthcare linen management	First lien senior secured revolving loan	7.34% (Libor + 6.25%/M)	12/20/2021		4.0	(48)
1501 North Guillemard Street	solutions	First lien senior secured loan	7.32% (Libor + 6.25%/Q)	12/20/2021		10.0
Pensacola, FL 32501		First lien senior secured loan	7.32% (Libor + 6.25%/Q)	12/20/2021		0.9
		First lien senior secured loan	7.38% (Libor + 6.25%/Q)	12/20/2021		5.0
		First lien senior secured loan	7.32% (Libor + 6.25%/Q)	12/20/2021		11.4
		Class A preferred units			10.59%	6.0
		Class B common units			10.59%	2.9
CST Buyer Company (d/b/a Intoxalock) 11035 Aurora Ave	Provider of ignition interlock devices	First lien senior secured revolving loan	6.32% (Libor + 5.25%/Q)	10/3/2025		3.7	(49)
Des Moines, IA 50325
CVP Holdco, Inc. and OMERS Wildcats Investment Holdings LLC	Veterinary hospital operator	First lien senior secured revolving loan	7.25% (Libor + 6.25%/Q)	10/31/2024		0.7	(50)
1801 Market Street		First lien senior secured loan		10/31/2025		—	(51)
Suite 1300		First lien senior secured loan	7.34% (Libor + 5.75%/Q)	10/31/2025		54.5
Philadelphia, PA 19103		First lien senior secured loan	7.84% (Libor + 6.25%/Q)	10/31/2025		13.2
		Common stock			2.53%	9.2
D4C Dental Brands HoldCo, Inc. and Bambino Group Holdings, LLC	Dental services provider	First lien senior secured revolving loan	8.51% (Libor + 2.50% Cash, 4.75% PIK/Q)	12/21/2022		—	(52)
1350 Spring Street NW		Class A preferred units			0.64%	—
Suite 600
Atlanta, GA 30353

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020		Fair Value
Datix Bidco Limited(5) 11 Worple Road Wimbledon, London SW19 4JS United Kingdom	Global healthcare software company that provides software solutions for patient safety and risk management	First lien senior secured loan	5.36% (Libor + 4.50%/Q)	4/28/2025	—
DCA Investment Holding LLC 6240 Lake osprey drive	Multi-branded dental practice management	First lien senior secured revolving loan	6.25% (Libor + 5.25%/Q)	7/2/2021	5.2	(53)
Sarasota, FL 34240		First lien senior secured loan	6.32% (Libor + 5.25%/Q)	7/2/2021	16.8
DecoPac, Inc. 3500 Thurston Avenue Anoka, MN 55303	Supplier of cake decorating solutions and products to in-store bakeries	First lien senior secured revolving loan	5.25% (Libor + 4.25%/Q)	9/29/2023	1.6	(54)
DFC Global Facility Borrower III LLC(5) 74 E Swedesford Road	Non-bank provider of alternative financial services	First lien senior secured revolving loan	11.75% (Libor + 10.75%/M)	9/27/2024	113.3	(55)
Suite 150
Malvern, PA 19355
DFS Holding Company, Inc. 607 W Dempster Street	Distributor of maintenance, repair, and operations parts,	First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	8/17/2023	162.7
Mount Prospect, IL 60056	supplies, and equipment to the foodservice industry	First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	8/17/2023	4.2
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	8/17/2023	0.6
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	2/17/2022	0.6
		First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	8/17/2023	0.3
DGH Borrower LLC 358 North Shore Drive Suite 201 Pittsburgh, PA 15212	Developer, owner and operator of quick start, small-scale natural gas-fired power generation projects	First lien senior secured loan	7.75% (Libor + 6.75%/Q)	6/8/2023			48.9
Directworks, Inc. and Co-Exprise	Provider of cloud-based	First lien senior secured loan					—
Holdings, Inc. 6021 Wallace Road Suite 300 Wexford, PA 15090	software solutions for direct materials sourcing and supplier management for manufacturers	Warrant			4.76%		—	(2)
Display Holding Company, Inc., Saldon Holdings, Inc. and Fastsigns Holdings Inc.	Provider of visual communications solutions	First lien senior secured revolving loan	6.65% (Libor + 5.65%/Q)	3/13/2024			2.2	(56)
2542 Highlander Way		First lien senior secured loan	6.65% (Libor + 5.65%/Q)	3/13/2025			15.8
Carrollton, TX 75006		First lien senior secured loan	6.65% (Libor + 5.65%/Q)	3/13/2025			2.5
		Common units			60.00%		0.7
Dorner Holding Corp. 975 Cottonwood Avenue Hartland, WI 53029	Manufacturer of precision unit conveyors	First lien senior secured revolving loan		3/15/2022			—	(57)
DRB Holdings, LLC 3245 Pickle Road	Provider of integrated technology solutions to car	First lien senior secured revolving loan		10/6/2023			—	(58)
Akron, OH 44312	wash operators	First lien senior secured loan	6.75% (Libor + 5.75%/Q)	10/6/2023			23.4
Drilling Info Holdings, Inc. and Titan DI	SaaS based business analytics	Second lien senior secured loan	8.43% (Libor + 8.25%/Q)	7/30/2026			23.8
Preferred Holdings, Inc. 2901 Via Fortuna #200 Austin, TX 78746	company focused on oil and gas industry	Preferred stock	13.50% PIK		7.38%		31.1
DRS Holdings III, Inc. and DRS Holdings I, Inc.	Footwear and orthopedic foot-care brand	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	11/1/2025			2.6	(59)
255 State Street		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	11/1/2025			29.1
7th Floor		Common stock			2.64%		5.9
Boston, MA 02109
DTI Holdco, Inc. and OPE DTI Holdings, Inc.	Provider of legal process outsourcing and managed	First lien senior secured revolving loan	5.66% (Libor + 4.50%/Q)	9/30/2021			6.9	(60)
2 Ravinia Drive	services	Class A common stock			0.86%		4.2
Suite 850 Atlanta, GA 30346		Class B common stock			0.86%		—
Dynatrace, Inc. 1601 Trapelo Road Suite 116 Waltham, MA 02451	Web and mobile cloud performance testing and monitoring services provider	Common stock			0.20%		22.3
eCapital Finance Corp.	Consolidator of commercial	Senior subordinated loan		1/31/2025			—	(61)
20807 Biscayne Blvd	finance businesses	Senior subordinated loan	10.00% (Libor + 8.50%/Q)	1/31/2025			36.2
Suite 203 Aventura, FL 33180		Senior subordinated loan	10.00% (Libor + 8.50%/Q)	1/31/2025			37.4
Eckler Industries, Inc. and Eckler Purchaser LLC(4)	Restoration parts and accessories provider for	First lien senior secured revolving loan	12.00% PIK	5/25/2022			3.2	(62)
5200 S. Washington Ave	classic automobiles	First lien senior secured loan	12.00% PIK	5/25/2022			19.5
Titusville, FL 32780		Class A common units			67.97%		—

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Emergency Communications Network, LLC	Provider of mission critical emergency mass notification	First lien senior secured revolving loan		6/1/2022		—	(63)
780 W Granada Blvd Ormond Beach, FL 32174	solutions	First lien senior secured loan	8.75% (Libor + 2.625% Cash, 5.125% PIK/Q)	6/1/2023		38.0
Emerus Holdings, Inc. 82330 North Loop 1604 W San Antonio, TX 78249	Freestanding 24-hour emergency care micro-hospitals operator	First lien senior secured loan	10.00% Cash, 4.00% PIK	2/28/2022		16.7
EP Purchaser, LLC., Entertainment Partners Canada ULC and TPG VIII EP	Provider of entertainment workforce and production	First lien senior secured revolving loan		5/12/2025		—	(64)
Co-Invest II, L.P.(5)	management solutions	First lien senior secured loan	6.06% (Libor + 5.75%/Q)	5/11/2026		27.6
2950 N Hollywood Way		First lien senior secured loan	6.06% (Libor + 5.75%/Q)	5/11/2026		19.4
Burbank, CA 91505		First lien senior secured loan	6.06% (Libor + 5.75%/Q)	5/11/2026		10.1
		First lien senior secured loan	6.06% (Libor + 5.75%/Q)	5/11/2026		3.9
		Partnership units			0.48%	5.6
Episerver Inc. and Goldcup 17308 AB(5) 542A Amherst Street	Provider of web content management and digital	First lien senior secured revolving loan		10/9/2024		—	(65)
Route 101A Nashua,	commerce solutions	First lien senior secured loan	6.00% (Euribor + 6.00%/Q)	10/9/2024		5.7
NH 03063		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/9/2024		26.2
eResearch Technology, Inc. and Astorg VII	Provider of mission-critical,	Second lien senior secured loan		2/4/2028		—	(66)
Co-Invest ERT(5) 1818 Market Street	software-enabled clinical	Second lien senior secured loan	8.50% (Libor + 8.00%/Q)	2/4/2028		19.4
Philadelphia, PA 19103	research solutions	Limited partnership interest			0.16%	3.8
ESCP PPG Holdings, LLC(3) 8330 State Road Philadelphia, PA 19136	Distributor of new equipment and aftermarket parts to the heavy-duty truck industry	Class A units			7.91%	3.5
European Capital UK SME Debt LP(3)(5)	Investment partnership	Limited partnership interest			45.00%	26.0
25 Bedford Street
London, WC2E 9ES
United Kingdom
Everspin Technologies, Inc. 1347 N Alma School Road Suite 220 Chandler, AZ 85224	Designer and manufacturer of computer memory solutions	Warrant			3.98%	—	(2)
Evolent Health LLC and Evolent	Medical technology company	First lien senior secured loan		12/30/2024		—	(67)
Health, Inc.(5) 800 North Glebe Road Suite 500 Arlington, VA 22203	focused on value based care services and payment solutions	First lien senior secured loan	9.00% (Libor + 8.00%/Q)	12/30/2024		62.4
		Warrant			1.57%	5.6	(2)
Excelligence Holdings Corp. 2 Lower Ragsdale Drive #215 Monterey, CA 93940	Developer, manufacturer and retailer of educational products	First lien senior secured loan	8.07% (Libor + 2.50% Cash, 4.50% PIK/M)	4/18/2023		7.3
EZ Elemica Holdings, Inc. & Elemica Parent, Inc	SaaS based supply chain management software	First lien senior secured revolving loan	5.98% (Libor + 5.50%/Q)	9/18/2025		2.8	(68)
550 E Swedesford Road	provider focused on chemical	First lien senior secured loan		9/18/2025		—	(69)
Suite 310	markets	First lien senior secured loan	5.81% (Libor + 5.50%/Q)	9/18/2025		47.7
Wayne, PA 19087		Preferred equity			1.83%	3.7
FAMS Holdings, Inc.(3) 1967 Lakeside Parkway Suite 402 Tucker, GA 30084	Debt collection services provider	Common stock			18.00%	—
Ferraro Fine Foods Corp. and Italian Fine Foods Holdings L.P.	Specialty Italian food distributor	First lien senior secured revolving loan	5.32% (Libor + 4.25%/Q)	5/9/2023		2.6	(70)
287 South Randolphville Road		First lien senior secured loan	5.32% (Libor + 4.25%/Q)	5/9/2024		9.0
Piscataway, NJ 08854		First lien senior secured loan	5.32% (Libor + 4.25%/Q)	5/9/2024		0.5
		First lien senior secured loan	5.32% (Libor + 4.25%/Q)	5/9/2024		2.7
		Class A common units			1.12%	3.1
First Insight, Inc. 1606 Carmody Court Suite 106 Sewickley, PA 15143	Software company providing merchandising and pricing solutions to companies worldwide	Warrant			0.88%	—	(2)
Flinn Scientific, Inc. and WCI-Quantum Holdings, Inc.	Distributor of instructional products, services and	First lien senior secured revolving loan	5.56% (Libor + 4.75%/Q)	8/31/2023		9.2	(71)
770 N. Raddant Rd	resources	First lien senior secured loan	5.51% (Libor + 4.75%/Q)	8/31/2023		28.0
Batavia, IL 60510		First lien senior secured loan	6.70% (Libor + 4.75%/Q)	8/31/2023		1.1
		Series A preferred stock			1.27%	0.8

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Flow Control Solutions, Inc. 7869 Route	Distributor and manufacturer of flow control systems	First lien senior secured revolving loan		11/21/2024		—	(72)
98 Arcade,	components	First lien senior secured loan		11/21/2024		—	(73)
NY 14009		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	11/21/2024		10.8
FM: Systems Group LLC 2301 Sugar Bush Road	Provider of facilities and space management software	First lien senior secured revolving loan	7.50% (Libor + 6.50%/Q)	12/2/2024		1.5	(74)
Suite 500 Raleigh, NC 27612	solutions	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	12/2/2024		3.2
Foundation Risk Partners, Corp. 4634 Gulfstarr Drive	Full service independent insurance agency	First lien senior secured revolving loan		11/10/2023		—	(75)
Destin, FL 32541		First lien senior secured loan		11/10/2023		—	(76)
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	11/10/2023		21.7
		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	11/10/2023		7.5
		Second lien senior secured loan		11/10/2024		—	(77)
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		18.9
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		21.4
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		27.1
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		1.3
		Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	11/10/2024		27.2
Frontline Technologies Group Holding LLC,	Provider of human capital	Class A preferred units	9.00% PIK		0.62%	5.9
Frontline Technologies Blocker Buyer, Inc., Frontline Technologies Holdings, LLC and Frontline Technologies Parent, LLC 1400 Atwater Drive Malvern, PA 19355	management ("HCM") and SaaS-based software solutions to employees and administrators of K-12 school organizations	Class B common			0.62%	2.6
FS Squared Holding Corp. and FS Squared, LLC	Provider of on-site vending and micro market solutions	First lien senior secured revolving loan	5.43% (Libor + 5.25%/Q)	3/28/2024		4.4	(78)
6005 Century Oaks Dr		First lien senior secured loan		3/28/2025		—	(79)
#100 Chattanooga, TN 37416		Class A units			3.62%	9.5
FWR Holding Corporation 8027 Cooper Creed Boulevard	Restaurant owner, operator, and franchisor	First lien senior secured revolving loan	7.75% (Base Rate + 4.50%/Q)	8/21/2023		0.5	(80)
#103 University Park,		First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	8/21/2023		0.5	(80)
FL 34201		First lien senior secured loan		8/21/2023		—	(81)
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		3.6
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		0.5
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		0.5
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		0.8
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		0.5
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		0.6
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	8/21/2023		1.6
Garden Fresh Restaurant Corp. and GFRC Holdings LLC	Restaurant owner and operator	First lien senior secured revolving loan		2/1/2022		—	(82)
15822 Bernardo Center Drive Suite A San Diego, CA 92127		First lien senior secured loan		2/1/2022		—
GB Auto Service Holdings, LLC 2910 North Swan Road	Automotive parts and repair services retailer	First lien senior secured revolving loan	7.52% (Libor + 6.50%/Q)	10/19/2024		3.7	(83)
Suite 110		First lien senior secured loan		10/19/2024		—	(84)
Tucson,		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	10/19/2024		21.1
AZ 85712		First lien senior secured loan	7.53% (Libor + 6.50%/Q)	10/19/2024		29.1
		First lien senior secured loan	7.32% (Libor + 6.00%/Q)	10/19/2024		3.7
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	10/19/2024		18.4
		Common units			6.57%	5.4
Gehl Foods, LLC and GF Parent LLC	Producer of low-acid, aseptic	Class A preferred units			2.58%	—
N116W15970 Main St	food and beverage products	Class A common units			2.58%	—
Germantown, WI 53022		Class B common units			2.58%	—
Genesis Acquisition Co. and Genesis Holding Co.	Child care management software and services	First lien senior secured revolving loan	4.31% (Libor + 4.00%/Q)	7/31/2024		1.4	(85)
1 West Main Street	provider	First lien senior secured loan		7/31/2024		—	(86)
Ste 201 Medford,		First lien senior secured loan	4.31% (Libor + 4.00%/Q)	7/31/2024		0.1
OR 97501		Second lien senior secured loan	8.95% (Libor + 7.50%/Q)	7/31/2025		23.7
		Second lien senior secured loan	7.67% (Libor + 7.50%/Q)	7/31/2025		6.0
		Class A common stock			7.99%	0.7
Genomatica, Inc. 100 Acorn Park Drive Cambridge Discovery Park 5th Floor Cambridge, MA 02140	Developer of a biotechnology platform for the production of chemical products	Warrant			0.70%	—	(2)

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
GHX Ultimate Parent Corporation,	On-demand supply chain	Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	6/30/2025		34.2
Commerce Parent, Inc. and Commerce	automation solutions provider	Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	6/30/2025		54.5
Topco, LLC 1315 W Century Drive	to the healthcare industry	Series A preferred stock	12.18% PIK (Libor + 10.75%/Q)		64.15%	160.4
Suite 100 Louisville, CO 80027		Class A units			1.34%	16.6
Gordian Group, LLC 950 Third Avenue 17th Floor New York, NY 10022	Provider of products, services and software to organizations pursuing efficient and effective procurement and information solutions	Common stock			5.00%	—
GPM Investments, LLC	Convenience store operator	First lien senior secured loan		3/1/2027		—	(87)
8565 Magellan Parkway		First lien senior secured loan	6.25% (Libor + 4.75%/Q)	3/1/2027		27.0
Suite 400		Member units			98.98%	20.3
Richmond, VA 23227		Warrant			98.98%	—	(2)
Graphpad Software, LLC 7825 Fay Avenue #230 La Jolla, CA 92037	Provider of data analysis, statistics, and visualization software solutions for scientific research applications	First lien senior secured revolving loan		12/21/2023		—	(88)
Green Energy Partners, Stonewall LLC and	Gas turbine power generation	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	11/13/2021		12.3
Panda Stonewall Intermediate	facilities operator	Senior subordinated loan	7.00% Cash, 6.25% PIK	12/31/2021		19.7
Holdings II LLC 12 Paoli Pike Suite 5 Paoli, PA 19301		Senior subordinated loan	7.00% Cash, 6.25% PIK	12/31/2021		92.1
Green Street Parent, LLC and Green Street Intermediate Holdings, LLC	Provider of REIT research data and analytics	First lien senior secured revolving loan	5.18% (Libor + 5.00%/Q)	8/27/2025		0.1	(89)
660 Newport Center Drive
Suite 800
Newport Beach, CA 92660
GTCR-Ultra Holdings III, LLC and GTCR-Ultra Holdings LLC	Provider of payment processing and merchant	First lien senior secured revolving loan		8/1/2022		—	(90)
12120 Sunset Hills Road	acquiring solutions	Class B units			0.82%	—
500 Reston, VA 20190		Class A-2 units			0.83%	2.6
H-Food Holdings, LLC and	Food contract manufacturer	Second lien senior secured loan	7.18% (Libor + 7.00%/Q)	3/2/2026		70.1
Matterhorn Parent, LLC 3500 Lacey Road Suite 300 Downers Grove, IL 60515		Common units			0.43%	4.8
HAI Acquisition Corporation and Aloha Topco, LLC	Professional employer organization offering human	First lien senior secured revolving loan		11/1/2023		—	(91)
6600 Kalanianaole Hwy	resources, compliance and	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	11/1/2024		61.4
Suite 200 Honolulu, HI 96825	risk management services	Class A units			0.82%	2.6
Halex Holdings, Inc.(4) 4200 Santa Ana Street Ontario, CA 91761	Manufacturer of flooring installation products	Common stock			100.00%	—
Harvey Tool Company, LLC	Manufacturer of cutting tools	First lien senior secured	5.50% (Libor + 4.50%/M)	10/12/2023		5.1	(92)
428 Newburyport Turnpike	used in the metalworking	revolving loan
Rowley, MA 01969	industry	First lien senior secured loan	5.75% (Libor + 4.75%/Q)	10/11/2024		30.2
		Second lien senior secured loan	9.72% (Libor + 8.50%/Q)	10/12/2025		43.7
HCI Equity, LLC(4)(5) 2000 Avenue of the Stars 12th Floor Los Angeles, CA 90067	Investment company	Member interest			100.00%	0.1
HealthEdge Software, Inc.	Provider of financial, admin	First lien senior secured		4/9/2026		—	(93)
3 Van de Graaff Drive	and clinical software	revolving loan
Burlington, VT 01803	platforms to the healthcare	First lien senior secured loan		4/9/2026		—	(94)
	industry	First lien senior secured loan	7.25% (Libor + 6.25%/Q)	4/9/2026		3.6
Heelstone Renewable Energy, LLC(4)	Provider of cloud based IT	Preferred equity			90.00%	23.6
1414 Raleigh Road	solutions, infrastructure and
Suite 210	services
Chapel Hill, NC 27517
Help/Systems Holdings, Inc.	Provider of IT operations	First lien senior secured	5.00% (Libor + 4.00%/Q)	11/19/2024		4.9	(95)
6455 City West ParkWay	management and	revolving loan
Eden Prairie, MN 55344	cybersecurity software	First lien senior secured loan	5.75% (Libor + 4.75%/Q)	11/19/2026		25.8

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Hometown Food Company	Food distributor	First lien senior secured		8/31/2023		—	(96)
500 W Madison street Chicago, IL 60661		revolving loan
Huskies Parent, Inc.	Insurance software provider	First lien senior secured	4.18% (Libor + 4.00%/Q)	7/31/2024		1.7	(97)
170 Huyshope Avenue Hartford, CT 06106		revolving loan
Hygiena Borrower LLC	Adenosine triphosphate	First lien senior secured		8/26/2022		—	(98)
941 Avenida Acaso	testing technology provider	revolving loan
Carmarillo, CA 93012		Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	8/26/2023		2.4
		Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	8/26/2023		10.3
		Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	8/26/2023		10.8
		Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	8/26/2023		0.6
IfByPhone Inc.	Voice-based marketing	Warrant			5.00%	—	(2)
300 W. Adams Street Suite 900 Chicago, IL 60606	automation software provider
Imaging Business Machines, L.L.C. and	Provider of high-speed	Senior subordinated loan	14.00%	6/15/2022		8.3
Scanner Holdings Corporation(4)	intelligent document scanning	Senior subordinated loan	14.00%	6/15/2022		8.3
2750 Crestwood Blvd	hardware and software	Series A preferred stock			85.81%	26.7
Birmingham, AL 35210		Class A common stock			8.19%	0.1
		Class B common stock			8.19%	0.3
IMIA Holdings, Inc.	Marine preservation	First lien senior secured		10/26/2024		—	(99)
7884 Spanish Fort Blvd	maintenance company	revolving loan
Spanish Fort, AL 36527		First lien senior secured loan	5.50% (Libor + 4.50%/Q)	10/26/2024		17.5
Implus Footcare, LLC	Provider of footwear and	First lien senior secured loan	8.75% (Libor + 2.50% Cash,	4/30/2024		89.0
2001 T.W. Alexander Drive	other accessories		5.25% PIK/Q)
Box 13925		First lien senior secured loan	8.75% (Libor + 2.50% Cash,	4/30/2024		12.2
Durham, NC 27709-3925			5.25% PIK/Q)
		First lien senior secured loan	8.75% (Libor + 2.50% Cash, 5.25% PIK/Q)	4/30/2024		1.1
		First lien senior secured loan	8.75% (Libor + 2.50% Cash, 5.25% PIK/Q)	4/30/2024		4.3
Infilaw Holding, LLC	Operator of for-profit law	First lien senior secured		9/30/2022		—	(100)
1100 5th Avenue South Suite 301 Naples, FL 34102	schools	revolving loan
Infinite Electronics International, Inc.	Manufacturer and distributor	First lien senior secured	4.82% (Libor + 4.00%/Q)	7/3/2023		1.2	(101)
17802 Fitch Irvine, CA 92614	of radio frequency and microwave electronic components	revolving loan
Infogix, Inc. and Infogix Parent Corporation	Enterprise data analytics and	First lien senior secured	8.00% (Libor + 7.00%/Q)	4/30/2024		5.1	(102)
1240 E. Diehl Rd	integrity software solutions	revolving loan
Suite 400	provider	Series A preferred stock			1.47%	2.5
Naperville, IL 60563		Common stock			1.47%	—
Inmar, Inc.	Technology-driven solutions	First lien senior secured loan	5.07% (Libor + 4.00%/Q)	5/1/2024		14.3
2601 Pilgrim CourtWinston	provider for retailers,	Second lien senior secured loan	9.07% (Libor + 8.00%/M)	5/1/2025		26.3
Salem, NC 27106	wholesalers and manufacturers
Instituto de Banca y Comercio, Inc. &	Private school operator	First lien senior secured loan	10.50% (Libor + 9.00%/Q)	10/31/2022		1.2
Leeds IV Advisors, Inc.		First lien senior secured loan	10.50% (Libor + 9.00%/Q)	10/31/2022		21.4
1660 Calle Santa Ana		Series B preferred stock			5.00%	—
Santurce, PR 00909		Series C preferred stock			3.98%	—
Puerto Rico		Senior preferred series A-1 shares			85.40%	16.0
		Common stock			4.02%	—
InterVision Systems, LLC and InterVision	Solar power generation	First lien senior secured loan	9.50% PIK (Libor + 8.50%/Q)	5/31/2022		43.4
Holdings, LLC	facility developer and	Class A membership units			2.50%	—
2270 Martin Avenue Santa Clara, CA 95050	operator
IntraPac International LLC and IntraPac	Manufacturer of diversified	First lien senior secured	6.57% (Libor + 5.50%/Q)	1/11/2025		7.3	(103)
Canada Corporation(5)	packaging solutions and	revolving loan
136 Fairview Road	plastic injection molded	First lien senior secured loan	6.57% (Libor + 5.50%/Q)	1/11/2026		6.7
Suite 320 Mooresville, NC 28117	products	First lien senior secured loan	6.57% (Libor + 5.50%/Q)	1/11/2026		20.4
Invoice Cloud, Inc.	Provider of electronic	First lien senior secured		2/11/2024		—	(104)
35 Braintree Hill	payment processing solutions	revolving loan
Office Park		First lien senior secured loan		2/11/2024		—	(105)
Braintree, MA 02184		First lien senior secured loan	7.50% (Libor+ 3.25% Cash, 3.25% PIK/Q)	2/11/2024		33.7
		First lien senior secured loan	7.50% (Libor + 3.25% Cash, 3.25% PIK/Q)	2/11/2024		13.7

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
IRI Holdings, Inc., IRI Group	Market research company	First lien senior secured loan	4.61% (Libor + 4.25%/Q)	12/1/2025		55.7
Holdings, Inc. and IRI Parent, L.P.	focused on the consumer	Second lien senior secured loan	8.36% (Libor + 8.00%/Q)	11/30/2026		83.3
150 North Clinton Street	packaged goods industry	Series A-1 preferred shares	11.59% PIK (Libor + 10.50%/S)		23.45%	53.4
Chicago, IL 60661		Class A-1 common units			1.26%	11.3
Ivy Hill Asset Management, L.P.(4)(5)	Asset management services	Senior subordinated loan	7.25% (Libor + 6.50%/Q)	5/18/2023		150.0
245 Park Avenue 44th Floor New York, NY 10167		Member interest			100.00%	517.7
Javlin Three LLC, Javlin Four LLC, and	Asset-backed financial	First lien senior secured loan				1.3
Javlin Five LLC(5) 1414 Harney Street Suite 440 Omaha, NE 68102	services company
JDC Healthcare Management, LLC	Dental services provider	First lien senior secured		4/11/2022		3.1	(106)
3030 Lyndon B Johnson		revolving loan
Fwy #1400		First lien senior secured loan		4/10/2023		22.5
Dallas, TX 75231		First lien senior secured loan		4/10/2023		3.2
Jenny C Acquisition, Inc. 5770 Fleet Street Carlsbad, CA 92008	Health club franchisor	Senior subordinated loan	8.00% PIK	4/3/2025		1.2
Jim N Nicks Management, LLC	Restaurant owner and	First lien senior secured	8.25% (Libor + 5.25% Cash,	7/10/2023		4.3	(107)
3755 Corporate Woods Drive	operator	revolving loan	2.00% PIK/Q)
Birmingham, AL 35242		First lien senior secured loan	8.25% (Libor + 5.25% Cash, 2.00% PIK/Q)	7/10/2023		12.1
		First lien senior secured loan	8.25% (Libor + 5.25% Cash, 2.00% PIK/Q)	7/10/2023		1.0
Joule Unlimited Technologies, Inc. and	Renewable fuel and chemical	First lien senior secured loan				—
Stichting Joule Global Foundation(5) 18 Crosby Drive Bedford, MA 01730	production developer	Warrant			0.99%	—	(2)
Joyce Lane Capital LLC and Joyce Lane	Specialty finance company	First lien senior secured loan		12/27/2022		—	(108)
Financing SPV LLC (fka Ciena		First lien senior secured loan	4.31% (Libor + 4.00%/Q)	12/27/2022		0.6
Capital LLC)(4)(5) 1633 Broadway 39th Floor New York, NY 10019		Equity interests			100.00%	—
JWC/KI Holdings, LLC	Foodservice sales and	Membership units			5.13%	4.2
1701 Crossroads Drive Odenton, MD 21113	marketing agency
K2 Insurance Services, LLC and	Specialty insurance and	First lien senior secured		7/1/2024		—	(109)
K2 Holdco LP	managing general agency	revolving loan
11452 El Camino Real		First lien senior secured loan		7/1/2024		—	(110)
San Diego, CA 92130		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	7/1/2024		51.7
		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	7/1/2024		6.7
		Common equity			0.40%	1.1
Kaufman, Hall & Associates, LLC	Provider of specialty advisory	First lien senior secured		11/9/2023		—	(111)
5202 Old Orchard Rd	services and software	revolving loan
700 Skokie, IL 60077	solutions to the healthcare market	First lien senior secured loan	6.25% (Libor + 5.25%/Q)	5/9/2025		14.8
KBHS Acquisition, LLC (d/b/a Alita	Provider of behavioral health services	First lien senior secured revolving loan	6.00% (Libor + 4.00% Cash, 1.00% PIK/M)	3/17/2022		2.0	(112)
160 Chubb Avenue Suite 206 Lyndhurst, NJ 07071
KC Culinarte Intermediate, LLC	Manufacturer of fresh	First lien senior secured loan	4.75% (Libor + 3.75%/Q)	8/25/2025		23.3
330 Lynnway	refrigerated and frozen food	Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	8/24/2026		31.4
Lynn, MA 01901	products
Kellermeyer Bergensons Services, LLC	Provider of janitorial and	First lien senior secured loan		11/7/2026		—	(113)
3605 Ocean Ranch Blvd Suite 200	facilities management services	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	11/7/2026		29.2
Oceanside, CA 90256		First lien senior secured loan	7.73% (Libor + 6.50%/Q)	11/7/2026		6.4
Kene Acquisition, Inc. and Kene	National utility services firm	First lien senior secured	5.25% (Libor + 4.25%/Q)	8/8/2024		0.5	(114)
Holdings, L.P.	providing engineering and	revolving loan
28100 Torch Parkway Suite 400	consulting services to natural	First lien senior secured	5.25% (Libor + 4.25%/Q)	8/8/2024		0.9	(114)
Warrenville, IL 60555	gas, electric power and other	revolving loan
	energy and industrial end	First lien senior secured loan	5.25% (Libor + 4.25%/Q)	8/10/2026		49.7
	markets	Class A units			1.21%	4.3
Key Surgical LLC	Provider of sterile processing,	First lien senior secured		6/1/2022		—	(115)
8101 Wallas Road	operating room and	revolving loan
Minneapolis, MN 55344	instrument care supplies for	First lien senior secured loan	6.00% (EURIBOR + 5.00%/Q)	6/1/2023		15.9
	hospitals	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	6/1/2023		5.3

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
KPS Global LLC and Cool Group LLC	Manufacturer of walk-in	First lien senior secured loan	7.56% (Libor + 6.56%/Q)	4/5/2022		4.1
4201 N Beach Street	cooler and freezer systems	First lien senior secured loan	7.44% (Libor + 6.44%/M)	4/5/2022		15.2
Fort Worth, TX 76137		Class A units			1.60%	2.2
Laboratories Bidco LLC	Lab testing services for	First lien senior secured		6/25/2024		—	(116)
450 Lexington Avenue	nicotine containing products	revolving loan
32nd Floor		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	6/25/2024		29.0
New York, NY 10017		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	6/25/2024		23.5
LivaNova USA Inc.	Medical device company	First lien senior secured loan	7.50% (Libor + 6.50%/Q)	6/30/2025		41.2
100 Cyberonics Blvd Houston, TX 77058	focused on treating cardiovascular and neurological diseases
LS DE LLC and LM LSQ Investors LLC(5)	Asset based lender	Senior subordinated loan	11.00%	3/13/2024		35.9
2600 Lucien Way Suite 100		Senior subordinated loan	10.50%	6/25/2021		2.9
Maitland, FL 32751		Membership units			2.12%	3.9
LTG Acquisition, Inc. 900 Klein Road Plano, TX 75074	Designer and manufacturer of display, lighting and passenger communication systems for mass transportation markets	Class A membership units			5.08%	—
Mac Lean-Fogg Company and	Manufacturer and supplier	First lien senior secured	2.75% (Libor + 2.50%/Q)	12/21/2023		—	(117)
MacLean-Fogg Holdings, L.L.C.	for the power utility and	revolving loan
1000 Allanson Road	automotive markets	First lien senior secured loan		12/22/2025		—	(118)
Mundelein, IL 60060	worldwide	First lien senior secured loan	5.18% (Libor + 5.00%/Q)	12/22/2025		141.5
		First lien senior secured loan	5.18% (Libor + 5.00%/Q)	12/22/2025		10.6
		Preferred units	4.50% Cash, 9.25% PIK		79.27%	69.5
Masergy Holdings, Inc.	Provider of software-defined	First lien senior secured	3.69% (Libor + 3.50%/Q)	12/15/2022		0.4	(119)
2740 North Dallas Parkway Plano, TX 75093	solutions for enterprise global networks, cyber security, and cloud communications	revolving loan
Mavis Tire Express Services Corp. and	Auto parts retailer	First lien senior secured loan	4.70% (Libor + 3.25%/Q)	3/20/2025		3.2
385 Saw Mill River Road	Mavis Tire Express Services	Second lien senior secured loan		3/20/2026		—	(120)
Suite 17	TopCo, L.P.	Second lien senior secured loan	8.50% (Libor + 7.50%/M)	3/20/2026		146.2
Millwood, Ny 10546		Second lien senior secured loan	8.50% (Libor + 7.50%/Q)	3/20/2026		1.4
		Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	3/20/2026		22.4
		Class A units			0.91%	10.1
MB Aerospace Holdings II Corp.	Aerospace engine	Second lien senior secured loan	10.00% (Libor + 9.00%/M)	1/22/2026		61.6
39 Bradley Park Road East Granby, CT 06026	components manufacturer	Second lien senior secured loan	10.00% (Libor + 9.00%/Q)	1/22/2026		21.3
MB2 Dental Solutions, LLC 2403 Lacy Lane Carrollton, TX 75006	Dental services provider	First lien senior secured revolving loan	5.82% (Libor + 4.75%/Q)	9/29/2023		4.3	(121)
MCH Holdings, Inc. and MC Acquisition	Healthcare professional	First lien senior secured loan	7.75% (Base Rate + 4.50%/Q)	7/17/2020		0.8
Holdings I, LLC	provider	First lien senior secured loan	7.00% (Libor + 5.50%/Q)	7/17/2020		114.4
825 East Gate Blvd. Garden City, NY 11530		Class A units			0.56%	1.2
McKenzie Creative Brands, LLC	Designer, manufacturer and	First lien senior secured	4.75% (Libor + 3.75%/Q)	9/18/2023		3.1	(122)
1910 Saint Luke Church Road	distributor of hunting-related	revolving loan
Granite Quarry, NC 28072	supplies	First lien senior secured loan	6.82% (Libor + 5.75%/Q)	9/18/2023		81.9
		First lien senior secured loan	6.80% (Libor + 5.75%/Q)	9/18/2023		5.3
ME Equity LLC 14350 N 87th Street Suite 200, 205 and 230 Scottdale, AZ 85260	Franchisor in the massage industry	Common stock			1.62%	5.6
Micromeritics Instrument Corp.	Scientific instrument	First lien senior secured	6.05% (Libor + 5.00%/Q)	12/18/2025		3.7	(123)
4356 Communications Drive	manufacturer	revolving loan
Norcross, GA 30093		First lien senior secured loan	6.07% (Libor + 5.00%/Q)	12/18/2025		30.6
Microstar Logistics LLC, Microstar Global	Keg management solutions	Second lien senior secured loan	8.58% (Libor + 7.50%/M)	7/31/2021		108.4
Asset Management LLC, and MStar Holding Corporation 5299 DTC Blvd Suite 510 Greenwood Village, CO 80111	provider	Common stock			3.47%	3.6

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Minerva Surgical, Inc.	Medical device company	First lien senior secured loan		12/30/2022		—	(124)
101 Saginaw Drive Redwood, CA 94063	focused on women's health	First lien senior secured loan	11.50% (Libor + 3.50% Cash, 6.00% PIK/Q)	12/30/2022		29.9
Ministry Brands, LLC and MB Parent	Software and payment	First lien senior secured	6.00% (Libor + 5.00%/Q)	12/2/2022		6.1	(125)
HoldCo, L.P. (dba Community Brands)	services provider to faith-	revolving loan
14488 Old Stage Rd	based institutions	First lien senior secured loan	5.00% (Libor + 4.00%/M)	12/2/2022		8.9
Lenoir City, TN 37772		First lien senior secured loan	5.00% (Libor + 4.00%/Q)	12/2/2022		4.6
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		87.3
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		16.1
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		8.9
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		4.6
		Second lien senior secured loan	10.25% (Libor + 9.25%/M)	6/2/2023		17.4
		Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	6/2/2023		9.8
		Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	6/2/2023		36.7
		Class A units			0.55%	4.6
Movati Athletic (Group) Inc.(5)	Premier health club operator	First lien senior secured loan		10/5/2022		—	(126)
33 University Avenue Windsor, ON N9A 5N8		First lien senior secured loan	8.00% (CDOR + 6.00% Cash, 0.50% PIK/Q)	10/5/2022		2.6
Canada		First lien senior secured loan	8.00% (CDOR + 6.00% Cash, 0.50% PIK/Q)	10/5/2022		1.9
MPH Energy Holdings, LP 225 S. Main Street Rutland, VT 05701	Operator of municipal recycling facilities	Limited partnership interest			3.13%	—
MRI Software	Provider of real estate and	First lien senior secured		2/10/2026		—	(127)
28925 Fountain Parkway	investment management	revolving loan
Solon, OH 44139	software	First lien senior secured loan		2/10/2026		—	(128)
		First lien senior secured loan	6.57% (Libor + 5.50%/Q)	2/10/2026		46.6
MSHC, Inc. 214 N Tryon Street	Heating, ventilation and air conditioning services provider	First lien senior secured revolving loan	4.43% (Libor + 4.25%/Q)	12/31/2024		0.8	(129)
Suite 2425		First lien senior secured loan		12/31/2024		—	(130)
Charlotte, NC 28202		First lien senior secured loan	5.25% (Libor + 4.25%/Q)	12/31/2024		0.5
		First lien senior secured loan	5.25% (Libor + 4.25%/Q)	12/31/2024		—
		First lien senior secured loan	5.25% (Libor + 4.25%/Q)	12/31/2024		0.8
		Second lien senior secured loan		12/31/2025		—	(131)
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/31/2025		2.8
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/31/2025		6.6
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/31/2025		45.1
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/31/2025		4.7
		Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/31/2025		25.9
Murchison Oil and Gas, LLC and	Exploration and production	First lien senior secured loan	11.00% (Libor + 9.00%/Q)	10/26/2023		10.1
Murchison Holdings, LLC	company	First lien senior secured loan	10.00% (Libor + 8.00%/Q)	10/26/2023		34.1
7250 Legacy Tower One, Dallas Parkway Suite 1400 Plano, TX 75024		Preferred units			33.33%	19.5
MVL Group, Inc.(4) 1061 E. Indiantown Road Suite 300 Jupiter, FL 33477	Marketing research provider	Common stock			56.10%	—
MW Dental Holding Corp. 680 Hehli Way	Dental services provider	First lien senior secured revolving loan	8.25% (Libor + 6.75%/Q)	4/12/2021		9.6	(132)
PO Box 69 Mondovi, WI 54755		First lien senior secured loan	8.25% (Libor + 6.75%/Q)	4/12/2021		141.0
n2y Holding, LLC	Developer of cloud-based	First lien senior secured	7.00% (Libor + 6.00%/Q)	11/15/2025		0.1	(133)
909 University Drive South Huron, OH 44839	special education platform	revolving loan
Napa Management Services Corporation	Anesthesia management	Second lien senior secured loan	12.00% PIK (Libor + 11.00%/Q)	10/19/2023		64.1
and ASP NAPA Holdings, LLC	services provider	Preferred units	15.00% PIK		0.67%	0.1
68 South Service Road		Senior preferred units	8.00% PIK		0.66%	0.3
Suite 350 Melville, NY 11747		Class A units			0.68%	0.4
NAS, LLC, Nationwide Marketing Group, LLC and Nationwide Administrative Services, Inc. 110 Oakwood Drive Suite 200 Winston-Salem, NC 27103	Buying and marketing services organization for appliance, furniture and consumer electronics dealers	Second lien senior secured loan	10.82% (Libor + 9.75%/Q)	12/1/2021		31.1
National Intergovernmental Purchasing Alliance Company 840 Crescent Centre Dr #600 Franklin, TN 37067	Leading group purchasing organization ("GPO") for public agencies and educational institutions in the U.S	First lien senior secured revolving loan	3.81% (Libor + 3.50%/Q)	5/23/2023		8.8	(134)

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Navisun LLC and Navisun Holdings LLC(4)	Owner and operater of	First lien senior secured loan		11/15/2023		—	(135)
39 Grace Street	commercial and industrial	First lien senior secured loan	8.00% PIK	11/15/2023		51.8
New Canaan, CT 06840	solar projects	First lien senior secured loan	9.00% PIK	11/15/2023		14.4
		First lien senior secured loan	8.00% PIK	11/15/2023		36.3
		Series A preferred	10.50% PIK		100.00%	11.7
		Class A units			55.00%	0.5
NECCO Holdings, Inc. and New England Confectionery Company, Inc.(4)	Producer and supplier of candy	First lien senior secured revolving loan				2.9	(136)
135 American Legion		First lien senior secured loan		11/7/2021		1.6
Revere, MA 02151		First lien senior secured loan				—
		First lien senior secured loan				0.1
		Common stock			100.00%	—
NECCO Realty Investments LLC(4) 135 American Legion Highway Revere, MA 02151	Real estate holding company	Membership units			100.00%	—
Nelipak Holding Company, Nelipak European Holdings Cooperatief U.A.,	Manufacturer of thermoformed packaging for	First lien senior secured revolving loan	5.25% (Libor + 4.25%/Q)	7/2/2024		0.5	(137)
KNPAK Holdings, LP and PAKNK Netherlands Treasury B.V.(5)	medical devices	First lien senior secured revolving loan	4.50% (Euribor + 4.50%/Q)	7/2/2024		—	(138)
21 Amflex Drive		First lien senior secured loan	5.25% (Libor + 4.25%/Q)	7/2/2026		14.6
Cranston, RI 02921		First lien senior secured loan	4.50% (Euribor + 4.50%/Q)	7/2/2026		5.0
		First lien senior secured loan	4.50% (Euribor + 4.50%/Q)	7/2/2026		23.8
		Class A units			1.46%	5.4
NM GRC Holdco, LLC 1370 Broadway	Regulatory compliance services provider to financial	First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	2/9/2024		33.4
12th FLoor New York, NY 10018	institutions	First lien senior secured loan	8.50% (Libor + 6.00% Cash, 1.50% PIK/Q)	2/9/2024		8.9
NMC Skincare Intermediate Holdings II, LLC	Developer, manufacturer and marketer of skincare products	First lien senior secured revolving loan	6.00% (Libor + 5.00%/Q)	10/31/2024		5.5	(139)
5200 New Horizons Blvd		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	10/31/2024		23.3
Amityville, NY 11701		First lien senior secured loan	6.00% (Libor + 5.00%/Q)	10/31/2024		7.8
NMN Holdings III Corp. and NMN Holdings LP	Provider of complex rehab technology solutions for	First lien senior secured revolving loan		11/13/2023		—	(140)
155 Franklin Road	patients with mobility loss	Partnership units			0.76%	3.6
Brentwood, TN 37027
Nodality, Inc.	Biotechnology company	First lien senior secured loan				—
170 Harbor Way		First lien senior secured loan		8/5/2020		—
Suite 200		Warrant			51.00%	—	(2)
San Francisco, CA 94080
Nordco Inc. 245 West Forest Hill Avenue Oak Creek, WI 53154	Manufacturer of railroad maintenance-of-way machinery	First lien senior secured revolving loan		12/31/2022		—	(141)
Novetta Solutions, LLC	Provider of advanced	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	10/17/2022		8.3
7921 Jones Branch Drive 5th Floor McLean, VA 22102	analytics solutions for the government, defense and commercial industries	Second lien senior secured loan	9.50% (Libor + 8.50%/M)	10/16/2023		30.1
NSM Insurance Group, LLC 555 North Lane Suite 6060 Conshohocken, PA 19428	Insurance program administrator	First lien senior secured loan	7.14% (Libor + 5.75%/Q)	5/11/2026		13.0
nThrive, Inc. (fka Precyse Acquisition Corp.) 100 North Point Center East Suite 200 Alpharetta, GA 30022	Provider of healthcare information management technology and services	Second lien senior secured loan	10.75% (Libor + 9.75%/M)	4/20/2023		8.5
NueHealth Performance, LLC 11221 Roe Ave	Developer, builder and manager of specialty surgical	First lien senior secured revolving loan		9/27/2023		—	(142)
Suite 300	hospitals and ambulatory	First lien senior secured loan	8.25% (Libor + 7.25%/Q)	9/27/2023		10.8
Leawood, KS 66211	surgery centers	First lien senior secured loan	8.25% (Libor + 7.25%/Q)	9/27/2023		1.4
OHA Credit Partners XI(5) 190 Elgin Avenue George Town, Grand Cayman KY1-9005 Cayman Islands	Investment vehicle	Subordinated notes	15.00%	1/20/2032		11.9
Olympia Acquisition, Inc. and Olympia TopCo, L.P.	Behavioral health and special education platform provider	First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	9/24/2024		9.6	(143)
1780 Kendarbren Drive		First lien senior secured loan		9/24/2026		—	(144)
Jamison, PA 18929		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	9/24/2026		40.6
		Class A common units			3.12%	7.8

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
OMH-HealthEdge Holdings, LLC 2424 North Federal Highway	Revenue cycle management software provider for	First lien senior secured revolving loan		10/24/2024		—	(145)
Suite 205 Boca Raton, FL 33431	healthcare companies	First lien senior secured loan	6.57% (Libor + 5.50%/Q)	10/24/2025		26.2
OSYS Holdings, LLC 15950 Dallas Parkway Suite 350 Dallas, TX 75248	Provider of technology-enabled solutions to pharmacies	Limited liability company membership interest			1.57%	0.6
OTG Management, LLC 352 Park Avenue South	Airport restaurant operator	First lien senior secured revolving loan	10.19% (Libor + 9.00%/Q)	8/26/2021		8.7	(146)
New York, NY 10010		First lien senior secured loan	10.00% (Libor + 9.00%/Q)	8/26/2021		20.5
		First lien senior secured loan	10.43% (Libor + 9.00%/Q)	8/26/2021		84.9
		First lien senior secured loan	10.03% (Libor + 9.00%/Q)	8/26/2021		8.3
		Senior subordinated loan	13.00% PIK	2/26/2022		29.3
		Class A preferred units			20.00%	23.5
		Common units			3.79%	—
		Warrant			8.33%	—	(2)
OUTFRONT Media Inc.(5) 405 Lexington Avenue 14th Floor New York, NY 10174	Provider of out-of-home advertising	Series A convertible perpetual preferred stock	7.00% PIK		0.86%	31.5
Panda Temple Power, LLC and T1 Power	Gas turbine power generation	Second lien senior secured loan	9.00% PIK (Libor + 8.00%/M)	2/7/2023		10.3
Holdings LLC(3) 2892 Panda Drive Temple, TX 76501	facilities operator	Class A Common units			6.16%	9.1
Park Place Technologies, LLC 5910 Landerbrook Drive Mayfield Heights, OH 44124	Provides hardware maintenance and support services for IT data centers	First lien senior secured revolving loan	4.19% (Libor + 4.00%/Q)	3/29/2023		1.5	(147)
Partnership Capital Growth Investors III, L.P.(5) 1 Embarcadero Center Suite 3810 San Francisco, CA 94111	Investment partnership	Limited partnership interest			2.50%	4.2
Pathway Vet Alliance LLC and Jedi Group Holdings LLC	Veterinary hospital operator	First lien senior secured revolving loan		3/31/2025		—	(148)
3930 Bee Cave Road		Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	3/31/2028		74.8
Suite 9 Austin, TX 78746		Class R common units			0.76%	6.8
PayNearMe, Inc. 292 Gibralter Drive Suite 104 Sunnyvale, CA 94089	Electronic cash payment system provider	Warrant			1.11%	—	(2)
PaySimple, Inc. 1855 Blake Street Suite 210 Denver, CO 80202	Provider of business management solutions	First lien senior secured revolving loan	5.69% (Libor + 5.50%/Q)	8/23/2024		6.4	(149)
PCG-Ares Sidecar Investment II, L.P.(3)(5) 1 Embarcadero Center Suite 3810 San Francisco, CA 94111	Investment partnership	Limited partnership interest			100.00%	12.3
PCG-Ares Sidecar Investment, L.P.(3)(5) 1 Embarcadero Center Suite 3810 San Francisco, CA 94111	Investment partnership	Limited partnership interest			100.00%	0.6
PDI TA Holdings, Inc., Peachtree Parent, Inc. and Insight PDI Holdings, LLC	Provider of enterprise management software for the	First lien senior secured revolving loan	5.51% (Libor + 4.50%/Q)	10/24/2024		5.5	(150)
4001 Central Pointe Parkway	convenience retail and	First lien senior secured loan	5.51% (Libor + 4.50%/Q)	10/24/2024		52.7
Temple, TX 76504	petroleum wholesale market	Second lien senior secured loan	9.52% (Libor + 8.50%/Q)	10/24/2025		67.3
		Series A preferred shares	13.25% PIK		7.64%	15.5
		Class A units			0.25%	1.9
Pegasus Global Enterprise Holdings, LLC, Mekone Blocker Acquisition, Inc. and	Provider of plant maintenance and scheduling	First lien senior secured revolving loan		5/29/2025		—	(151)
Mekone Parent, LLC	software	First lien senior secured loan		5/29/2025		—	(152)
1101 Haynes Street		First lien senior secured loan	6.82% (Libor + 5.75%/Q)	5/29/2025		19.5
#219		First lien senior secured loan	6.93% (Libor + 5.75%/Q)	5/29/2025		5.7
Raleigh, NC 27604		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	5/29/2025		5.7
		Class A units			0.75%	7.2
Pelican Products, Inc. 23215 Early Avenue Torrance, CA 90505	Flashlights manufacturer	Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	5/1/2026		26.0

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Penn Virginia Holding Corp.(5) 14701 St. Mary's Lane Suite 275 Houston, TX 77079	Exploration and production company	Second lien senior secured loan	8.00% (Libor + 7.00%/M)	9/29/2022		67.6
PERC Holdings 1 LLC 2215 So. York Road Suite 202 Oak Brook, IL 60523	Operator of recycled energy, combined heat and power, and energy efficiency facilities	Class B common units			18.94%	12.2
Perforce Software, Inc. 400 North 1st Avenue Suite 200 Minneapolis, MN 55401	Developer of software used for application development	First lien senior secured revolving loan	4.43% (Libor + 4.25%/Q)	7/1/2024		0.1	(153)
Performance Health Supply, Inc. 28100 Torch Parkway Suite 700 Warrenville, IL 60555	Distributor of rehabilitation supplies and equipment	Second lien senior secured loan	11.50% PIK (Libor + 10.50%/S)	8/28/2023		63.7
Petroleum Service Group LLC 201 Route 17 North	Provider of operational services for US petrochemical	First lien senior secured revolving loan		7/23/2025		—	(154)
Rutherford, NJ 07070	and refining companies	First lien senior secured loan		7/23/2025		—	(155)
		First lien senior secured loan	6.29% (Libor + 5.25%/Q)	7/23/2025		35.4
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/23/2025		0.7
PetVet Care Centers, LLC One Gorham Island Westport, CT 06880	Veterinary hospital operator	First lien senior secured loan	5.25% (Libor + 4.25%/Q)	2/14/2025		25.6
PHNTM Holdings, Inc. and Planview	Provider of project and	First lien senior secured loan	6.25% (Libor + 5.25%/Q)	1/27/2023		21.9
Parent, Inc.	portfolio management	Class A common shares			0.19%	1.7
12301 Research Blvd, Research Park Plaza V Suite 101 Austin, TX 78759	software	Class B common shares			0.19%	0.3
PhyMED Management LLC 110 29th Avenue North Suite 301 Nashville, TN 37203	Provider of anesthesia services	Second lien senior secured loan	9.83% (Libor + 8.75%/Q)	5/18/2021		39.2
Pillar Processing LLC and PHL Investors, Inc.(4) 50 Weston Street Hartford, CT 06120	Mortgage services	Class A common stock			100.00%	—
Pine Holdings, Inc. 410 N Milwaukee Chicago, IL 60654	Retailer of fine and artisanal paper products	Class A common stock			3.64%	—
Piper Jaffray Merchant Banking Fund I, L.P.(5) 800 Nicollet Mall Suite 800 Minneapolis, MN 55402	Investment partnership	Limited partnership interest			2.00%	1.4
Plantation Products, LLC, Seed	Provider of branded lawn and	Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	5/12/2023		66.0
Holdings, Inc. and Flora Parent, Inc. 202 South Washington Street Norton, MA 02766	garden products	Common stock			2.56%	5.7
Plaskolite PPC Intermediate II LLC and	Manufacturer of specialized	First lien senior secured loan	5.25% (Libor + 4.25%/Q)	12/15/2025		11.7
Plaskolite PPC Blocker LLC	acrylic and polycarbonate	Second lien senior secured loan	8.75% (Libor + 7.75%/Q)	12/14/2026		52.9
400 W Nationwide Blvd Suite 400 Columbus, OH 43215	sheets	Co-Invest units			0.09%	0.4
Poplicus Incorporated 1061 Market Street Floor 6 San Francisco, CA 94103	Business intelligence and market analytics platform for companies that sell to the public sector	Warrant			3.23%	—	(2)
Portillo's Holdings, LLC	Fast casual restaurant brand	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	9/6/2024		4.3
2001 Spring Road Suite 500 Oak Brook, IL 60523		Second lien senior secured loan	10.75% (Libor + 9.50%/Q)	12/6/2024		32.3
PosiGen Backleverage, LLC	Seller and leaser of solar	First lien senior secured loan		1/30/2023		—	(156)
and PosiGen, Inc.	power systems for residential	First lien senior secured loan	8.75% (Libor + 6.75%/Q)	1/30/2023		41.7
2424 Edenborn Avenue Suite 550 Metairie, LA 70001	and commercial customers	Warrant			0.76%	—	(2)

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Premise Health Holding Corp. and OMERS Bluejay Investment Holdings LP	Provider of employer-sponsored onsite health and	First lien senior secured revolving loan	3.64% (Libor + 3.25%/Q)	7/10/2023		20.2	(157)
5500 Maryland Way	wellness clinics and	First lien senior secured loan		7/10/2025		—	(158)
400	pharmacies	First lien senior secured loan	3.81% (Libor + 3.50%/Q)	7/10/2025		10.4
Brentwood, TN 37027		Second lien senior secured loan	7.83% (Libor + 7.50%/Q)	7/10/2026		65.1
		Class A units			1.53%	11.4
Primrose Holding Corporation(3) 3660 Cedarcrest Road Acworth, GA 30101	Franchisor of education-based early childhood centers	Common stock			8.46%	17.1
Production Resource Group, L.L.C. 200 Business Parl Dr. Suite 109 Armonk, NY 10504	Provider of rental equipment, labor, production management, scenery, and other products to various entertainment end-markets	First lien senior secured loan		8/21/2024		50.5
Project Alpha Intermediate Holding, Inc.	Provider of data visualization	Class A common shares			0.42%	10.9
and Qlik Parent, Inc. 150 N. Radnor Chester Road Suite E220 Radnor, PA 19087	software for data analytics	Class B common shares			0.42%	0.1
Project Potter Buyer, LLC and Project Potter Parent, L.P.	Software solutions provider to the ready-mix concrete	First lien senior secured revolving loan		4/23/2026		—	(159)
1800 International Park Drive	industry	First lien senior secured loan	9.25% (Libor + 8.25%/Q)	4/23/2027		44.3
Suite 400		Class A units	9.00% PIK		0.58%	1.6
Birmingham, AL 35243		Class B units			0.70%	—
ProVation Medical, Inc. 800 Washington Avenue North Suite 400 Minneapolis, MN 55401	Provider of documentation and coding software for GI physicians	First lien senior secured loan	7.18% (Libor + 7.00%/Q)	3/8/2024		12.7
Puerto Rico Waste Investment LLC PO Box 1322	Waste management service provider	First lien senior secured revolving loan		9/20/2024		—	(160)
Gurabo, 00778 Puerto Rico		First lien senior secured loan	8.50% (Libor + 7.00%/Q)	9/20/2024		30.3
Pyramid Management Advisors, LLC and Pyramid Investors, LLC	Hotel operator	First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	7/15/2023		8.7	(161)
1 Post Office Square		First lien senior secured loan		7/15/2023		—	(162)
Suite 1900		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	7/15/2023		15.4
Boston, MA 02109		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	7/15/2023		1.3
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	7/15/2023		5.8
		Preferred membership units			1.40%	0.5
QC Supply, LLC 574 Road 11	Specialty distributor and solutions provider to the	First lien senior secured revolving loan	7.50% (Libor + 6.50%/M)	12/29/2021		8.9	(163)
Schuyler, NE 68661	swine and poultry markets	First lien senior secured loan	7.50% (Libor + 6.00% Cash, 0.50% PIK/Q)	12/29/2022		24.3
		First lien senior secured loan	7.50% (Libor + 6.00% Cash, 0.50% PIK/Q)	12/29/2022		8.1
QF Holdings, Inc. 315 Deaderick ST	SaaS based electronic health record software provider	First lien senior secured revolving loan	8.00% (Libor + 7.00%/Q)	9/19/2024		—	(164)
Suite 2300		First lien senior secured loan		9/19/2024		—	(165)
Nashville, TN 37238		First lien senior secured loan	8.00% (Libor + 7.00%/Q)	9/19/2024		23.9
R2 Acquisition Corp. 207 NW Park Ave Portland, OR 97209	Marketing services	Common stock			0.32%	0.2
Radius Aerospace, Inc. and Radius Aerospace Europe Limited(5)	Metal fabricator in the aerospace industry	First lien senior secured revolving loan	6.86% (Libor + 5.75%/Q)	3/29/2025		1.7	(166)
153 ExtrusionPlace Hot Springs, AR 71901		First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	3/29/2025		0.9	(167)
Raptor Technologies, LLC and Rocket Parent, LLC	Provider of SaaS-based safety and security software to the	First lien senior secured revolving loan	7.00% (Libor + 6.00%/Q)	12/17/2023		1.5	(168)
631 West 22nd St	K-12 school market	First lien senior secured loan		12/17/2024		—	(169)
Houston, TX 77270		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/17/2024		14.5
		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/17/2024		4.9
		Class A common units			2.27%	1.1
RE Community Holdings GP, LLC and	Operator of municipal	Limited partnership interest			2.86%	—
RE Community Holdings, LP 809 West Hill Street Charlotte, NC 28208	recycling facilities	Limited partnership interest			2.49%	—
Reddy Ice LLC 8750 North Central Expressway	Packaged ice manufacturer and distributor	First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	7/1/2024		0.1	(170)
Suite 1800, Lockbox 20		First lien senior secured loan		7/1/2025		—	(171)
Dallas, TX 75231		First lien senior secured loan	6.70% (Libor + 5.50%/Q)	7/1/2025		53.4
		First lien senior secured loan	6.70% (Libor + 5.50%/Q)	7/1/2025		3.5

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Regent Education, Inc.	Provider of software solutions	Warrant			8.00%	—	(2)
340 E. Patrick Street Suite 201 Frederick, MD 21701	designed to optimize the financial aid and enrollment processes	Warrant			0.27%	—	(2)
Research Now Group, LLC and Survey Sampling International, LLC 5800 Tennyson Parkway Suite 600 Plano, TX 75024	Provider of outsourced data collection to the market research industry	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	12/20/2024		39.3
Respicardia, Inc. 12400 Whitewater Drive Suite 150 Minnetonka, MN 55343	Developer of implantable therapies to improve cardiovascular health	Warrant			0.19%	—	(2)
Retriever Medical/Dental Payments LLC, FSDC Holdings, LLC, Rectangle Ware-Ever	Provider of payment processing services and	First lien senior secured revolving loan		2/3/2023		—	(172)
Pay LLC and Retriever Enterprises, LLC 115 E Stevens Ave Valhalla, NY 10595	software to healthcare providers	First lien senior secured loan	7.25% (Libor + 6.25%/Q)	2/3/2023		26.4
Revint Intermediate II, LLC 7300 Lone Star Drive	Revenue cycle consulting firm to the healthcare industry	First lien senior secured revolving loan	5.75% (Libor + 4.75%/Q)	12/13/2023		4.7	(173)
Suite C200		First lien senior secured loan	5.86% (Libor + 4.75%/Q)	12/13/2023		21.0
Plano, TX 75024		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	12/13/2023		4.6
RF HP SCF Investor, LLC(5) 71 West 23rd Street New York, NY 10010	Branded specialty food company	Membership interest			10.08%	17.3
Rialto Management Group, LLC(5) 790 NW 107th Avenue	Investment and asset management platform	First lien senior secured revolving loan		12/2/2024		—	(174)
Suite 400 Miami, FL 33172	focused on real estate	First lien senior secured loan	4.68% (Libor + 4.50%/Q)	12/2/2024		0.9
Riverview Power LLC 2200 Atlantic Street Suite 800 Stamford, CT 06902	Operator of natural gas and oil fired power generation facilities	First lien senior secured loan	9.00% (Libor + 8.00%/Q)	12/29/2022		77.5
RMCF III CIV XXIX, L.P 640 Freedom Business Center Drive Suite 201 King of Prussia, PA 19406	Software provider for clinical trial management	Limited partnership interest			99.90%	6.8
RSC Acquisition, Inc. and RSC Insurance Brokerage, Inc. 160 Federal Street	Insurance broker	First lien senior secured revolving loan		10/30/2026		—	(175)
4th Floor Boston,		First lien senior secured loan		10/30/2026		—	(176)
MA 02110		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	10/30/2026		32.6
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	10/30/2026		0.6
RTI Surgical, Inc.(5)	Manufacturer of biologic,	Second lien senior secured loan		4/27/2021		—	(177)
11621 Research Circle Alachua, FL 32615	metal and synthetic implants/devices	Second lien senior secured loan	9.75% (Libor + 4.375% Cash, 4.375% PIK/Q)	12/5/2023		102.2
		Second lien senior secured loan	15.00% PIK (Libor + 13.50%/Q)	4/27/2021		26.3
Rug Doctor, LLC and RD Holdco Inc.(4)	Manufacturer and marketer	Second lien senior secured loan	11.39% (Libor + 9.75%/Q)	5/16/2023		16.9
4701 Old Shepard Place	of carpet cleaning machines	Common stock			45.86%	—
Plano, TX 75093		Warrant			46.98%	—	(2)
S Toys Holdings LLC (fka The Step2	Toy manufacturer	Class B common units			100.00%	—
Company, LLC)(4)		Common units			1.77%	—
10010 Aurora-Hudson Road Streetsboro, OH 44241		Warrant			5.00%	—	(2)
Saw Mill PCG Partners LLC 8751 Old State Road 60 Sellersburg, IN 47172	Manufacturer of metal precision engineered components	Common units			66.67%	—
SCI PH Parent, Inc. 1515 W 22nd St Suite 1100 Oak Brook, IL 60523	Industrial container manufacturer, reconditioner and servicer	Series B shares			1.03%	1.1
SCIH Salt Holdings Inc. 10955 Lowell Avenue #500 Overland Park, KS 66210	Salt and packaged ice melt manufacturer and distributor	First lien senior secured revolving loan		3/17/2025		—	(178)
SCM Insurance Services Inc.(5) 5083 Windermere Boulevard SW	Provider of claims management, claims	First lien senior secured revolving loan	7.25% (Base Rate + 4.00%/Q)	8/29/2022		1.8	(179)
#101 Edmonton,	investigation & support and	First lien senior secured loan	6.00% (CDOR + 5.00%/Q)	8/29/2024		17.8
AB T6W 0J5 Canada	risk management solutions	Second lien senior secured loan	10.00% (CDOR + 9.00%/M)	3/1/2025		50.3
	for the Canadian property and casualty insurance industry

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
SCSG EA Acquisition Company, Inc. 3100 West End Avenue Suite 800 Nashville, TN 37203	Provider of outsourced clinical services to hospitals and health systems	First lien senior secured revolving loan	5.00% (Libor + 4.00%/Q)	9/1/2022		0.8	(180)
SE1 Generation, LLC 192 Raceway Drive Mooresville, NC 28117	Solar power developer	Senior subordinated loan	5.50% Cash, 4.00% PIK	12/16/2022		53.0
SecurAmerica, LLC, ERMC LLC, ERMC Of America, LLC, SecurAmerica	Provider of outsourced manned security guard	First lien senior secured revolving loan		6/21/2023		—	(181)
Corporation, SecurAmerica Aviation Security LLC, American Security	services, outsourced facilities aviation services	First lien senior secured loan management and outsourced	10.25% (Libor + 4.50% Cash, 4.50% PIK/Q)	12/21/2023		25.7
Programs, Inc., USI LLC, Argenbright Holdings IV, LLC and Scrub Holdings, Inc		First lien senior secured loan	10.25% (Libor + 4.50% Cash, 4.50% PIK/Q)	12/21/2023		9.7
3399 Peachtree Rd NE—Suite 1500 Atlanta, GA 30326		First lien senior secured loan	10.25% (Libor + 4.50% Cash, 4.50% PIK/Q)	12/21/2023		1.7
		First lien senior secured loan	10.25% (Libor + 4.50% Cash, 4.50% PIK/Q)	12/21/2023		1.1
		First lien senior secured loan	10.25% (Libor + 4.50% Cash, 4.50% PIK/Q)	7/16/2021		3.0
Securelink, Inc. 11402 Bee Cave Road Austin, TX 78738	Provider of a SaaS third-party remote access software platform	First lien senior secured revolving loan		8/15/2022		—	(182)
Senior Direct Lending Program, LLC(4)(5)	Co-investment vehicle	Subordinated certificates	8.30% (Libor + 8.00%/Q)	12/31/2036	87.50%	886.0
2000 Avenue of the Stars		Member interest			87.50%	—
12th Floor Los Angeles, CA 90067
Severin Acquisition, LLC, PeopleAdmin, Inc., Promachos Holding, Inc.	Provider of student information system software	First lien senior secured revolving loan	3.61% (Libor + 3.25%/Q)	8/1/2023		4.4	(183)
and Performance Matters LLC	solutions to the K-12	First lien senior secured loan	5.50% (Libor + 4.50%/Q)	8/1/2025		26.8
150 Parkshore Drive Folsom, CA 95630	education market	Second lien senior secured loan	6.93% (Libor + 6.75%/Q)	8/3/2026		76.8
SFE Intermediate Holdco LLC 9366 East Raintree Drive	Provider of outsourced foodservice to K-12 school	First lien senior secured revolving loan	7.50% (Base Rate + 4.25%/Q)	7/31/2023		10.0	(184)
Suite 101 Scottdale,	districts	First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/31/2024		10.1
AZ 85260		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	7/31/2024		6.3
SG Acquisition, Inc.	Provider of insurance	First lien senior secured loan	5.93% (Libor + 5.75%/Q)	1/27/2027		40.5
2 Concourse Parkway	solutions for car sales
Suite 500
Atlanta, GA 30328
SHO Holding I Corporation	Manufacturer and distributor	Second lien senior secured loan	9.50% (Libor + 8.50%/Q)	4/27/2023		78.0
250 S. Australian Avenue	of slip resistant footwear
West Palm Beach, FL 33401
Shock Doctor, Inc. and Shock Doctor Holdings, LLC(3)	Developer, marketer and distributor of sports	First lien senior secured revolving loan	7.25% (Base Rate + 4.00%/Q)	5/14/2024		1.8	(185)
110 Cheshire Lane	protection equipment and	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	5/14/2024		16.9
Suite120	accessories	Class A preferred units			3.74%	—
Minnetonka, MN 55305		Class C preferred units			12.20%	—
		Preferred units			2.92%	—
SIGOS LLC	Web and mobile cloud	Common units			0.42%	0.5
1700 S. Amphlett Blvd	performance testing and
Suite 205	monitoring services provider
San Mateo, CA 94402
Simpson Performance Products, Inc.	Provider of motorsports	First lien senior secured loan	7.66% (Libor + 5.50%/Q)	2/20/2023		28.3
328 FM 306	safety equipment
New Braunels, TX 78130
Singer Sewing Company, SVP-Singer Holdings, LLC and SVP-Singer	Manufacturer of consumer sewing machines	First lien senior secured revolving loan	10.00% (Libor + 9.00%/M)	3/16/2023		65.1	(186)
Holdings LP(4) 1224 Heil Quaker Boulevard		First lien senior secured loan	10.43% (Libor + 4.00% Cash, 5.00% PIK/M)	3/16/2023		194.9
La Vergne, TN 37086		Class A common units			65.00%	—
SiroMed Physician Services, Inc. and SiroMed Equity Holdings, LLC	Outsourced anesthesia provider	First lien senior secured revolving loan	6.19% (Libor + 4.75%/Q)	3/26/2024		6.4	(187)
1000 Winter Street		First lien senior secured loan	5.75% (Libor + 4.75%/Q)	3/26/2024		14.9
Suite 4300		Common units			4.81%	0.7
Waltham, MA 02451
SK SPV IV, LLC	Collision repair site operator	Series A common stock			76.92%	2.1
600 N Central Expressway		Series B common stock			76.92%	2.1
Suite #4000
Richardson, TX 75080

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
SM Wellness Holdings, Inc. and SM Holdco, Inc.	Breast cancer screening provider	First lien senior secured revolving loan	5.81% (Libor + 5.50%/Q)	8/1/2024		5.1	(188)
15601 Dallas Parkway		First lien senior secured loan		8/1/2024		—	(189)
Suite 500		First lien senior secured loan	5.81% (Libor + 5.50%/Q)	8/1/2024		6.6
Addison, TX 75001		Series A preferred stock	10.56% PIK (Libor + 10.25%/Q)		99.94%	57.1
		Series A units			2.28%	0.1
		Series B units			2.28%	5.3
SocialFlow, Inc.	Social media optimization	Warrant			0.30%	—	(2)
52 Vanderbilt Avenue	platform provider
12th Floor
New York, NY 10017
Sonny's Enterprises, LLC 5605 Hiatus Road Tamarac, FL 33321	Manufacturer and supplier of car wash equipment, parts and supplies to the conveyorized car wash market	First lien senior secured revolving loan		12/1/2022		—	(190)
SoundCloud Limited(5)	Platform for receiving,	Common stock			0.23%	0.7
76/77 Rheinsberger Str	sending, and distributing
Berlin, 10115	music
Germany
Sovos Brands Intermediate, Inc.	Food and beverage platform	First lien senior secured		11/20/2023		—	(191)
1901 Fourth St #200		revolving loan
Berkeley, CA 94710		First lien senior secured loan	6.59% (Libor + 5.00%/Q)	11/20/2025		6.8
SpareFoot, LLC	PMS solutions and web	First lien senior secured	6.05% (Libor + 5.00%/Q)	4/13/2023		1.2	(192)
3300 Interstate Hwy 35	services for the self-storage	revolving loan
Suite 200	industry	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	4/13/2024		1.3
Austin, TX 78705		Second lien senior secured loan	10.32% (Libor + 9.25%/Q)	4/13/2025		6.1
		Second lien senior secured loan	10.32% (Libor + 9.25%/Q)	4/13/2025		4.2
		Second lien senior secured loan	10.45% (Libor + 9.25%/Q)	4/13/2025		2.5
		Second lien senior secured loan	10.70% (Libor + 9.50%/Q)	4/13/2025		1.3
		Second lien senior secured loan	10.25% (Libor + 9.25%/Q)	4/13/2025		1.1
Sparta Systems, Inc., Project Silverback Holdings Corp. and Silverback	Quality management software provider	First lien senior secured revolving loan		8/22/2022		—	(193)
Holdings, Inc.		Second lien senior secured loan	9.32% (Libor + 8.25%/Q)	8/21/2025		15.6
2000 Waterview Drive Suite 300		Series B preferred shares			0.32%	—
Hamilton, NJ 08691
Spectra Finance, LLC 3601 S. Broad Street	Venue management and food and beverage provider	First lien senior secured revolving loan	5.00% (Libor + 4.00%/Q)	4/3/2023		21.1	(194)
Philadelphia, PA 19148		First lien senior secured loan	5.70% (Libor + 4.25%/Q)	4/2/2024		3.1
Spin HoldCo Inc. and Airvending Limited	Laundry service and	First lien senior secured loan	4.25% (Libor + 3.25%/Q)	11/14/2022		1.4
303 Sunnyside Blvd	equipment provider	First lien senior secured loan	7.00% (Libor + 6.00%/Q)	11/14/2022		16.0
Suite 70		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	11/14/2022		11.2
Plainview, NY 11803		Second lien senior secured loan	8.50% (Libor + 7.50%/Q)	5/15/2023		151.1
SSE Buyer, Inc., Supply Source Enterprises, Inc., Impact Products LLC, The	Manufacturer and distributor of personal protection	First lien senior secured revolving loan	6.50% (Libor + 5.50%/Q)	6/30/2025		—	(195)
Safety Zone, LLC and SSE Parent, LP	equipment, commercial	First lien senior secured loan		6/30/2026		—	(196)
4300 Wildwood Parkway	cleaning, maintenance and	Second lien senior secured loan	10.22% (Libor + 9.22%/Q)	6/30/2026		21.5
Suite 100 Atlanta, GA 30339	safety products	Limited partnership class A-1 units			1.04%	1.1
		Limited partnership class A-2 units			1.04%	1.1
Star US Bidco LLC 14845 West 64th Avenue Advada, CO 80007	Manufacturer of pumps, compressors and other highly-engineered equipment for mission-critical applications	First lien senior secured revolving loan	4.43% (Libor + 4.25%/Q)	3/17/2025		2.0	(197)
Startec Equity, LLC(4)	Communication services	Member interest			100.00%	—
2000 Avenue of the Stars
12th Floor
Los Angeles, CA 90067
Storm UK Holdco Limited and Storm US Holdco Inc.(5)	Provider of water infrastructure software	First lien senior secured revolving loan	6.25% (Libor + 5.25%/Q)	5/5/2022		0.7	(198)
Jacobs Well West Street	solutions for municipalities /
Newbury, Berkshire RG14 1BD	utilities and engineering
United Kingdom	consulting firms
Sundance Energy, Inc. 633 17th Street	Oil and gas producer	Second lien senior secured loan	11.00% (Libor + 8.00% Cash, 2.00% PIK/Q)	4/23/2023		44.9
Suite 1950
Denver, CO 80202

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Sunk Rock Foundry Partners LP, Hatteras Electrical Manufacturing Holding Company and Sigma Electric Manufacturing Corporation	Manufacturer of metal castings, precision machined components and sub-assemblies in the	First lien senior secured revolving loan	5.75% (Libor + 4.75%/Q)	10/31/2022		6.0	(199)
120 Sigma Drive Garner, NC 27529	electrical products, power transmission and distribution and general industrial markets
Sunrun Atlas Depositor 2019-2, LLC and	Residential solar energy	First lien senior secured loan	3.61%	2/1/2055		0.1
Sunrun Atlas Holdings 2019-2, LLC 225 Bush Street	provider	Senior subordinated loan	8.75% (Libor + 4.75% Cash, 2.00% PIK/Q)	11/26/2025		135.1
San Francisco, CA 94105
Sunrun Xanadu Issuer 2019-1, LLC and	Residential solar energy	First lien senior secured loan	3.98%	6/30/2054		0.4
Sunrun Xanadu Holdings 2019-1, LLC 225 Bush Street	provider	Senior subordinated loan	8.75% (Libor + 4.75% Cash, 2.00% PIK/Q)	7/1/2030		65.8
San Francisco, CA 94105
Sunshine Sub, LLC	Premier health club operator	First lien senior secured	5.75% (Libor + 4.75%/Q)	5/27/2024		0.5	(200)
4776 New Broad Street		revolving loan
Suite 195
Orlando, FL 32814
Surf Holdings, LLC(5)	Cybersecurity solutions	Second lien senior secured loan	9.00% (Libor + 8.00%/Q)	3/6/2028		24.3
The Pentagon Abingdon Science Park	provider
Abingdon, Oxfordshire OX14 3YP
United Kingdom
Synergy HomeCare Franchising, LLC and NP/Synergy Holdings, LLC	Franchisor of private-pay home care for the elderly	First lien senior secured revolving loan		4/2/2024		—	(201)
500 North Roosevelt		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	4/2/2024		15.7
Chandler, AZ 85226		Common units			1.61%	0.8
Systematic Power Manufacturing, LLC	Manufacturer and supplier of	First lien senior secured loan		3/30/2024		—
2847 John Deer Drive	batteries and ultracapacitors	First lien senior secured loan				2.1
Suite 102	for automotive markets	Preferred unit			100.00%	—
Knoxville, TN 37917
TA/WEG Holdings, LLC 505 N Highway 169	Wealth management and financial planning firm	First lien senior secured revolving loan	7.00% (Libor + 6.00%/Q)	10/2/2025		0.3	(202)
Suite 900		First lien senior secured loan		10/2/2025		—	(203)
Plymouth, MN 55441		First lien senior secured loan	7.00% (Libor + 6.00%/Q)	10/2/2025		2.2
Taymax Group, L.P., Taymax Group G.P., LLC, PF Salem Canada ULC	Planet Fitness franchisee	First lien senior secured revolving loan	7.25% (Libor + 2.50% Cash, 3.75% PIK/Q)	7/31/2024		1.5	(204)
and TCP Fit Parent, L.P.		First lien senior secured loan		7/31/2025		—	(205)
27 Northwestern Drive Suite 2		First lien senior secured loan	7.32% (Libor + 2.50% Cash, 3.75% PIK/Q)	7/31/2025		0.3
Salem, NH 03079		First lien senior secured loan	7.35% (Libor + 2.50% Cash, 3.75% PIK/Q)	7/31/2025		0.6
		Class A units			1.53%	4.5
TDG Group Holding Company and TDG Co-Invest, LP	Operator of multiple franchise concepts primarily	First lien senior secured revolving loan		5/31/2024		—	(206)
524 W. Waco Drive	related to home maintenance	Preferred units			10.00%	3.4
Waco, TX 76701	or repairs	Common units			10.00%	0.6
Teasdale Foods, Inc. and Familia Group Holdings Inc.	Provider of beans, sauces and hominy to the retail,	First lien senior secured revolving loan	7.50% (Base Rate + 4.25%/Q)	4/28/2021		0.1	(207)
901 Packers Street P.O. Box 814	foodservice and wholesale channels	First lien senior secured revolving loan	6.25% (Libor + 5.25%/Q)	4/28/2021		0.1	(207)
Atwater, CA 95301		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	4/28/2021		0.4
		Second lien senior secured loan	11.00% PIK (Libor + 10.00%/Q)	10/28/2021		34.3
		Second lien senior secured loan	11.00% PIK (Libor + 10.00%/Q)	10/28/2021		59.8
		Warrant			4.76%	—	(2)
Telestream Holdings Corporation	Provider of digital video tools	First lien senior secured		3/24/2022		—	(208)
848 Gold Flat Road Nevada City, CA 95959	and workflow solutions to the media and entertainment industries	revolving loan
Teligent, Inc. 105 Lincoln Avenue	Pharmaceutical company that develops, manufactures and	First lien senior secured revolving loan		6/13/2024		—	(209)
Buena, NJ 08310	markets injectable	Second lien senior secured loan		6/13/2024		43.0
	pharmaceutical products	Second lien senior secured loan		6/13/2024		24.9
		Warrant			9.30%	—	(2)
TerSera Therapeutics LLC 150 N. Two Conway Park	Acquirer and developer of specialty therapeutic	First lien senior secured revolving loan	6.60% (Libor + 5.60%/Q)	3/30/2022		0.1	(210)
Suite 195	pharmaceutical products	First lien senior secured loan	7.05% (Libor + 5.60%/Q)	3/30/2023		5.1
Lake Forest, IL 60045		First lien senior secured loan	7.05% (Libor + 5.60%/Q)	3/30/2023		2.1
		First lien senior secured loan	7.05% (Libor + 5.60%/Q)	3/30/2023		1.8

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
The Alaska Club Partners, LLC, Athletic Club Partners LLC and The Alaska	Premier health club operator	First lien senior secured revolving loan		12/16/2024		—	(211)
Club, Inc. 5201 E Tudor Road		First lien senior secured loan	8.75% (Base Rate + 5.50%/Q)	12/16/2024		14.5
Anchorage, AK 99507
The Teaching Company Holdings, Inc.	Education publications	Preferred stock			1.77%	—
4151 Lafayette Center Drive	provider	Common stock			3.64%	—
#100 Chantilly, VA 20151
The Ultimate Software Group, Inc. and H&F Unite Partners, L.P.(5)	Provider of cloud based HCM solutions for businesses	First lien senior secured revolving loan	3.68% (Libor + 3.50%/Q)	5/3/2024		8.9	(212)
1485 North Park Drive		Second lien senior secured loan	8.18% (Libor + 8.00%/Q)	5/3/2027		205.4
Weston, FL 33326		Limited partner interests			0.16%	12.6
The Ultimus Group Midco, LLC, The Ultimus Group, LLC, and The Ultimus	Provider of asset-servicing capabilities for fund	First lien senior secured revolving loan	6.75% (Base Rate + 3.50%/Q)	2/1/2024		3.8	(213)
Group Aggregator, LP	managers	First lien senior secured loan	5.50% (Libor + 4.50%/Q)	2/1/2026		36.8
80 Arkay Drive		Class A units	8.00% PIK		0.42%	1.6
Ste 110		Class B units			0.42%	—
Hauppauge, NY 11788		Class A units			0.53%	—
		Class B units			0.53%	—
THG Acquisition, LLC 6802 Paragon Place	Multi-line insurance broker	First lien senior secured revolving loan	6.75% (Libor + 5.75%/Q)	12/2/2025		0.1	(214)
Suite 200		First lien senior secured loan		12/2/2026		—	(215)
Richmond, VA 23230		First lien senior secured loan	6.75% (Libor + 5.75%/Q)	12/2/2026		1.8
TimeClock Plus, LLC 1 TimeClock Drive	Workforce management solutions provider	First lien senior secured revolving loan	6.25% (Libor + 5.25%/Q)	8/29/2025		—	(216)
San Angelo, TX 76904		First lien senior secured loan		8/28/2026		—	(217)
		First lien senior secured loan	6.25% (Libor + 5.25%/Q)	8/28/2026		35.3
Totes Isotoner Corporation and Totes	Designer, marketer, and	First lien senior secured loan	7.00% (Libor + 6.00%/Q)	12/23/2024		1.8
Ultimate Holdco, Inc.(3)	distributor of rain and cold	First lien senior secured loan	5.00% (Libor + 4.00%/Q)	6/20/2024		1.5
9655 International Boulevard Cincinatti, OH 45246	weather products	Common stock			8.61%	—
Touchstone Acquisition, Inc. and Touchstone Holding, L.P.	Manufacturer of consumable products in the dental,	First lien senior secured revolving loan		11/15/2023		—	(218)
5949 Commerce Blvd	medical, cosmetic and CPG/	First lien senior secured loan		11/17/2025		—	(219)
Morristown, TN 37814	industrial end-markets	First lien senior secured loan	5.82% (Libor + 4.75%/Q)	11/17/2025		24.6
		Class A preferred units	8.00% PIK		1.81%	2.4
TWH Infrastructure Industries, Inc. 6500 N River Rd	Provider of engineered products used in the	First lien senior secured revolving loan	5.81% (Libor + 5.50%/Q)	4/9/2025		0.1	(220)
Suite 800	trenchless rehabilitation of	First lien senior secured loan	5.81% (Libor + 5.50%/Q)	4/9/2025		6.3
Rosemont, IL 60018	wastewater infrastructure
Tyden Group Holding Corp.(5)	Producer and marketer of	Preferred stock			3.84%	0.4
P.O. Box 908 Mary Street GT Walker House George Town, Grand Cayman Cayman Islands	global cargo security, product identification and traceability products and utility meter products	Common stock			3.84%	2.0
U.S. Acute Care Solutions, LLC 4535 Dressler Road	Provider of physician management services	First lien senior secured revolving loan	6.13% (Libor + 5.00%/Q)	11/16/2020		0.9	(221)
Canton, OH 44718
U.S. Anesthesia Partners, Inc.	Anesthesiology service	Second lien senior secured loan	8.25% (Libor + 7.25%/M)	6/23/2025		68.2
2411 Fountain View Drive	provider
Suite 200
Houston, TX 77057
United Digestive MSO Parent, LLC 550 Peachtree Street	Gastroenterology physician group	First lien senior secured revolving loan	5.00% (Libor + 4.00%/Q)	12/14/2023		8.4	(222)
N.E Suite 1600		First lien senior secured loan		12/16/2024		—	(223)
Atlanta, GA 30308		First lien senior secured loan	5.00% (Libor + 4.00%/Q)	12/16/2024		1.1
		First lien senior secured loan	5.00% (Libor + 4.00%/Q)	12/16/2024		2.4
Urgent Cares of America Holdings I, LLC	Operator of urgent care	Preferred units			20.00%	—
and FastMed Holdings I, LLC	clinics	Series C common units			20.00%	—
935 Shotwell Road		Series A common units			1.12%	—
Suite 108 Clayton, NC 27520
Urology Management Associates, LLC and	Urology private practice	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	8/31/2024		9.4
JWC/UMA Holdings, L.P. 1515 Broad Street		Limited partnership interest			3.64%	4.6
Suite 120
Bloomfield, NJ 07003

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
Varsity Brands Holding Co., Inc. and BCPE	Leading manufacturer and	First lien senior secured loan	4.50% (Libor + 3.50%/Q)	12/16/2024		9.5
Hercules Holdings, LP	distributor of textiles,	Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/15/2025		18.6
6745 Lenox Center Court	apparel & luxury goods	Second lien senior secured loan	9.25% (Libor + 8.25%/Q)	12/15/2025		108.0
Memphis, TN 38115		Class A units			0.17%	0.3
VCP-EDC Co-Invest, LLC	Distributor of foodservice	Membership units			2.02%	1.7
9801 Adam Don Pkwy	equipment and supplies
Woodridge, IL 60517
Vela Trading Technologies, LLC 211 East 43rd Street	Provider of market data software and content to	First lien senior secured revolving loan	6.15% (Libor + 5.00%/Q)	6/30/2022		3.3	(224)
5th Floor New York, NY 10017	global financial services clients	First lien senior secured loan	6.14% (Libor + 5.00%/Q)	6/30/2022		4.4
Velocity Holdings Corp.	Hosted enterprise resource	Common units			2.00%	2.1
13432 Wards Rd Lynchburg, VA 24501	planning application management services provider
Verscend Holding Corp. 201 Jones Road	Healthcare analytics solutions provider	First lien senior secured revolving loan		8/28/2023		—	(225)
4th Floor
Waltham, MA 02451
Vertice Pharma UK Parent Limited(5) 630 Central Avenue New Providence, NJ 07974	Manufacturer and distributor of generic pharmaceutical products	Preferred shares			0.35%	0.3
Visual Edge Technology, Inc. 3874 Highland Park	Provider of outsourced office solutions with a focus on	First lien senior secured loan	8.50% (Libor + 5.75% Cash, 1.25% PIK/Q)	8/31/2022		16.2
North Canton, OH 44720	printer and copier equipment and other parts and supplies	First lien senior secured loan	8.50% (Libor + 5.75% Cash, 1.25% PIK/Q)	8/31/2022		15.2
		Senior subordinated loan	15.00% PIK	9/3/2024		66.8
		Warrant			7.89%	—	(2)
		Warrant			7.89%	4.0	(2)
VLS Recovery Services, LLC 17020 Premium Drive	Provider of commercial and industrial waste processing	First lien senior secured revolving loan		10/17/2023		—	(226)
Hockley, TX 77447	and disposal services	First lien senior secured loan		10/17/2023		—	(227)
Voya CLO 2014-4 Ltd.(5)	Investment vehicle	Subordinated notes	17.60%	7/14/2031		5.8
P.O. Box 1093 Boundary Hall Cricket Square
Grand Cayman KY1-1102
Cayman Islands
VPROP Operating, LLC and Vista	Sand-based proppant	First lien senior secured loan		12/7/2020		—	(228)
Proppants and Logistics, LLC	producer and distributor to	First lien senior secured loan		8/1/2021		37.8
4413 Carey Street	the oil and natural gas	First lien senior secured loan		8/1/2021		14.7
Fort Worth, TX 76119	industry	First lien senior secured loan	11.00% (Libor + 9.50%/Q)	12/7/2020		1.6
		First lien senior secured loan		8/1/2021		11.8
		Common units			8.22%	—
VRC Companies, LLC 5400 Meltech Blvd	Provider of records and information management	First lien senior secured revolving loan		3/31/2022		—	(229)
Memphis, TN 38118	services	First lien senior secured loan		3/31/2023		—	(230)
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	3/31/2023		12.6
		First lien senior secured loan	7.50% (Libor + 6.50%/Q)	3/31/2023		6.9
VS Buyer, LLC 1114 Avenue of the Americas	Provider of software-based data protection solutions	First lien senior secured revolving loan		2/28/2025		—	(231)
New York, NY 10036
VSC Investors LLC(5)	Investment company	Membership interest			1.95%	0.5
401 Vance Street
Los Angeles, CA 90272
Wand Newco 3, Inc.	Collision repair company	Second lien senior secured loan	7.43% (Libor + 7.25%/Q)	2/5/2027		173.0
401 E Corporate Drive
Suite 150
Lewisville, TX 75057
WASH Multifamily Acquisition Inc. and	Laundry service and	First lien senior secured loan	4.25% (Libor + 3.25%/Q)	5/16/2022		1.5
Coinamatic Canada Inc.	equipment provider	First lien senior secured loan	4.25% (Libor + 3.25%/Q)	5/16/2022		0.2
3690 Redondo Beach Ave		First lien senior secured loan	4.97% (Libor + 4.75%/Q)	5/16/2022		108.8
Redondo Beach, CA 90278		Second lien senior secured loan	8.00% (Libor + 7.00%/M)	5/15/2023		21.1
		Second lien senior secured loan	8.00% (Libor + 7.00%/M)	5/12/2023		3.7
Watchfire Enterprises, Inc. 1015 Maple Street Danville, IL 61832	Manufacturer of LED electronic message centers and digital billboards	First lien senior secured revolving loan	4.43% (Libor + 4.25%/Q)	7/2/2021		2.0	(232)
WCI-HFG Holdings, LLC 770 N Raddant Road Batavia, IL 60510	Distributor of repair and replacement parts for commercial kitchen equipment	Preferred units			0.24%	2.3

Issuer	Business Description	Investment	Interest(1)	Maturity Date	% of Class Held at 6/30/2020	Fair Value
WebPT, Inc. 625 S 5th Street	Electronic medical record software provider	First lien senior secured revolving loan	7.75% (Libor + 6.75%/Q)	8/28/2024		0.1	(233)
Phoenix, AZ 85004		First lien senior secured loan		8/28/2024		—	(234)
		First lien senior secured loan	7.75% (Libor + 6.75%/Q)	8/28/2024		46.6
Wildcat BuyerCo, Inc. and Wildcat Parent, LP	Provider and supplier of electrical components for	First lien senior secured revolving loan	7.50% (Libor + 6.50%/Q)	2/27/2026		1.3	(235)
9730 Northcross Center Court	commercial and industrial	First lien senior secured loan		2/27/2026		—	(236)
Huntersville, NC 28078	applications	First lien senior secured loan	6.50% (Libor + 5.50%/Q)	2/27/2026		17.7
		First lien senior secured loan	6.50% (Libor + 5.50%/Q)	2/27/2026		3.4
		Limited partnership interest			0.59%	1.9
Woodstream Group, Inc. and Woodstream Corporation	Manufacturer of natural solution pest and animal	First lien senior secured loan	7.25% (Libor + 6.25%/Q)	5/29/2022		11.7
69 N Locust Street	control products
Lititz, PA 17543
WorldPay Group PLC(5)	Payment processing company	C2 shares			0.13%	—
25 Walbrook
London, EC4N 8AF
United Kingdom
WSHP FC Acquisition LLC 1476 Manning Parkway	Provider of biospecimen products for pharma research	First lien senior secured revolving loan	7.25% (Libor + 6.25%/Q)	3/30/2024		1.9	(237)
Powell, IL 43065		First lien senior secured loan		3/30/2024		—	(238)
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/30/2024		28.0
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/30/2024		5.9
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/30/2024		4.6
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/30/2024		8.7
		First lien senior secured loan	7.25% (Libor + 6.25%/Q)	3/30/2024		11.0
XIFIN, Inc. and ACP Charger Co-Invest LLC	Revenue cycle management provider to labs	First lien senior secured revolving loan	6.88% (Libor + 5.75%/Q)	2/6/2026		1.4	(239)
12225 El Camino Real		First lien senior secured loan		2/6/2026		—	(240)
Suite 300		First lien senior secured loan	6.82% (Libor + 5.75%/Q)	2/6/2026		2.1
San Diego, CA 92130		Common stock			0.80%	1.8
Zemax Software Holdings, LLC 10230 NE Points Drive	Provider of optical illumination design software	First lien senior secured revolving loan	8.00% (Base Rate + 4.75%/Q)	6/25/2024		2.0	(241)
Suite 540	to design engineers	First lien senior secured loan	6.75% (Libor + 5.75%/Q)	6/25/2024		16.7
Kirkland, WA 98033
Zywave, Inc. 10100 W Innovation Drive	Provider of software and technology-enabled content	First lien senior secured revolving loan	6.00% (Libor + 5.00%/Q)	11/17/2022		2.6	(242)
Suite 300	and analytical solutions to	First lien senior secured loan	6.00% (Libor + 5.00%/Q)	11/17/2022		0.2
Milwaukee, WI 53226	insurance brokers	Second lien senior secured loan	10.10% (Libor + 9.00%/Q)	11/17/2023		17.0
		Second lien senior secured loan	10.10% (Libor + 9.00%/Q)	11/17/2023		2.3

(1)
All interest is payable in cash unless otherwise indicated. A majority of the variable rate loans to our portfolio companies bear interest at a rate that may be determined by reference to either LIBOR or an alternate Base Rate (commonly based on the Federal Funds Rate or the Prime Rate), at the borrower's option, which resets daily (D), monthly (M), bimonthly (B), quarterly (Q) or semiannually (S). For each such loan, we have provided the current interest rate in effect as of June 30, 2020.

(2)
Percentages shown for warrants or convertible preferred stock held represents the percentages of common stock we may own on a fully diluted basis, assuming we exercise our warrants or convert our preferred stock to common stock.

(3)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities.

(4)
As defined in the Investment Company Act, we are an "Affiliate" of this portfolio company because we own 5% or more of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement). In addition, as defined in the Investment Company Act, we "Control" this portfolio company because we own more than 25% of the portfolio company's outstanding voting securities or we have the power to exercise control over the management or policies of such portfolio company (including through a management agreement).

(5)
This portfolio company is not a qualifying asset under Section 55(a) of the Investment Company Act. Under the Investment Company Act, the Company may not acquire any non-qualifying asset unless, at the time such acquisition is made, qualifying assets represent at least 70% of the Company's total assets. Pursuant to Section 55(a) of the Investment Company Act 15% of the Company's total assets are represented by investments at fair value and other assets that are considered "non-qualifying assets" as of June 30, 2020.

(6)
$0.0 of total commitment of $3.5 remains undrawn as of June 30, 2020

(7)
$0.0 of total commitment of $5.0 remains undrawn as of June 30, 2020

(8)
Total commitment of $1.2 remains undrawn as of June 30, 2020

(9)
$0.0 of total commitment of $4.1 remains undrawn as of June 30, 2020

(10)
Total commitment of $13.1 remains undrawn as of June 30, 2020

(11)
$0.0 of total commitment of $5.0 remains undrawn as of June 30, 2020

(12)
$0.0 of total commitment of $13.8 remains undrawn as of June 30, 2020

(13)
$7.2 of total commitment of $9.0 remains undrawn as of June 30, 2020

(14)
$19.7 of total commitment of $29.0 remains undrawn as of June 30, 2020

(15)
$1.1 of total commitment of $6.1 remains undrawn as of June 30, 2020

(16)
Total commitment of $0.1 remains undrawn as of June 30, 2020

(17)
Total commitment of $0.1 remains undrawn as of June 30, 2020

(18)
Total commitment of $9.5 remains undrawn as of June 30, 2020

(19)
Total commitment of $4.2 remains undrawn as of June 30, 2020

(20)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(21)
Total commitment of $0.5 remains undrawn as of June 30, 2020

(22)
Total commitment of $7.5 remains undrawn as of June 30, 2020

(23)
Total commitment of $65.0 remains undrawn as of June 30, 2020

(24)
Total commitment of $13.8 remains undrawn as of June 30, 2020

(25)
Total commitment of $33.1 remains undrawn as of June 30, 2020

(26)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(27)
$2.1 of total commitment of $4.2 remains undrawn as of June 30, 2020

(28)
Total commitment of $0.8 remains undrawn as of June 30, 2020

(29)
Total commitment of $11.3 remains undrawn as of June 30, 2020

(30)
$22.6 of total commitment of $25.0 remains undrawn as of June 30, 2020

(31)
Total commitment of $5.5 remains undrawn as of June 30, 2020

(32)
$0.0 of total commitment of $3.0 remains undrawn as of June 30, 2020

(33)
Total commitment of $4.4 remains undrawn as of June 30, 2020

(34)
$0.0 of total commitment of $14.4 remains undrawn as of June 30, 2020

(35)
$0.9 of total commitment of $2.0 remains undrawn as of June 30, 2020

(36)
$0.0 of total commitment of $32.2 remains undrawn as of June 30, 2020

(37)
$8.4 of total commitment of $12.0 remains undrawn as of June 30, 2020

(38)
$0.0 of total commitment of $8.5 remains undrawn as of June 30, 2020

(39)
$4.0 of total commitment of $7.9 remains undrawn as of June 30, 2020

(40)
Total commitment of $5.0 remains undrawn as of June 30, 2020

(41)
$0.1 of total commitment of $1.9 remains undrawn as of June 30, 2020

(42)
Total commitment of $0.8 remains undrawn as of June 30, 2020

(43)
$0.4 of total commitment of $0.6 remains undrawn as of June 30, 2020

(44)
Total commitment of $3.5 remains undrawn as of June 30, 2020

(45)
Total commitment of $0.1 remains undrawn as of June 30, 2020

(46)
$14.7 of total commitment of $15.0 remains undrawn as of June 30, 2020

(47)
$4.4 of total commitment of $13.2 remains undrawn as of June 30, 2020

(48)
$5.1 of total commitment of $10.0 remains undrawn as of June 30, 2020

(49)
$2.4 of total commitment of $6.1 remains undrawn as of June 30, 2020

(50)
$0.0 of total commitment of $0.7 remains undrawn as of June 30, 2020

(51)
Total commitment of $33.5 remains undrawn as of June 30, 2020

(52)
Total commitment of $5.0 remains undrawn as of June 30, 2020

(53)
$0.0 of total commitment of $5.8 remains undrawn as of June 30, 2020

(54)
$6.5 of total commitment of $8.1 remains undrawn as of June 30, 2020

(55)
$38.1 of total commitment of $152.5 remains undrawn as of June 30, 2020

(56)
$0.0 of total commitment of $2.3 remains undrawn as of June 30, 2020

(57)
Total commitment of $3.3 remains undrawn as of June 30, 2020

(58)
Total commitment of $9.9 remains undrawn as of June 30, 2020

(59)
$4.1 of total commitment of $6.8 remains undrawn as of June 30, 2020

(60)
$0.1 of total commitment of $8.8 remains undrawn as of June 30, 2020

(61)
Total commitment of $5.2 remains undrawn as of June 30, 2020

(62)
$2.6 of total commitment of $6.2 remains undrawn as of June 30, 2020

(63)
Total commitment of $6.5 remains undrawn as of June 30, 2020

(64)
Total commitment of $22.4 remains undrawn as of June 30, 2020

(65)
Total commitment of $9.5 remains undrawn as of June 30, 2020

(66)
Total commitment of $5.1 remains undrawn as of June 30, 2020

(67)
Total commitment of $44.8 remains undrawn as of June 30, 2020

(68)
$1.1 of total commitment of $4.1 remains undrawn as of June 30, 2020

(69)
Total commitment of $11.5 remains undrawn as of June 30, 2020

(70)
$5.3 of total commitment of $8.0 remains undrawn as of June 30, 2020

(71)
$0.0 of total commitment of $10.0 remains undrawn as of June 30, 2020

(72)
Total commitment of $6.0 remains undrawn as of June 30, 2020

(73)
Total commitment of $8.4 remains undrawn as of June 30, 2020

(74)
$0.0 of total commitment of $1.5 remains undrawn as of June 30, 2020

(75)
Total commitment of $15.9 remains undrawn as of June 30, 2020

(76)
Total commitment of $18.3 remains undrawn as of June 30, 2020

(77)
Total commitment of $13.5 remains undrawn as of June 30, 2020

(78)
$4.5 of total commitment of $9.6 remains undrawn as of June 30, 2020

(79)
Total commitment of $1.6 remains undrawn as of June 30, 2020

(80)
$1.0 of total commitment of $2.1 remains undrawn as of June 30, 2020

(81)
Total commitment of $0.1 remains undrawn as of June 30, 2020

(82)
$1.3 of total commitment of $7.6 remains undrawn as of June 30, 2020

(83)
$11.4 of total commitment of $15.2 remains undrawn as of June 30, 2020

(84)
Total commitment of $23.5 remains undrawn as of June 30, 2020

(85)
$0.0 of total commitment of $1.5 remains undrawn as of June 30, 2020

(86)
Total commitment of $1.3 remains undrawn as of June 30, 2020

(87)
Total commitment of $26.0 remains undrawn as of June 30, 2020

(88)
Total commitment of $1.1 remains undrawn as of June 30, 2020

(89)
$0.2 of total commitment of $0.3 remains undrawn as of June 30, 2020

(90)
Total commitment of $2.0 remains undrawn as of June 30, 2020

(91)
Total commitment of $19.0 remains undrawn as of June 30, 2020

(92)
$8.4 of total commitment of $13.5 remains undrawn as of June 30, 2020

(93)
Total commitment of $4.1 remains undrawn as of June 30, 2020

(94)
Total commitment of $10.7 remains undrawn as of June 30, 2020

(95)
$10.0 of total commitment of $15.0 remains undrawn as of June 30, 2020

(96)
$3.9 of total commitment of $3.9 remains undrawn as of June 30, 2020

(97)
$1.5 of total commitment of $3.3 remains undrawn as of June 30, 2020

(98)
Total commitment of $7.4 remains undrawn as of June 30, 2020

(99)
$9.5 of total commitment of $9.9 remains undrawn as of June 30, 2020

(100)
$0.0 of total commitment of $5.7 remains undrawn as of June 30, 2020

(101)
$1.6 of total commitment of $3.0 remains undrawn as of June 30, 2020

(102)
$0.0 of total commitment of $5.3 remains undrawn as of June 30, 2020

(103)
$11.5 of total commitment of $19.2 remains undrawn as of June 30, 2020

(104)
$2.3 of total commitment of $3.2 remains undrawn as of June 30, 2020

(105)
Total commitment of $1.7 remains undrawn as of June 30, 2020

(106)
$0.0 of total commitment of $4.0 remains undrawn as of June 30, 2020

(107)
$0.0 of total commitment of $4.9 remains undrawn as of June 30, 2020

(108)
Total commitment of $1.4 remains undrawn as of June 30, 2020

(109)
Total commitment of $0.3 remains undrawn as of June 30, 2020

(110)
Total commitment of $8.2 remains undrawn as of June 30, 2020

(111)
Total commitment of $8.0 remains undrawn as of June 30, 2020

(112)
$2.9 of total commitment of $5.0 remains undrawn as of June 30, 2020

(113)
Total commitment of $9.1 remains undrawn as of June 30, 2020

(114)
$7.3 of total commitment of $8.9 remains undrawn as of June 30, 2020

(115)
Total commitment of $2.8 remains undrawn as of June 30, 2020

(116)
Total commitment of $9.5 remains undrawn as of June 30, 2020

(117)
$0.0 of total commitment of $0.0 remains undrawn as of June 30, 2020

(118)
Total commitment of $7.8 remains undrawn as of June 30, 2020

(119)
$2.1 of total commitment of $2.5 remains undrawn as of June 30, 2020

(120)
Total commitment of $11.3 remains undrawn as of June 30, 2020

(121)
$0.0 of total commitment of $4.6 remains undrawn as of June 30, 2020

(122)
$1.3 of total commitment of $4.5 remains undrawn as of June 30, 2020

(123)
$0.0 of total commitment of $4.1 remains undrawn as of June 30, 2020

(124)
Total commitment of $9.9 remains undrawn as of June 30, 2020

(125)
$4.6 of total commitment of $10.9 remains undrawn as of June 30, 2020

(126)
Total commitment of $0.9 remains undrawn as of June 30, 2020

(127)
Total commitment of $3.5 remains undrawn as of June 30, 2020

(128)
Total commitment of $4.2 remains undrawn as of June 30, 2020

(129)
$1.2 of total commitment of $2.6 remains undrawn as of June 30, 2020

(130)
Total commitment of $3.6 remains undrawn as of June 30, 2020

(131)
Total commitment of $10.1 remains undrawn as of June 30, 2020

(132)
$0.0 of total commitment of $10.5 remains undrawn as of June 30, 2020

(133)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(134)
$0.0 of total commitment of $9.0 remains undrawn as of June 30, 2020

(135)
Total commitment of $20.4 remains undrawn as of June 30, 2020

(136)
$5.1 of total commitment of $25.0 remains undrawn as of June 30, 2020

(137)
$0.0 of total commitment of $0.5 remains undrawn as of June 30, 2020

(138)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(139)
$3.3 of total commitment of $9.1 remains undrawn as of June 30, 2020

(140)
$11.6 of total commitment of $12.5 remains undrawn as of June 30, 2020

(141)
Total commitment of $10.0 remains undrawn as of June 30, 2020

(142)
Total commitment of $3.3 remains undrawn as of June 30, 2020

(143)
$0.7 of total commitment of $10.8 remains undrawn as of June 30, 2020

(144)
Total commitment of $41.1 remains undrawn as of June 30, 2020

(145)
Total commitment of $0.0 remains undrawn as of June 30, 2020

(146)
$0.0 of total commitment of $10.0 remains undrawn as of June 30, 2020

(147)
$3.7 of total commitment of $5.4 remains undrawn as of June 30, 2020

(148)
Total commitment of $1.9 remains undrawn as of June 30, 2020

(149)
$0.0 of total commitment of $6.7 remains undrawn as of June 30, 2020

(150)
$1.9 of total commitment of $7.6 remains undrawn as of June 30, 2020

(151)
Total commitment of $11.6 remains undrawn as of June 30, 2020

(152)
Total commitment of $0.0 remains undrawn as of June 30, 2020

(153)
$0.4 of total commitment of $0.5 remains undrawn as of June 30, 2020

(154)
$13.0 of total commitment of $13.5 remains undrawn as of June 30, 2020

(155)
Total commitment of $7.7 remains undrawn as of June 30, 2020

(156)
Total commitment of $2.8 remains undrawn as of June 30, 2020

(157)
$13.4 of total commitment of $36.0 remains undrawn as of June 30, 2020

(158)
Total commitment of $4.0 remains undrawn as of June 30, 2020

(159)
Total commitment of $5.5 remains undrawn as of June 30, 2020

(160)
Total commitment of $0.0 remains undrawn as of June 30, 2020

(161)
$0.0 of total commitment of $9.5 remains undrawn as of June 30, 2020

(162)
Total commitment of $1.4 remains undrawn as of June 30, 2020

(163)
$0.2 of total commitment of $10.0 remains undrawn as of June 30, 2020

(164)
Total commitment of $0.1 remains undrawn as of June 30, 2020

(165)
Total commitment of $4.9 remains undrawn as of June 30, 2020

(166)
$0.0 of total commitment of $1.8 remains undrawn as of June 30, 2020

(167)
$0.0 of total commitment of $1.0 remains undrawn as of June 30, 2020

(168)
$0.0 of total commitment of $1.6 remains undrawn as of June 30, 2020

(169)
Total commitment of $3.1 remains undrawn as of June 30, 2020

(170)
$0.1 of total commitment of $0.2 remains undrawn as of June 30, 2020

(171)
Total commitment of $3.7 remains undrawn as of June 30, 2020

(172)
Total commitment of $3.5 remains undrawn as of June 30, 2020

(173)
$7.3 of total commitment of $12.1 remains undrawn as of June 30, 2020

(174)
$0.8 of total commitment of $1.0 remains undrawn as of June 30, 2020

(175)
Total commitment of $0.6 remains undrawn as of June 30, 2020

(176)
Total commitment of $9.1 remains undrawn as of June 30, 2020

(177)
Total commitment of $1.4 remains undrawn as of June 30, 2020

(178)
Total commitment of $7.5 remains undrawn as of June 30, 2020

(179)
$2.0 of total commitment of $4.0 remains undrawn as of June 30, 2020

(180)
$2.9 of total commitment of $4.0 remains undrawn as of June 30, 2020

(181)
Total commitment of $0.0 remains undrawn as of June 30, 2020

(182)
Total commitment of $3.0 remains undrawn as of June 30, 2020

(183)
$4.4 of total commitment of $9.0 remains undrawn as of June 30, 2020

(184)
$0.0 of total commitment of $10.2 remains undrawn as of June 30, 2020

(185)
$0.8 of total commitment of $2.8 remains undrawn as of June 30, 2020

(186)
$24.9 of total commitment of $90.0 remains undrawn as of June 30, 2020

(187)
$0.0 of total commitment of $7.1 remains undrawn as of June 30, 2020

(188)
$3.6 of total commitment of $9.1 remains undrawn as of June 30, 2020

(189)
Total commitment of $2.0 remains undrawn as of June 30, 2020

(190)
Total commitment of $3.6 remains undrawn as of June 30, 2020

(191)
Total commitment of $4.3 remains undrawn as of June 30, 2020

(192)
$0.0 of total commitment of $1.4 remains undrawn as of June 30, 2020

(193)
$6.4 of total commitment of $6.5 remains undrawn as of June 30, 2020

(194)
$0.5 of total commitment of $24.1 remains undrawn as of June 30, 2020

(195)
$0.0 of total commitment of $0.0 remains undrawn as of June 30, 2020

(196)
Total commitment of $6.5 remains undrawn as of June 30, 2020

(197)
$6.4 of total commitment of $8.5 remains undrawn as of June 30, 2020

(198)
$0.4 of total commitment of $1.1 remains undrawn as of June 30, 2020

(199)
$1.1 of total commitment of $7.5 remains undrawn as of June 30, 2020

(200)
$5.2 of total commitment of $5.8 remains undrawn as of June 30, 2020

(201)
Total commitment of $4.2 remains undrawn as of June 30, 2020

(202)
$0.2 of total commitment of $0.5 remains undrawn as of June 30, 2020

(203)
Total commitment of $3.3 remains undrawn as of June 30, 2020

(204)
$0.0 of total commitment of $1.6 remains undrawn as of June 30, 2020

(205)
Total commitment of $0.5 remains undrawn as of June 30, 2020

(206)
Total commitment of $0.3 remains undrawn as of June 30, 2020

(207)
$0.5 of total commitment of $0.8 remains undrawn as of June 30, 2020

(208)
$2.2 of total commitment of $2.3 remains undrawn as of June 30, 2020

(209)
$0.0 of total commitment of $0.0 remains undrawn as of June 30, 2020

(210)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(211)
Total commitment of $1.1 remains undrawn as of June 30, 2020

(212)
$1.0 of total commitment of $10.0 remains undrawn as of June 30, 2020

(213)
$2.9 of total commitment of $6.9 remains undrawn as of June 30, 2020

(214)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(215)
Total commitment of $8.2 remains undrawn as of June 30, 2020

(216)
$0.1 of total commitment of $0.2 remains undrawn as of June 30, 2020

(217)
Total commitment of $7.4 remains undrawn as of June 30, 2020

(218)
Total commitment of $0.0 remains undrawn as of June 30, 2020

(219)
Total commitment of $11.2 remains undrawn as of June 30, 2020

(220)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(221)
$0.8 of total commitment of $1.7 remains undrawn as of June 30, 2020

(222)
$0.0 of total commitment of $8.4 remains undrawn as of June 30, 2020

(223)
Total commitment of $6.4 remains undrawn as of June 30, 2020

(224)
$0.0 of total commitment of $3.5 remains undrawn as of June 30, 2020

(225)
Total commitment of $22.5 remains undrawn as of June 30, 2020

(226)
$10.6 of total commitment of $10.9 remains undrawn as of June 30, 2020

(227)
Total commitment of $8.9 remains undrawn as of June 30, 2020

(228)
Total commitment of $3.3 remains undrawn as of June 30, 2020

(229)
Total commitment of $1.5 remains undrawn as of June 30, 2020

(230)
Total commitment of $6.5 remains undrawn as of June 30, 2020

(231)
Total commitment of $8.1 remains undrawn as of June 30, 2020

(232)
$0.0 of total commitment of $2.0 remains undrawn as of June 30, 2020

(233)
$0.0 of total commitment of $0.1 remains undrawn as of June 30, 2020

(234)
Total commitment of $6.0 remains undrawn as of June 30, 2020

(235)
$2.8 of total commitment of $4.1 remains undrawn as of June 30, 2020

(236)
Total commitment of $6.1 remains undrawn as of June 30, 2020

(237)
$4.0 of total commitment of $5.9 remains undrawn as of June 30, 2020

(238)
Total commitment of $5.4 remains undrawn as of June 30, 2020

(239)
$2.4 of total commitment of $3.9 remains undrawn as of June 30, 2020

(240)
Total commitment of $3.4 remains undrawn as of June 30, 2020

(241)
$2.1 of total commitment of $4.1 remains undrawn as of June 30, 2020

(242)
$7.9 of total commitment of $10.5 remains undrawn as of June 30, 2020

MANAGEMENT

              The information contained under the captions "Proposal 1: Election of Directors" and "Corporate Governance" in our most recent Proxy Statement for our Annual Meeting of Stockholders and "Business" of our most recent Annual Report on Form 10-K is incorporated by reference herein.

              The description below supplements the information contained under the captions "Proposal 1: Election of Directors" and "Corporate Governance" in our most recent Proxy Statement for our Annual Meeting of Stockholders and "Business" of our most recent Annual Report on Form 10-K.

              Naseem Sagati Aghili, 39.    Ms. Sagati Aghili is Vice President of Ares Capital Corporation and General Counsel and Secretary of Ares Management Corporation. Ms. Sagati Aghili is a Partner of Ares and a member of Ares' Management Committee. She oversees Ares' global Legal function across its three business lines, fundraising efforts and strategic and corporate matters. She additionally serves on several boards of directors affiliated with Ares. Ms. Sagati Aghili has served in various roles in Ares' Legal Group, including most recently as Co-General Counsel. Prior to joining Ares in 2009, she was with Proskauer Rose LLP, where she focused on mergers and acquisitions, securities offerings and general corporate matters. Ms. Sagati Aghili holds a B.A. from the University of California Berkeley in Political Economy of Industrial Societies and a J.D. from the University of Southern California Gould School of Law.

PORTFOLIO MANAGEMENT

              We consider the members of the Investment Committee of Ares Capital Management to be our portfolio managers. The following individuals function as portfolio managers primarily responsible for the day-to-day management of our portfolio.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Mark Affolter	Partner and Portfolio Manager of the Ares Credit Group	12	Mr. Affolter is a Partner and Portfolio Manager in the Ares Credit Group, Central Region Head for U.S. Direct Lending and a member of the Management Committee of Ares. Additionally, Mr. Affolter serves as a member of the Ares Credit Group's U.S. Direct Lending Investment Committee.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael J Arougheti	Co-Chairman of the board of directors of the Company; Executive Vice President of the Company	16	Since October 2014, Mr. Arougheti has served as an Executive Vice President of the Company, since July 2014, he has served as Co-Chairman of the Company's board of directors and since February 2009, he has served as a director of the Company. Mr. Arougheti previously served as Chief Executive Officer of the Company from May 2013 to July 2014 and President of the Company from May 2004 to May 2013. Mr. Arougheti is a Co-Founder and the Chief Executive Officer and President of Ares and is a member of the Ares Executive Management Committee. He is also a member of the Board of Directors and Management Committee of Ares. Mr. Arougheti is a member of the Investment Committee of the Ares Credit Group's U.S. Direct Lending Investment Committees, the Ares Equity Income Opportunity Strategy Portfolio Review Committee and the Ares Operations Management Group.
R. Kipp deVeer	Chief Executive Officer of the Company; Partner in and Head of the Ares Credit Group	16
			Since July 2014, Mr. deVeer has served as Chief Executive Officer of the Company. Mr. deVeer previously served as President of the Company from May 2013 to July 2014. Mr. deVeer joined Ares in May 2004 and currently serves as a Partner of Ares Management Corporation and is a member of the Ares Executive Management Committee. He is a Partner in and Head of the Ares Credit Group and also a member of the Management Committee of Ares. Mr. deVeer is a member of the Investment Committees of Ares Capital Management and the Ares Credit Group's U.S. and European Direct Lending Investment Committees. Mr. deVeer is also a director of Ares Management Limited, a subsidiary of Ares overseeing the European activities of Ares.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Mitchell Goldstein	Co-President of the Company; Partner in and Co-Head of the Ares Credit Group	16	Since July 2014, Mr. Goldstein has served as a Co-President of the Company. Mr. Goldstein previously served as an Executive Vice President of the Company from May 2013 to July 2014. Mr. Goldstein has served as an officer of Ares Capital Management since 2005. Mr. Goldstein joined Ares in May 2005 and currently serves as a Partner of the Ares Credit Group. Mr. Goldstein also serves as a Vice President of CION Ares Diversified Credit Fund. Mr. Goldstein is a member of the Investment Committees of Ares Capital Management, the Ares Credit Group's U.S. Direct Lending and Commercial Finance Investment Committees and the Ivy Hill Asset Management Investment Committee, and is a member of the Management Committee of Ares.
Jim Miller	Partner and Portfolio Manager of the Ares Credit Group	14
			Mr. Miller is a Partner and Portfolio Manager in the Ares Credit Group, as well as the East Region Co-Head for U.S. Direct Lending and a member of the Management Committee of Ares. Additionally, Mr. Miller serves on the Ares Credit Group's U.S. Direct Lending and Commercial Finance Investment Committees.
Kort Schnabel	Partner and Portfolio Manager of the Ares Credit Group	19
			Mr. Schnabel is a Partner and Portfolio Manager in the Ares Credit Group, as well as the West Region Head for U.S. Direct Lending and a member of the Management Committee of Ares. Additionally, Mr. Schnabel serves on Ares Credit Group's U.S. Direct Lending Investment Committee.
David Schwartz	Partner and Portfolio Manager of the Ares Credit Group	16
			Mr. Schwartz is a Partner and Portfolio Manager in the Ares Credit Group, East Region Co-Head for U.S. Direct Lending and a member of the Management Committee of Ares. Additionally, Mr. Schwartz serves as a member of the Ares Credit Group's U.S. Direct Lending Investment Committee.

Name	Position	Length of Service with Ares (years)	Principal Occupation(s) During Past 5 Years
Michael L. Smith	Co-President of the Company; Partner in and Co-Head of the Ares Credit Group	16	Since July 2014, Mr. Smith has served as a Co-President of the Company. Mr. Smith previously served as an Executive Vice President of the Company from May 2013 to July 2014. Mr. Smith has served as an officer of Ares Capital Management since 2004. Mr. Smith joined Ares in May 2004 and currently serves as a Partner of the Ares Credit Group. Mr. Smith is a member of the Investment Committees of Ares Capital Management, the Ares Credit Group's U.S. Direct Lending Investment Committee, the Ivy Hill Asset Management Investment Committee, the Ares Commercial Finance Investment Committee and the Management Committee of Ares.

              None of the individuals listed above is primarily responsible for the day-to-day management of the portfolio of any other account, except that Messrs. Affolter, deVeer, Goldstein, Miller, Schnabel, Schwartz and Smith are each Partners of the Ares Credit Group. All such individuals have responsibilities with respect to certain funds and managed accounts, which as of June 30, 2020 had approximately $117.4 billion (including the Company) of assets under management, a portion of which is used to calculate Ares' advisory fees related to such funds and managed accounts. See "Risk Factors—Risks Relating to Our Business—There are significant potential conflicts of interest that could impact our investment returns" in our Annual Report on Form 10-K.

              Each of Messrs. Affolter, Arougheti, deVeer, Goldstein, Miller, Schnabel, Schwartz and Smith is responsible for deal origination, execution and portfolio management. In addition to their deal origination, execution and portfolio management responsibilities, (1) Mr. Arougheti also spends a portion of his time on corporate and administrative activities in his capacity as Chief Executive Officer and President of Ares Management, (2) Mr. deVeer also spends a portion of his time on corporate and administrative activities in his capacity as the Company's Chief Executive Officer and as a Partner in and Head of the Ares Credit Group, (3) Messrs. Goldstein and Smith also spend portions of their time on corporate and administrative activities in their capacities as Co-Presidents of the Company and as Partners of the Ares Credit Group and (4) Messrs. Affolter, Miller, Schnabel and Schwartz are each a Partner in the Ares Credit Group. Each of Messrs. Affolter, Arougheti, deVeer, Goldstein, Miller, Schnabel, Schwartz and Smith receives a compensation package that includes some combination of fixed draw and variable incentive compensation based on our performance. None of the portfolio managers receives any direct compensation from us.

              The following table sets forth the dollar range of our equity securities based on the closing price of our common stock on September 14, 2020 and the number of shares beneficially owned by each of the portfolio managers described above as of December 31, 2019 unless otherwise indicated below.

Name	Aggregate Dollar Range of Equity Securities in Ares Capital(1)
Mark Affolter	None
Michael J Arougheti	Over $1,000,000
R. Kipp deVeer	Over $1,000,000
Mitchell Goldstein	Over $1,000,000
Jim Miller	$100,001-$500,000
Kort Schnabel	None
David Schwartz	None
Michael L. Smith	Over $1,000,000

(1)
Dollar ranges are as follows: none, $1-$10,000, $10,001-$50,000, $50,001-$100,000, $100,001-$500,000, $500,001-$1,000,000 or over $1,000,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

              The information contained under the caption "Certain Relationships and Related Transactions" in our most recent Proxy Statement for our Annual Meeting of Stockholders is incorporated by reference herein.

 CONTROL PERSONS AND PRINCIPAL STOCKHOLDERS

              To our knowledge, as of September 14, 2020, there were no persons that owned 25% or more of our outstanding voting securities and no person would be deemed to control us, as such term is defined in the Investment Company Act.

              The following table sets forth, as of September 14, 2020 (unless otherwise noted), the number of shares of our common stock beneficially owned by each of our current directors and named executive officers, all directors, executive officers and certain other officers as a group and certain beneficial owners, according to information furnished to us by such persons or publicly available filings.

              Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Ownership information for those persons who beneficially own 5% or more of the outstanding shares of our common stock is based upon Schedule 13D, Schedule 13G, Form 13F or other filings by such persons with the SEC and other information obtained from such persons. To our knowledge, as of September 14, 2020, there were no persons that owned 5% or more of the outstanding shares of our common stock. Except as otherwise noted below, each person named in the following table has sole voting and investment power with respect to all shares of our common stock that he or she beneficially owns.

              The address for Messrs. Arougheti, Bloomstein, deVeer, Goldstein, Rosen and Smith, Ms. Roll and certain other officers is c/o Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167. The address for Mmes. Krieger and Morgan is 1001 19th Street North, Suite 1200, Arlington, Virginia 22209. The address for each of the other directors, executive officers and certain other officers is c/o Ares Capital Corporation, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class(1)
Directors and Named Executive Officers:
Interested Directors
Michael J Arougheti	1,262,806		*
R. Kipp deVeer	225,000		*
Robert L. Rosen	48,006		*
Bennett Rosenthal	255,138	(2)	*
Independent Directors
Steve Bartlett	27,276		*
Ann Torre Bates	32,000	(3)	*
Daniel G. Kelly, Jr.	33,912		*
Steven B. McKeever	34,286		*
Michael K. Parks	21,199		*
Eric B. Siegel	52,970	(4)	*
Named Executive Officers Who Are Not Directors
Mitchell Goldstein	276,170		*
Michael L. Smith	186,012	(5)	*
Penni F. Roll	70,952	(6)	*
All Directors, Executive Officers and Certain Other Officers as a Group (18 persons)	2,627,615	(7)	*

*
Represents less than 1%.

(1)
Based on 422,622,119 shares of common stock outstanding as of September 14, 2020.

(2)
Consists of 255,138 shares of common stock indirectly beneficially owned by Mr. Rosenthal through BAR Holdings, LLC of which Mr. Rosenthal is the manager.

(3)
Consists of (i) 24,000 shares of common stock owned directly; and (ii) 8,000 shares of common stock indirectly beneficially owned by Ms. Bates through her spouse.

(4)
Consists of (i) 42,732 shares of common stock owned directly; (ii) 8,166 shares of common stock indirectly beneficially owned by Mr. Siegel through his spouse; and (iii) 2,072 shares of common stock indirectly beneficially owned by Mr. Siegel through one of his children sharing the same household as Mr. Siegel. Mr. Siegel has shared voting and investment authority with respect to shares held by his spouse. Mr. Siegel disclaims beneficial ownership of the 2,072 shares of common stock indirectly beneficially owned by Mr. Siegel through one of his children sharing the same household as Mr. Siegel, except to the extent of his pecuniary interest, if any.

(5)
Consists of (i) 151,012 shares of common stock owned directly and (ii) 35,000 shares of common stock indirectly beneficially owned by Mr. Smith through a trust for the benefit of Mr. Smith's family members.

(6)
Consists of (i) 11,147 shares of common stock owned directly; and (ii) 59,805 shares of common stock indirectly beneficially owned by Ms. Roll through a trust for the benefit of Ms. Roll, her spouse and her children.

(7)
Includes shares owned by officers of the Company that are not "Named Executive Officers," as defined in Item 402 of Regulation S-K, as promulgated under the Securities Act.

 DETERMINATION OF NET ASSET VALUE

              The net asset value per share of our outstanding shares of common stock is determined quarterly by dividing the value of total assets minus liabilities by the total number of shares outstanding.

              We calculate the value of our investments in accordance with the procedures described in "Management's Discussion and Analysis of Financial Condition Results of Operations—Critical Accounting Policies" in of our most recent Annual Report on Form 10-K and our most recent Quarterly Report on Form 10-Q, under the caption "Critical Accounting Policies," which are incorporated by reference herein.

DIVIDEND REINVESTMENT PLAN

              We have adopted a dividend reinvestment plan that provides for reinvestment of any distributions we declare in cash on behalf of our stockholders, unless a stockholder elects to receive cash as provided below. As a result, if our board of directors authorizes, and we declare, a cash dividend, then our stockholders who have not "opted out" of our dividend reinvestment plan will have their cash dividends automatically reinvested in additional shares of our common stock, rather than receiving the cash dividends.

              No action is required on the part of a registered stockholder to have their cash dividend reinvested in shares of our common stock. A registered stockholder may elect to receive an entire cash dividend in cash by notifying Computershare Trust Company, N.A. ("Computershare"), the plan administrator and our transfer agent and registrar, in writing so that such notice is received by the plan administrator no later than the record date fixed by the board of directors for dividends to stockholders. The plan administrator will set up an account for shares acquired through the dividend reinvestment plan for each stockholder who has not elected to receive dividends in cash and hold such shares in non-certificated form. Upon request by a stockholder participating in the dividend reinvestment plan, received in writing no later than 10 days prior to the record date, the plan administrator will, instead of crediting fractional shares to the participant's account, issue a check for any fractional share.

              Those stockholders whose shares are held by a broker or other financial intermediary may receive dividends in cash by notifying their broker or another financial intermediary of their election.

              To implement the dividend reinvestment plan, we may use newly issued shares or we may purchase shares in the open market, in each case to the extent permitted under applicable law, whether our shares are trading at, above or below net asset value. If newly issued shares are used to implement the dividend reinvestment plan, the number of shares to be issued to a stockholder shall be determined by dividing the total dollar amount of the dividend payable to such stockholder by the market price per share of our common stock at the close of regular trading on The NASDAQ Global Select Market on the dividend payment date. Market price per share on that date shall be the closing price for such shares on The NASDAQ Global Select Market or, if no sale is reported for such day, at the average of their reported bid and asked prices. If shares are purchased in the open market to implement the dividend reinvestment plan, the number of shares to be issued to a stockholder shall be determined by dividing the dollar amount of the cash dividend payable to such stockholder by the weighted average price per share for all shares purchased by the plan administrator in the open market in connection with the dividend. The number of shares of our common stock to be outstanding after giving effect to payment of the dividend cannot be established until the value per share at which additional shares will be issued has been determined and elections of our stockholders have been tabulated.

              There are no brokerage charges or other charges to stockholders who participate in the dividend reinvestment plan. The plan administrator's fees under the plan are paid by us. If a participant elects by notice to the plan administrator in advance of termination to have the plan administrator sell part or all of the shares held by the plan administrator in the participant's account and remit the proceeds to the participant, the plan administrator is authorized to deduct a transaction fee of up to $15 plus a $0.12 per share fee from the proceeds.

              Stockholders whose cash dividends are reinvested in shares of our common stock are subject to the same U.S. federal, state and local tax consequences as are stockholders who elect to receive their dividends in cash. A stockholder's initial basis for determining gain or loss upon the sale of stock received in a dividend from us will be equal to the total dollar amount of the dividend payable to the stockholder. Any stock received on reinvestment of a cash dividend will have a new holding period for tax purposes commencing on the day following the day on which the shares are credited to the U.S. stockholder's account. See "Certain Material U.S. Federal Income Tax Considerations" below.

              Participants may terminate their accounts under the dividend reinvestment plan by notifying the plan administrator via its website at www.computershare.com/investor, by filling out the transaction request form located at bottom of their statement and sending it to the plan administrator at P.O. Box 505000, Louisville, KY 40233-5000 or by calling the plan administrator's hotline at 1-866-365-2497.

              The dividend reinvestment plan may be terminated by us upon notice in writing mailed to each participant at least 30 days prior to any record date for the payment of any dividend by us. All correspondence concerning the dividend reinvestment plan should be directed to the plan administrator via the Internet at www.computershare.com/investor, by mail at P.O. Box 505000, Louisville, KY 40233-5000 or by telephone at 1-866-365- 2497.

              Additional information about the dividend reinvestment plan may be obtained by contacting the plan administrator via the Internet at www.computershare.com/investor, by mail at P.O. Box 505000, Louisville, KY 40233-5000 or by telephone at 1-866-365- 2497.

 CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

              The following discussion is a general summary of certain material U.S. federal income tax considerations relating to the acquisition, ownership, and disposition of shares of our preferred stock or common stock and our qualification and taxation as a RIC for U.S. federal income tax purposes. This discussion does not purport to be a complete description of all of the tax considerations relating thereto. In particular, we have not described certain considerations that may be relevant to certain types of stockholders subject to special treatment under U.S. federal income tax laws, including stockholders subject to the alternative minimum tax, tax-exempt organizations, insurance companies, stockholders that are treated as partnerships for U.S. federal income tax purposes, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting for securities holdings, pension plans and trusts, financial institutions, a person that holds shares in our preferred stock or common stock as part of a straddle or a hedging or conversion transaction, real estate investment trusts ("REITs"), RICs, U.S. stockholders (as defined below) whose functional currency is not the U.S. dollar, non-U.S. stockholders (as defined below) engaged in a trade or business in the United States, persons who have ceased to be U.S. citizens or to be taxed as residents of the United States, "controlled foreign corporations," and passive foreign investment companies ("PFICs"). This summary is limited to stockholders that hold our preferred stock or common stock as capital assets (within the meaning of the Code), and does not address owners of a stockholder. This discussion is based upon the Code, its legislative history, existing and proposed U.S. Treasury regulations, published rulings and court decisions, each as of the date of this prospectus and all of which are subject to change, possibly retroactively, which could affect the continuing validity of this discussion. We have not sought and will not seek any ruling from the IRS regarding the offerings pursuant to this prospectus or pursuant to the accompanying prospectus supplement unless expressly stated therein. This summary does not discuss any aspects of U.S. estate or gift tax or foreign, state or local tax. It does not discuss the special treatment under U.S. federal income tax laws that could result if we invest in tax-exempt securities or certain other investment assets. It also does not discuss the tax aspects of common or preferred stock sold in units with the other securities being registered.

              If we issue preferred stock that may be convertible into or exercisable or exchangeable for securities or other property or preferred stock with other terms that may have different U.S. federal income tax consequences than those described in this summary, the U.S. federal income tax consequences of that preferred stock will be described in the relevant prospectus supplement. This summary does not discuss the consequences of an investment in our subscription rights, debt securities or warrants representing rights to purchase shares of our preferred stock, common stock, debt securities, or in units of more than one of our securities. The U.S. federal income tax consequences of such an investment will be discussed in the relevant prospectus supplement.

              A "U.S. stockholder" is a beneficial owner of shares of our preferred stock or common stock that is for U.S. federal income tax purposes:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

  •
  a trust, if a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons (as defined in the Code) have the authority to control all of its substantial decisions, or if the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a domestic trust for U.S. federal income tax purposes; or

  •
  an estate, the income of which is subject to U.S. federal income taxation regardless of its source.

              A "non-U.S. stockholder" is a beneficial owner of shares of our preferred stock or common stock that is not a U.S. stockholder or an entity that is treated as a partnership for U.S. federal income tax purposes.

An investment in shares of our preferred stock or common stock is complex, and certain aspects of the U.S. tax treatment of such investment are not certain. Tax matters are very complicated and the tax consequences to a stockholder of an investment in the shares of our preferred stock or common stock will depend on the facts of such stockholder's particular situation. Stockholders are strongly encouraged to consult their own tax advisor regarding the U.S. federal income tax consequences of the acquisition, ownership and disposition of our preferred stock or common stock, as well as the effect of state, local and foreign tax laws and the effect of any possible changes in tax laws.

ELECTION TO BE TAXED AS A RIC

              As a BDC, we have elected to be treated and intend to operate in a manner so as to continuously qualify annually as a RIC under the Code. As a RIC, we generally will not pay corporate-level U.S. federal income taxes on our net ordinary income or capital gains that we timely distribute (or are deemed to distribute) to our stockholders as dividends. Instead, dividends we distribute (or are deemed to timely distribute) generally will be taxable to stockholders, and any net operating losses, foreign tax credits and most other tax attributes generally will not pass through to stockholders. We will be subject to U.S. federal corporate-level income tax on any undistributed income and gains. To continue to qualify as a RIC, we must, among other things, meet certain source of income and asset diversification requirements (as described below). In addition, we must distribute to our stockholders, for each taxable year at least 90% of our "investment company taxable income," as defined by the Code (the "Annual Distribution Requirement"). See "Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC" and "We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income" in our most recent Annual Report on Form 10-K.

TAXATION AS A RIC

              If we:

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  qualify as a RIC; and

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  satisfy the Annual Distribution Requirement;

then we will not be subject to U.S. federal income tax on the portion of our investment company taxable income and net capital gain (realized net long-term capital gain in excess of realized net short-term capital loss) that we timely distribute (or are deemed to timely distribute) to stockholders. We will be subject to U.S. federal income tax at the regular corporate rates on any net income or capital gains not distributed (or deemed distributed) to our stockholders.

              We will be subject to a 4% nondeductible U.S. federal excise tax on certain undistributed income unless we distribute in a timely manner an amount at least equal to the sum of (1) 98% of our ordinary income for each calendar year, (2) 98.2% of our capital gain net income for each calendar year and (3) any income realized, but not distributed, in preceding years (to the extent that U.S. federal income tax was not imposed on such amounts) less certain over-distributions in the prior year (collectively, the "Excise Tax Requirement"). We have paid in the past, and can be expected to pay in the future, such excise tax on a portion of our income.

              Moreover, our ability to dispose of assets to meet our distribution requirements may be limited by (1) the illiquid nature of our portfolio and (2) other requirements relating to our status as a RIC, including the Diversification Tests (as defined below). If we dispose of assets to meet the Annual Distribution Requirement, the Diversification Tests, or the Excise Tax Requirement, we may make such dispositions at times that, from an investment standpoint, are not advantageous.

              To qualify as a RIC for U.S. federal income tax purposes, we generally must, among other things:

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  qualify to be treated as a BDC at all times during each taxable year;

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  derive in each taxable year at least 90% of our gross income from (a) dividends, interest, payments with respect to certain securities loans, gains from the sale of stock or other securities or foreign currencies or other income derived with respect to our business of investing in such stock, securities or foreign currencies, or (b) net income derived from an interest in a "qualified publicly traded partnership," or "QPTP" (collectively, the "90% Income Test"); and

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  diversify our holdings so that at the end of each quarter of the taxable year:

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  at least 50% of the value of our assets consists of cash, cash equivalents, U.S. government securities, securities of other RICs and other securities that, with respect to any issuer, do not represent more than 5% of the value of our assets or more than 10% of the outstanding voting securities of that issuer; and

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  no more than 25% of the value of our assets is invested in the securities, other than U.S. government securities or securities of other RICs, of (i) one issuer, (ii) two or more issuers that are controlled, as determined under the Code, by us and that are engaged in the same or similar or related trades or businesses, or (iii) securities of one or more QPTPs (collectively, the "Diversification Tests").

              We may be required to recognize taxable income for U.S. federal income tax purposes in circumstances in which we do not receive a corresponding payment in cash. For example, if we hold debt obligations that are treated under applicable tax rules as having original issue discount, or "OID" (such as debt instruments with "payment-in-kind" interest or, in certain cases, that have increasing interest rates or that are issued with warrants), we must include in income each year a portion of the original issue discount that accrues over the life of the obligation, regardless of whether cash representing such income is received by us in the same taxable year. Because any original issue discount or other amounts accrued will be included in our investment company taxable income for the year of accrual, we may be required to make a distribution to our stockholders in order to satisfy the Annual Distribution Requirement and the Excise Tax Requirement, even though we will not have received any corresponding cash amount. In order to enable us to make distributions to stockholders that will be sufficient to enable us to satisfy the Annual Distribution Requirement and the Excise Tax Requirement we may need to liquidate or sell some of our assets at times or at prices that are not advantageous, raise additional equity or debt capital, take out loans, forego new investment opportunities or otherwise take actions that are disadvantageous to our business (or be unable to take actions that are advantageous to our business). If we borrow money, we may be prevented by loan covenants from declaring and paying dividends in certain circumstances. Even if we are authorized to borrow funds and to sell assets in order to satisfy distribution requirements, under the Investment Company Act, we are generally not permitted to make distributions to our stockholders while our debt obligations and senior securities are outstanding unless certain "asset coverage" tests or other financial covenants are met. Limits on our payment of dividends may prevent us from meeting the Annual Distribution Requirement, and may, therefore, jeopardize our qualification for taxation as a RIC, or subject us to the 4% excise tax on undistributed income.

              A portfolio company in which we invest may face financial difficulty that requires us to work-out, modify or otherwise restructure our investment in the portfolio company. Any such restructuring could, depending on the specific terms of the restructuring, cause us to recognize taxable income without a corresponding receipt of cash, which could affect our ability to satisfy the Annual Distribution Requirement or the Excise Tax Requirement, or result in unusable capital losses and future non-cash income. Any such reorganization could also result in our receiving assets that give rise to non-qualifying income for purposes of the 90% Income Test.

              Certain of our investment practices may be subject to special and complex U.S. federal income tax provisions that may, among other things, (a) disallow, suspend or otherwise limit the allowance of certain losses or deductions, (b) convert long-term capital gain (currently taxed at lower rates for non-corporate taxpayers) into higher taxed short-term capital gain or ordinary income, (c) convert an ordinary loss or a deduction into a capital loss (the deductibility of which is more limited), (d) adversely affect the time as to when a purchase or sale of stock or securities is deemed to occur, (e) adversely alter the characterization of certain complex financial transactions, (f) treat dividends that would otherwise constitute qualified dividend income as non-qualified dividend income, (g) cause us to recognize income or gain without receipt of a corresponding cash payment, and (h) produce income that will not be qualifying income for purposes of the 90% Income Test. We will monitor our transactions and may make certain tax elections in order to mitigate the effects of these provisions; however, no assurance can be given that we will be eligible for any such tax elections or that any elections we make will fully mitigate the effects of these provisions.

              Gain or loss recognized by us from warrants acquired by us as well as any loss attributable to the lapse of such warrants generally will be treated as capital gain or loss. Such gain or loss generally will be long-term or short-term, depending on how long we held a particular warrant.

              Our investment in non-U.S. securities may be subject to non-U.S. income, withholding and other taxes. In that case, our yield on those securities would be decreased. Stockholders will generally not be entitled to claim a U.S. foreign tax credit or deduction with respect to non-U.S. taxes paid by us.

              If we purchase shares in a PFIC, we may be subject to U.S. federal income tax on a portion of any "excess distribution" received on, or gain from the disposition of, such shares, even if such income is distributed as a taxable dividend by us to our stockholders. Additional charges in the nature of interest may be imposed on us in respect of deferred taxes arising from such distributions or gains. If we invest in a PFIC and elect to treat the PFIC as a "qualified electing fund" under the Code (a "QEF"), in lieu of the foregoing requirements, we will be required to include in income each year a portion of the ordinary earnings and net capital gain of the QEF, even if such income is not distributed to us. Alternatively, we may elect to mark-to-market at the end of each taxable year our shares in such PFIC; in this case, we will recognize as ordinary income any increase in the value of such shares, and as ordinary loss any decrease in such value to the extent it does not exceed prior increases included in income. Our ability to make either election will depend on factors beyond our control, and we are subject to restrictions that may limit the availability or benefit of these elections. Under either election, we may be required to recognize in any year income in excess of our distributions from PFICs and our proceeds from dispositions of PFIC stock during that year, and such income will nevertheless be subject to the Annual Distribution Requirement and will be taken into account for purposes of determining whether we satisfy the Excise Tax Requirement.

              Our functional currency is the U.S. dollar for U.S. federal income tax purposes. Under Section 988 of the Code, gains or losses attributable to fluctuations in exchange rates between the time we accrue income, expenses or other liabilities denominated in a foreign currency and the time we actually collect such income or pay such expenses or liabilities may be treated as ordinary income or loss. Similarly, gains or losses on foreign currency forward contracts, the disposition of debt denominated in a foreign currency and other financial transactions denominated in foreign currency, to the extent attributable to fluctuations in exchange rates between the acquisition and disposition dates, may also be treated as ordinary income or loss.

              Some of the income and fees that we recognize, such as management fees, may not satisfy the 90% Income Test. In order to ensure that such income and fees do not disqualify us as a RIC for a failure to satisfy the 90% Income Test, we may be required to recognize such income or fees through one or more entities treated as U.S. corporations for U.S. federal income tax purposes. While we expect that recognizing such income through such corporations will assist us in satisfying the 90% Income Test, no assurance can be given that this structure will be respected for U.S. federal income tax purposes, which could result in such income not being counted towards satisfying the 90% Income Test. If the amount of such income were too great and we were otherwise unable to mitigate this effect, it could result in our disqualification as a RIC. If, as we expect, the structure is respected, such corporations will be required to pay U.S. corporate income tax on their earnings, which ultimately will reduce the yield on such income and fees.

              We are limited in our ability to deduct expenses in excess of our investment company taxable income. If our expenses in a given year exceed our investment company taxable income, we will have a net operating loss for that year. However, we are not permitted to carry forward our net operating losses to subsequent years, so these net operating losses generally will not pass through to our stockholders. In addition, expenses can be used only to offset investment company taxable income, and may not be used to offset net capital gain. As a RIC, we may not use any net capital losses (that is, realized capital losses in excess of realized capital gains) to offset our investment company taxable income, but may carry forward those losses, and use them to offset future capital gains, indefinitely. Further, our deduction of net business interest expense is generally limited to 30% of our "adjusted taxable income" plus "floor plan financing interest expense." The CARES Act, signed into law on March 27, 2020, temporarily increased this 30% limitation to 50% for taxable years beginning in 2019 or 2020. Due to these limits on the deductibility of expenses, net capital losses and business interest expenses, we may have aggregate taxable income that we are required to distribute and that is taxable to stockholders even if this income is greater than the aggregate net income we actually earned during those years.

FAILURE TO QUALIFY AS A RIC

              If we fail to satisfy the 90% Income Test for any taxable year or the Diversification Tests for any quarter of the taxable year, we may still continue to be taxed as a RIC for the relevant taxable year if we are eligible for relief provisions if the failures are due to reasonable cause and not willful neglect and if a penalty tax is paid with respect to each failure to satisfy the applicable requirements. Additionally, relief is provided for certain de minimis failures of the diversification requirements where we correct the failure within a specified period. If the applicable relief provisions are not available or cannot be met, all of our income would be subject to corporate-level income tax as described below. We cannot provide assurance that we would qualify for any such relief should we fail the 90% Income Test or the Diversification Tests.

              If we were to fail to meet the RIC requirements for more than two consecutive years and then seek to requalify as a RIC, we would be required to pay corporate-level tax on the unrealized appreciation recognized during the succeeding five-year period unless we make a special election to recognize gain to the extent of any unrealized appreciation in our assets at the time of requalification.

              If we are unable to qualify for treatment as a RIC, and relief is not available as discussed above, we would be subject to tax on all of our taxable income at the regular corporate U.S. federal income tax rate (and we also would be subject to any applicable state and local taxes). We would not be able to deduct distributions to stockholders and would not be required to make distributions for

U.S. federal income tax purposes. Distributions generally would be taxable to our stockholders as ordinary dividend income to the extent of our current and accumulated earnings and profits. Subject to certain limitations under the Code, corporate U.S. stockholders would be eligible for the dividends-received deduction. Distributions in excess of our current and accumulated earnings and profits would be treated first as a return of capital to the extent of the stockholder's adjusted tax basis in its shares of our preferred stock or common stock, and any remaining distributions would be treated as capital gains. See "Election to Be Taxed as a RIC" above and "Risk Factors—Risks Relating to Our Business—We may be subject to additional corporate-level income taxes if we fail to maintain our status as a RIC" and "We may have difficulty paying our required distributions under applicable tax rules if we recognize income before or without receiving cash representing such income" in our most recent Annual Report on Form 10-K. The following discussion assumes that we qualify as a RIC.

TAXATION OF U.S. STOCKHOLDERS

              The following summary generally describes certain material U.S. federal income tax consequences of an investment in shares of our preferred stock and common stock beneficially owned by U.S. stockholders (as defined above). If you are not a U.S. stockholder, this section does not apply to you.

              Whether an investment in the shares of our preferred stock or common stock is appropriate for a U.S. stockholder will depend upon that person's particular circumstances. An investment in the shares of our preferred stock or common stock by a U.S. stockholder may have adverse tax consequences. U.S. stockholders should consult their own tax advisors about the U.S. tax consequences of investing in shares of our preferred stock or common stock.

    Distributions on Our Preferred Stock and Common Stock

              Distributions by us generally are taxable as ordinary income or capital gain. To the extent such distributions we pay to non-corporate U.S. stockholders (including individuals) are attributable to dividends from U.S. corporations and certain qualified foreign corporations, such distributions ("qualified dividends") generally are taxable to U.S. stockholders at the preferential rates applicable to long-term capital gains. A portion of our ordinary dividends, but not capital gain dividends, paid to U.S. corporate stockholders may, if certain conditions are met, qualify for the dividends-received deduction to the extent that we have received dividends from certain corporations during the taxable year. However, it is anticipated that distributions paid by us generally will not be attributable to dividends and, therefore, generally will not qualify for the preferential rates applicable to qualified dividends or the dividends-received deduction available to corporations under the Code. A corporate U.S. stockholder may be required to reduce its basis in our preferred stock or common stock with respect to certain "extraordinary dividends," as defined in Section 1059 of the Code. Corporate U.S. stockholders should consult their own tax advisors in determining the application of these rules in their particular circumstances. We first allocate our earnings and profits to distributions to our preferred stockholders and then to distributions to our common stockholders based on priority in our capital structure. Distributions of our investment company taxable income will be taxable as ordinary income to U.S. stockholders to the extent of our current and accumulated earnings and profits, whether paid in cash or reinvested in additional shares of our common stock. Distributions of our net capital gain properly reported by us as "capital gain dividends" will be taxable to a U.S. stockholders as long-term capital gains (which, under current law, are taxed at preferential rates) in the case of individuals, trusts or estates. This is true regardless of the U.S. stockholder's holding period in our preferred stock or common stock and regardless of whether the dividend is paid in cash or reinvested in additional common stock. Distributions in excess of our earnings and profits first will reduce a U.S. stockholder's adjusted tax basis in such U.S. stockholder's preferred stock or common stock and, after the adjusted tax basis is reduced to zero, will constitute capital gain to such U.S. stockholder. We have made distributions in excess of our earnings and profits and may continue to do so in the future. As a result, a U.S. stockholder will need to consider the effect of our distributions on such U.S. stockholder's adjusted tax basis in our preferred stock or common stock in their individual circumstances.

              Although we currently intend to distribute our net capital gain for each taxable year on a timely basis, we may in the future decide to retain some or all of our net capital gain, and may designate the retained amount as a "deemed dividend." In that case, among other consequences: we will pay U.S. federal corporate income tax on the retained amount; each U.S. stockholder will be required to include their pro rata share of the deemed distribution in income as if it had been actually distributed to them; and the U.S. stockholder will be entitled to claim a credit equal to their pro rata share of the tax paid thereon by us. The amount of the deemed distribution net of such tax will be added to the U.S. stockholder's adjusted tax basis in our preferred stock or common stock.

              For purposes of determining (1) whether the Annual Distribution Requirement is satisfied for any year and (2) the amount of capital gains dividends paid for that year, we may, under certain circumstances, elect to treat a dividend that is paid during the following taxable year as if it had been paid during the taxable year in question. If we make such an election, a U.S. stockholder will still be treated as receiving the dividend in the taxable year in which the distribution is made. However, any dividend declared by us in October, November or December of any calendar year, payable to stockholders of record on a specified date in such a month and actually paid during January of the following year, will be treated as if it had been received by a U.S. stockholders on December 31 of the year in which the dividend was declared.

              We have the ability to declare a large portion of a dividend in shares of our stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, a U.S. stockholder will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend, even if most of the dividend was paid in shares of our stock. If stockholders purchase shares of our preferred stock or common stock shortly before the record date of a distribution, the price of the shares will include the value of the distribution and such U.S. stockholder will be subject to tax on the distribution even though it economically represents a return of his, her or its investment.

              Distributions out of our current and accumulated earnings and profits will not be eligible for the 20% pass-through deduction under Section 199A of the Code, although qualified REIT dividends earned by us may qualify for the 20% pass-through deduction under Section 199A deduction.

    Sale or Other Disposition of Our Preferred Stock or Common Stock

              A U.S. stockholder generally will recognize taxable gain or loss if the U.S. stockholder sells or otherwise disposes of such stockholder's shares of our preferred stock or common stock. The amount of gain or loss will be measured by the difference between a U.S. stockholder's adjusted tax basis in our preferred stock or common stock sold or otherwise disposed of and the amount of the proceeds received in exchange. Any gain or loss arising from such sale or other disposition generally will be treated as long-term capital gain or loss if a U.S. stockholder has held our preferred stock or common stock for more than one year. Otherwise, such gain or loss will be classified as short-term capital gain or loss. However, any capital loss arising from the sale or disposition of shares of our preferred stock or common stock in which a U.S. stockholder has a holding period of six months or less will be treated as long-term capital loss to the extent of the amount of capital gain dividends received, or undistributed capital gain deemed received, with respect to such shares. In addition, all or a portion of any loss recognized upon a disposition of shares of our preferred stock or common stock may be disallowed if substantially identical stock or securities are purchased (whether through reinvestment of distributions or otherwise) within 30 days before or after the disposition.

              In general, U.S. stockholders that are individuals, trusts or estates are taxed at preferential rates on their net capital gain. Such rate is lower than the maximum rate on ordinary income currently payable by individuals. Corporate U.S. stockholders currently are subject to U.S. federal income tax on net capital gain at the maximum rate that also applies to ordinary income. Non-corporate U.S. stockholders with net capital losses for a year (i.e., capital loss in excess of capital gain) generally may deduct up to $3,000 of such losses against their ordinary income each year; any net capital losses of a non-corporate U.S. stockholder in excess of $3,000 generally may be carried forward and used in subsequent years as provided in the Code. Corporate U.S. stockholders generally may not deduct any net capital losses for a year, but may carry back such losses for three years or carry forward such losses for five years.

    Information Reporting and Backup Withholding

              We will send to each of our U.S. stockholders, after the end of each calendar year, a notice providing, on a per share and per distribution basis, the amounts includible in such U.S. stockholder's taxable income for such year as ordinary income and as long-term capital gain. In addition, the U.S. federal tax status of each year's distributions generally will be reported to the IRS. Distributions may also be subject to additional state, local and foreign taxes depending on a U.S. stockholder's particular situation.

              We may be required to withhold U.S. federal income tax ("backup withholding") from all taxable distributions to a U.S. stockholder (1) who fails to furnish us with a correct taxpayer identification number or a certificate that such stockholder is exempt from backup withholding or (2) with respect to whom the IRS notifies us that such stockholder is subject to backup withholding. An individual's taxpayer identification number is his or her social security number. Backup withholding is not an additional tax. Any amount withheld under backup withholding is allowed as a credit against the U.S. stockholder's U.S. federal income tax liability and may entitle such stockholder to a refund, provided that proper information is timely provided to the IRS.

    Medicare Tax on Net Investment Income

              Non-corporate U.S. stockholders generally are subject to a 3.8% Medicare surtax on their "net investment income," the calculation of which includes interest income and OID, any taxable gain from the disposition of our preferred stock or common stock and any distributions on our preferred stock or common stock (including the amount of any deemed distribution) to the extent such distribution is treated as a dividend or as capital gain (as described above under "Taxation of U.S. Stockholders—Distributions on Our Preferred Stock or Common Stock"). Non-corporate U.S. stockholders should consult their own tax advisors on the effect of acquiring, holding and disposing of our preferred stock or common stock, on the computation of "net investment income" in their individual circumstances.

    Disclosure of Certain Recognized Losses.

              Under U.S. Treasury regulations, if a U.S. stockholder recognizes a loss with respect to either our preferred stock or common stock of $2 million or more for a non-corporate U.S. stockholder or $10 million or more for a corporate U.S. stockholder in any single taxable year, such stockholder must file with the IRS a disclosure statement on Form 8886. Direct stockholders of certain "portfolio securities" in many cases are excepted from this reporting requirement, but under current guidance, equity owners of a RIC are not excepted. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer's treatment of the loss is proper. Significant monetary penalties apply to a failure to comply with this reporting requirement. States may also have a similar reporting requirement. U.S. stockholders should consult their own tax advisors to determine the applicability of these regulations in light of their individual circumstances.

TAXATION OF NON-U.S. STOCKHOLDERS

              The following discussion applies only to persons that are non-U.S. stockholders. If you are not a non-U.S. stockholder, this discussion does not apply to you.

              Whether an investment in our preferred stock or common stock is appropriate for a non-U.S. stockholder will depend upon that stockholder's particular circumstances. An investment in our preferred stock or common stock by a non-U.S. stockholder may have adverse tax consequences and, accordingly, may not be appropriate for a non-U.S. stockholder. Non-U.S. stockholders should consult their own tax advisors as to the tax consequences of acquiring, holding and disposing of our preferred stock or common stock before investing.

    Distributions on, and Sale or Other Disposition of, Our Preferred Stock or Common Stock

              Distributions of our investment company taxable income to non-U.S. stockholders will be subject to U.S. withholding tax at a rate of 30% (unless lowered or eliminated by an applicable income tax treaty) to the extent payable from our current and accumulated earnings and profits unless an exception applies.

              Actual or deemed distributions of our net capital gain to a non-U.S. stockholder, and gains recognized by a non-U.S. stockholder upon the sale of our preferred stock or common stock, will not be subject to withholding of U.S. federal income tax and generally will not be subject to U.S. federal income tax unless the non-U.S. stockholder is an individual, has been present in the United States for 183 days or more during the taxable year, and certain other conditions are satisfied. Non-U.S. stockholders of our preferred stock or common stock are encouraged to consult their own advisors as to the applicability of an income tax treaty in their individual circumstances.

              In general, no U.S. source withholding taxes will be imposed on dividends paid by RICs to non- U.S. stockholders to the extent the dividends are designated as "interest-related dividends" or "short-term capital gain dividends." Under this exemption, interest-related dividends and short-term capital gain dividends generally represent distributions of interest or short-term capital gain that would not have been subject to U.S. withholding tax at the source if they had been received directly by a non-U.S. stockholder, and that satisfy certain other requirements. We expect that a portion of our dividends will qualify as interest-related dividends, although we cannot assure you the exact proportion that will so qualify.

              If we distribute our net capital gain in the form of deemed rather than actual distributions (which we may do in the future), a non-U.S. stockholder will be entitled to a U.S. federal income tax credit or tax refund equal to the non-U.S. stockholder's allocable share of the tax we pay on the capital gain deemed to have been distributed. In order to obtain the refund, the non-U.S. stockholder must obtain a U.S. taxpayer identification number (if one has not been previously obtained) and file a U.S. federal income tax return even if the non-U.S. stockholder would not otherwise be required to obtain a U.S. taxpayer identification number or file a U.S. federal income tax return.

              We have the ability to declare a large portion of a dividend in shares of our common stock. As long as a portion of such dividend is paid in cash and certain requirements are met, the entire distribution will be treated as a dividend for U.S. federal income tax purposes. As a result, our non-U.S. stockholders will be taxed on 100% of the fair market value of the dividend on the date the dividend is received in the same manner as a cash dividend (including the application of withholding tax rules described above), even if most of the dividend is paid in shares of our common stock. In such a circumstance, we may be required to withhold all or substantially all of the cash we would otherwise distribute to a non-U.S. stockholder.

    Information Reporting and Backup Withholding

              A non-U.S. stockholder who is otherwise subject to withholding of U.S. federal income tax, may be subject to information reporting and backup withholding of U.S. federal income tax on dividends unless the non-U.S. stockholder provides us or the dividend paying agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or an acceptable substitute form) or otherwise meets documentary evidence requirements for establishing that it is a non-U.S. stockholder or otherwise establishes an exemption from backup withholding.

WITHHOLDING AND INFORMATION REPORTING ON FINANCIAL ACCOUNTS

              Pursuant to Sections 1471 to 1474 of the Code and the U.S. Treasury regulations thereunder, the relevant withholding agent generally will be required to withhold 30% of any dividends paid on our preferred stock or common stock to: (i) a foreign financial institution unless such foreign financial institution agrees to verify, report and disclose its U.S. accountholders and meets certain other specified requirements or (ii) a non-financial foreign entity that is the beneficial owner of the payment unless such entity certifies that it does not have any substantial U.S. owners or provides the name, address and taxpayer identification number of each substantial U.S. owner and such entity meets certain other specified requirements or is subject to an applicable "intergovernmental agreement." If payment of this withholding tax is made, non-U.S. stockholders that are otherwise eligible for an exemption from, or reduction of, U.S. federal withholding taxes with respect to such dividends will be required to seek a credit or refund from the IRS to obtain the benefit of such exemption or reduction. In certain cases, the relevant foreign financial institution or non-financial foreign entity may qualify for an exemption from, or be deemed to be in compliance with, these rules. Certain jurisdictions have entered into agreements with the United States that may supplement or modify these rules. Non-U.S. stockholders should consult their own tax advisers regarding the particular consequences to them of this legislation and guidance. We will not pay any additional amounts in respect of any amounts withheld.

DESCRIPTION OF SECURITIES

              This prospectus contains a summary of the common stock, preferred stock, subscription rights, debt securities, warrants and units. These summaries are not meant to be a complete description of each security. However, this prospectus and the accompanying prospectus supplement will contain the material terms and conditions for each security.

 DESCRIPTION OF OUR CAPITAL STOCK

              The following description is based on relevant portions of the Maryland General Corporation Law and on our charter and bylaws. This summary is not necessarily complete, and we refer you to the Maryland General Corporation Law and our charter and bylaws for a more detailed description of the provisions summarized below.

STOCK

              Our authorized stock consists of 600,000,000 shares of stock, par value $0.001 per share, all of which are currently designated as common stock. Our common stock trades on The NASDAQ Global Select Market under the symbol "ARCC." On September 14, 2020, the last reported sales price of our common stock on The NASDAQ Global Select Market was $14.25 per share. There are no outstanding options or warrants to purchase our stock. No stock has been authorized for issuance under any equity compensation plans. Under Maryland law, our stockholders generally are not personally liable for our indebtedness or obligations.

              Under our charter, our board of directors is authorized to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock into one or more classes or series of stock and authorize the issuance of shares of stock without obtaining stockholder approval. As permitted by the Maryland General Corporation Law, our charter provides that a majority of the entire board of directors, without any action by our stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue.

Common Stock

              All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock have no preemptive, exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws or by contract.

              In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after we pay off all indebtedness and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time.

              Each share of our common stock is entitled to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of our directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors.

              The following are our outstanding classes of capital stock as of September 14, 2020:

(1) Title of Class	(2) Amount Authorized	(3) Amount Held by Registrant or for its Account	(4) Amount Outstanding Exclusive of Amount Shown Under Column(3)
Common Stock	600,000,000	—	422,622,119

Preferred Stock

              Our charter authorizes our board of directors to classify any unissued shares of stock and reclassify any previously classified but unissued shares of stock into other classes or series of stock, including preferred stock. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, our board of directors could authorize the issuance of shares of our preferred stock with terms and conditions that could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interest.

              You should note, however, that any issuance of preferred stock must comply with the requirements of the Investment Company Act. The Investment Company Act requires, among other things, that (a) immediately after issuance and before any dividend or other distribution is made with respect to our common stock and before any purchase of common stock is made, such preferred stock together with all other indebtedness and senior securities must not exceed an amount equal to 50% of our total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be and (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on such preferred stock are in arrears by two years or more. Certain matters under the Investment Company Act require the separate vote of the holders of any issued and outstanding preferred stock. For example, holders of preferred stock would vote separately from the holders of common stock on a proposal to cease operations as a BDC. We believe that the availability for issuance of preferred stock may provide us with increased flexibility in structuring future financings and acquisitions.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS; INDEMNIFICATION AND ADVANCE OF EXPENSES

              Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final adjudication as being material to the cause of action. Our charter contains such a provision, which eliminates directors' and officers' liability to the maximum extent permitted by Maryland law, subject to the requirements of the Investment Company Act.

              Our charter authorizes us to obligate ourselves, and our bylaws obligate us, to the maximum extent permitted by Maryland law and subject to the requirements of the Investment Company Act, to indemnify any present or former director or officer or any individual who, while a director or officer and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her service in that capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. The charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of us in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the Investment Company Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person's willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

              In addition to the indemnification provided for in our bylaws, we have entered into indemnification agreements with each of our current directors and certain of our officers and with members of our investment adviser's investment committee and we intend to enter into indemnification agreements with each of our future directors, members of our investment committee and certain of our officers. The indemnification agreements attempt to provide these directors, officers and other persons the maximum indemnification permitted under Maryland law and the Investment Company Act. The agreements provide, among other things, for the advancement of expenses and indemnification for liabilities that such person may incur by reason of his or her status as a present or former director or officer or member of our investment adviser's investment committee in any action or proceeding arising out of the performance of such person's services as a present or former director or officer or member of our investment adviser's investment committee.

              Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or are threatened to be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of (x) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (y) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

              The Maryland General Corporation Law and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Classified Board of Directors

              Our board of directors is divided into three classes of directors serving staggered three-year terms, with the term of office of only one of the three classes expiring each year. A classified board may render a change in control of us or removal of our incumbent management more difficult. We believe, however, that the longer time required to elect a majority of a classified board of directors helps to ensure the continuity and stability of our management and policies.

Election of Directors

              Our bylaws provide that the affirmative vote of the majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect each director; provided, that if the number of nominees for director exceeds the number of directors to be elected, directors will be elected by a plurality of votes cast. Pursuant to the charter, our board of directors may amend the bylaws to alter the vote required to elect directors.

Number of Directors; Vacancies; Removal

              Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than four or more than eleven. Our charter sets forth our election, subject to certain requirements, to be subject to the provision of Subtitle 8 of Title 3 of the Maryland General Corporation Law regarding the filling of vacancies on the board of directors. Accordingly, except as may be provided by the board of directors in setting the terms of any class or series of preferred stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies, subject to any applicable requirements of the Investment Company Act.

              Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

Action by Stockholders

              Under the Maryland General Corporation Law and our charter, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written or electronically transmitted consent instead of a meeting. These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

              Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (a) pursuant to our notice of the meeting, (b) by or at the direction of the board of directors or (c) by a stockholder who is a stockholder of record at the record date set by our board of directors for the purpose of determining stockholders entitled to vote at the meeting, at the time of giving the advance notice required by the bylaws and at the time of the meeting (and any adjournment or postponement thereof), is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (a) by or at the direction of the board of directors or (b) provided that the special meeting has been called in accordance with the bylaws for the purpose of electing directors, by a stockholder who is a stockholder of record at the time of giving the advance notice required by the bylaws and at the time of the meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the bylaws.

              The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

              Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders must be called by the secretary of the corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

              Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. See "Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—Provisions of the Maryland General Corporation Law and of our charter and bylaws could deter takeover attempts and have an adverse effect on the price of our common stock" in our most recent Annual Report on Form 10-K. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter generally provides for approval of charter amendments and extraordinary transactions by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter. Our charter also provides that certain charter amendments and any proposal for our conversion, whether by merger or otherwise, from a closed-end company to an open-end company or any proposal for our liquidation or dissolution requires the approval of the stockholders entitled to cast at least 80 percent of the votes entitled to be cast on such matter. However, if such amendment or proposal is approved by at least two-thirds of our continuing directors (as defined below) (in addition to approval by our board of directors), such amendment or proposal may be approved by a majority of the votes entitled to be cast on such a matter. The "continuing directors" are defined in our charter as our current directors as well as those directors whose nomination for election by the stockholders or whose election by the directors to fill vacancies is approved by a majority of the continuing directors then on the board of directors.

              Our charter and bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

              Except with respect to appraisal rights arising in connection with the Control Share Acquisition Act discussed below, as permitted by the Maryland General Corporation Law, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply, with respect to all or any classes or series of stock, to one or more transactions occurring after the date of such determination in connection with which stockholders would otherwise be entitled to exercise appraisal rights.

Control Share Acquisitions

              The Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of at least two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are directors of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

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  one-tenth or more but less than one-third;

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  one-third or more but less than a majority; or

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  a majority or more of all voting power.

              The requisite stockholder approval must be obtained each time an acquiror crosses one of the thresholds of voting power set forth above. Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of issued and outstanding control shares, subject to certain exceptions.

              A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

              If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations, including, as provided in our bylaws, compliance with the Investment Company Act, which will prohibit any such redemption other than in limited circumstances. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of any meeting of stockholders at which the voting rights of the shares are considered and not approved or, if no such meeting is held, as of the date of the last control share acquisition by the acquiror. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

              The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

              Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock and, as a result, any control shares of the Company will have the same voting rights as all of the other shares of the Company's common stock. The SEC previously took the position that, if a BDC failed to opt out of the Control Share Acquisition Act, its actions would be inconsistent with Section 18(i) of the Investment Company Act. However, the SEC recently withdrew its previous position, and stated that it would not recommend enforcement action against a closed-end fund, including a BDC, that opts in to being subject to the Control Share Acquisition Act if the closed-end fund acts with reasonable care on a basis consistent with other applicable duties and laws and the duty to the corporation and its stockholders generally. Such provision could be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests and we determine (after consultation with the SEC staff) that our being subject to the Control Share Acquisition Act does not conflict with the Investment Company Act.

Business Combinations

              Under Maryland law, "business combinations" between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

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  any person who, directly or indirectly, beneficially owns 10% or more of the voting power of the corporation's outstanding voting stock; or

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  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding stock of the corporation.

              A person is not an interested stockholder under this statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

              After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

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  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

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  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

              These super-majority vote requirements do not apply if the corporation's common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

              The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors, including a majority of the independent directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Conflict with the Investment Company Act

              Our bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law, including the Control Share Acquisition Act (if we amend our bylaws to be subject to such act) and the Business Combination Act, or any provision of our charter or bylaws conflicts with any provision of the Investment Company Act, the applicable provision of the Investment Company Act will control.

Exclusive Forum

              Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division, will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on our behalf, (ii) any Internal Corporate Claim, as such term is defined in Section 1-101(p) of the MGCL, including, without limitation, (a) any action asserting a claim of breach of any duty owed by any of our directors or officers or other employees to us or to our stockholders or (b) any action asserting a claim against us or any of our directors or officers or other employees arising pursuant to any provision of the MGCL or our charter or bylaws, or (iii) any action asserting a claim against us or any of our directors or officers or other employees that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring or holding any interest in our shares shall be deemed to have notice of and to have consented and waived any objection to this exclusive forum provision of our bylaws, as the same may be amended from time to time.

 DESCRIPTION OF OUR PREFERRED STOCK

              In addition to shares of common stock, our charter authorizes the issuance of preferred stock. If we offer preferred stock under this prospectus, we will issue an appropriate prospectus supplement. We may issue preferred stock from time to time in one or more classes or series, without stockholder approval. Prior to issuance of shares of each class or series, our board of directors is required by Maryland law and by our charter to set, subject to the express terms of any of our then outstanding classes or series of stock, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Any such an issuance must adhere to the requirements of the Investment Company Act, Maryland law and any other limitations imposed by law.

              The Investment Company Act currently requires, among other things, that (a) immediately after issuance and before any distribution is made with respect to common stock, the liquidation preference of the preferred stock, together with all other senior securities, must not exceed an amount equal to 50% of our total assets (taking into account such distribution), (b) the holders of shares of preferred stock, if any are issued, must be entitled as a class to elect two directors at all times and to elect a majority of the directors if dividends on the preferred stock are in arrears by two years or more and (c) such class of stock have complete priority over any other class of stock as to distribution of assets and payment of dividends, which dividends shall be cumulative.

              For any class or series of preferred stock that we may issue, our board of directors will determine and the articles supplementary and the prospectus supplement relating to such class or series will describe:

  •
  the designation and number of shares of such class or series;

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  the rate and time at which, and the preferences and conditions under which, any dividends will be paid on shares of such class or series, as well as whether such dividends are participating or non-participating;

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  any provisions relating to convertibility or exchangeability of the shares of such class or series, including adjustments to the conversion price of such class or series;

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  the rights and preferences, if any, of holders of shares of such class or series upon our liquidation, dissolution or winding up of our affairs;

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  the voting powers, if any, of the holders of shares of such class or series;

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  any provisions relating to the redemption of the shares of such class or series;

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  any limitations on our ability to pay dividends or make distributions on, or acquire or redeem, other securities while shares of such class or series are outstanding;

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  any conditions or restrictions on our ability to issue additional shares of such class or series or other securities;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

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  any other relative powers, preferences and participating, optional or special rights of shares of such class or series, and the qualifications, limitations or restrictions thereof.

              All shares of preferred stock that we may issue will be identical and of equal rank except as to the particular terms thereof that may be fixed by our board of directors, and all shares of each class or series of preferred stock will be identical and of equal rank except as to the dates from which dividends, if any, thereon will be cumulative. You should read the accompanying prospectus supplement, as well as the complete articles supplementary that contain the terms of the applicable class or series of preferred stock.

DESCRIPTION OF OUR SUBSCRIPTION RIGHTS

GENERAL

              We may issue subscription rights to our stockholders to purchase common stock. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with a subscription rights offering to our stockholders, we would distribute certificates evidencing the subscription rights and a prospectus supplement to our stockholders on the record date that we set for receiving subscription rights in such subscription rights offering. You should read the prospectus supplement related to any such subscription rights offering.

              The applicable prospectus supplement would describe the following terms of subscription rights in respect of which this prospectus is being delivered:

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  the period of time the offering would remain open (which shall be open a minimum number of days such that all record holders would be eligible to participate in the offering and shall not be open longer than 120 days);

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  the title of such subscription rights;

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  the exercise price for such subscription rights (or method of calculation thereof);

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  the ratio of the offering (which, in the case of transferable rights, will require a minimum of three shares to be held of record before a person is entitled to purchase an additional share);

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  the number of such subscription rights issued to each stockholder;

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  the extent to which such subscription rights are transferable and the market on which they may be traded if they are transferable;

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  if applicable, a discussion of certain U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

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  the date on which the right to exercise such subscription rights shall commence, and the date on which such right shall expire (subject to any extension);

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  the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities and the terms of such over-subscription privilege;

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  any termination right we may have in connection with such subscription rights offering; and

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  any other terms of such subscription rights, including exercise, settlement and other procedures and limitations relating to the transfer and exercise of such subscription rights.

              We will not offer any subscription rights to purchase shares of our common stock under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

EXERCISE OF SUBSCRIPTION RIGHTS

              Each subscription right would entitle the holder of the subscription right to purchase for cash such amount of shares of common stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the subscription rights offered thereby. Subscription rights may be exercised at any time up to the close of business on the expiration date for such subscription rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights would become void.

              Subscription rights may be exercised as set forth in the prospectus supplement relating to the subscription rights offered thereby. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement we will forward, as soon as practicable, the shares of common stock purchasable upon such exercise. To the extent permissible under applicable law, we may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, as set forth in the applicable prospectus supplement.

 DESCRIPTION OF OUR WARRANTS

              The following is a general description of the terms of the warrants we may issue from time to time. Particular terms of any warrants we offer will be described in the prospectus supplement relating to such warrants. You should read the prospectus supplement related to any warrants offering.

              We may issue warrants to purchase shares of our common stock, preferred stock or debt securities. Such warrants may be issued independently or together with shares of common stock, preferred stock or debt securities and may be attached or separate from such securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent and will not assume any obligation or relationship of agency for or with holders or beneficial owners of warrants.

              A prospectus supplement will describe the particular terms of any series of warrants we may issue, including the following:

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  the title of such warrants;

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  the aggregate number of such warrants;

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  the price or prices at which such warrants will be issued;

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  the currency or currencies, including composite currencies, in which the price of such warrants may be payable;

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  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

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  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which this principal amount of debt securities may be purchased upon such exercise;

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  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon exercise of one warrant and the price at which and the currency or currencies, including composite currencies, in which these shares may be purchased upon such exercise;

  •
  the date on which the right to exercise such warrants shall commence and the date on which such right will expire;

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  whether such warrants will be issued in registered form or bearer form;

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  if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

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  if applicable, the date on and after which such warrants and the related securities will be separately transferable;

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  information with respect to book-entry procedures, if any;

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  the terms of the securities issuable upon exercise of the warrants;

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  if applicable, a discussion of certain U.S. federal income tax considerations; and

  •
  any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

              We and the warrant agent may amend or supplement the warrant agreement for a series of warrants without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not materially and adversely affect the interests of the holders of the warrants.

              Prior to exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

              Under the Investment Company Act, we may generally only offer warrants provided that (a) the warrants expire by their terms within ten years, (b) the exercise or conversion price is not less than the current market value at the date of issuance, (c) our stockholders authorize the proposal to issue such warrants, and our board of directors approves such issuance on the basis that the issuance is in the best interests of Ares Capital and its stockholders and (d) if the warrants are accompanied by other securities, the warrants are not separately transferable unless no class of such warrants and the securities accompanying them has been publicly distributed. The Investment Company Act also provides that the amount of our voting securities that would result from the exercise of all outstanding warrants, as well as options and rights, at the time of issuance may not exceed 25% of our outstanding voting securities.

 DESCRIPTION OF OUR DEBT SECURITIES

              We may issue debt securities in one or more series. The specific terms of each series of debt securities will be described in the particular prospectus supplement relating to that series. The prospectus supplement may or may not modify the general terms found in this prospectus and will be filed with the SEC. For a complete description of the terms of a particular series of debt securities, you should read this prospectus and the prospectus supplement relating to that particular series.

              As required by federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by a document called an "indenture." An indenture is a contract between us and U.S. Bank National Association, a financial institution acting as trustee on your behalf, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described in the second paragraph under "Events of Default—Remedies if an Event of Default Occurs." Second, the trustee performs certain administrative duties for us.

              Because this section is a summary, it does not describe every aspect of the debt securities and the indenture. We urge you to read the indenture because it, and not this description, defines your rights as a holder of debt securities. For example, in this section, we use capitalized words to signify terms that are specifically defined in the indenture. Some of the definitions are repeated in this prospectus, but for the rest you will need to read the indenture. We have filed the form of the indenture with the SEC. See "Available Information" below for information on how to obtain a copy of the indenture.

              The prospectus supplement, which will accompany this prospectus, will describe the particular series of debt securities being offered, including, among other things:

  •
  the designation or title of the series of debt securities;

  •
  the total principal amount of the series of debt securities;

  •
  the percentage of the principal amount at which the series of debt securities will be offered;

  •
  the date or dates on which principal will be payable;

  •
  the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

  •
  the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

  •
  the terms for redemption, extension or early repayment, if any;

  •
  the currencies in which the series of debt securities are issued and payable;

  •
  whether the amount of payments of principal, premium or interest, if any, on a series of debt securities will be determined with reference to an index, formula or other method (which could be based on one or more currencies, commodities, equity indices or other indices) and how these amounts will be determined;

  •
  the place or places, if any, other than or in addition to the City of New York, of payment, transfer, conversion and/or exchange of the debt securities;

  •
  the denominations in which the offered debt securities will be issued;

  •
  the provision for any sinking fund;

  •
  any restrictive covenants;

  •
  any Events of Default;

  •
  whether the series of debt securities is issuable in certificated form;

  •
  any provisions for defeasance or covenant defeasance;

  •
  if applicable, U.S. federal income tax considerations relating to original issue discount;

  •
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

  •
  any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

  •
  whether the debt securities are subject to subordination and the terms of such subordination;

  •
  the listing, if any, on a securities exchange; and

  •
  any other terms.

              The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal (and premium, if any) and interest, if any, will be paid by us in immediately available funds.

              We are currently permitted, under specified conditions, to issue multiple classes of indebtedness if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e. we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while any indebtedness and senior securities remain outstanding, we must make provisions to prohibit the distribution to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see "Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital" in our most recent Annual Report on Form 10-K.

GENERAL

              The indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement ("offered debt securities") and any debt securities issuable upon the exercise of warrants or upon conversion or exchange of other offered securities ("underlying debt securities") may be issued under the indenture in one or more series.

              For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on debt securities will include additional amounts if required by the terms of the debt securities.

              The indenture does not limit the amount of debt securities that may be issued thereunder from time to time. Debt securities issued under the indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the "indenture securities." The indenture also provides that there may be more than one trustee thereunder, each with respect to one or more different series of indenture securities. See "Resignation of Trustee" below. At a time when two or more trustees are acting under the indenture, each with respect to only certain series, the term "indenture securities" means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under the indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under the indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.

              The indenture does not contain any provisions that give you protection in the event we issue a large amount of debt or we are acquired by another entity.

              We refer you to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the Events of Default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

              We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.

              We expect that we will usually issue debt securities in book entry only form represented by global securities.

CONVERSION AND EXCHANGE

              If any debt securities are convertible into or exchangeable for other securities, the prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

PAYMENT AND PAYING AGENTS

              We will pay interest to the person listed in the applicable trustee's records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, usually about two weeks in advance of the interest due date, is called the "record date." Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called "accrued interest."

Payments on Global Securities

              We will make payments on a global security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect holders who own beneficial interests in the global security. An indirect holder's right to those payments will be governed by the rules and practices of the depositary and its participants.

Payments on Certificated Securities

              We will make payments on a certificated debt security as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all payments of principal and premium, if any, by check at the office of the applicable trustee in New York, NY and/or at other offices that may be specified in the prospectus supplement or in a notice to holders against surrender of the debt security.

              Alternatively, if the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request payment by wire, the holder must give the applicable trustee or other paying agent appropriate transfer instructions at least 15 business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person who is the holder on the relevant regular record date. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Payment When Offices Are Closed

              If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments made on the next business day in this situation will be treated under the indenture as if they were made on the original due date, except as otherwise indicated in the accompanying prospectus supplement. Such payment will not result in a default under any debt security or the indenture, and no interest will accrue on the payment amount from the original due date to the next day that is a business day.

              Book-entry and other indirect holders should consult their banks or brokers for information on how they will receive payments on their debt securities.

EVENTS OF DEFAULT

              You will have rights if an Event of Default occurs in respect of the debt securities of your series and is not cured, as described later in this subsection.

              The term "Event of Default" in respect of the debt securities of your series means any of the following (unless the prospectus supplement relating to such debt securities states otherwise):

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  We do not pay the principal of, or any premium on, a debt security of the series on its due date, and do not cure this default within 5 days.

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  We do not pay interest on a debt security of the series when due, and such default is not cured within 30 days.

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  We do not deposit any sinking fund payment in respect of debt securities of the series on its due date, and do not cure this default within 5 days.

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  We remain in breach of a covenant in respect of debt securities of the series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series.

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  We file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur and remain undischarged or unstayed for a period of 60 days.

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  On the last business day of each of twenty-four consecutive calendar months, we have an asset coverage of less than 100%.

  •
  Any other Event of Default in respect of debt securities of the series described in the applicable prospectus supplement occurs.

              An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.

Remedies if an Event of Default Occurs

              If an Event of Default has occurred and has not been cured, the trustee or the holders of at least 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. In certain circumstances, a declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series.

              The trustee is not required to take any action under the indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an "indemnity") (Section 315 of the Trust Indenture Act of 1939). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances. No delay or omission in exercising any right or remedy will be treated as a waiver of that right, remedy or Event of Default.

              Before you are allowed to bypass your trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

  •
  You must give your trustee written notice that an Event of Default has occurred and remains uncured.

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  The holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action.

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  The trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity.

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  The holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60 day period.

              However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt securities on or after the due date.

              Holders of a majority in principal amount of the debt securities of the affected series may waive any past defaults other than:

  •
  the payment of principal, any premium or interest; or

  •
  in respect of a covenant that cannot be modified or amended without the consent of each holder.

              Book-entry and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of maturity.

              Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.

MERGER OR CONSOLIDATION

              Under the terms of the indenture, we are generally permitted to consolidate or merge with another entity. We are also permitted to sell all or substantially all of our assets to another entity. However, unless the prospectus supplement relating to certain debt securities states otherwise, we may not take any of these actions unless all the following conditions are met:

  •
  Where we merge out of existence or sell our assets, the resulting entity must agree to be legally responsible for our obligations under the debt securities.

  •
  Immediately after giving effect to such transaction, no Default or Event of Default shall have happened and be continuing.

  •
  Under the indenture, no merger or sale of assets may be made if as a result any of our property or assets or any property or assets of one of our subsidiaries, if any, would become subject to any mortgage, lien or other encumbrance unless either (a) the mortgage, lien or other encumbrance could be created pursuant to the limitation on liens covenant in the indenture without equally and ratably securing the indenture securities or (b) the indenture securities are secured equally and ratably with or prior to the debt secured by the mortgage, lien or other encumbrance.

  •
  We must deliver certain certificates and documents to the trustee.

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  We must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

MODIFICATION OR WAIVER

              There are three types of changes we can make to the indenture and the debt securities issued thereunder.

Changes Requiring Your Approval

              First, there are changes that we cannot make to your debt securities without your specific approval. The following is a list of those types of changes:

  •
  change the stated maturity of the principal of or interest on a debt security;

  •
  reduce any amounts due on a debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

  •
  adversely affect any right of repayment at the holder's option;

  •
  change the place (except as otherwise described in the prospectus or prospectus supplement) or currency of payment on a debt security;

  •
  impair your right to sue for payment;

  •
  adversely affect any right to convert or exchange a debt security in accordance with its terms;

  •
  modify the subordination provisions in the indenture in a manner that is adverse to holders of the debt securities;

  •
  reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

  •
  reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

  •
  modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

  •
  change any obligation we have to pay additional amounts.

Changes Not Requiring Approval

              The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.

Changes Requiring Majority Approval

              Any other change to the indenture and the debt securities would require the following approval:

  •
  If the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series.

  •
  If the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

              The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance with some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under "—Changes Requiring Your Approval."

Further Details Concerning Voting

              When taking a vote, we will use the following rules to decide how much principal to attribute to a debt security:

  •
  For original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default.

  •
  For debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the prospectus supplement.

  •
  For debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.

              Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under "Defeasance—Full Defeasance."

              We will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within eleven months following the record date.

              Book-entry and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.

DEFEASANCE

              The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and full defeasance will not be applicable to that series.

Covenant Defeasance

              If certain conditions are satisfied, we can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called "covenant defeasance." In that event, you would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay your debt securities. If applicable, you also would be released from the subordination provisions described under "Indenture Provisions—Subordination" below. In order to achieve covenant defeasance, we must do the following:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. federal income tax law, we may make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity.

              We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers' certificate stating that all conditions precedent to covenant defeasance have been complied with.

              If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. For example, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Full Defeasance

              If there is a change in U.S. federal tax law, as described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called "full defeasance") if we put in place the following other arrangements for you to be repaid:

  •
  If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

  •
  We must deliver to the trustee a legal opinion confirming that there has been a change in current U.S. federal tax law or an IRS ruling that allows us to make the above deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid you your share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for your debt securities and you would recognize gain or loss on the debt securities at the time of the deposit.

  •
  We must deliver to the trustee a legal opinion of our counsel stating that the above deposit does not require registration by us under the Investment Company Act and a legal opinion and officers' certificate stating that all conditions precedent to defeasance have been complied with.

              If we ever did accomplish full defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, you would also be released from the subordination provisions described later under "Indenture Provisions—Subordination."

FORM, EXCHANGE AND TRANSFER OF CERTIFICATED REGISTERED SECURITIES

              Holders may exchange their certificated securities, if any, for debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed.

              Holders may exchange or transfer their certificated securities, if any, at the office of their trustee. We have appointed the trustee to act as our agent for registering debt securities in the names of holders transferring debt securities. We may appoint another entity to perform these functions or perform them ourselves.

              Holders will not be required to pay a service charge to transfer or exchange their certificated securities, if any, but they may be required to pay any tax or other governmental charge associated with the transfer or exchange. The transfer or exchange will be made only if our transfer agent is satisfied with the holder's proof of legal ownership.

              If we have designated additional transfer agents for your debt security, they will be named in your prospectus supplement. We may appoint additional transfer agents or cancel the appointment of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

              If any certificated securities of a particular series are redeemable and we redeem less than all the debt securities of that series, we may block the transfer or exchange of those debt securities during the period beginning 15 days before the day we mail the notice of redemption and ending on the day of that mailing, in order to freeze the list of holders to prepare the mailing. We may also refuse to register transfers or exchanges of any certificated securities selected for redemption, except that we will continue to permit transfers and exchanges of the unredeemed portion of any debt security that will be partially redeemed.

RESIGNATION OF TRUSTEE

              Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to these series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.

INDENTURE PROVISIONS—SUBORDINATION

              Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest, if any, on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (as defined below), but our obligation to you to make payment of the principal of (and premium, if any) and interest, if any, on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), sinking fund or interest, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), sinking fund and interest on Senior Indebtedness has been made or duly provided for in money or money's worth.

              In the event that, notwithstanding the foregoing, any payment by us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution by us, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.

              By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The indenture provides that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture. "Senior Indebtedness" is defined in the indenture as the principal of (and premium, if any) and unpaid interest on:

  •
  our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities, and

  •
  renewals, extensions, modifications and refinancings of any of this indebtedness.

              If this prospectus is being delivered in connection with the offering of a series of indenture securities denominated as subordinated debt securities, the accompanying prospectus supplement will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.

THE TRUSTEE UNDER THE INDENTURE

              U.S. Bank National Association will serve as the trustee under the indenture.

CERTAIN CONSIDERATIONS RELATING TO FOREIGN CURRENCIES

              Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

BOOK-ENTRY DEBT SECURITIES

              The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the debt securities. The debt securities will be issued as fully registered securities registered in the name of Cede & Co. (DTC's partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully registered certificate will be issued for the debt securities, in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.

              DTC, the world's largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments from over 100 countries that DTC's participants ("Direct Participants") deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between Direct Participants' accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation ("DTCC").

              DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). DTC has a Standard & Poor's rating of AA+. The DTC Rules applicable to its Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

              Purchases of debt securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of Direct and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

              To facilitate subsequent transfers, all debt securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the debt securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such debt securities are credited, which may or may not be the Beneficial Owners. The Direct and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

              Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

              Redemption notices shall be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.

              Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to the debt securities unless authorized by a Direct Participant in accordance with DTC's Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to us as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

              Redemption proceeds, distributions, and dividend payments on the debt securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC's practice is to credit Direct Participants' accounts upon DTC's receipt of funds and corresponding detail information from us or the trustee on the payment date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC or its nominee, the trustee, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, but disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct and Indirect Participants.

              DTC may discontinue providing its services as depository with respect to the debt securities at any time by giving reasonable notice to us or the trustee. Under such circumstances, in the event that a successor depository is not obtained, certificates are required to be printed and delivered. We may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, certificates will be printed and delivered to DTC.

              The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be reliable, but we take no responsibility for the accuracy thereof.

DESCRIPTION OF OUR UNITS

              The following is a general description of the terms of the units we may issue from time to time. Particular terms of any units we offer will be described in the prospectus supplement relating to such units. For a complete description of the terms of particular units, you should read this prospectus and the prospectus supplement relating to those particular units.

              We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security.

              A prospectus supplement will describe the particular terms of any series of units we may issue, including the following:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

  •
  a description of the terms of any unit agreement governing the units;

  •
  a description of the provisions for the payment, settlement, transfer or exchange of the units; and

  •
  whether the units will be issued in fully registered or global form.

              We will not offer any units under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement.

 SALES OF COMMON STOCK BELOW NET ASSET VALUE

              We may issue shares of our common stock pursuant to this prospectus at a price per share that is less than our net asset value per share (a) in connection with a rights offering to our existing stockholders, (b) with the prior approval of the majority of our common stockholders or (c) under such other circumstances as the SEC may permit.

              If we sell shares of common stock under the net asset value per share pursuant to a prior authorization by our stockholders, a majority of our directors who have no financial interest in the sale and a majority of our independent directors must (a) find that the sale is in our best interests and in the best interests of our stockholders and (b) in consultation with any underwriter or underwriters of the offering, make a good faith determination as of a time either immediately prior to the first solicitation by us or on our behalf of firm commitments to purchase such shares of common stock, or immediately prior to the issuance of such common stock, that the price at which such shares of common stock are to be sold is not less than a price that closely approximates the market value of those shares of common stock, less any distributing commission or discount.

              In making a determination that an offering of common stock below its net asset value per share is in our and our stockholders' best interests, our board of directors will consider a variety of factors including:

  •
  the effect that an offering below net asset value per share would have on our stockholders, including the potential dilution to the net asset value per share of our common stock our stockholders would experience as a result of the offering;

  •
  the amount per share by which the offering price per share and the net proceeds per share are less than our most recently determined net asset value per share;

  •
  the relationship of recent market prices of par common stock to net asset value per share and the potential impact of the offering on the market price per share of our common stock;

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  whether the estimated offering price would closely approximate the market value of shares of our common stock;

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  the potential market impact of being able to raise capital during the current financial market difficulties;

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  the nature of any new investors anticipated to acquire shares of our common stock in the offering;

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  the anticipated rate of return on and quality, type and availability of investments; and

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  the leverage available to us.

              Our board of directors will also consider the fact that sales of shares of common stock at a discount will benefit our investment adviser as our investment adviser will earn additional investment management fees on the proceeds of such offerings, as it would from the offering of any other of our securities or from the offering of common stock at premium to net asset value per share.

              We will not sell shares of our common stock pursuant to stockholder approval (or any rights, warrants or units to purchase shares of our common stock) under this prospectus or an accompanying prospectus supplement without first filing a new post-effective amendment to the registration statement if the cumulative dilution to our net asset value per share from offerings under the registration statement, as amended by such post-effective amendment, exceeds 15%. This would be measured separately for each offering pursuant to the registration statement, as amended by this post-effective amendment, by calculating the percentage dilution or accretion to aggregate net asset value from that offering and then summing the percentage from each offering. For example, if our most recently determined net asset value per share at the time of the first offering is $15.00 and we have 30 million shares of common stock outstanding, the sale of 6 million shares of common stock at net proceeds to us of $7.50 per share (a 50% discount) would produce dilution of 8.33%. If we subsequently determined that our net asset value per share increased to $15.75 on the then 36 million shares of common stock outstanding and then made an additional offering, we could, for example, sell approximately an additional 7.2 million shares of common stock at net proceeds to us of $9.45 per share, which would produce dilution of 6.67%, before we would reach the aggregate 15% limit.

              Sales by us of our common stock at a discount from net asset value per share pose potential risks for our existing stockholders whether or not they participate in the offering, as well as for new investors who participate in the offering. Any sale of common stock at a price below net asset value per share would result in an immediate dilution to existing common stockholders who do not participate in such sale on at least a pro rata basis. See "Risk Factors—Risks Relating to Our Common Stock and Publicly Traded Notes—The net asset value per share of our common stock may be diluted if we sell shares of our common stock in one or more offerings at prices below the then current net asset value per share of our common stock or securities to subscribe for or convertible into shares of our common stock" in our most recent Annual Report on Form 10-K.

              The following three headings and accompanying tables explain and provide hypothetical examples on the impact of an offering of our common stock at a price less than net asset value per share on three different types of investors:

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  existing stockholders who do not purchase any shares in the offering;

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  existing stockholders who purchase a relatively small amount of shares in the offering or a relatively large amount of shares in the offering; and

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  new investors who become stockholders by purchasing shares in the offering.

Impact on Existing Stockholders Who Do Not Participate in the Offering

              Our existing stockholders who do not participate in an offering below net asset value per share or who do not buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) face the greatest potential risks. These stockholders will experience an immediate dilution in the net asset value of the shares of common stock they hold and their net asset value per share. These stockholders will also experience a disproportionately greater decrease in their participation in our earnings and assets and their voting power than the increase we will experience in our assets, potential earning power and voting interests due to such offering. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases. Further, if current stockholders do not purchase any shares to maintain their percentage interest, regardless of whether such offering is above or below the then current net asset value, their voting power will be diluted.

              The following chart illustrates the level of net asset value dilution that would be experienced by a nonparticipating stockholder in three different hypothetical offerings of different sizes and levels of discount from net asset value per share. It is not possible to predict the level of market price decline that may occur.

              The examples assume that the issuer has 30 million shares outstanding, $600 million in total assets and $150 million in total liabilities. The current net asset value and net asset value per share are thus $450 million and $15.00. The chart illustrates the dilutive effect on Stockholder A of (a) an offering of 1.5 million shares of common stock (5% of the outstanding shares) at $14.25 per share after offering expenses and commissions (a 5% discount from net asset value), (b) an offering of 3 million shares of common stock (10% of the outstanding shares) at $13.50 per share after offering expenses and commissions (a 10% discount from net asset value), (c) an offering of 6 million shares of common stock (20% of the outstanding shares) at $12.00 per share after offering expenses and commissions (a 20% discount from net asset value) and (d) an offering of 7.5 million shares of common stock (25% of the outstanding shares) at $11.25 per share after offering expenses and commissions (a 25% discount from net asset value). The prospectus supplement pursuant to which any discounted offering is made will include a chart based on the actual number of shares of common stock in such offering and the actual discount to the most recently determined net asset value. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00	—	$14.21	—	$12.63	—	$11.84	—
Net Proceeds per Share to Issuer		$14.25	—	$13.50	—	$12.00	—	$11.25	—
Decrease to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5.00%	33,000,000	10.00%	36,000,000	20.00%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution to Nonparticipating Stockholder
Shares Held by Stockholder A	30,000	30,000	0.00%	30,000	0.00%	30,000	0.00%	30,000	0.00%
Percentage Held by Stockholder A	0.10%	0.10%	(4.76)%	0.09%	(9.09)%	0.08%	(16.67)%	0.08%	(20.00)%
Total Net Asset Value Held by Stockholder A	$450,000	$448,929	(0.24)%	$445,909	(0.91)%	$435,000	(3.33)%	$427,500	(5.00)%
Total Investment by Stockholder A (Assumed to Be $15.00 per Share)	$450,000	$450,000		$450,000		$450,000		$450,000
Total Dilution to Stockholder A (Total Net Asset Value Less Total Investment)		$(1,071)		$(4,091)		$(15,000)		$(22,500)
Investment per Share Held by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)	$15.00	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%	$15.00	0.00%
Net Asset Value per Share Held by Stockholder A		$14.96		$14.86		$14.50		$14.25
Dilution per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$(0.14)		$(0.50)		$(0.75)
Percentage Dilution to Stockholder A (Dilution per Share Divided by Investment per Share)			(0.24)%		(0.91)%		(3.33)%		(5.00)%

Impact on Existing Stockholders Who Do Participate in the Offering

              Our existing stockholders who participate in an offering below net asset value per share or who buy additional shares in the secondary market at the same or lower price as we obtain in the offering (after expenses and commissions) will experience the same types of net asset value dilution as the nonparticipating stockholders, although at a lower level, to the extent they purchase less than the same percentage of the discounted offering as their interest in shares of our common stock immediately prior to the offering. The level of net asset value dilution will decrease as the number of shares such stockholders purchase increases. Existing stockholders who buy more than such percentage will experience net asset value dilution but will, in contrast to existing stockholders who purchase less than their proportionate share of the offering, experience accretion in net asset value per share over their investment per share and will also experience a disproportionately greater increase in their participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. The level of accretion will increase as the excess number of shares such stockholder purchases increases. Even a stockholder who over-participates will, however, be subject to the risk that we may make additional discounted offerings in which such stockholder does not participate, in which case such a stockholder will experience net asset value dilution as described above in such subsequent offerings. These stockholders may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

              The following chart illustrates the level of dilution and accretion in the hypothetical 20% discount offering from the prior chart (Example 3) for a stockholder that acquires shares equal to (a) 50% of its proportionate share of the offering (i.e., 3,000 shares, which is 0.05% of an offering of 6 million shares) rather than its 0.10% proportionate share and (b) 150% of such percentage (i.e., 9,000 shares, which is 0.15% of an offering of 6 million shares rather than its 0.10% proportionate share). The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		50% Participation		150% Participation
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$12.63		$12.63
Net Proceeds per Share to Issuer		$12.00		$12.00
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	36,000,000	20%	36,000,000	20%
Net Asset Value per Share	$15.00	$14.50	(3.33)%	$14.50	(3.33)%
Dilution/Accretion to Participating Stockholder Shares Held by Stockholder A	30,000	33,000	10%	39,000	30%
Percentage Held by Stockholder A	0.10%	0.09%	(8.33)%	0.11%	8.33%
Total Net Asset Value Held by Stockholder A	$450,000	$478,500	6.33%	$565,500	25.67%
Total Investment by Stockholder A (Assumed to be $15.00 per Share on Shares Held Prior to Sale)		$487,895		$563,684
Total Dilution/Accretion to Stockholder A (Total Net Asset Value Less Total Investment)		$(9,395)		$1,816
Investment per Share Held by Stockholder A (Assumed to Be $15.00 on Shares Held Prior to Sale)	$15.00	$14.78	(1.44)%	$14.45	(3.64)%
Net Asset Value per Share Held by Stockholder A		$14.50		$14.50
Dilution/Accretion per Share Held by Stockholder A (Net Asset Value per Share Less Investment per Share)		$(0.28)		$0.05
Percentage Dilution/Accretion to Stockholder A (Dilution per Share Divided by Investment per Share)			(1.90)%		0.31%

Impact on New Investors

              Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value, but whose investment per share is greater than the resulting net asset value per share due to selling compensation and expenses paid by us, will experience an immediate decrease, although small, in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. Investors who are not currently stockholders and who participate in an offering of shares of our common stock below net asset value per share and whose investment per share is also less than the resulting net asset value per share due to selling compensation and expenses paid by us being significantly less than the discount per share, will experience an immediate increase in the net asset value of their shares and their net asset value per share compared to the price they pay for their shares. These investors will experience a disproportionately greater participation in our earnings and assets and their voting power than our increase in assets, potential earning power and voting interests due to such offering. These investors will, however, be subject to the risk that we may make additional discounted offerings in which such new stockholder does not participate, in which case such new stockholder will experience dilution as described above in such subsequent offerings. These investors may also experience a decline in the market price of their shares, which often reflects to some degree announced or potential increases and decreases in net asset value per share. This decrease could be more pronounced as the size of the offering and level of discounts increases.

              The following chart illustrates the level of dilution or accretion for new investors that would be experienced by a new investor in the same hypothetical 5%, 10%, 20% and 25% discounted offerings as described in the first chart above. The illustration is for a new investor who purchases the same percentage (0.10%) of the shares in the offering as Stockholder A in the prior examples held immediately prior to the offering. The prospectus supplement pursuant to which any discounted offering is made will include a chart for these examples based on the actual number of shares in such offering and the actual discount from the most recently determined net asset value per share. It is not possible to predict the level of market price decline that may occur.

		Example 1		Example 2		Example 3		Example 4
		5% Offering at 5% Discount		10% Offering at 10% Discount		20% Offering at 20% Discount		25% Offering at 25% Discount
	Prior to Sale Below NAV	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change	Following Sale	% Change
Offering Price
Price per Share to Public		$15.00		$14.21		$12.63		$11.84
Net Proceeds per Share to Issuer		$14.25		$13.50		$12.00		$11.25
Decrease/Increase to Net Asset Value
Total Shares Outstanding	30,000,000	31,500,000	5%	33,000,000	10%	36,000,000	20%	37,500,000	25.00%
Net Asset Value per Share	$15.00	$14.96	(0.24)%	$14.86	(0.91)%	$14.50	(3.33)%	$14.25	(5.00)%
Dilution/Accretion to New Investor A
Shares Held by Investor A	0	1,500		3,000		6,000		7,500
Percentage Held by Investor A	0.00%	0.00%		0.01%		0.02%		0.02%
Total Net Asset Value Held by Investor A	$0	$22,446		$44,591		$87,000		$106,875
Total Investment by Investor A (At Price to Public)		$22,500		$42,632		$75,789		$88,816
Total Dilution/Accretion to Investor A (Total Net Asset Value Less Total Investment)		$(54)		$1,959		$11,211		$18,059
Investment per Share Held by Investor A	$0	$15.00		$14.21		$12.63		$11.84
Net Asset Value per Share Held by Investor A		$14.96		$14.86		$14.50		$14.25
Dilution/Accretion per Share Held by Investor A (Net Asset Value per Share Less Investment per Share)		$(0.04)		$0.65		$1.87		$2.41
Percentage Dilution/Accretion to Investor A (Dilution per Share Divided by Investment per Share)			(0.24)%		4.60%		14.79%		20.33%

ISSUANCE OF WARRANTS OR SECURITIES TO SUBSCRIBE FOR
OR CONVERTIBLE INTO SHARES OF OUR COMMON STOCK

              At our 2008 annual stockholders meeting, our stockholders approved our ability to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock, not exceeding 25% of our then outstanding common stock, at an exercise or conversion price that, at the date of issuance, will not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock. The authorization granted to sell or otherwise issue warrants or securities to subscribe for or convertible into shares of our common stock has no expiration. Any exercise of warrants or securities to subscribe for or convertible into shares of our common stock at an exercise or conversion price that is below net asset value at the time of such exercise or conversion would result in an immediate dilution to existing common stockholders. This dilution would include reduction in net asset value as a result of the proportionately greater decrease in the stockholders' interest in our earnings and assets and their voting interest than the increase in our assets resulting from such offering.

              As a result of obtaining this authorization, in order to sell or otherwise issue such securities, (a) the exercise, conversion or subscription rights in such securities must expire by their terms within 10 years, (b) with respect to any warrants, options or rights to subscribe or convert to our common stock that are issued along with other securities, such warrants, options or rights must not be separately transferable, (c) the exercise or conversion price of such securities must not be less than the greater of the market value per share of our common stock and the net asset value per share of our common stock at the date of issuance of such securities, (d) the issuance of such securities must be approved by a majority of the board of directors who have no financial interest in the transaction and a majority of the independent directors on the basis that such issuance is in the best interests of the Company and its stockholders and (e) the number of shares of our common stock that would result from the exercise or conversion of such securities and all other securities convertible, exercisable or exchangeable into shares of our common stock outstanding at the time of issuance of such securities must not exceed 25% of our outstanding common stock at such time.

              We could also sell shares of common stock below net asset value per share in certain other circumstances, including through subscription rights issued in rights offerings. See "Description of Our Subscription Rights" above and "Risk Factors—Your interest in us may be diluted if you do not fully exercise your subscription rights in any rights offering. In addition, if the subscription price is less than our net asset value per share, then you will experience an immediate dilution of the aggregate net asset value of your shares" above.

 REGULATION

              We have elected to be regulated as a BDC under the Investment Company Act and have elected to be treated as a RIC under the Code. As with other companies regulated by the Investment Company Act, a BDC must adhere to certain substantive regulatory requirements. The Investment Company Act contains prohibitions and restrictions relating to certain transactions between BDCs and certain affiliates (including any investment advisers or sub-advisers), principal underwriters and certain affiliates of those affiliates or underwriters. Among other things, we generally cannot co-invest in any portfolio company in which a fund managed by Ares or any of its downstream affiliates (other than us and our downstream affiliates) is also co-investing. On January 18, 2017, we received an order from the SEC that permits us and other business development companies and registered closed-end management investment companies managed by Ares to co-invest in portfolio companies with each other and with affiliated investment funds. Co-investments made under the Co-investment Exemptive Order are subject to compliance with certain conditions and other requirements contained in the Co-investment Exemptive Order, which could limit our ability to participate in a co-investment transaction. We may also otherwise co-invest with funds managed by Ares or any of its downstream affiliates, subject to compliance with existing regulatory guidance, applicable regulations and our allocation procedures.

              The Investment Company Act contains certain restrictions on certain types of investments we may make. Specifically, we may only invest up to 30% of our portfolio in entities that are not considered "eligible portfolio companies" (as defined in the Investment Company Act), including companies located outside of the United States, entities that are operating pursuant to certain exceptions under the Investment Company Act, and publicly traded entities whose public equity market capitalization exceeds the levels provided for under the Investment Company Act.

              The Investment Company Act also requires that a majority of our directors be persons other than "interested persons," as that term is defined in Section 2(a)(19) of the Investment Company Act, referred to herein as "independent directors." In addition, the Investment Company Act provides that we may not change the nature of our business so as to cease to be, or to withdraw our election as, a BDC unless that change is approved by holders of at least a majority of our outstanding voting securities. Under the Investment Company Act, the vote of holders of at least a "majority of outstanding voting securities" means the vote of the holders of the lesser of: (a) 67% or more of the outstanding shares of our common stock present at a meeting or represented by proxy if holders of more than 50% of the shares of our common stock are present or represented by proxy or (b) more than 50% of the outstanding shares of our common stock.

              Under the Investment Company Act, we are not generally able to issue and sell our common stock at a price below net asset value per share. We may, however, sell our common stock, or warrants, options or rights to acquire our common stock, at a price below the current net asset value per share of our common stock if our board of directors determines that such sale is in our best interests and the best interests of our stockholders, and our stockholders approve such sale.

              We may invest up to 100% of our assets in securities acquired directly from issuers in privately negotiated transactions. Our intention is to not write (sell) or buy put or call options to manage risks associated with the publicly traded securities of our portfolio companies. We may enter into hedging transactions to manage the risks associated with interest rate and currency fluctuations. We may purchase or otherwise receive warrants or options to purchase the common stock of our portfolio companies in connection with acquisition financings or other investments. In connection with such an acquisition, we may acquire rights to require the issuers of acquired securities or their affiliates to repurchase them under certain circumstances. We also do not intend to acquire securities issued by any investment company that exceed the limits imposed by the Investment Company Act. Under these limits, we generally cannot acquire more than 3% of the voting stock of any investment company (as defined in the Investment Company Act), invest more than 5% of the value of our total assets in the securities of one investment company or invest more than 10% of the value of our total assets in the securities of investment companies in the aggregate. With regard to that portion of our portfolio invested in securities issued by investment companies, it should be noted that such investments might subject our stockholders to additional expenses.

              We are currently permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e., we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see "Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital" in our most recent Annual Report on Form 10-K.

QUALIFYING ASSETS

              A BDC must have been organized and have its principal place of business in the United States and must be operated for the purpose of making investments in the types of securities described in (1), (2) or (3) below. Thus, under the Investment Company Act, a BDC may not acquire any asset other than assets of the type listed in Section 55(a) of the Investment Company Act, which are referred to as qualifying assets, unless, at the time the acquisition is made, qualifying assets represent at least 70% of the company's total assets. The principal categories of qualifying assets relevant to our business are the following:

  (1)
  Securities purchased in transactions not involving any public offering from the issuer of such securities, which issuer (subject to certain limited exceptions):

  (a)
  is an eligible portfolio company, or from any person who is, or has been during the preceding 13 months, an affiliated person of an eligible portfolio company, or from any other person, subject to such rules as may be prescribed by the SEC. An eligible portfolio company is defined in the Investment Company Act as any issuer that:

  (i)
  is organized under the laws of, and has its principal place of business in, the United States;

  (ii)
  is not an investment company (other than a small business investment company wholly owned by the BDC) or a company that would be an investment company but for certain exclusions under the Investment Company Act; and

  (iii)
  does not have any class of securities listed on a national securities exchange;

  (b)
  is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if:

  (i)
  at the time of the purchase, we own at least 50% of the (x) greatest number of equity securities of such issuer and securities convertible into or exchangeable for such securities; and (y) the greatest amount of debt securities of such issuer, held by us at any point in time during the period when such issuer was an eligible portfolio company; and

      (ii)
      we are one of the 20 largest holders of record of such issuer's outstanding voting securities; or

    (c)
    is a company that meets the requirements of (a)(i) and (ii) above, but is not an eligible portfolio company because it has issued a class of securities on a national securities exchange, if the aggregate market value of such company's outstanding voting and non-voting common equity is less than $250 million.

  (2)
  Securities of any eligible portfolio company that we control.

  (3)
  Securities purchased in a private transaction from a U.S. issuer that is not an investment company or from an affiliated person of the issuer, or in transactions incident thereto, if the issuer is in bankruptcy and subject to reorganization or if the issuer, immediately prior to the purchase of its securities, was unable to meet its obligations as they came due without material assistance other than conventional lending or financing arrangements.

  (4)
  Securities of an eligible portfolio company purchased from any person in a private transaction if there is no ready market for such securities and we already own 60% of the outstanding equity of the eligible portfolio company.

  (5)
  Securities received in exchange for or distributed on or with respect to securities described in (1) through (4) above, or pursuant to the exercise of warrants or rights relating to such securities.

  (6)
  Cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment.

MANAGERIAL ASSISTANCE TO PORTFOLIO COMPANIES

              BDCs generally must offer to make available to the issuer of portfolio securities significant managerial assistance, by either offering, and providing if accepted, significant guidance and counsel concerning the management operations or business objectives of the portfolio company or by exercising a controlling influence over the management or policies of a portfolio company, except in circumstances where either (i) the BDC does not treat such issuer of securities as an eligible portfolio company, or (ii) the BDC purchases such securities in conjunction with one or more other persons acting together and one of the other persons in the group makes available such managerial assistance.

TEMPORARY INVESTMENTS

              Pending investment in other types of "qualifying assets," as described above, our investments may consist of cash, cash items, U.S. Government securities or high-quality debt securities maturing in one year or less from the time of investment, which we refer to, collectively, as "temporary investments," so that 70% of our assets are qualifying assets. Typically, we will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. Government or its agencies. A repurchase agreement involves the purchase by an investor, such as us, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price that is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of our assets that may be invested in such repurchase agreements. However, if more than 25% of our total assets constitute repurchase agreements from a single counterparty, we may not meet the Diversification Tests in order to qualify as a RIC. Thus, we do not intend to enter into repurchase agreements with a single counterparty in excess of this limit. Our investment adviser will monitor the creditworthiness of the counterparties with which we enter into repurchase agreement transactions.

INDEBTEDNESS AND SENIOR SECURITIES

              We are currently permitted, under specified conditions, to issue multiple classes of indebtedness and one class of stock senior to our common stock if our asset coverage, calculated pursuant to the Investment Company Act, is at least equal to 150% immediately after each such issuance (i.e. we are able to borrow up to two dollars for every dollar we have in assets less all liabilities and indebtedness not represented by senior securities issued by us). In addition, while certain types of indebtedness and senior securities remain outstanding, we may be required to make provisions to prohibit distributions to our stockholders or the repurchase of such securities or shares unless we meet the applicable asset coverage ratios at the time of the distribution or repurchase. We may also borrow amounts up to 5% of the value of our total assets for temporary or emergency purposes without regard to asset coverage. For a discussion of the risks associated with leverage, see "Risk Factors—Risks Relating to Our Business—Regulations governing our operation as a BDC affect our ability to, and the way in which we, raise additional capital" in our most recent Annual Report on Form 10-K.

CODE OF ETHICS

              We and Ares Capital Management have each adopted a code of ethics pursuant to Rule 17j-1 under the Investment Company Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to each code may invest in securities for their personal investment accounts, including securities that may be purchased or held by us, so long as such investments are made in accordance with the code's requirements. Our code of ethics is filed as an exhibit to our registration statement of which this prospectus is a part. For information on how to obtain a copy of the code of ethics, see "Available Information" below.

PROXY VOTING POLICIES AND PROCEDURES

              SEC-registered advisers that have the authority to vote (client) proxies (which authority may be implied from a general grant of investment discretion) are required to adopt policies and procedures reasonably designed to ensure that the adviser votes proxies in the best interests of its clients. Registered advisers also must maintain certain records on proxy voting. In most cases, we invest in securities that do not generally entitle us to voting rights in our portfolio companies. When we do have voting rights, we delegate the exercise of such rights to Ares Capital Management. Ares Capital Management's proxy voting policies and procedures are summarized below:

              In determining how to vote, officers of our investment adviser consult with each other and other investment professionals of Ares, taking into account our and our investors' interests as well as any potential conflicts of interest. Our investment adviser consults with legal counsel to identify potential conflicts of interest. Where a potential conflict of interest exists, our investment adviser may, if it so elects, resolve it by following the recommendation of a disinterested third party, by seeking the direction of our independent directors or, in extreme cases, by abstaining from voting. While our investment adviser may retain an outside service to provide voting recommendations and to assist in analyzing votes, our investment adviser will not delegate its voting authority to any third party.

              An officer of Ares Capital Management keeps a written record of how all such proxies are voted. Our investment adviser retains records of (a) proxy voting policies and procedures, (b) all proxy statements received (or it may rely on proxy statements filed on the SEC's EDGAR system in lieu thereof), (c) all votes cast, (d) investor requests for voting information and (e) any specific documents prepared or received in connection with a decision on a proxy vote. If it uses an outside service, our investment adviser may rely on such service to maintain copies of proxy statements and records, so long as such service will provide a copy of such documents promptly upon request.

              Our investment adviser's proxy voting policies are not exhaustive and are designed to be responsive to the wide range of issues that may be subject to a proxy vote. In general, our investment adviser votes our proxies in accordance with these guidelines unless: (a) it has determined otherwise due to the specific and unusual facts and circumstances with respect to a particular vote, (b) the subject matter of the vote is not covered by these guidelines, (c) a material conflict of interest is present or (d) our investment adviser finds it necessary to vote contrary to its general guidelines to maximize stockholder value or the best interests of Ares Capital. In reviewing proxy issues, our investment adviser generally uses the following guidelines:

              Elections of Directors:    In general, our investment adviser will vote proxies in favor of the management-proposed slate of directors. If there is a proxy fight for seats on a portfolio company's board of directors, or our investment adviser determines that there are other compelling reasons for withholding our vote, it will determine the appropriate vote on the matter. Our investment adviser may withhold votes for directors when it (a) believes a direct conflict of interest exists between the interests of the director and the stockholders, (b) concludes that the actions of the director are unlawful, unethical or negligent or (c) believes the board is entrenched in or dealing inadequately with performance problems, and/or acting with insufficient independence between the board and management. Finally, our investment adviser may withhold votes for directors of non-U.S. issuers where there is insufficient information about the nominees disclosed in the proxy statement.

              Appointment of Auditors:    We believe that a portfolio company remains in the best position to choose its independent auditors and our investment adviser will generally support management's recommendation in this regard.

              Changes in Capital Structure:    Changes in a portfolio company's charter or bylaws may be required by state or federal regulation. In general, our investment adviser will cast our votes in accordance with the management on such proposals. However, our investment adviser will consider carefully any proposal regarding a change in corporate structure that is not required by state or federal regulation.

              Corporate Restructurings, Mergers and Acquisitions:    We believe proxy votes dealing with corporate reorganizations are an extension of the investment decision. Accordingly, our investment adviser will analyze such proposals on a case-by-case basis and vote in accordance with its perception of our interests.

              Proposals Affecting Stockholder Rights:    We will generally vote in favor of proposals that give stockholders a greater voice in the affairs of a portfolio company and oppose any measure that seeks to limit such rights. However, when analyzing such proposals, our investment adviser will balance the financial impact of the proposal against any impairment of stockholder rights as well as of our investment in the portfolio company.

              Corporate Governance:    We recognize the importance of good corporate governance. Accordingly, our investment adviser will generally favor proposals that promote transparency and accountability within a portfolio company.

              Anti-Takeover Measures:    Our investment adviser will evaluate, on a case-by-case basis, any proposals regarding anti-takeover measures to determine the measure's likely effect on stockholder value dilution.

              Stock Splits:    Our investment adviser will generally vote with management on stock split matters.

              Limited Liability of Directors:    Our investment adviser will generally vote with management on matters that could adversely affect the limited liability of directors.

              Social and Corporate Responsibility:    Our investment adviser will review proposals related to social, political and environmental issues to determine whether they may adversely affect stockholder value. Our investment adviser may abstain from voting on such proposals where they do not have a readily determinable financial impact on stockholder value.

              Stockholders may obtain information regarding how we voted proxies with respect to our portfolio securities during the twelve-month period ended December 31, 2019 free of charge by making a written request for proxy voting information to our Investor Relations Department at Ares Capital Corporation, 245 Park Avenue, 44th Floor, New York, New York 10167, by calling us at (888) 818-5298 or on the SEC's website at www.sec.gov.

PRIVACY PRINCIPLES

              We endeavor to maintain the privacy of our recordholders and to safeguard their non-public personal information. The following information is provided to help you understand what personal information we collect, how we protect that information and why, in certain cases, we may share information with select other parties.

              Generally, we will not receive any non-public personal information about recordholders of our common stock, although certain of our recordholders' non-public information may become available to us. The non-public personal information that we may receive falls into the following categories:

  •
  information we receive from recordholders, whether we receive it orally, in writing or electronically. This includes recordholders' communications to us concerning their investment;

  •
  information about recordholders' transactions and history with us; and

  •
  other general information that we may obtain about recordholders, such as demographic and contact information such as address.

              We disclose non-public personal information about recordholders:

  •
  to our affiliates (such as our investment adviser and administrator) and their employees for everyday business purposes;

  •
  to our service providers (such as our accountants, attorneys, custodians, transfer agent, underwriters and proxy solicitors) and their employees, as is necessary to service recordholder accounts or otherwise provide the applicable service;

  •
  to comply with court orders, subpoenas, lawful discovery requests or other legal or regulatory requirements; or

  •
  as allowed or required by applicable law or regulation.

              When we share non-public recordholder personal information referred to above, the information is made available for limited business purposes and under controlled circumstances designed to protect our recordholders' privacy. We do not permit use of recordholder information for any non-business or marketing purpose, nor do we permit third parties to rent, sell, trade or otherwise release or disclose information to any other party.

              Our service providers, such as our investment adviser, administrator and transfer agent, are required to maintain physical, electronic, and procedural safeguards to protect recordholder non-public personal information, to prevent unauthorized access or use and to dispose of such information when it is no longer required.

              Personnel of affiliates may access recordholder information only for business purposes. The degree of access is based on the sensitivity of the information and on personnel need for the information to service a recordholder's account or comply with legal requirements.

              If a recordholder ceases to be a recordholder, we will adhere to the privacy policies and practices as described above. We may choose to modify our privacy policies at any time. Before we do so, we will notify recordholders and provide a description of our privacy policy.

              In the event of a corporate change in control resulting from, for example, a sale to, or merger with, another entity, or in the event of a sale of assets, we reserve the right to transfer non-public personal information of holders of our securities to the new party in control or the party acquiring assets.

OTHER

              We have designated a chief compliance officer and established a compliance program pursuant to the requirements of the Investment Company Act. We are periodically examined by the SEC for compliance with the Investment Company Act.

              We are required to provide and maintain a bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement. Furthermore, as a BDC, we are prohibited from protecting any director or officer against any liability to us or our stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office.

Compliance with the Sarbanes-Oxley Act of 2002 and The NASDAQ Global Select Market Corporate Governance Regulations

              The Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") imposes a wide variety of regulatory requirements on publicly held companies and their insiders. Many of these requirements affect us. The Sarbanes-Oxley Act has required us to review our policies and procedures to determine whether we comply with the Sarbanes-Oxley Act and the regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that we are in compliance therewith.

              In addition, The NASDAQ Global Select Market has adopted various corporate governance requirements as part of its listing standards. We believe we are in compliance with such corporate governance listing standards. We will continue to monitor our compliance with all future listing standards and will take actions necessary to ensure that we are in compliance therewith.

CUSTODIAN, TRANSFER AND DIVIDEND PAYING AGENT AND REGISTRAR

              Our securities are held under a custody agreement by U.S. Bank National Association. The address of the custodian is Corporate Trust Services, One Federal Street, 3rd Floor, Boston, MA 02110. Computershare acts as the transfer agent, dividend paying agent and registrar for our common stock. The principal business address of Computershare is 150 Royall Street, Canton, MA 02021.

 BROKERAGE ALLOCATION AND OTHER PRACTICES

              Since we generally acquire and dispose of our investments in privately negotiated transactions, we infrequently use brokers in the normal course of business.

              Subject to policies established by our board of directors, our investment adviser, Ares Capital Management, is primarily responsible for the execution of the publicly traded securities portion of our portfolio transactions and the allocation of brokerage commissions. Our investment adviser does not expect to execute transactions through any particular broker or dealer, but seeks to obtain the best net results for us, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm's risk and skill in positioning blocks of securities.

              While our investment adviser generally seeks reasonably competitive trade execution costs, we will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, our investment adviser may select a broker based partly upon brokerage or research services provided to our investment adviser and us and any other clients. In return for such services, we may pay a higher commission than other brokers would charge if our investment adviser determines in good faith that such commission is reasonable in relation to the services provided.

              We also pay brokerage commissions incurred in connection with open-market purchases pursuant to our dividend reinvestment plan.

              The aggregate amount of brokerage commissions paid by us during the three most recent fiscal years is $0.1 million.

PLAN OF DISTRIBUTION

              We may offer, from time to time, in one or more offerings or series, our common stock, preferred stock, debt securities, subscription rights to purchase shares of our common stock or warrants representing rights to purchase shares of our common stock, preferred stock or debt securities, or units comprised of any combination of the foregoing, in one or more underwritten public offerings, at-the-market offerings, negotiated transactions, block trades, best efforts or a combination of these methods. We may sell the securities through underwriters or dealers, directly to one or more purchasers, including existing stockholders in a rights offering, through agents or through a combination of any such methods of sale. In the case of a rights offering, the applicable prospectus supplement will set forth the number of shares of our common stock issuable upon the exercise of each right and the other terms of such rights offering. Any underwriter or agent involved in the offer and sale of the securities will be named in the applicable prospectus supplement. A prospectus supplement or supplements will also describe the terms of the offering of the securities, including: the purchase price of the securities and the proceeds we will receive from the sale; any over- allotment options under which underwriters may purchase additional securities from us; any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation; the public offering price; any discounts or concessions allowed or re-allowed or paid to dealers; and any securities exchange or market on which the securities may be listed. Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

              The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at prevailing market prices at the time of sale, at prices related to such prevailing market prices, or at negotiated prices, provided, however, that the offering price per share of our common stock, less any underwriting commissions or discounts, must equal or exceed the net asset value per share of our common stock at the time of the offering except (a) in connection with a rights offering to our existing stockholders, (b) with the consent of the majority of our common stockholders or (c) under such circumstances as the SEC may permit. The price at which securities may be distributed may represent a discount from prevailing market prices.

              In connection with the sale of the securities, underwriters or agents may receive compensation from us or from purchasers of the securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities may be deemed to be underwriters under the Securities Act, and any discounts and commissions they receive from us and any profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified and any such compensation received from us will be described in the applicable prospectus supplement. The maximum aggregate commission or discount to be received by any member of FINRA or independent broker-dealer will not be greater than 8% of the gross proceeds of the sale of securities offered pursuant to this prospectus and any applicable prospectus supplement. We may also reimburse the underwriter or agent for certain fees and legal expenses incurred by it.

              Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the over-allotment option or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

              Any underwriters that are qualified market makers on the NASDAQ Global Market may engage in passive market making transactions in our common stock on the NASDAQ Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of our common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

              We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

              Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no trading market, other than our common stock, which is traded on The NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchanges, but we are not obligated to do so. We cannot guarantee the liquidity of the trading markets for any securities.

              Under agreements that we may enter, underwriters, dealers and agents who participate in the distribution of shares of our securities may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

              If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase our securities from us pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by us. The obligations of any purchaser under any such contract will be subject to the condition that the purchase of our securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject. The underwriters and such other agents will not have any responsibility in respect of the validity or performance of such contracts. Such contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such contracts.

              We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third parties in such sale transactions will be underwriters and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

              In order to comply with the securities laws of certain states, if applicable, our securities offered hereby will be sold in such jurisdictions only through registered or licensed brokers or dealers.

 LEGAL MATTERS

              The legality of the securities offered hereby will be passed upon for the Company by Kirkland & Ellis LLP, Los Angeles, California and New York, New York, and Venable LLP, Baltimore, Maryland. Certain legal matters in connection with the offering will be passed upon for the underwriters, if any, by the counsel named in the prospectus supplement.

 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

              KPMG LLP, located at 550 South Hope Street, Suite 1500, Los Angeles, California 90071, is the independent registered public accounting firm of the Company.

              The audited financial statements and the senior securities table of the Company included in this prospectus have been so included in reliance on the reports of KPMG LLP, an independent registered public accounting firm whose reports thereon are included elsewhere in this prospectus, given on the authority of said firm as experts in auditing and accounting.

 AVAILABLE INFORMATION

              We have filed with the SEC a registration statement on Form N-2, together with all amendments and related exhibits, under the Securities Act, with respect to the securities offered by this prospectus. The registration statement contains additional information about us and the securities being offered by this prospectus.

              We file with or submit to the SEC annual, quarterly and current periodic reports, proxy statements and other information meeting the informational requirements of the Exchange Act. This information is available free of charge by calling us collect at (310) 201-4200, by sending an e-mail to us at IRARCC@aresmgmt.com or on our website at www.arescapitalcorp.com. Information contained on our website is not incorporated into this prospectus and you should not consider such information to be part of this document. You also may inspect and copy these reports, proxy statements and other information, as well as the registration statement and related exhibits and schedules, after paying a duplicating fee, by sending a request by e-mail to publicinfo@sec.gov or by writing the SEC's Public Reference Branch, Office of Consumer Affairs and Information Services, Securities and Exchange Commission, Washington, D.C. 20549.

 INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

              This prospectus is part of a registration statement that we have filed with the SEC. The information incorporated by reference is considered to comprise a part of this prospectus from the date we file any such document. Any reports filed by us with the SEC subsequent to the date of this prospectus and before the date that any offering of any securities by means of this prospectus and any accompanying prospectus supplement is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

              We incorporate by reference into this prospectus our filings listed below and any future filings that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus until all of the securities offered by this prospectus and any accompanying prospectus supplement have been sold or we otherwise terminate the offering of those securities; provided, however, that information "furnished" under Item 2.02 or Item 7.01 of Form 8-K or other information "furnished" to the SEC which is not deemed filed is not incorporated by reference in this prospectus and any accompanying prospectus supplement. Information that we file with the SEC subsequent to the date of this prospectus will automatically update and may supersede information in this prospectus, any accompanying prospectus supplement and other information previously filed with the SEC.

              The prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC:

  •
  our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on February 12, 2020, including the information specifically incorporated by reference into Form 10-K from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 30, 2020;

  •
  our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 filed with the SEC on May 5, 2020 and August 4, 2020, respectively; and

  •
  our Current Reports on Form 8-K (other than information furnished rather than filed) filed with the SEC on January 2, 2020, January 15, 2020, January 27, 2020, February 3, 2020, March 31, 2020, June 16, 2020, June 24, 2020, July 15, 2020, August 10, 2020 and August 17, 2020.

              See "Available Information" below for information on how to obtain a copy of these filings.

$

2.150% Notes due 2026

PROSPECTUS SUPPLEMENT

BofA Securities
J.P. Morgan
SMBC Nikko
Wells Fargo Securities

February     , 2021